Exhibit 10.11

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of October 6, 2017,

among

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

and

CEOC, LLC,

as Borrower,

THE LENDERS PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent,

CREDIT SUISSE SECURITIES (USA) LLC

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.

and

UBS SECURITIES LLC

as Joint Bookrunners,

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agent,

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Documentation Agent

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D-1	Form of Mortgage
Exhibit D-2	Form of Leasehold Mortgage
Exhibit D-3	Form of Deed of Trust
Exhibit D-4	Form of Leasehold Deed of Trust
Exhibit E	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit F	Form of Discounted Prepayment Option Notice
Exhibit G	Form of Lender Participation Notice
Exhibit H	Form of Discounted Voluntary Prepayment Notice
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Global Intercompany Note
Exhibit K	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit L	Form of Collateral Agreement
Exhibit M	Form of Subsidiary Guarantee Agreement
Exhibit N	Form of First Lien Intercreditor Agreement

Exhibit O	Form of Second Lien Intercreditor Agreement
Exhibit P	Form of Release Agreement
Exhibit Q	Form of Master Lease (CPLV)
Exhibit R	Form of Master Lease (Non-CPLV)
Exhibit S	Form of MLSA (CPLV)
Exhibit T	Form of MLSA (Non-CPLV)
Exhibit U	Form of Master Lease Intercreditor Agreement (CPLV)
Exhibit V	Form of Master Lease Intercreditor Agreement (Non-CPLV)

Schedule 1.01(A)	Existing Letters of Credit
Schedule 1.01(B)	Subsidiary Loan Parties
Schedule 1.01(C)	Undeveloped Land
Schedule 1.01(D)	Closing Date Unrestricted Subsidiaries
Schedule 1.01(E)	Emergence Restructuring Transactions
Schedule 2.01	Commitments
Schedule 3.01	Organization; Powers
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.07(a)	Mortgaged Properties
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.09	Litigation
Schedule 3.15	Employee Benefit Plans
Schedule 3.16	Environmental Matters
Schedule 3.22	Intellectual Property Rights
Schedule 3.25	Insurance
Schedule 4.02(b)	Local Counsel
Schedule 5.10	Post-Closing Items
Schedule 6.01	Existing Indebtedness
Schedule 6.02(a)	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.05	Dispositions
Schedule 6.06	Restricted Payments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

v

CREDIT AGREEMENT dated as of October 6, 2017 (this “Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the LENDERS party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties.

WHEREAS, on January 15, 2015, Caesars Entertainment Operating Company, Inc. and each other Debtor (as defined in the Plan of Reorganization) filed a voluntary petition for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) and each continued in the possession of its property and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

WHEREAS, on January 17, 2017, the Bankruptcy Court entered the Confirmation Order confirming the Debtors’ Third Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, filed on January 13, 2017, of Caesars Entertainment Operating Company, Inc., et al., Docket No. 6318-1 (as amended, modified or supplemented from time to time, the “Plan of Reorganization”).

WHEREAS, the Borrower is entering into this Agreement and the other Loan Documents and the other Restructuring Transactions (as defined in the Plan of Reorganization) in order to consummate the Plan of Reorganization, and, in connection therewith, the Borrower has requested the Lenders to extend credit in the form of (i) Term B Loans on the Closing Date, in an aggregate principal amount of $1,235.0 million and (ii) Revolving Facility Loans and Letters of Credit at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate Outstanding Amount at any time not to exceed $200.0 million.

WHEREAS, on or about the Closing Date, following the initial Borrowings hereunder, Caesars Entertainment Operating Company, Inc. will merge with and into CEOC, LLC with CEOC, LLC as the surviving entity pursuant to the CEOC Merger.

NOW, THEREFORE, the Lenders and the L/C Issuer are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted Eurocurrency Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided, that for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Association Interest Settlement Rates (or the successor thereto if the ICE Benchmark Association is no longer making a Eurocurrency Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Association (or the successor thereto if the ICE Benchmark Association is no longer making a Eurocurrency Rate available) as an authorized vendor for the purpose of displaying such rates). Any change in such rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Eurocurrency Rate, as the case may be.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan, in each case denominated in Dollars.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acceptable Discount” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Acceptance Date” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Accepting Lender” shall have the meaning assigned to such term in Section 2.11(e).

“Act of Terrorism” shall mean an act of any person directed towards the overthrowing or influencing of any government de jure or de facto, or the inducement of fear in or the disruption of the economic system of any society, by force or by violence, including (i) the hijacking or destruction of any conveyance (including an aircraft, vessel, or vehicle), transportation infrastructure or building, (ii) the seizing or detaining, and threatening to kill, injure, or continue to detain, or the assassination of, another individual, (iii) the use of any (a) biological agent, chemical agent, or nuclear weapon or device, or (b) explosive or firearm, with intent to endanger, directly or indirectly, the safety of one or more individuals or to cause substantial damage to property and (iv) a credible threat, attempt, or conspiracy to do any of the foregoing.

“Additional Lease” shall mean any lease entered into for the purpose of Borrower or any of its Subsidiaries to acquire the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of gaming, hotel, entertainment or retail facilities or other facilities related to activities ancillary to or supportive of the business of the Borrower and its subsidiaries.

“Additional Master Lease” shall mean any Additional Lease that is not materially less favorable to the Borrower and/or its Subsidiaries than the Master Lease and is entered into between the Borrower and/or one of its Subsidiaries and the Master Lease Landlord or any Affiliate of the Master Lease Landlord.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).

“Adjusted Eurocurrency Rate” shall mean, (a) with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to the greater of (x) the EURIBO Rate in effect for such Interest Period and (y) 0.00%, (b) with respect to any Eurocurrency Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to the greater of (x) the CDO Rate in effect for such Interest Period and (y) 0.00% and (c) with respect to any other Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (x) (a) the Eurocurrency Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and (y) 0.00%.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.23(a).

“Agent Parties” shall have the meaning assigned to such term in Section 9.17.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

“All-in Yield” shall mean, as to any Loans (or other loans, if applicable), the yield thereon payable to all Lenders (or other lenders, as applicable) providing such Loans (or other loans, if applicable) or in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans (or other loans, if applicable)); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees (unless such fees are paid to Lenders (or other lenders) generally in syndication of such Loans (or other loans, if applicable)) and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Currency” shall mean (i) with respect to any Letter of Credit, Canadian Dollars, Euros, Pounds Sterling, Japanese Yen and any other currency other than Dollars as may be acceptable to the Administrative Agent and the applicable L/C Issuer with respect thereto in their sole discretion and (ii) with respect to any Loan, Canadian Dollars, Euros, Pounds Sterling, Japanese Yen and any currency other than Dollars that is approved in accordance with Section 1.08.

“Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Loan” shall mean any Loan denominated in an Alternate Currency.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.24(b).

“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of the USA PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), as amended from time to time and any successors thereto.

“Apollo” shall mean, collectively, Apollo Management VI, L.P. and other affiliated co-investment partnerships.

“Applicable Commitment Fee” shall mean, for any day, (i) 0.50% per annum; provided, that on and after each Adjustment Date occurring from and after delivery of the financial statements and certificates required by Section 5.04 upon the completion of one full fiscal quarter of the Borrower after the Closing Date, the “Applicable Commitment Fee” will be determined pursuant to the Pricing Grid or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Discount” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan, (ii) with respect to any Initial Revolving Loan, 2.00% per annum in the case of any Eurocurrency Loan and 1.00% per annum in the case of any ABR Loan; provided, however, that on and after each Adjustment Date occurring from and after delivery of the financial statements and certificates required by Section 5.04 upon the completion of one full fiscal quarter of the Borrower after the Closing Date, the “Applicable Margin” with respect to any Initial Revolving Loan will be determined pursuant to the Pricing Grid. The Applicable Margin for any Other Term Loans and Other Revolving Loans shall be as set forth in the applicable Incremental Assumption Agreement.

“Applicable Period” shall mean an Excess Cash Flow Period.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Arrangers” shall mean, collectively, the Joint Lead Arrangers and the Joint Bookrunners.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) of any asset or assets of the Borrower or any Subsidiary to any Person that is not a Loan Party or a Subsidiary thereof.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.05(b).

“Auto-Reinstatement Letter of Credit” shall have the meaning assigned to such term in Section 2.05(b).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments under any Revolving Facility, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date with respect to such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit under such Revolving Facility, the date of termination in full of the Revolving Facility Commitments of such Class.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Revolving Facility at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment under such Revolving Facility of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure under such Revolving Facility of such Revolving Facility Lender at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank RSA” shall mean that certain Second Amended Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., CEC, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and the lenders party thereto, as amended, modified or supplemented from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals to this Agreement.

“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of the term “Cumulative Credit.”

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity. The Board of Directors of the Borrower may include the Board of Directors of any direct or indirect parent of the Borrower.

“Bona Fide Debt Fund” shall mean (i) commercial or corporate banks and (ii) any funds which principally hold passive investments in portfolios of commercial loans or debt securities for investment purposes in the ordinary course of business.

“Borrower” shall mean (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

“Borrower Material Adverse Effect” shall mean, with respect to the Borrower, any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries, taken as a whole, or (b) the ability of the Borrower to consummate the Transactions; provided, however, that, for the purposes of clause (a), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (i) changes generally affecting the economy, financial or securities markets; (ii) the announcement of the Transactions (including, for the avoidance of doubt, the announcement of the Plan of Reorganization and the Restructuring Transactions (as contemplated, described and defined in the Plan of Reorganization)) and the Borrower’s compliance with the terms and conditions of the Commitment Letter, the Plan of Reorganization and the transactions contemplated hereby and thereby; (iii) any change in GAAP or applicable law (other than a change in Gaming Law prohibiting or substantially restricting gaming activities of the Borrower and its Subsidiaries which are currently permitted); (iv) any outbreak or escalation of war or any act of terrorism; (v) the failure, in and of itself, to meet internal or published projections, forecasts, budgets, or revenue, sales or earnings predictions for any period (but not the facts or circumstances underlying or contributing to any such failure); (vi) any threatened or pending claim, action, suit, litigation or proceeding relating to the Transactions that is released and discharged, as of the Closing Date, in connection with the Transactions; or (vii) general conditions (or changes therein) in the travel, hospitality or gaming industries; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i), (iii), (iv) or (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a materially disproportionate effect on the Borrower and its Subsidiaries, taken as a whole compared to other participants in the industries in which the Borrower and its Subsidiaries conduct their businesses.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a group of Loans of a single Type in a single currency under a single Facility and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $5,000,000.

“Borrowing Multiple” shall mean $1,000,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (a) any day on which banks are not open for dealings in deposits in Dollars in the London interbank market (if such Eurocurrency Loan is denominated in Dollars) and (b) any day that is a Target Day (if such Eurocurrency Loan is denominated in Euro) and, when used in connection with any Revaluation Date or determining any date on which any amount is to be paid or made available in an Alternate Currency other than Euro, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternate Currency.

“Canadian Dollars” shall mean the lawful currency of Canada.

“Capital Expenditures” shall mean, for any person in respect of any period, (a) the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Lease Obligations) incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person and (b) Capitalized Software Expenditures.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that (a) obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (i) initially were not included on the consolidated balance sheet of the Borrower as capital lease obligations and were subsequently recharacterized as capital lease obligations or long-term financial obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations or long-term financial obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (ii) did not exist on the Closing Date and were required to be characterized as capital lease obligations or long-term financial obligations but would not have been required to be treated as capital lease obligations or long-term financial obligations on the Closing Date had they existed at that time, (b) each Master Lease and (c) each Additional Lease, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Cash Collateralize” shall have the meaning assigned to such term in Section 2.05(g).

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any debt issuance costs, commissions, financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, and the expensing of any bridge, commitment or other financing fees, including those paid in connection with the Transactions or upon entering into a Permitted Receivables Financing or any amendment of this Agreement and (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements.

“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is an Agent, an Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.

“CDO Rate” shall mean for the relevant Interest Period, the Canadian deposit offered rate which in turn means on any day, the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any manifest error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then such rate on that day shall be calculated as the average of the rate quotes for Canadian Dollar-denominated bankers’ acceptances for the applicable interest period received by the Administrative Agent as of 10:00 a.m. Toronto local time on such day from one or more banks of recognized standing selected by it; or if such day is not a Business Day, then as received by the Administrative Agent on the immediately preceding Business Day; provided, that if the CDO Rate at any time calculated in accordance with the foregoing would be less than 0%, the CDO Rate shall be deemed to be 0% for the purposes of this Agreement.

“CEC” means Caesars Entertainment Corporation, a Delaware corporation, together with its successors and assigns.

“CEOC Merger” shall mean the merger of Caesars Entertainment Operating Company, Inc. with and into CEOC, LLC on or about the Closing Date, with CEOC, LLC surviving such merger as the sole Borrower.

“CES Agreements” means (a) the Second Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of October 6, 2017, by and among Caesars Enterprise Services, LLC, Caesars Entertainment Operating Company, Inc., Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holding, LLC, Caesars License Company, LLC, and Caesars World LLC and (b) the Second Amended and Restated Limited Liability Company Agreement of Caesars Enterprise Services, LLC, dated as of January 14, 2015, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (including, without limitation, in connection with the assignment, distribution or other transfer thereof to CEC or any subsidiary of CEC).

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

A “Change in Control” shall be deemed to occur if:

(a) at any time, a “change of control” (or similar event) shall occur under any indenture or credit agreement governing any Junior Financing constituting Material Indebtedness; or

(b) any combination of Permitted Holders in the aggregate shall fail to have the power, directly or indirectly, to vote or direct the voting of Equity Interests representing at least a majority of the ordinary voting power for the election of directors of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change in Control if,

(i) at any time prior to a Qualified IPO, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate a majority of the Board of Directors of the Borrower at such time or (B) any combination of Permitted Holders in the aggregate own, directly or indirectly, a majority of the ordinary voting Equity Interests of the Borrower at such time, or

(ii) at any time upon or after a Qualified IPO, no person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any combination of the Permitted Holders, shall have acquired beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) of more than the greater of (x) 35% on a fully diluted basis of the ordinary voting Equity Interests in the Borrower and (y) the percentage of the ordinary voting Equity Interests in the Borrower owned, directly or indirectly, in the aggregate by the Permitted Holders on a fully diluted basis.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirement and directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented, but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital or liquidity adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other similarly situated borrowers of loans under United States of America credit facilities.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Term B Loans, Other Term Loans having the same terms, Initial Revolving Loans or Other Revolving Loans having the same terms; and (b) when used in reference to any Commitment, refers to whether such Commitment is in respect of a commitment to make Term B Loans, Other Term Loans having the same terms, Initial Revolving Loans or Other Revolving Loans having the same terms. Other Term Loans, or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean October 6, 2017.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties.

“Collateral Agreement” shall mean the Collateral Agreement substantially in the form of Exhibit L, dated as of the Closing Date, among the Borrower, each Subsidiary Loan Party and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g) and Schedule 5.10):

(a) on the Closing Date, the Collateral Agent shall have received (x) from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement and (y) from each Subsidiary Loan Party, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests owned on the Closing Date directly by the Loan Parties, other than Excluded Securities and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) on the Closing Date and at all times thereafter, all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $25.0 million (other than (A) intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to a Loan Party, other than Excluded Securities, shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (ii) the Collateral Agent shall have received all such promissory notes or instruments required to be delivered pursuant to the applicable Security Documents, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, subject to Section 5.10(g), the Collateral Agent shall have received (i) a supplement to the Collateral Agreement and the Subsidiary Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, in the form specified therein or otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e) after the Closing Date, (i) all the outstanding Equity Interests in (A) any person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.10(g), all the Equity Interests that are directly acquired by a Loan Party after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f) on the Closing Date and at all times thereafter, except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) (x) as soon as practicable after the Closing Date but in no event later than 90 days after the Closing Date with respect to the Mortgaged Properties set forth on Schedule 3.07(a) (or such later date as the Collateral Agent may agree in its reasonable discretion) and (y) within the time periods set forth in, and solely to the extent required by, Section 5.10(c), 5.10(d), 5.10(h) or 5.11 with respect to the Mortgaged Properties encumbered pursuant to said Section 5.10(c), 5.10(d), 5.10(h) or 5.11, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing and (ii) such other documents including, but not limited to, any consents, agreements and confirmations of third parties, as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(h) with respect to each Mortgage delivered pursuant to clause (g) above, the Collateral Agent shall have received (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property on which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Subsidiary Loan Party relating thereto), (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02 (including, without limitation, flood insurance policies), each of which shall (A) be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured, (C) in the case of flood insurance, (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (3) provide that the insurer will give the Collateral Agent forty-five (45) days’ written notice of cancellation (or such shorter period acceptable to the Administrative Agent) and (4) otherwise be in form and substance reasonably satisfactory to the Administrative Agent, (iii) to the extent required to mortgage a leasehold interest in Real Property that must be mortgaged pursuant to the terms of this Agreement and to the extent reasonably required by the Administrative Agent, estoppel and consent agreements executed by each of the lessors of such leased Real Property, along with (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (B) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (C) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent, provided, that the Borrower and the Subsidiaries shall be deemed to have complied with the requirements of this clause (iii) if the Borrower and the Subsidiaries will have provided the Administrative Agent with an officer’s certificate confirming that the Borrower and the Subsidiaries have made commercially reasonable efforts to fulfill the aforementioned requirements, (iv) opinions addressed to the Administrative Agent and the Collateral Agent for its benefit and for the benefit of the Secured Parties of (A) local counsel for the Borrower in each jurisdiction where the Mortgaged Property is located with respect to the enforceability of the Mortgages and other matters customarily included in such opinions and (B) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Administrative Agent, (v) a policy or policies or marked-up unconditional binder of title insurance, as applicable, paid for by the Borrower or the Subsidiaries or a Parent Entity, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage to be entered into on the Closing Date or thereafter in accordance with Sections 5.10(c), 5.10(d), 5.10(h) and 5.11 as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available or, in lieu of such zoning endorsements, where available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, a zoning report from a recognized vendor or a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent), coinsurance and reinsurance as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, (vi) if the finalization of the title insurance policies pursuant to clause (v) hereof and the Surveys (as hereinafter defined) pursuant to clause (vii) hereof occurs after delivery of any Mortgage pursuant to clause (g), then, to the extent required to correct and/or confirm the Mortgaged Property encumbered by such Mortgage is consistent with that so insured and surveyed and/or confirm the Collateral Agent’s mortgage lien on and security interests in such Mortgaged Property, (A) an amendment to any such applicable Mortgage (or to the extent required, a new Mortgage) duly authorized, executed and acknowledged, in recordable form and otherwise in form and substance reasonably acceptable to the Administrative Agent with respect to each such applicable Mortgaged Property and (B) such other documents, including, but not limited to, any supplemental consents, agreements and/or confirmations of third parties, and supplemental local counsel opinions, as Collateral Agent may reasonably request in order to effectuate the same, and (vii) to the extent required by the title insurance company to remove the survey exception from any title policy delivered pursuant to clause (v) above and to issue a survey endorsement for any title policy delivered pursuant to clause (v) above, a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent), as applicable, for which all necessary fees (where applicable) have been paid (such surveys, collectively, the “Surveys”). Any such Surveys shall, to the extent required by the title insurance company, be certified to the Borrower, Collateral Agent and the title insurance company, and shall meet minimum standard detail requirements for ALTA/ACSM Land Title Surveys in all material respects and shall be sufficient and satisfactory to the title insurance company so as to enable the title insurance company to issue coverage over all general survey exceptions and to issue all endorsements reasonably requested by Collateral Agent. All such Surveys shall be dated (or redated) not earlier than six months prior to the date of delivery thereof (unless otherwise acceptable to the title insurance company issuing the title insurance);

(i) on the Closing Date, the Collateral Agent shall have received evidence of the insurance required by Section 5.02(a); and

(j) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Sections 5.10 and 5.11, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Sections 5.10 and 5.11.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitment Letter” shall mean that certain Amended and Restated Commitment Letter dated as of February 17, 2017, by and among Caesars Entertainment Operating Company, Inc., Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., UBS Securities LLC and UBS AG, Stamford Branch.

“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender;

provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, unless the designation of such Conduit Lender is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of Conduit Lender and provided that that designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.

“Confirmation Order” shall mean that certain order of the Bankruptcy Court dated January 17, 2017, Docket No. 6334, (x) confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code, (y) authorizing the Debtors to enter into and perform all documents to effectuate the Plan of Reorganization (including an agreement releasing the Arrangers and the Lenders effective as of the effective date of the Plan of Reorganization in a manner similar to the release of the “Released Parties” under the Plan of Reorganization) and (z) authorizing the Debtors to pay any fees in connection with the syndication of the Facilities, as the same may amended, modified, supplemented or waived.

“Consolidated Debt” shall mean, at any date of determination, the aggregate amount of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to the Borrower and its Subsidiaries for any period, the aggregate of the Net Income of the Borrower and its Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Borrower, any Subsidiary or any Parent Entity, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions and the Emergence Restructuring Transactions (including any costs relating to auditing prior periods, transition-related expenses, and Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,

(iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Agreements or other derivative instruments shall be excluded,

(v) (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary of such referent person) in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or the Emergence Restructuring Transactions or any consummated acquisition, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles adjustments arising pursuant to GAAP, shall be excluded,

(ix) any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x) accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded,

(xii) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(xiii) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,

(xiv) (1) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded, and (2) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period),

(xv) without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b)(y) shall be included as though such amounts had been paid as income taxes directly by such person for such period,

(xvi) non-cash charges for deferred tax asset valuation allowances shall be excluded;

(xvii) effects of fresh start accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) required or permitted by GAAP, resulting from the application of fresh start accounting in relation to the Transactions shall be included; and

(xviii) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under any Master Lease or any Additional Lease in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under any Master Lease or any Additional Lease not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of any Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to any Master Lease or any Additional Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the consolidated Subsidiaries without giving effect to any amortization of the amount of intangible assets since December 31, 2016, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or disposition of a person or assets that have occurred on or after the last day of such fiscal quarter.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covenant Resumption Date” shall have the meaning assigned to such term in the definition of “Covenant Suspension Period.”

“Covenant Suspension Period” shall mean the period commencing on the date of any Qualifying Act of Terrorism and continuing until (and including) the last day of the second full fiscal quarter following the fiscal quarter in which the Qualifying Act of Terrorism occurs; provided, however, that if a separate and distinct Qualifying Act of Terrorism occurs during any Covenant Suspension Period, such Covenant Suspension Period shall continue until (and including) the last day of the second full fiscal quarter following the fiscal quarter in which such subsequent Qualifying Act of Terrorism shall occur. Notwithstanding the foregoing, the Borrower may, in its sole discretion, elect that any Covenant Suspension Period end on any date prior to the date that such Covenant Suspension Period would otherwise end absent such election. The first day following the end of the Covenant Suspension Period is the “Covenant Resumption Date.”

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch, in its individual capacity, together with its other branches and affiliates, and its successors.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication (and without duplication of amounts that otherwise increased the amount available for Investments pursuant to Section 6.04):

(a) the greater of $60.0 million and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus:

(b) an amount (which amount shall not be less than zero) equal to the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c) the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x), (y) or (z) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash) from the sale of Equity Interests in the Borrower or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and common Equity Interests in the Borrower issued upon conversion of Indebtedness of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, Excluded Debt Contributions and the proceed thereof, Excluded RP Contributions and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of EBITDA and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b)(i)(C), plus

(e) 100% of the aggregate amount of contributions to the common capital of the Borrower received in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above), plus

(f) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrower or any Parent Entity, plus

(g) 100% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary) after the Closing Date from:

(A) the sale (other than to the Borrower or any Subsidiary) of the Equity Interests in an Unrestricted Subsidiary, or

(B) any dividend or other distribution by an Unrestricted Subsidiary, plus

(h) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i) the aggregate amount of any Declined Proceeds (excluding any Declined Proceeds applied to make Restricted Payments pursuant to Section 6.06(k)), plus

(j) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(ii) after the Closing Date prior to such time, minus

(k) any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) after the Closing Date prior to such time, minus

(l) any amounts thereof used to make Restricted Payments pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(m) any amounts thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(E) after the Closing Date prior to such time (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (c) above).

provided, however, for purposes of Section 6.06(e) and Section 6.09(b)(i)(E), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clause (k) above.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount (which shall not be less than zero in the aggregate) determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(vi) of the definition of such term.

“Debt Fund Affiliate Lender” shall mean entities managed by the Affiliates of the Borrower or funds advised by their respective affiliated management companies that are primarily engaged in, or advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or its Subsidiaries has the right to make any investment decisions.

“Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense of the Borrower and the Subsidiaries for such period plus scheduled principal amortization of Consolidated Debt of the Borrower and the Subsidiaries for such period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” shall have the meaning assigned to such term in the Plan of Reorganization.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.11(e).

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Development Expenses” shall mean, without duplication, the aggregate principal amount, not to exceed $500.0 million (less the amount of Indebtedness outstanding under Section 6.01(z) at such time) at any time, of (a) outstanding Indebtedness incurred after the Closing Date, the proceeds of which, at the time of determination, as certified by a Responsible Officer of the Borrower, are pending application and are required or intended to be used to fund and (b) amounts spent after the Closing Date (whether funded with the proceeds of Indebtedness, cash flow or otherwise) to fund, in each case, (i) Expansion Capital Expenditures of the Borrower or any Subsidiary, (ii) a Development Project or (iii) interest, fees or related charges with respect to such Indebtedness; provided that (A) the Borrower or the Subsidiary or other person that owns assets subject to the Expansion Capital Expenditure or Development Project, as applicable, is diligently pursuing the completion thereof and has not at any time ceased construction of such Expansion Capital Expenditure or Development Project, as applicable, for a period in excess of 90 consecutive days (other than as a result of a force majeure event or inability to obtain requisite gaming approvals or other governmental authorizations, so long as, in the case of any such gaming approvals or other governmental authorizations, the Borrower or a Subsidiary or other applicable person is diligently pursuing such gaming approvals or governmental authorizations), (B) no such Indebtedness or funded costs shall constitute Development Expenses with respect to an Expansion Capital Expenditure or a Development Project from and after the end of the first full fiscal quarter after the completion of construction of the applicable Expansion Capital Expenditure or Development Project or, in the case of a Development Project or Expansion Capital Expenditure that was not open for business when construction commenced, from and after the end of the first full fiscal quarter after the date of opening of such Development Project or Expansion Capital Expenditure, if earlier, and (C) in order to avoid duplication, it is acknowledged that to the extent that the proceeds of any Indebtedness referred to in clause (a) above have been applied (whether for the purposes described in clauses (i), (ii) or (iii) above or any other purpose), such Indebtedness shall no longer constitute Development Expenses under clause (a) above (it being understood, however, that any such application in accordance with clauses (i), (ii) or (iii) above shall, subject to the other requirements and limitations of this definition, constitute Development Expenses under clause (b) above).

“Development Project” shall mean Investments, directly or indirectly, (a) in any joint ventures or Unrestricted Subsidiaries in which the Borrower or any of its Subsidiaries, directly or indirectly, has control or with whom it has a management, development or similar contract and, in the case of a joint venture, in which the Borrower or any of its Subsidiaries owns (directly or indirectly) at least 25% of the Equity Interest in such joint venture, or (b) in, or expenditures with respect to, casinos and “racinos” or persons that own casinos or “racinos” (including casinos and “racinos” in development or under construction that are not presently open or operating with respect to which the Borrower or any of its Subsidiaries has (directly or indirectly through subsidiaries) entered into a management, development or similar contract and such contract remains in full force and effect at the time of such Investment), in each case, used to finance, or made for the purpose of allowing such joint venture, Unrestricted Subsidiary, casino or “racino”, as the case may be, to finance, the purchase, development, construction or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that develops, adds to or significantly improves the property of such joint venture, Unrestricted Subsidiary, casino or “racino” and assets ancillary or related thereto (including, without limitation, hotels, restaurants and other similar projects), or the construction and development of a casino, “racino” or assets ancillary or related thereto (including, without limitation, hotels, restaurants and other similar projects) and including Pre-Opening Expenses with respect to such joint venture, Unrestricted Subsidiary, casino or “racino”.

“Discharged Indebtedness” shall mean Indebtedness that has been defeased (pursuant to a contractual or legal defeasance) or discharged pursuant to the prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof); provided, however, that (i) the Indebtedness shall be deemed Discharged Indebtedness if the payment or deposit of all amounts required for defeasance or discharge or redemption thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied within 95 days after such prepayment or deposit and (ii) such deposited funds shall be excluded from the calculation of Unrestricted Cash; provided, further, however, that if the conditions referred to in clause (i) of the immediately preceding proviso are not satisfied within 95 days after such prepayment or deposit, such Indebtedness shall cease to constitute Discharged Indebtedness after such 95-day period.

“Discount Range” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Prepayment Option Notice” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Voluntary Prepayment” shall have the meaning assigned to such term in Section 2.11(g)(i).

“Discounted Voluntary Prepayment Notice” shall have the meaning assigned to such term in Section 2.11(g)(v).

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualification” means, with respect to any Lender:

(a) the failure of that person timely to file pursuant to applicable Gaming Laws:

(i) any application requested of that person by any Gaming Authority in connection with any licensing required of that person as a lender to the Borrower; or

(ii) any required application or other papers in connection with determination of the suitability or qualification of that person as a lender to the Borrower;

(b) the withdrawal by that person (except where requested or permitted by the Gaming Authority without prejudice) of any such application or other required papers;

(c) any finding by a Gaming Authority that there is reasonable cause to believe that such person may be found unqualified or unsuitable; or

(d) any final determination by a Gaming Authority pursuant to applicable Gaming Laws:

(i) that such person is “unsuitable” or not qualified as a lender to the Borrower;

(ii) that such person shall be “disqualified” as a lender to the Borrower; or

(iii) denying the issuance to that person of any license or other approval or waiver required under applicable Gaming Laws to be held by all lenders to the Borrower.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests in such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the latest Term Facility Maturity Date in effect on the date of issuance and (y) the date on which the Loans and all other Loan Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable, so accrue dividends, or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests in such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Documentation Agent” shall mean Credit Suisse Securities (USA) LLC.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) otherwise reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, federal, state, franchise, property, excise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication, any Tax Distributions taken into account in calculating Consolidated Net Income,

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and the Subsidiaries for such period),

(iii) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including, without limitation, the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, New Project, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (w) such fees, expenses or charges related to this Agreement, (x) any amendment or other modification of the Obligations or other Indebtedness, (y) any “additional interest” with respect to any Indebtedness permitted hereunder and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(v) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) and, in each case, expected to be achieved, completed or realized within 24 months, in the good faith determination of the Borrower,

(vi) any other non-cash charges; provided, that, for purposes of this subclause (vi) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vii) the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid in accordance with Section 6.07 (or any accruals related to such fees and related expenses) during such period,

(viii) the amount of loss on sale of receivables and related assets to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing,

(ix) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of any Loan Party solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit,

(x) any deductions (less any additions) attributable to minority interests except, in each case, to the extent of cash paid or received, and

(xi) Pre-Opening Expenses,

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

Notwithstanding anything to the contrary contained herein, EBITDA shall be deemed to be $106.0 million for the fiscal quarter ended on September 30, 2016; $100.0 million for the fiscal quarter ended on December 31, 2016; $105.0 million for the fiscal quarter ended on March 31, 2017; and $104.0 million for the fiscal quarter ended on June 30, 2017. For purposes of determining EBITDA for any Test Period that includes any period occurring prior to the Closing Date, EBITDA for each fiscal quarter ending after the Closing Date shall be calculated on a Pro Forma Basis giving effect to the Transactions, including giving effect to the Master Leases as if each Master Lease had been in effect during such period.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Emergence Restructuring Transactions” shall mean (i) the transactions described on Schedule 1.01(E), (ii) the CEOC Merger and (iii) any transactions undertaken in good faith by the Borrower and the Subsidiaries in connection with the implementation of the foregoing.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to human health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (i) with respect to a Plan, the provision of security pursuant to Section 206(g) of ERISA; or (j) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Escrowed Indebtedness” shall mean Indebtedness issued in escrow pursuant to customary escrow arrangements pending the release thereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate per annum equal to the Banking Federation of the European Union EURIBO Rate (“BFEA EURIBOR”), as published by Reuters (or another commercially available source providing quotations of BFEA EURIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Target Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBO Rate” for such Interest Period shall be the Interpolated Rate.

“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to the ICE Benchmark Administration LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent in accordance with market practice from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the Interpolated Rate.

“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and the Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication, (A):

(a) Debt Service for such Applicable Period,

(b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Loans, which shall be the subject of Section 2.11(c)) and the amount of any voluntary prepayments of revolving Indebtedness (other than any voluntary prepayment of the Revolving Facility Loans, which shall be the subject of Section 2.11(c)) to the extent accompanied by permanent reductions of any revolving facility commitments during such Applicable Period, so long as the amount of such prepayment is not already reflected in Debt Service,

(c) (i) Capital Expenditures and New Project expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder less any amounts received in respect thereof in cash as a return of capital,

(d) Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make or otherwise anticipated to make payments with respect thereto but that are not made during such Applicable Period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures and the delivery of the related equipment or Permitted Business Acquisitions, New Project expenditures or other permitted Investments are expected to be made in the following Applicable Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e) Taxes (and, without duplication, Tax Distributions) paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f) an amount equal to any increase in Working Capital of the Borrower and the Subsidiaries for such Applicable Period,

(g) cash expenditures made in respect of Swap Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h) permitted Restricted Payments made in cash by the Borrower during such Applicable Period and permitted Restricted Payments made by any Subsidiary to any person other than the Borrower or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Section 6.06(e), except to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower or any Subsidiary),

(i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and the Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrower and the Subsidiaries or did not represent cash received by the Borrower and the Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication, (B):

(l) an amount equal to any decrease in Working Capital for such Applicable Period,

(m) all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(n) to the extent any permitted Capital Expenditures referred to in clause (A)(d) above and the delivery of the related equipment do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures that were not so made in such following Applicable Period,

(o) cash payments received in respect of Swap Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(p) any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)),

(q) to the extent deducted in the computation of EBITDA, cash interest income, and

(r) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Debt Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by the Borrower in good faith) received by the Borrower after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests in the Borrower, in each case designated as Excluded Debt Contributions pursuant to a certificate of a Responsible Officer of the Borrower on or promptly after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10(g).

“Excluded RP Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by the Borrower in good faith) received by the Borrower after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests in the Borrower, in each case designated as Excluded RP Contributions pursuant to a certificate of a Responsible Officer of the Borrower on or promptly after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be.

“Excluded Securities” shall mean any of the following:

(a) any Equity Interests or Indebtedness with respect to which the Collateral Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;

(b) in the case of any pledge of voting Equity Interests in any Foreign Subsidiary or FSHCO (in each case, that is owned directly by a Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Equity Interests of such class;

(c) any Equity Interests or Indebtedness to the extent and for so long as the pledge thereof would be prohibited by any Requirement of Law (including any Gaming Laws);

(d) any Equity Interests in any person that is not a Wholly-Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) (other than, in this subclause (A)(ii), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly-Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly-Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);

(e) any Equity Interests in any Immaterial Subsidiary, any Unrestricted Subsidiary, any Special Purpose Receivables Subsidiary and any Qualified Non-Recourse Subsidiary;

(f) any Equity Interests in any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;

(g) any Equity Interests in any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined in good faith by the Borrower; and

(h) any Margin Stock.

“Excluded Subsidiary” shall mean any of the following (except as otherwise provided in clause (b) of the definition of Subsidiary Loan Party):

(a) each Immaterial Subsidiary,

(b) each Domestic Subsidiary that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary),

(c) each Domestic Subsidiary that is prohibited from guaranteeing or granting Liens to secure the Obligations by any Requirement of Law (including Gaming Law) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received and the Borrower shall be under no obligation to seek such consent (other than use of commercially reasonable efforts to obtain such consent in respect of Gaming Laws)),

(d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) (and for so long as such restriction or any replacement or renewal thereof is in effect),

(e) any Special Purpose Receivables Subsidiary, any Qualified Non-Recourse Subsidiary, and joint ventures, any captive insurance subsidiaries, or any other special purpose entities, in each case, designated by the Borrower,

(f) any Foreign Subsidiary,

(g) any Domestic Subsidiary (i) that is an FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary that is a CFC,

(h) any other Domestic Subsidiary with respect to which, (x) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (y) providing such a Guarantee or granting such Liens could reasonably be expected to result in an adverse tax consequence to the Borrower or one of its Subsidiaries that is not de minimis as determined in good faith by the Borrower,

(i) each Unrestricted Subsidiary, and

(j) with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

Notwithstanding the foregoing, in no event shall any Master Lease Tenant that is a Wholly-Owned Subsidiary be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any Loan Party under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) such recipient’s net income by a jurisdiction as a result of such recipient being organized in, having its principal office in or, in the case of any Lender, having its applicable Lending Office in, such jurisdiction or as a result of any other present or former connection with such jurisdiction (other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents) and, for the avoidance of doubt, including any backup withholding in respect of such a tax under Section 3466 of the Code (or any similar provision of state, local or foreign law), (b) any branch profits Tax under Section 884(a) of the Code, or any similar Tax, that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee selected by the Borrower pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax imposed by the United States federal government that is imposed on amounts payable to such Lender pursuant to laws in effect at the time such Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 2.17, (d) any withholding tax attributable to a Lender’s failure to comply with Section 2.17(e), (f), (g), or (i) or the Administrative Agent’s failure to comply with Section 2.17(l), and (e) any Taxes imposed pursuant to FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Letters of Credit” shall mean those letters of credit issued and outstanding as of the date hereof and set forth on Schedule 1.01(A).

“Expansion Capital Expenditures” shall mean any Capital Expenditure by the Borrower or any of its Subsidiaries in respect of the purchase, development, construction or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that, in Borrower’s reasonable determination, adds to or significantly improves (or is reasonably expected to add to or significantly improve) the property of Borrower and its Subsidiaries, excluding any such Capital Expenditures financed with Net Proceeds of an Asset Sale or casualty event and excluding Capital Expenditures made in the ordinary course made to maintain, repair, restore or refurbish the property of the Borrower and its Subsidiaries in its then existing state or to support the continuation of such person’s day to day operations as then conducted.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Closing Date there are two Facilities, i.e., the Term B Facility and the Revolving Facility Commitments established on the Closing Date and the extensions of credit thereunder, and thereafter, the term “Facility” may include any Incremental Term Facility and any Revolving Facility consisting of Incremental Revolving Facility Commitments.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder, or other official governmental interpretations thereof, any agreements entered into or applicable pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) or any intergovernmental agreement (or related law or official administrative guidance) implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, that the Federal Funds Rate, if negative, shall be deemed to be 0.00%.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter dated as of February 17, 2017, by and among Caesars Entertainment Operating Company, Inc., Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., UBS Securities LLC and UBS AG, Stamford Branch.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the L/C Issuer Fees, the Administrative Agent Fees and the Term Closing Fee.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Chief Restructuring Officer or Controller of such person or any managing member or general partner of such person.

“Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.11.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Bond RSA” shall mean that certain Sixth Amended & Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., CEC, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P. and the noteholders party thereto, as amended, modified, or supplemented from time to time.

“First Lien Intercreditor Agreement” shall mean a First Lien Intercreditor Agreement substantially in the form of Exhibit N hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means, on any date, the ratio of (a) EBITDA for the Test Period most recently ended as of such date to (b) Cash Interest Expense (other than (A) Cash Interest Expense in respect of Qualified Non-Recourse Debt and (B) Cash Interest Expense in respect of Indebtedness which constitutes Development Expenses or the proceeds of which were applied to fund Development Expenses (but only for so long as such Indebtedness or such funded expenses, as the case may be, constitute Development Expenses)) for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Fixed Charge Coverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent).

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for “U.S. federal income tax purposes and that is not a “United States Person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Revolving Facility, with respect to any L/C Issuer, such Defaulting Lender’s Revolving Facility Percentage of the outstanding L/C Obligations under such Revolving Facility with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” shall mean any Subsidiary that owns no material assets other than (i) the Equity Interests (including for this purpose any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs and (ii) cash, cash equivalents and incidental assets related thereto held on a temporary basis.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Gaming Authority” means, in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, racing, gambling, wagering or other gaming business or activities, the applicable board, commission, or other governmental regulatory body or agency which (a) has, or may at any time after the Closing Date have, jurisdiction over any casino, racing, gambling, wagering or other gaming business or activities at any casino, racetrack or other gambling, wagering or other gaming property of the Borrower or any of its subsidiaries or any successor to such authority or (b) is, or may at any time after the Closing Date be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over any casino, racing, gambling, wagering or other gaming business or activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to any casino, racing, gambling, wagering or other gaming business or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Global Intercompany Note” means a promissory note substantially in the form of Exhibit J, evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any person that is (or an Affiliate thereof is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into a Swap Agreement, in each case, in its capacity as a party to such Swap Agreement.

“Honor Date” shall have the meaning assigned to such term in Section 2.05(c)(i).

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Amount” shall mean, at any time, the sum of

(1) the excess, if any, of (a) the greater of $350.0 million and 0.85 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period over (b) the sum of (x) the aggregate principal amount of all outstanding Incremental Term Loans and Incremental Revolving Facility Commitments established after the Closing Date pursuant to Section 2.21 utilizing this clause (1) (other than Incremental Term Loans and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments, respectively) plus (y) the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.01(ee) at such time established after the Closing Date utilizing this clause (1); plus

(2) any amounts so long as immediately after giving effect to the establishment of the Commitments in respect thereof utilizing this clause (2) (and assuming any Incremental Revolving Facility Commitments to be established at such time utilizing this clause (2) are fully drawn unless such Commitments have been drawn or have otherwise been terminated) (or, if an LCT Election is made, on the applicable LCT Test Date) and the use of proceeds of the loans thereunder, (a) in the case of Incremental Revolving Facility Commitments, Incremental Term Loan Commitments or Indebtedness incurred pursuant to Section 6.01(ee), in each case, that is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Term B Loans or the Initial Revolving Loans, the Senior Secured Leverage Ratio on a Pro Forma Basis is not greater than 2.50 to 1.00, (b) in the case of Incremental Revolving Facility Commitments, Incremental Term Loan Commitments or Indebtedness incurred pursuant to Section 6.01(ee), in each case, that is secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Term B Loans and the Initial Revolving Loans, the Total Secured Leverage Ratio on a Pro Forma Basis is not greater than 2.75 to 1.00 and (c) in the case of Incremental Revolving Facility Commitments, Incremental Term Loan Commitments or Indebtedness incurred pursuant to Section 6.01(ee), in each case, that is unsecured, the Fixed Charge Coverage Ratio on a Pro Forma Basis is at least 2.00 to 1.00; provided, that, for purposes of this clause (2), the Net Proceeds of Incremental Revolving Facility Commitments, Incremental Term Loan Commitments or Indebtedness incurred pursuant to Section 6.01(ee) at such time shall not be netted for purposes of such calculation of the Senior Secured Leverage Ratio and the Total Secured Leverage Ratio, as applicable; plus

(3) the aggregate of (a) the principal amount of any voluntary prepayments of, and debt buybacks (limited to the amount of cash paid) with respect to, the Term B Loans, any Incremental Term Loans that are secured by Liens on Collateral that rank pari passu with the

Liens securing the Obligations, and Indebtedness incurred pursuant to Section 6.01(h), Section 6.01(r) and Section 6.01(ee), in each case that is secured by Liens on Collateral that rank pari passu with the Liens securing the Obligations and (b) the principal amount of any permanent reduction in the Revolving Facility Commitments pursuant to Section 2.08(b) or in any Incremental Revolving Facility that is secured by Liens on Collateral that rank pari passu with the Liens securing the Obligations, in each case under this clause (3) except to the extent funded with proceeds of long-term Indebtedness or incurred in reliance on clause (2) above.

provided, that, for the avoidance of doubt, (A) amounts may be established or incurred utilizing clause (2) above prior to utilizing clause (1) or (3) above and (B) any calculation of the Senior Secured Leverage Ratio, the Total Secured Leverage Ratio or the Fixed Charge Coverage Ratio on a Pro Forma Basis pursuant to clause (2) above may be determined, at the option of the Borrower, without giving effect to any simultaneous establishment or incurrence of any amounts utilizing clause (1) or (3) above (it being understood that any portion of any Incremental Term Facility or any Incremental Revolving Facility Commitments incurred in reliance on clause (1) or (3) may be reclassified, as the Borrower may elect from time to time, as incurred under clause (2) if the Borrower meets the applicable leverage ratio under clause (2) at such time on a Pro Forma Basis).

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders entered into pursuant to Section 2.21.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.

“Incremental Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made hereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Term B Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable).

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (h) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (d) all Capital Lease Obligations of such person, (e) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, (h) all Guarantees by such person of Indebtedness described in clauses (a) to (g) above and (i) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP or (E) obligations under or in respect of the Master Leases or the Additional Leases. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean (i) (a) the persons identified as “Disqualified Lenders” in writing to the Arrangers by the Borrower on or prior to the Closing Date and (b) any Affiliates of the Persons referred to in clause (i)(a) that are identified in writing by the Borrower to the Administrative Agent on and after the Closing Date or that are identifiable solely on the basis of their name and (ii) (a) the persons identified as bona fide business competitors of the Borrower and its Subsidiaries in writing to the Arrangers by the Borrower on or prior to the Closing Date; provided that the Borrower may supplement in writing to the Administrative Agent from time to time the list of persons that are bona fide business competitors of the Borrower and its Subsidiaries under this clause (ii)(a) and (b) any Affiliates (other than Bona Fide Debt Funds) of the Persons referred to in clause (ii)(a) that are identified in writing by the Borrower to the Administrative Agent on and after the Closing Date or that are identifiable solely on the basis of their name; provided, that no updates shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Ineligible Institutions.

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated March 21, 2017, as modified or supplemented prior to the Closing Date.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition.

“Intellectual Property Right” shall have the meaning assigned to such term in Section 3.22.

“Intercreditor Agreement” shall mean any Permitted Pari Passu Intercreditor Agreement and any Permitted Junior Intercreditor Agreement.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than a Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements, and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than an ABR Loan, the last day of each Interest Period applicable to such Loan and the scheduled maturity date of such Loan; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ABR Loan, the last Business Day of each March, June, September and December and the scheduled maturity date of such Loan.

“Interest Period” means, as to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on the date one, two, three or six months (or twelve months if agreed to by each applicable Lender or such period of shorter than one month as may be consented to by the Administrative Agent) thereafter, as selected by the Borrower; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period for any Loan shall extend beyond the maturity date of such Facility.

Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, in relation to the Eurocurrency Rate or the EURIBO Rate for any Borrowing, the rate which results from interpolating on a linear basis between: (a) (x) in the case of the Eurocurrency Rate for the applicable currency, the rate appearing on the Reuters screen (or another commercially available source as designated by the Administrative Agent in accordance with market practice from time to time) for the Eurocurrency Rate, (y) in the case of the EURIBO Rate, the rate appearing on the Reuters screen (or another commercially available source as designated by the Administrative Agent in accordance with market practice from time to time) for the EURIBO Rate, in each case, for the longest period (for which that rate is available) which is less than the Interest Period for such Borrowing and (b) the rate appearing on such screen or other source, as the case may be, for the shortest period (for which that rate is available) which exceeds the Interest Period for such Borrowing, (x) in the case of the Eurocurrency Rate, as of approximately 11:00 a.m., London time, two Business Days prior to and (y) in the case of the EURIBO Rate, as of approximately 11:00 a.m., London time, two Target Days prior to, the commencement of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any subsidiary or other Person designated by the Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Bookrunners” shall mean, collectively, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as joint bookrunners for this Agreement.

“Joint Lead Arrangers” shall mean, collectively, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. in their capacities as joint lead arrangers for this Agreement.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“LCT Election” shall have the meaning assigned to such term in Section 1.07.

“LCT Test Date” shall have the meaning assigned to such term in Section 1.07.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Facility Percentage under the applicable Revolving Facility. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an ABR Revolving Loan. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” shall mean each of Credit Suisse, Deutsche Bank AG New York Branch, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., UBS AG, Stamford Branch and each other L/C Issuer designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Sections 2.05(l) or 8.09; provided that, in the case of any Existing Letter of Credit, the L/C Issuer with respect thereto shall be as is indicated on Schedule 1.01(A). An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Issuer Fees” shall have the meaning assigned to such term in Section 2.12(b).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings (each of the foregoing, calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.

“Lender Participation Notice” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit issued hereunder and shall include the Existing Letters of Credit and any Alternate Currency Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Commitment” shall mean, with respect to each L/C Issuer, (i) the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.05 as set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “Letter of Credit Commitment” or (ii) if such L/C Issuer has entered into an Assignment and Acceptance that has been consented to by the Borrower and the Administrative Agent, or is a successor L/C Issuer consented to by the Borrower in accordance with Section 2.05(l), the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register. The aggregate amount of the Letter of Credit Commitment of all L/C Issuers as of the Closing Date is $100.0 million. Letters of Credit issued under any L/C Issuer’s Letter of Credit Commitment may be issued under any Revolving Facility.

“Letter of Credit Expiration Date” shall mean, with respect to any Revolving Facility, the day that is five Business Days prior to the Revolving Facility Maturity Date for such Revolving Facility then in effect.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the L/C Issuers, in an amount not to exceed $100.0 million (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) or such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable L/C Issuer may agree. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility Commitments.

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor, conservator or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Authority covering any casino or gaming facility of the Borrower or any of its Subsidiaries.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, a Master Lease, an Additional Lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” shall have the meaning assigned to such term in Section 1.07.

“Liquor Authorities” means, in any jurisdiction in which the Borrower or any of its Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents” shall mean (i) this Agreement, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) any Intercreditor Agreement and (vi) any Note issued under Section 2.09(e).

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans and the Revolving Facility Loans.

“Local Time” shall mean Las Vegas, Nevada local time (daylight or standard, as applicable).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of CEC, the Borrower and the Subsidiaries, as the case may be, on the Closing Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower, was approved by a vote of a majority of the directors of the Borrower, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (y) executive officers and other management personnel of CEC, the Borrower and the Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Lease” shall mean each of (i) the Lease (CPLV), dated as of the Closing Date (the “CPLV Master Lease”), by and among the Borrower, each Subsidiary of the Borrower party thereto and CPLV Property Owner LLC, a Delaware limited liability company (“CPLV Landlord”) in the form of Exhibit Q hereto, (ii) the Lease (Non-CPLV), dated as of the Closing Date (the “Non-CPLV Master Lease”), by and among the Borrower, each Subsidiary of the Borrower party thereto and the entities listed on Schedule A thereo (collectively, the “Non-CPLV Landlord”) in the form of Exhibit R hereto and (iii) one or more additional master leases in a form not materially adverse to the Lenders from those referred to in clauses (i) or (ii) above, each dated as of the Closing Date, by and among the Borrower, each Subsidiary of the Borrower party thereto and the landlord party thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Master Lease Intercreditor Agreement” shall mean each of (i) the Intercreditor Agreement (CPLV), dated as of the Closing Date, by and among the Borrower, each Subsidiary of the Borrower party thereto, the Collateral Agent, CPLV Landlord, the lenders to the CPLV Landlord and each other party thereto from time to time, in the form of Exhibit U hereto, (ii) the Intercreditor Agreement (Non-CPLV), dated as of the Closing Date, by and among the Borrower, each Subsidiary of the Borrower party thereto, the Collateral Agent, Non-CPLV Landlord, the lenders to the Non-CPLV Landlord and each other party thereto from time to time, in the form of Exhibit V hereto and (iii) one or more additional master lease intercreditor agreements in a form not materially adverse to the Lenders from those referred to in clauses (i) or (ii) above, by and among the Borrower, each Subsidiary of the Borrower party thereto, the landlord party thereto and the lenders to the landlord party thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Master Lease Collateral” shall mean, with respect to any Master Lease or Additional Master Lease, all “Tenant’s Pledged Property” (as defined in such Master Lease or Additional Master Lease).

“Master Lease Landlords” shall mean collectively CPLV Landlord and Non-CPLV Landlord and each landlord under each Additional Master Lease.

“Master Lease Tenants” shall mean each “Tenant” under each Master Lease.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole (excluding any matters disclosed to the Arrangers prior to February 17, 2017, or disclosed in the most recent annual report on Form 10-K or any quarterly or periodic report of Caesars Entertainment Operating Company, Inc. or CEC filed prior to February 17, 2017) or (b) the material rights or remedies (taken as a whole) of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disruption” shall have the meaning assigned to such term in the definition of “Qualifying Act of Terrorism.”

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $50.0 million.

“Material Leased Real Property(ies)” shall mean (a) each parcel of Real Property that is located in the United States and is leased by any Loan Party that constitutes “Leased Property” under a Master Lease and (b) each parcel of Real Property that is located in the United States and is leased by any Loan Party that has an individual fair market value (on a per property basis and as determined by the Borrower in good faith) of at least $25.0 million (x) as of the Closing Date, for Real Property now leased or (y) the date of acquisition, for Real Property acquired after the Closing Date; provided, that notwithstanding the foregoing or anything to the contrary in this Agreement, except for any leased Real Property that constitutes “Leased Property” under a Master Lease, the Loan Parties shall not be required to grant a Mortgage on (i) any leasehold interest in any Real Property entered into after the date hereof that has a fair market value (including the reasonably anticipated fair market value of the gaming facility or other improvements to be developed thereon) of less than $250.0 million or a remaining term (including options to extend) of less than 10 years or (ii) any leasehold interest in any leased real property acquired as part of a Permitted Business Acquisition or other Investment permitted hereunder, in either case, if after the exercise of commercially reasonable efforts by the Loan Parties (which shall not include the payment of consideration other than reasonable attorneys’ fees and other expenses incidental thereto), the landlord under such lease has not consented to the granting of a Mortgage.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MLSA” shall mean each of (i) the Management and Lease Support Agreement (CPLV), by and among the Borrower, Desert Palace LLC, a Nevada limited liability company, CPLV Manager, LLC, a Delaware limited liability company (“CPLV Manager”), as manager, CEC, as guarantor, CES, Caesars License Company, LLC, a Nevada limited liability company, and CPLV Landlord in the form of Exhibit S hereto, (ii) the Management and Lease Support Agreement (Non-CPLV), by and among the Borrower, the Subsidiaries of the Borrower party thereto, Non-CPLV Manager, LLC, a Delaware limited liability company (“Non-CPLV Manager”), as manager, CEC, as guarantor, CES, Caesars License Company, LLC, a Nevada limited liability company, and Non-CPLV Landlord in the form of Exhibit T hereto, and (iii) one or more additional management and lease support agreements in a form not materially adverse to the Lenders from those referred to in clauses (i) or (ii) above, by and among the Borrower, the manager party thereto, CEC, as guarantor, and the landlord party thereto, and in each case, any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are entered into not in violation of this Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Owned Real Properties and Material Leased Real Properties that are set forth on Schedule 3.07(a) and each additional Owned Real Property and Material Leased Real Property encumbered by a Mortgage or Additional Mortgage pursuant to Section 5.10(c), 5.10(d), 5.10(h) or 5.11.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, substantially, in the case of mortgages and deeds of trust, in the form of Exhibit D-1, Exhibit D-2, Exhibit D-3 or Exhibit D-4, as applicable (in each case with such changes as are reasonably acceptable to the Collateral Agent), as amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the term “Mortgages” shall include, without limitation, the Additional Mortgages.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received and excluding, for the avoidance of doubt, any proceeds of insurance that in the good faith determination of the Borrower are allocable to business interruption) from any Asset Sale that is conducted or classified under Section 6.05(g) or any Sale and Leaseback Transaction that is conducted or classified under Section 6.03(b)(ii), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan

Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (except for Permitted Investments or intercompany Investments in Subsidiaries) (it being understood that in the case of a casualty event or condemnation of property under a Master Lease or Additional Lease, such property so repaired, replaced, restored or otherwise acquired may be owned by the landlord under such Master Lease or Additional Lease and leased to Borrower or a Subsidiary of Borrower under a Master Lease or Additional Lease, as applicable), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then within 6 months following the end of such 12-month period, such remaining portion if not so used by such time shall constitute Net Proceeds as of such date); provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in any fiscal year shall constitute Net Proceeds in such fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $40.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds), (y) in any event, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $15.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (z) if at the time of receipt of such net cash proceeds or at any time during the 12 month (or 18 month, as applicable) reinvestment period contemplated by the immediately preceding proviso, if the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent certifying that on a Pro Forma Basis immediately after giving effect to the Asset Sale or other disposition and the application of the proceeds thereof or at the relevant time during such 12 month (or 18 month, as applicable) period, (I) the Senior Secured Leverage Ratio is less than or equal to 1.75 to 1.00, 50% of such net cash proceeds that would otherwise constitute Net Proceeds under this proviso shall not constitute Net Proceeds or (II) the Senior Secured Leverage Ratio is less than or equal to 1.00 to 1.00, none of such net cash proceeds shall constitute Net Proceeds provided, further, that, in the case of a casualty event or condemnation with respect to property that is subject to a Master Lease or any Additional Lease entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets, such cash proceeds shall not constitute Net Proceeds to the extent, and for so long as, such cash proceeds are required, by the terms of such lease, (x) to be paid to the holder of any mortgage, deed of trust or other security agreement securing indebtedness of the lessor, (y) to be paid to, or for the account of, the lessor or deposited in an escrow account to fund rent and other amounts due with respect to such property and costs to preserve, stabilize, repair, replace or restore such property (in accordance with the provisions of the applicable lease) or (z) to be applied to rent and other amounts due under such lease or to fund costs and expenses of repair, replacement or restoration of such property, or the preservation or stabilization of such property (in accordance with the provisions of the applicable lease); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Project” shall mean each capital project which is either a new project or a new feature at an existing project owned by the Borrower or its Subsidiaries (including, without limitation, each Development Project and each Expansion Capital Expenditure) which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“New York Courts” shall have the meaning assigned to such term in Section 9.15.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.05(b).

“Non-Reinstatement Deadline” shall have the meaning assigned to such term in Section 2.05(b).

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Swap Agreement.

“Offered Loans” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Operations Management Agreement” shall mean the CES Agreements and any shared services agreement, operations management agreement, management agreement, lease support or guaranty agreement and similar agreement entered into by the Borrower or any of its Subsidiaries with CEC or with any other direct or indirect subsidiary of CEC and any and all modifications thereto, substitutions therefor and replacements thereof so long as such modifications, substitutions and replacements are entered into not in violation of this Agreement.

“Other Revolving Facility Commitments” shall mean Incremental Revolving Facility Commitments to make Other Revolving Loans.

“Other Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, registration, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and, for the avoidance of doubt, excluding any Excluded Taxes.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(w).

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Owned Real Property” means each parcel of Real Property that is located in the United States and is owned in fee by any Loan Party that has an individual fair market value (on a per property basis and as determined by the Borrower in good faith) of at least $25.0 million (x) as of the Closing Date, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the Closing Date (provided that such $25.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by any Loan Party, Owned Real Property will include both that portion of such material real property that is owned in fee and that portion that is so leased to the extent that (i) such leased portion is integrally related to the ownership or operation of the balance of such material real property or is otherwise necessary for such real property to be in compliance with all requirements of law applicable to such material real property in fee and only if (ii) such portion that is owned in fee has an individual fair market value (as determined by the Borrower in good faith) of at least $25.0 million (x) as of the Closing Date, for Real Property now so partially owned and partially leased or (y) the date of acquisition, for Real Property acquired after the Closing Date so partially owned and partially leased (provided that such $25.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (iii) a mortgage in favor of the Collateral Agent (for the benefit of the Secured Parties) is permitted on such Real Property by applicable law and by the terms of any lease, or other applicable document governing any leased portion of such Real Property, or with the consent of the applicable lessor or grantor (to the extent obtained after the applicable Loan Party has utilized commercially reasonable efforts to obtain same).

“Parent Entity” means any direct or indirect parent of the Borrower.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(f).

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto (or in the case of clauses (i), (iii), (vi) and (vii), if an LCT Election is made, as of the applicable LCT Test Date): (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with a fair market value (as determined in good faith by the Borrower) in excess of $20.0 million, after giving effect to such acquisition or investment and any related transactions, the Borrower shall be in Pro Forma Compliance; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by a Loan Party, shall be merged into a Loan Party or become, following the consummation of such acquisition in accordance with Section 5.10, a Loan Party; (vi) the aggregate amount of such acquisitions and investments in assets that are not owned by the Loan Parties or in Equity Interests in persons that are not Loan Parties or do not become Loan Parties following the consummation of such acquisition shall not in the aggregate exceed the greater of (x) $100.0 million and (y) 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; and (vii) if the date of the consummation of such acquisition shall occur during a Covenant Suspension Period, the sum of (1) the aggregate Available Unused Commitments under the Revolving Facilities plus (2) all Unrestricted Cash and Permitted Investments of the Borrower and the Subsidiaries on such date shall not be less than $250.0 million; provided that this clause (vii) shall not apply to any acquisition consummated pursuant to binding commitments in existence at or prior to the date on which the relevant Covenant Suspension Period began.

“Permitted Cure Securities” shall mean any equity securities of the Borrower or a Parent Entity issued pursuant to the Cure Right other than Disqualified Stock.

“Permitted Holder” shall mean each of (i) the Sponsors, (ii) the Management Group, (iii) CEC, (iv) any Person that has no material assets other than the capital stock of the Borrower or other Permitted Holders and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests in the Borrower, and of which no other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders specified in clauses (i), (ii), (iii) and (iv), beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i), (ii), (iii) and (iv)) on a fully diluted basis of the voting Equity Interests thereof, and (v) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) the members of which include any of the other Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests in the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than the other Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i), (ii), (iii) and (iv)) on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million;

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Term B Loans (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii)), either (as the Borrower shall elect), (x) any Second Lien Intercreditor Agreement if such Liens secure “Second Priority Claims” (as defined therein), (y) an intercreditor agreement not materially less favorable to the Lenders vis-à-vis such junior Liens than such Second Lien Intercreditor Agreement (as determined by the Borrower in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Administrative Agent in the exercise of reasonable judgment.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Borrower as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit E or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 9.04(i).

“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be secured on a pari passu basis with the Liens securing the Term B Loans, either (as the Borrower shall elect) (x) the First Lien Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such pari passu Liens than the First Lien Intercreditor Agreement (as determined by the Borrower in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Borrower and the Administrative Agent in the exercise of reasonable judgment.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance (or refinance) their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets (including conduit and warehouse financings) and any Swap Agreements entered into in connection with such Receivables Assets; provided, that recourse to any Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Borrower in good faith)

for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”absolute transfer” opinion with respect to any transfer by any Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary)).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness) (and, in the case of revolving Indebtedness being Refinanced, to effect a corresponding reduction in the commitments with respect to such revolving Indebtedness being Refinanced); provided, that with respect to any Indebtedness being Refinanced, (a) except to the extent otherwise permitted by this Agreement (including utilization of any other available baskets and incurrence-based amounts), the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), 6.01(j) and 6.01(z), the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced (without giving effect to any amortization or prepayments on the Refinanced Indebtedness) and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the latest Term B Facility Maturity Date in effect on the date of incurrence were instead due on the date that is one year following such Term B Facility Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (d) no Permitted Refinancing Indebtedness shall have greater guarantees or security than the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor) unless such security is otherwise permitted by Section 6.02 at such time of incurrence; provided, further, that with respect to a Refinancing of Indebtedness permitted hereunder that is subordinated, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by Subsidiary Loan Parties of the Loan Obligations, and (ii) be otherwise on terms (excluding interest rate and redemption premiums), taken as a whole, not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is, (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” shall have the meaning assigned to such term in the recitals to this Agreement.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects which are classified as “pre-opening expenses” or “project opening costs” (or any similar or equivalent caption) on the applicable financial statements of the Borrower and the Subsidiaries for such period, prepared in accordance with GAAP.

“Pricing Grid” shall mean, with respect to the Loans, the table set forth below:

Pricing Grid for Revolving Facility Loans and Revolving Facility Commitments
Senior Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans	Applicable Commitment Fee
Greater than 1.75 to 1.00	1.00%	2.00%	0.50%
Less than or equal to 1.75 to 1.00 but greater than 1.00 to 1.00	0.875%	1.875%	0.375%
Less than or equal to 1.00 to 1.00	0.75%	1.75%	0.25%

For the purposes of the Pricing Grid, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Senior Secured Leverage Ratio shall become effective on the date (the “Adjustment Date”) of delivery of the relevant financial statements pursuant to Section 5.04 for each fiscal quarter beginning with the first full fiscal quarter of the Borrower after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Senior Secured Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.11.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Senior Secured Leverage Ratio set forth in any compliance certificate delivered to the Administrative Agent pursuant to Section 5.04(c) is inaccurate as a result of any fraud, intentional misrepresentation or willful misconduct of the Borrower or any officer thereof and the result is that the Lenders received interest or fees for any period based on an Applicable Margin and the Applicable Commitment Fee that is less than that which would have been applicable had the Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” and the “Applicable Commitment Fee” for any day occurring within the period covered by such compliance certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to this Agreement as a result of the miscalculation of the Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of this Agreement, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.13, in accordance with the terms of this Agreement).

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest per annum as determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower in writing.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination on a Pro Forma Basis, pro forma effect shall be given to any Asset Sale, any acquisition, Investment, execution of an Additional Lease, amendment, modification, termination or waiver to any provision of a Master Lease or Additional Lease, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions and the Emergence Restructuring Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, New Project, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made and in the good faith determination of a Responsible Officer of the Borrower are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, other than in the case of Section 6.11, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, other than in the case of Section 6.11, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include, (i) adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions and the Emergence Restructuring Transactions) and (ii) all adjustments of the type used in connection with the calculation of “Adj. Finance EBITDAR” (other than the addback of pro forma rent expense) in the Information Memorandum.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and the Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been or were required to have been delivered (provided, that at all times during a Covenant Suspension Period, such covenant shall be deemed to have applied to the Borrower’s most recently completed fiscal quarter).

“Project” shall mean (i) any and all buildings, structures, fixtures, construction, development and other improvements of any nature to be constructed, added to, or made on, under or about any Real Property (exclusive of any personal property) with respect to which the cost of such construction, additions or development is at least equal to $25.0 million and (ii) any planning processes or preparatory steps undertaken to implement or further any such construction, additions or developments contemplated by the foregoing clause (i) of this definition (including, without limitation, (a) the combination of two or more individual land parcels into one parcel, (b) the separation or division of one or more individual land parcels into two or more parcels, (c) the re-zoning of parcels, and (d) demolition work on parcels).

“Project Financing” shall mean (1) any Capital Lease Obligation, mortgage financing, purchase money Indebtedness or other similar Indebtedness incurred to finance the acquisition, lease, construction, repair, replacement, or improvement of any Undeveloped Land or any refinancing of any such Indebtedness and (2) any Sale and Lease-Back Transaction of any Undeveloped Land.

“Project Notice” shall mean a notice delivered by a Responsible Officer of the Borrower pursuant to Section 5.11(a) identifying the applicable Mortgaged Property constituting Undeveloped Land, providing a reasonable description of the applicable Project that the Borrower anticipates in good faith will be undertaken with respect to such Undeveloped Land and identifying the Project Financing to be entered into in connection with the financing of such Project.

“Projections” shall mean the projections of the Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of the Subsidiaries prior to the Closing Date.

“Proposed Discounted Prepayment Amount” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Qualified Equity Interests” shall mean any Equity Interests in the Borrower or any Parent Entity other than Disqualified Stock.

“Qualified IPO” shall mean an underwritten public offering of the Equity Interests in the Borrower or any Parent Entity which generates cash proceeds of at least $350.0 million.

“Qualified Non-Recourse Debt” shall mean Indebtedness that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any new property (real or personal, whether through the direct purchase of property or the Equity Interests in any person owning such property and whether in a single acquisition or a series of related acquisitions) or any Undeveloped Land or, to the extent owned by the Borrower or a Subsidiary on the Closing Date, any Real Property located outside the United States or (y) assumed by a Qualified Non-Recourse Subsidiary, (ii) is non-recourse to the Borrower and any Subsidiary (other than a Qualified Non-Recourse Subsidiary or its Subsidiaries) and (iii) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” shall mean (i) a Subsidiary that is not a Subsidiary Loan Party and that is formed or created after the Closing Date in order to finance the acquisition, lease, construction, repair, replacement or improvement of any new property or any Undeveloped Land or, to the extent owned by the Borrower or a Subsidiary on the Closing Date, any Real Property located outside the United States (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt incurred in respect of such property and (ii) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualifying Act of Terrorism” shall mean (a) any Act of Terrorism which occurs on any property of the Borrower or its subsidiaries or in which the Borrower or any of its subsidiaries, or any property of any of them, is the target, or (b) any Act of Terrorism the result of which is that passenger deplanements into the McCarran Airport in Las Vegas, Nevada as reported by Clark County Department of Aviation (“Deplanements”) in a given fiscal quarter fall, or if the data is not yet available would reasonably be expected to fall, by 5% or more compared with Deplanements in the corresponding quarter during the prior year (a “Material Disruption”) or, as the case may be, the most recent corresponding quarter in which no Material Disruption occurred or existed.

“Qualifying Lenders” shall have the meaning assigned to such term in Section 2.11(g)(iv).

“Qualifying Loans” shall have the meaning assigned to such term in Section 2.11(g)(iv).

“Real Property” means, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements situated, placed or constructed upon, or fixed to or incorporated into, or which becomes a component part of such real property, and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) accounts receivable (including any bills of exchange) and related assets and property, (b) franchise fees, royalties and other similar payments made related to the use of trade names and other Intellectual Property Rights, business support, training and other services, (c) revenues related to distribution and merchandising of the products of the Borrower and its Subsidiaries, (d) rents, real estate taxes and other non-royalty amounts due from franchisees, (e) Intellectual Property Rights relating to the generation of any of the types of assets listed in this definition, (f) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (g) any Equity Interests in any Special Purpose Receivables Subsidiary or any Subsidiary of a Special Purpose Receivables Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (h) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Special Purpose Receivables Subsidiary to operate in accordance with its stated purposes; (i) any rights and obligations associated with gift card or similar programs, and (j) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Borrower in good faith).

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by any Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof (including the payment of accrued interest and premium (including tender premium) and underwriting discounts, defeasance costs, fees, commissions and expenses); (b) except to the extent otherwise permitted by this Agreement (including utilization of any other available baskets and incurrence-based amounts), the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so reduced (without giving effect to any amortization or prepayments on the refinanced Term Loans) or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale (and similar events) or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms), taken as a whole, are substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term B Loans (except for (x) covenants or other provisions applicable only to periods after the Term B Facility Maturity Date in effect at the time such Refinancing Notes are issued, as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard), or (y) those that are otherwise reasonably acceptable to the Administrative Agent); (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party; and (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents, members and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Replacement L/C Issuer” means, with respect to any Replacement Revolving Facility, any Replacement Revolving Lender thereunder from time to time designated by the Borrower as the Replacement L/C Issuer under such Replacement Revolving Facility with the consent of such Replacement Revolving Lender and the Administrative Agent.

“Replacement L/C Obligations” means, as at any date of determination with respect to any Replacement Revolving Facility, the aggregate amount available to be drawn under all outstanding Replacement Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, under such Replacement Revolving Facility. For all purposes of this Agreement, if on any date of determination a Replacement Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Replacement Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Replacement Letter of Credit” means any letter of credit issued pursuant to a Replacement Revolving Facility.

“Replacement Revolving Credit Percentage” means, as to any Replacement Revolving Lender at any time under any Replacement Revolving Facility, the percentage which such Lender’s Replacement Revolving Facility Commitment under such Replacement Revolving Facility then constitutes of the aggregate Replacement Revolving Facility Commitments under such Replacement Revolving Facility (or, at any time after such Replacement Revolving Facility Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Replacement Revolving Facility Credit Exposure then outstanding pursuant to such Replacement Revolving Facility constitutes of the amount of the aggregate Replacement Revolving Facility Credit Exposure then outstanding pursuant to such Replacement Revolving Facility).

“Replacement Revolving Facility” shall mean each Class of Replacement Revolving Facility Commitments and the extensions of credit made hereunder by the Replacement Revolving Lenders.

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of the Replacement Revolving Loans at such time and (b) the Outstanding Amount of the Replacement L/C Obligations at such time. The Replacement Revolving Facility Credit Exposure of any Replacement Revolving Lender at any time shall be the product of (x) such Replacement Revolving Lender’s Replacement Revolving Credit Percentage of the applicable Class and (y) the aggregate Replacement Revolving Facility Credit Exposure of such Class of all Replacement Revolving Lenders, collectively, at such time.

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Lender” shall have the meaning assigned to such term in Section 2.21(m).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Commitments (and, if the Revolving Facility Commitments under any Revolving Facility have been terminated, Revolving Facility Credit Exposures under such Revolving Facility) that, taken together, represent more than 50% of the sum of all Term Loans and Commitments (and, if the Revolving Facility Commitments have been terminated, Revolving Facility Credit Exposures) at such time. The Loans, Commitments and Revolving Facility Credit Exposures of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. The portion of Term Loans held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” shall mean, at any time, the amount of Loans required to be held by any particular group of Lenders in order for such group of Lenders to constitute “Required Lenders” without giving effect to the immediately preceding sentence.

“Required Percentage” shall mean, with respect to an Applicable Period, 50%; provided, that (a) if the Senior Secured Leverage Ratio at the end of the Applicable Period is less than or equal to 1.75 to 1.00, such percentage shall be 25%, and (b) if the Senior Secured Leverage Ratio at the end of the Applicable Period is less than or equal to 1.00 to 1.00, such percentage shall be 0%, in each case of clauses (a) and (b), calculated without excluding Development Expenses.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.11(e).

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Revolving Facility Loans outstanding, (b) L/C Obligations and (c) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Revolving Facility Loans outstanding, (y) all L/C Obligations and (z) the total Available Unused Commitments at such time; provided, that the Revolving Facility Loans, L/C Obligations and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject (including any Gaming Laws).

“Responsible Officer” of any person shall mean any executive officer (including, without limitation, any Chief Executive Officer, President, Senior Vice President, Executive Vice President, Vice President, Secretary, Assistant Secretary, General Counsel, Deputy General Counsel, and Manager) or Financial Officer of such person or any managing member or general partner of such person and any other officer or similar official of such person or any managing member or general partner of such person responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith).

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period.

“Revaluation Date” shall mean (a) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Alternate Currency Letter of Credit, (iv) the last Business Day of March, June, September and December and (v) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require and (b) with respect to any Alternate Currency Loans, each of the following: (i) each date of a Borrowing of Eurocurrency Revolving Facility Loans denominated in an Alternate Currency, (ii) each date of a continuation of a Eurocurrency Revolving Facility Loan denominated in an Alternate Currency pursuant to Section 2.07, (iii) the last Business Day of March, June, September and December and (iv) such additional dates as the Administrative Agent shall determine or the Majority Lenders under the Revolving Facility shall require.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b) and the definition of “Required Revolving Facility Lenders”, shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans of a Class pursuant to Section 2.01(b), as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the date hereof is $200.0 million. On the date hereof, there is only one Class of Revolving Facility Commitments. After the date hereof, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.

“Revolving Facility Credit Exposure” shall mean, with respect to any Class of Revolving Facility Commitments, at any time, the sum of (a) the aggregate Outstanding Amount of the Revolving Facility Loans of such Class at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof) and (b) the Outstanding Amount of the L/C Obligations of such Class at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving Facility Credit Exposure of any Revolving Facility Lender under any Revolving Facility at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage under such Revolving Facility and (y) the aggregate Revolving Facility Credit Exposure under such Revolving Facility of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b) or Section 2.21.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, the date that is the fifth anniversary of the Closing Date and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“RSAs” shall mean the UCC RSA, the Second Lien RSA, the First Lien Bond RSA, the Bank RSA and the SGN RSA.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any person organized or resident in a Sanctioned Country or (c) any person controlled or 50% or more owned by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean the Second Lien Intercreditor Agreement substantially in the form of Exhibit O hereto, or such other customary form reasonably acceptable to the Administrative Agent and the Borrower, in each case, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“Second Lien RSA” shall mean that certain Restructuring Support, Forbearance, and Settlement Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., CEC, Caesars Acquisition Company and certain bond holders party thereto, as amended, modified or supplemented from time to time.

“Section 6.07 Affiliate” shall have the meaning assigned to such term in Section 6.07.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank to the extent that such Cash Management Agreement is not otherwise designated in writing by the Borrower and the applicable Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each L/C Issuer, each Hedge Bank that is party to any Secured Swap Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Secured Swap Agreement” shall mean any Swap Agreement that is entered into by and between any Loan Party and any Hedge Bank to the extent that such Swap Agreement is not otherwise designated in writing by the Borrower and the applicable Hedge Bank to the Administrative Agent to not be included as a Secured Swap Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Swap Agreement by a Loan Party shall not include any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the IP Security Agreements (as defined in the Collateral Agreement) and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.02, 5.10 or 5.11.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total First Lien Senior Secured Net Debt as of the last day of the Test Period most recently ended as of such date to (b) EBITDA for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that the Senior Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Senior Secured Leverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the

Administrative Agent); provided, further, however, that for purposes of Section 6.06(e), Section 6.09(b)(i)(E) and determining the “Required Percentage” as used in Section 2.11(c), Total First Lien Senior Secured Net Debt as used in clause (a) above shall be calculated without excluding Development Expenses.

“SGN RSA” shall mean that certain First Amended and Restated Restructuring Support and Forbearance Agreement, dated as of June 21, 2016 (as amended by that certain Amendment No. 1 to First Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016), among Caesars Entertainment Operating Company, Inc., CEC and the noteholders party thereto, as amended, modified or supplemented from time to time.

“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and the Subsidiaries on the Closing Date or (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Special Purpose Receivables Subsidiary” shall mean (i) a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner (as determined by the Borrower in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Receivables Subsidiary.

“Sponsor” shall mean (i) Apollo and each Affiliate of Apollo (but not including, however, any of its portfolio companies), (ii) TPG and each Affiliate of TPG (but not including, however, any of its portfolio companies), and (iii) any individual who is a partner or employee of Apollo Management, L.P., Apollo, the Texas Pacific Group or TPG, to the extent such individual is licensed by a relevant Gaming Authority on the Closing Date or thereafter replaces any such licensee.

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m., Local Time on the date two Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or the L/C Issuer shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement substantially in the form of Exhibit M, dated as of the Closing Date, by and between each Subsidiary Loan Party and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary Loan Party” shall mean (a) each Wholly-Owned Domestic Subsidiary of the Borrower on the Closing Date that is set forth on Schedule 1.01(B) and (b) each other Wholly-Owned Domestic Subsidiary of the Borrower (that is not an Excluded Subsidiary) that becomes, or is required pursuant to Section 5.10 to become, a party to the Subsidiary Guarantee Agreement and the Collateral Agreement after the Closing Date.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Subsidiary Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” shall mean Credit Suisse Securities (USA) LLC.

“Target Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

“Tax Distributions” shall mean any distributions made pursuant to Section 6.06(b)(y).

“Taxes” shall mean all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority, and all interest, additions to tax and penalties related thereto.

“Term B Borrowing” shall mean any Borrowing comprised of Term B Loans.

“Term B Facility” shall mean the Term B Loan Commitment and the Term B Loans made hereunder.

“Term B Facility Maturity Date” shall mean the date that is the seventh anniversary of the Closing Date.

“Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder. The amount of each Lender’s Term B Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Term B Loan Commitments as of the Closing Date is $1,235.0 million.

“Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a), and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).

“Term Borrowing” shall mean any Term B Borrowing or any Incremental Term Borrowing.

“Term Closing Fee” shall have the meaning assigned to such term in Section 2.12(d).

“Term Facility” shall mean the Term B Facility and/or any or all of the Incremental Term Facilities.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Closing Date, the Term B Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Commitment” shall mean any Term B Loan Commitment or any Incremental Term Loan Commitment.

“Term Loan Installment Date” shall mean any Term B Loan Installment Date or any Incremental Term Loan Installment Date.

“Term Loans” shall mean the Term B Loans and/or any or all of the Incremental Term Loans made pursuant to Section 2.21.

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other Loan Obligations shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) and, initially, the four fiscal quarter period ending June 30, 2017.

“Testing Condition” shall be satisfied at any time if as of such time (i) the sum of without duplication (x) the aggregate principal amount of outstanding Revolving Facility Loans at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof) and (y) the aggregate stated amount (based, in the case of Alternate Currency Letters of Credit, on the Dollar Equivalent thereof) of Letters of Credit issued hereunder (other than (1) $70,000,000 of undrawn Letters of Credit (based, in the case of Alternate Currency Letters of Credit, on the Dollar Equivalent thereof) and (2) any Letters of Credit that have been Cash Collateralized in accordance with Section 2.05(j)) exceeds (ii) an amount equal to 30% of the aggregate amount of the Revolving Facility Commitments at such time.

“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Total First Lien Senior Secured Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and the Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness (other than (A) Qualified Non-Recourse Debt, (B) Development Expenses, (C) Discharged Indebtedness and (D) Escrowed Indebtedness) that in each case is then secured by first-priority Liens on the Collateral (other than property or assets held in defeasance or similar trust or arrangement for the benefit of Indebtedness secured thereby), less (ii) without duplication, the aggregate amount of all Unrestricted Cash and Permitted Investments of the Borrower and the Subsidiaries on such date.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) Total Net Debt as of the last day of the Test Period most recently ended as of such date to (b) EBITDA for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Total Leverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent); provided, further, however, that for purposes of 6.04(dd), 6.06(i) and 6.09(b)(i)(F), Total Net Debt as used in clause (a) above shall be calculated without excluding Development Expenses.

“Total Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt (other than (A) Qualified Non-Recourse Debt, (B) Development Expenses, (C) Discharged Indebtedness and (D) Escrowed Indebtedness) of the Borrower and the Subsidiaries outstanding at such date, less (ii) without duplication, the aggregate amount of all Unrestricted Cash and Permitted Investments of the Borrower and the Subsidiaries on such date.

“Total Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Total Senior Secured Net Debt as of the last day of the Test Period most recently ended as of such date to (b) EBITDA for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Total Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Total Secured Leverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent).

“Total Senior Secured Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and the Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness (other than (A) Qualified Non-Recourse Debt, (B) Development Expenses, (C) Discharged Indebtedness and (D) Escrowed Indebtedness) that in each case is then secured by Liens on the Collateral (other than property or assets held in defeasance or similar trust or arrangement for the benefit of Indebtedness secured thereby), less (ii) without duplication, the aggregate amount of all Unrestricted Cash and Permitted Investments of the Borrower and the Subsidiaries on such date.

“TPG” shall mean, collectively, TPG Partners V, L.P. and other affiliated co-investment partnerships.

“Transaction Documents” shall mean the Plan of Reorganization, the Confirmation Order, the RSAs, the Master Leases, the MLSAs and the Loan Documents.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents, the other Transaction Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the consummation of the Plan of Reorganization and the Restructuring Transactions described therein (including the transactions contemplated by the RSAs and the entry into the Master Leases and the MLSAs); (b) the execution, delivery and performance of this Agreement and the other Loan Documents, the creation of the Liens pursuant to the Security Documents, and the borrowings and other extensions of credit hereunder; (c) the execution, delivery and performance of each Master Lease and MLSA, (d) the Emergence Restructuring Transactions; and (e) the payment of all fees and expenses in connection therewith to be paid on, prior or subsequent to the Closing Date.

“Type” shall mean, when used in respect of any Loan or Borrowing, the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurocurrency Rate and the ABR.

“UCC RSA” shall mean that certain Restructuring Support and Settlement Agreement, dated as of June 22, 2016, among Caesars Entertainment Operating Company, Inc., CEC and the Unsecured Creditors Committee, as amended, modified or supplemented from time to time.

“Undeveloped Land” shall mean, (i) all Real Property set forth on Schedule 1.01(C), (ii) all undeveloped land acquired after the Closing Date and (iii) any operating property of the Borrower or any Subsidiary that is subject to a casualty event that results in such property ceasing to be operational.

“Unfunded Pension Liability” shall mean, as of the most recent valuation date for the applicable Plan, the excess of (1) the Plan’s actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(c).

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or the Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and the Subsidiaries, including without limitation all “cage cash.”

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01(D), (2) any other Subsidiary (other than a Wholly Owned Subsidiary that is a Master Lease Tenant) of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated by the Borrower as an Unrestricted Subsidiary hereunder after the Closing Date by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date and so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04 and (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04, and (3) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i).1

[1]	NOTE TO DRAFT: Chester Downs & Marina, LLC, Des Plaines Development L.P., Caesars License Company and Caesars World LLC to be scheduled.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Venue Documents” shall have the meaning assigned to such term in Section 6.05(p).

“Venue Easements” shall have the meaning assigned to such term in Section 6.05(p).

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.11(e).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests in which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “or” shall not be exclusive. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or any other agreement or contract shall mean such document, agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance herewith (to the extent applicable). Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or the Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP. Notwithstanding the foregoing, for all purposes of this Agreement, (a) no Master Lease or Additional Lease shall constitute Indebtedness or a Capital Lease Obligation regardless of how such Master Lease or Additional Lease may be treated under GAAP, (b) any interest portion of payments in connection with such Master Lease or Additional Lease shall not constitute Interest Expense and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under any Master Lease or any Additional Lease in the applicable Test Period and no deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under any Master Lease or any Additional Lease not paid in cash during the relevant Test Period or other non-cash amounts incurred in respect of any Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to any Master Lease or any Additional Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

SECTION 1.03. Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.

SECTION 1.04. Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit and Alternate Currency Loans. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable, in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as applicable.

SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Local Time.

SECTION 1.06. Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

SECTION 1.07. Limited Condition Transactions. For purposes of (i) determining compliance with any provision of this Agreement that requires the calculation of the Senior Secured Leverage Ratio, the Total Secured Leverage Ratio, the Total Leverage Ratio or the Fixed Charge Coverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of EBITDA or total assets), in each case, in connection with a Permitted Business Acquisition or other Investment permitted hereunder (including Permitted Business Acquisitions and other Investments subject to a letter of intent or purchase agreement) by one or more of the Borrower and its Subsidiaries of any assets, business or person (any such transaction, a “Limited Condition Transaction”), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted under this Agreement shall be deemed to be the date the definitive agreements for such Limited Condition Transaction (or commitments with respect to Indebtedness to be incurred in connection therewith) are entered into (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated.

SECTION 1.08. Additional Alternate Currencies for Loans and Letters of Credit.

(a) The Borrower may from time to time request that Eurocurrency Revolving Facility Loans and/or Letters of Credit be made in a currency other than Dollars, Canadian Dollars, Euros, Pound Sterling or Japanese Yen; provided that such requested currency is a lawful currency (other than Dollars, Canadian Dollars, Euros, Pound Sterling or Japanese Yen) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Local Time 20 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion).

(c) In the case of a request for a Eurocurrency Revolving Facility Loan of a Class in such other currency, the Administrative Agent shall promptly notify each Revolving Facility Lender of the applicable Class thereof. Each Revolving Facility Lender of the applicable Class shall notify the Administrative Agent, not later than 11:00 a.m., Local Time 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Revolving Facility Loans in such requested currency.

(d) Any failure by a Revolving Facility Lender of the applicable Class to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender to permit Eurocurrency Revolving Facility Loans of the applicable Class to be made in such requested currency. If the Administrative Agent and all Revolving Facility Lenders of the applicable Class consent to making Eurocurrency Revolving Facility Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Eurocurrency Revolving Facility Loans of the applicable Class. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

(e) In the case of a request for a Letter of Credit in such other currency, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Such L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., Local Time 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Letters of Credit in such requested currency.

(f) Any failure by an L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to issue Letters of Credit in such requested currency. If the Administrative Agent and the applicable L/C Issuer consent to making Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Letters of Credit issued by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

SECTION 1.09. Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrower may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.10. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (including, without limitation, for purposes of calculating any fees related thereto), whether or not such maximum stated amount is in effect at such time.

SECTION 1.11. Basket and Ratio Calculations. Notwithstanding anything in this Agreement or any other Loan Document to the contrary (i) unless the Borrower elects otherwise, if the Borrower or its Subsidiaries in connection with the consummation of any transaction or series of related transactions (A) incurs Indebtedness, creates Liens, makes asset sales or other dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes asset sales or other dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket (which shall occur on the same Business Day as the events in clause (A) above) under the same covenant, then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket under the same covenant without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions and (ii) if the Borrower or its Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date definitive loan documents with respect thereto are executed by all parties thereto, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility).

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) each Lender with a Term B Loan Commitment agrees to make Term B Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Term B Loan Commitment;

(b) each Lender with a Revolving Facility Commitment of a Class agrees to make Revolving Facility Loans of such Class to the Borrower from time to time during the Availability Period for such Class of Revolving Facility in Dollars and each Alternate Currency in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class and (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments under such Class of Revolving Facility. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans;

(c) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment; and

(d) amounts borrowed under Section 2.01(a) and repaid or prepaid may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Facility Loan and Term Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages of such Class on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing of Revolving Facility Loans or Term Loans shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount not less than the Borrowing Minimum and, in the case of a Eurocurrency Revolving Facility Borrowing, that is an integral multiple of the Borrowing Multiple. Subject to Section 2.05(c), at the time that each Term Borrowing or Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than the Borrowing Minimum and, in the case of a Eurocurrency Revolving Facility Borrowing, that is an integral multiple of the Borrowing Multiple; provided, that an ABR Revolving Facility Borrowing under any Revolving Facility may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments thereunder. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of (i) five Eurocurrency Borrowings outstanding under the Term Facilities and (ii) eight Eurocurrency Borrowings outstanding under the Revolving Facility.

(d) Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lender.

SECTION 2.03. Requests for Borrowings. (a) To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of any proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Local Time, on the Business Day of the proposed Borrowing; provided, that, to request a Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request by telephone not later than 2:00 p.m., Local Time, one Business Day prior to the Closing Date; provided further that, in the case of an Alternate Currency Borrowing denominated in Japanese Yen, the Borrower shall notify the Administrative Agent of such request not later than 10:00 a.m. Local Time four Business Days prior to the date of such proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Revolving Facility Loans (and, if so, specifying the Class of Commitments under which such Borrowing is being made), Term B Loans, Other Term Loans, Refinancing Term Loans, Other Revolving Loans or Replacement Revolving Loans, as applicable;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) in the case of a Eurocurrency Revolving Facility Borrowing, the currency in which such Borrowing is to be denominated (which shall be Dollars or an Alternate Currency); and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Facility Borrowing or Term Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. The Letter of Credit Commitment.

(a) General.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Facility Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit under any Revolving Facility denominated in Dollars or any Alternate Currency for the account of the Borrower (or its subsidiaries or other Persons requested by the Borrower), and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Facility Lenders under each Revolving Facility severally agree to participate in Letters of Credit issued under such Revolving Facility for the account of the Borrower (or its subsidiaries or other Persons requested by the Borrower) and any drawings thereunder; provided, that no L/C Issuer shall be required to issue commercial Letters of Credit without its prior written consent; provided further that after giving effect to any L/C Credit Extension with respect to any Letter of Credit under any Revolving Facility, (w) the total Revolving Facility Credit Exposure under such Revolving Facility shall not exceed the total Revolving Facility Commitments under such Revolving Facility, (x) no Lender’s Revolving Facility Credit Exposure under such Revolving Facility shall exceed such Lender’s Revolving Facility Commitment under such Revolving Facility, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations of the applicable L/C Issuer (determined for such purpose without giving effect to the participations therein of the Revolving Facility Lenders pursuant to clause (B) above) shall not exceed such L/C Issuer’s Letter of Credit Commitment (unless such L/C Issuer has consented thereto). Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower or any Subsidiary may, during the foregoing period with respect to any Revolving Facility, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit under any Revolving Facility, if:

(A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the L/C Issuer with respect to such Letter of Credit and the Borrower have approved such expiry date (such approval not to be unreasonably withheld or delayed); or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date for such Revolving Facility, unless all the Revolving Facility Lenders under such Revolving Facility have approved such expiry date (such approval not to be unreasonably withheld or delayed) or the Borrower has agreed to Cash Collateralize such Letter of Credit prior to the Letter of Credit Expiration Date for such Revolving Facility.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit under any Revolving Facility if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E) a default of any Revolving Facility Lender under such Revolving Facility to fund its obligations under Section 2.05(c) exists or any Revolving Facility Lender under such Revolving Facility is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Facility Lender to eliminate the L/C Issuer’s Fronting Exposure with respect to such Revolving Facility Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Facility Lenders under the applicable Revolving Facility with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than (x) with respect to Letters of Credit denominated in Dollars, 12:00 p.m. Local Time at least two Business Days (or three Business Days in the case of a Letter of Credit issued by Barclays Bank PLC) (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, and (y) with respect to Alternate Currency Letters of Credit, 9:00 a.m. Local Time at least five Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (which may be Dollars or any Alternate Currency); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof and the Revolving Facility under which such Letter of Credit is being issued; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Facility Lender under the applicable Revolving Facility, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.01 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or its subsidiaries or other Persons requested by the Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit under any Revolving Facility, each Revolving Facility Lender under such Revolving Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Facility Percentage under such Revolving Facility times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit under any Revolving Facility that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit)

by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit under any Revolving Facility has been issued, the Revolving Facility Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date under such Revolving Facility (or any later date if the Borrower has agreed to Cash Collateralize such Letter of Credit prior to the Letter of Credit Expiration Date for such Revolving Facility); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority Lenders under the applicable Revolving Facility have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Facility Lender under the applicable Revolving Facility or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit under any Revolving Facility that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued under any Revolving Facility, except as provided in the following sentence, the Revolving Facility Lenders under such Revolving Facility shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Majority Lenders under the applicable Revolving Facility have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Facility Lender under the applicable Revolving Facility or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than (1) 1:00 p.m., Local Time, on the first Business Day after the date that the L/C Issuer provides notice to the Borrower of any payment by the L/C Issuer under a Letter of Credit or

(2) 11:00 a.m., Local Time, on the second succeeding Business Day (if such notice is provided after 10:00 a.m., Local Time, on the date such notice is given) (each such applicable date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer (and the L/C Issuer shall promptly notify the Administrative Agent of any failure by the Borrower to so reimburse the L/C Issuer by such time) in an amount equal to the amount of such drawing and either in Dollars (in the case of an Alternate Currency Letter of Credit, in the Dollar Equivalent amount) or in the applicable currency (in the Borrower’s discretion). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Facility Lender under the Revolving Facility pursuant to which such Letter of Credit was issued of the Honor Date, the amount of the unreimbursed drawing in Dollars (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Facility Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of ABR Revolving Loans under the Revolving Facility under which such Letter of Credit was issued to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum Borrowing Minimums or Borrowing Multiples, but subject to the amount of the unutilized portion of the Revolving Facility Commitments under such Revolving Facility and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Facility Lender under the Revolving Facility under which such Letter of Credit was issued shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Revolving Facility Percentage under such Revolving Facility of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Revolving Facility Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan under the applicable Revolving Facility to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Revolving Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing under the applicable Revolving Facility in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) in Dollars and shall bear interest at the rate specified in Section 2.13(c). In such event, each Revolving Facility Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance under the applicable Revolving Facility from such Revolving Facility Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) Until each Revolving Facility Lender under the applicable Revolving Facility funds its ABR Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Facility Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Facility Lender’s obligation to make ABR Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit under a Revolving Facility under which such Lender has a Revolving Facility Commitment, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A)

any setoff, counterclaim, recoupment, defense or other right which such Revolving Facility Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Facility Lender under the applicable Revolving Facility fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Facility Lender such Revolving Facility Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Facility Lender its Revolving Facility Percentage thereof under the applicable Revolving Facility in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(i) in connection with the issuance of any Letter of Credit under any Revolving Facility is required to be returned under any of the circumstances described in Section 8.10 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Facility Lender under such Revolving Facility shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Facility Percentage under such Revolving Facility thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Facility Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Facility Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit that appears on its face to be valid proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Facility Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Facility Lenders or the Majority Lenders under the Revolving Facility under which such Letter of Credit was issued, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e);

provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) Sections 2.11(d), 2.22 and 7.01 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of Sections 2.05, 2.11(d), 2.22 and 7.01, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Facility Lenders, as collateral for the L/C Obligations, cash or deposit account balances, in each case, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) or to otherwise backstop (with a letter of credit on customary terms) such L/C Obligations to the applicable L/C Issuer’s and the Administrative Agent’s reasonable satisfaction. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Facility Lenders under any Revolving Facility under which a Letter of Credit is Cash Collateralized, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Except as otherwise agreed to by the Administrative Agent, Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Credit Suisse.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries or other Persons at the Request of the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a subsidiary or any other Person requested by the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under any such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of subsidiaries and such other Persons inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such subsidiaries and other Persons.

(k) Additional L/C Issuers. From time to time, the Borrower may by notice to the Administrative Agent with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Facility Lender designate such Revolving Facility Lender to act as an L/C Issuer hereunder. In the event that there shall be more than one L/C Issuer hereunder, each reference to “the L/C Issuer” hereunder with respect to any L/C Issuer shall refer to the person that issued such Letter of Credit and each such additional L/C Issuer shall be entitled to the benefits of this Agreement as an L/C Issuer to the same extent as if it had been originally named as the L/C Issuer hereunder. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit (including any Existing Letter of Credit) to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer (other than Credit Suisse) will also deliver to the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time together with such other information as the Administrative Agent may reasonably request.

(l) Resignation of an L/C Issuer. Notwithstanding anything to the contrary contained herein, any or all of Credit Suisse or any other L/C Issuer may, upon 30 days’ prior written notice to the Borrower and the Revolving Facility Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation as L/C Issuer, the applicable L/C Issuer shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer with a Letter of Credit Commitment equal to the Letter of Credit Commitment of the resigning L/C Issuer (unless otherwise agreed by the Borrower). In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint a successor L/C Issuer from among the Lenders willing to accept such appointment; provided that a failure by the Borrower to appoint any such successor shall not affect the resignation as L/C Issuer except as provided above. If an L/C Issuer resigns, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c).

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Term Loan or Revolving Facility Loan to be made by it hereunder available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than (i) 12:00 p.m., Local Time, in the case of any ABR Loan denominated in Dollars, (ii) 10:00 a.m., Local Time, in the case of any Eurocurrency Loan denominated in Dollars or (iii) 5:00 a.m., Local Time, in the case of any Eurocurrency Loans denominated in any Alternate Currency, in each case, on the Business Day specified in the applicable Borrowing Request. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request; provided, however, that if, on the date the Borrowing Request with respect to a Revolving Facility Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding under the applicable Revolving Facility, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of ABR Loans, prior to 11:00 a.m., Local Time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.06(a)) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans under the applicable Facility. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Each Borrowing of Revolving Facility Loans or Term Loans initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, that except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. The Borrower may elect different options with respect to different portions of the affected Revolving Facility Borrowing or Term Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit C and signed by a Responsible Officer of the Borrower.

(c) Each written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing denominated in Dollars shall be converted to an ABR Borrowing and Alternate Currency Borrowings shall be continued with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Eurocurrency Revolving Facility Borrowing shall, unless repaid, be continued as a Eurocurrency Revolving Facility Borrowing with an Interest Period of one month’s duration.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments of any Class shall terminate on the Revolving Facility Maturity Date with respect to such Class.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each such reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of such Class of Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 under such Revolving Facility, the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under clause (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender under each Revolving Facility the then unpaid principal amount of each Revolving Facility Loan under such Revolving Facility on the Revolving Facility Maturity Date with respect to such Revolving Facility and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Note”); provided that such Lender complies with any filing or application requirements under the Gaming Laws and, prior to the execution and delivery of such Note, such Lender shall have obtained all necessary approvals or waivers from any applicable Gaming Authority. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans.

(a) Subject to the other paragraphs of this Section:

(i) the Borrower shall repay Term B Borrowings on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Borrower after the Closing Date) and on the applicable Term Facility Maturity Date, or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of the Term B Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of Term B Loans outstanding on the Closing Date, and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of the Term B Loans outstanding;

(ii) in the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(iii) to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b) To the extent not previously paid, outstanding Revolving Facility Loans of any Class shall be due and payable on the Revolving Facility Maturity Date with respect to such Class.

(c) Prepayment of the Term Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be applied to the Term Loans pro rata among each Term Facility, with the application thereof being applied to the remaining installments thereof in direct order of maturity; provided that, subject to the pro rata application to Loans outstanding within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify (so long as such mandatory prepayments are not directed to any Class of Term Loans with a later Term Facility Maturity Date without at least a pro rata repayment of each Class of Term Loans with an earlier Term Facility Maturity Date);

(ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans as the Borrower may direct under the applicable Class or Classes as the Borrower may direct; and

(iii) any prepayment of Term Loans of a particular Class pursuant to Section 2.11(g) or 9.04(i) shall be applied to the remaining installments of such Class of Term Loans on a pro rata basis.

(d) Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 12:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a Eurocurrency Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).

SECTION 2.11. Prepayment of Loans.

(a) (i) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (except as provided in clause (ii) of this Section 2.11(a) and subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, upon prior notice in accordance with Section 2.10(d). Each such notice shall be signed by a Responsible Officer of the Borrower and shall specify the date and amount of such prepayment and the Class(es) and the Type(s) of Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.

(ii) In the event that, on or prior to the date that is six months after the Closing Date, the Borrower shall (x) make a prepayment of the Term B Loans pursuant to Section 2.11(a) with the proceeds of, or any conversion of Term B Loans into, any substantially concurrent issuance of a new or replacement tranche of long-term senior secured first lien term loans that are broadly syndicated to banks and other institutional investors in financings similar to the Term B Loans the primary purpose of which is to (and which does) reduce the All-in Yield of such Term B Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement the primary purpose of which is to (and which does) reduce the All-in Yield of the Term B Loans (other than, in the case of each of clauses (x) and (y), in connection with a Qualified IPO, a Change in Control or a transformative acquisition referred to in the last sentence of this paragraph), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Term B Loans, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans for which the All-in Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.11(a)(ii), a “transformative acquisition” is any acquisition by the Borrower or any Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower in good faith.

(b) Subject to Section 2.11(e) and (f), the Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10; provided that, with respect to Net Proceeds from Asset Sales, the Borrower may use a portion of such Net Proceeds to prepay or repurchase any Indebtedness that is secured by pari passu Liens on the Collateral permitted by Section 6.02, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Indebtedness with a pari passu lien on the Collateral and (B) the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of all Classes of Term Loans.

(c) Subject to Section 2.11(e) and (f), within five (5) Business Days after financial statements are delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to (i) the amount by which the Required Percentage of such Excess Cash Flow exceeds $5.0 million, minus to the extent not financed using the proceeds of the incurrence of funded term Indebtedness (ii) the sum of (A) the amount of any voluntary prepayments during such Excess Cash Flow

Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary prepayments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of (x) Term Loans (it being understood that the amount of any such payment constituting a below-par Permitted Loan Purchase shall be calculated to equal the amount of cash used and not the principal amount deemed prepaid therewith) and (y) other Indebtedness that is secured by pari passu Liens on the Collateral permitted by Section 6.02 (provided that (i) in the case of the prepayment of any revolving Indebtedness, there was a corresponding reduction in commitments and (ii) the maximum amount of each such prepayment of other Indebtedness that may be counted for purposes of this clause (A)(y) shall not exceed the amount that would have been prepaid in respect of such other Indebtedness if such prepayment had been applied on a ratable basis among the Term Loans and such other Indebtedness (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate principal amount of such other Indebtedness on the date of such prepayment)) and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, (I) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 or (II) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and to prepay any other Indebtedness that is secured by pari passu Liens on the Collateral permitted by Section 6.02 in accordance with the agreement(s) governing such other Indebtedness so long as the prepayments under this clause (II) are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such other Indebtedness (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such other Indebtedness being prepaid under this clause (II) on the date of such prepayment). Not later than the date on which the payment is required to be made pursuant to the foregoing sentence for each applicable Excess Cash Flow Period, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d) If the Administrative Agent notifies the Borrower at any time that the Revolving Facility Credit Exposure for any Revolving Facility at such time exceeds an amount equal to 105% of the Revolving Facility Commitments then in effect under such Revolving Facility, then, within two Business Days after receipt of such notice, the Borrower shall (at the Borrower’s option) prepay Revolving Facility Loans and/or the Borrower shall Cash Collateralize the L/C Obligations, in each case, under such Revolving Facility in an aggregate amount sufficient to reduce the Revolving Facility Credit Exposure under such Revolving Facility as of such date of payment to an amount not to exceed 100% of the Revolving Facility Commitments then in effect under such Revolving Facility. The Administrative Agent may, at any time and from time to time after any such initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(e) Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower elects (or is otherwise required) to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the second Business Day prior to the Required

Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment less the amount of Declined Proceeds, which amount shall be applied by the Administrative Agent to prepay the Term Loans of those Lenders that have elected to accept such Waivable Mandatory Prepayment (each, an “Accepting Lender”) (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in the applicable Class(es) of Term Loans in accordance with paragraphs (c) and (d) of Section 2.10), and (ii) the Borrower may retain a portion of the Waivable Mandatory Prepayment in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option and decline such Waivable Mandatory Prepayment (such declined amounts, the “Declined Proceeds”). Such Declined Proceeds shall be retained by the Borrower and may be used for any purpose not otherwise prohibited by this Agreement.

(f) Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited, restricted or delayed by applicable local law or material documents (including constituent and organizational documents) from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or other Indebtedness that is secured by Liens on the Collateral permitted by Section 6.02 at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or material documents will not permit repatriation to the United States, and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law or material documents, such repatriation will be effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans or other Indebtedness that is secured by Liens on the Collateral permitted by Section 6.02 pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow could reasonably be expected to have an adverse tax cost consequence that is not de minimis with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use commercially reasonable efforts (which shall not be required to extend beyond twelve (12) months after the applicable prepayment date) to eliminate such tax effects in its reasonable control in order to make such prepayments). For the avoidance of doubt, the non-application of any amounts required to applied pursuant to Section 2.11(b) or Section 2.11(c) as a consequence of the foregoing provisions does not constitute a Default or an Event of Default, and such amounts shall be available for working capital purposes of the Borrower and the Subsidiary Loan Parties so long as not required to be prepaid in accordance with the foregoing provisions. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower or any of its affiliates and arising as a result of compliance with the preceding sentence.

(g) (i) Notwithstanding anything to the contrary in Section 2.11(a) or 2.18(c) (which provisions shall not be applicable to this Section 2.11(g)), the Borrower shall have the right at any time and from time to time to prepay Term Loans and/or repay Revolving Facility Loans of any Class (with, in the case of Revolving Facility Loans under any Revolving Facility, a corresponding permanent reduction in the Revolving Facility Commitment of each Lender who receives a Discounted Voluntary Prepayment), to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.11(g); provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders with

Term Loans of any Class and/or Revolving Facility Loans of any Class on a pro rata basis with all Lenders of such Class, and after giving effect to any Discounted Voluntary Prepayment, there shall be sufficient aggregate Revolving Facility Commitments among the Revolving Facility Lenders to apply to the Outstanding Amount of the L/C Obligations as of such date, unless the Borrower shall concurrently with the payment of the purchase price by the Borrower for such Revolving Facility Loans, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(g) in the amount of any such excess Outstanding Amount of the L/C Obligations, (B) no Discounted Voluntary Prepayment shall be made from the proceeds of any extensions of credit under the Revolving Facility and (C) the Borrower shall deliver to the Administrative Agent a certificate of the Financial Officer of the Borrower stating (1) that no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(g) has been satisfied and (3) the aggregate principal amount of Term Loans and/or Revolving Facility Loans so prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit F (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans and/or repay Revolving Facility Loans of an applicable Class (with a corresponding permanent reduction in Revolving Facility Commitments of such Class) in each case in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans and/or Revolving Facility Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans or Revolving Facility Loans shall not be less than $5.0 million. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans and/or Revolving Facility Loans of the applicable Class, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans or Revolving Facility Loans of such Class (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”). Upon receipt of a Discounted Prepayment Option Notice with respect to Revolving Facility Loans, the Administrative Agent shall notify the L/C Issuer thereof and Discounted Voluntary Prepayments in respect thereof shall be subject to the consent of the L/C Issuer, such consent not to be unreasonably withheld or delayed.

(iii) Upon receipt of a Discounted Prepayment Option Notice and receipt by the Administrative Agent of any required consent from the L/C Issuer in accordance with Section 2.11(g)(ii), the Administrative Agent shall promptly notify each Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit G (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans and/or Revolving Facility Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans and/or Revolving Facility Loans of the applicable Class(es) specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for Term Loans and/or Revolving Facility Loans of the applicable Class(es) (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.11(g)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans and/or Revolving Facility Loans (or the respective portions thereof) (with, in the case of Revolving Facility Loans, a corresponding permanent reduction in Revolving Facility Commitments) of the applicable Class(es) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.16), upon irrevocable notice substantially in the form of Exhibit H (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M. Local time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.11(g)(iii) above) established by the Administrative Agent in consultation with the Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

SECTION 2.12. Fees.

(a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year, and the date on which the Revolving Facility Commitments of the applicable Class of such Lender shall be terminated as provided herein, a commitment fee in Dollars (a “Commitment Fee”) on the daily amount of the Revolving Facility Commitments (whether used or unused) of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee for the applicable Class with respect to such Lender. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein (provided that, if any Revolving Facility Loans or any L/C Obligations remain outstanding following the Revolving Facility Maturity Date or the date on which the aggregate Revolving Facility Commitments shall expire or be terminated, the Commitment Fee with respect to such Revolving Facility Loans and such L/C Obligations shall continue to accrue for so long as such Revolving Facility Loans and such L/C Obligations remain outstanding and shall be due and payable on demand).

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender (other than any Defaulting Lender; provided that at any time that an L/C Issuer has Fronting Exposure to a Defaulting Lender, until such Fronting Exposure has been reduced to zero, the L/C Participation Fee attributable to such Fronting Exposure in respect of Letters of Credit issued by such L/C Issuer shall be payable to such L/C Issuer) under any Revolving Facility, through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders under such Revolving Facility shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Outstanding Amount of L/C Obligations (excluding the portion thereof attributable to Unreimbursed Amounts) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date with respect to such Revolving Facility or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings of such Class made by such Lender effective for each day in such period and (ii) to each L/C Issuer, for its own account (x) three Business Days after the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders under such Class shall be terminated as provided herein, a fronting fee in Dollars in respect of each Letter of Credit issued by such L/C Issuer for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the Dollar Equivalent of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any drawing thereunder, such L/C Issuer’s customary documentary and processing fees and charges (collectively, “L/C Issuer Fees”). All L/C Participation Fees and L/C Issuer Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees set forth in the Fee Letter, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(d) The Borrower agrees to pay on the Closing Date to each Lender holding Term B Loans party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term B Loan, a closing fee (the “Term Closing Fee”) in an amount equal to 0.50% of the stated principal amount of such Lender’s Term B Loan, payable to such Lender from the proceeds of its Term B Loan as and when funded on the Closing Date. Such Term Closing Fee will be in all respects fully earned, due and payable on the Closing Date and nonrefundable and non-creditable thereafter.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that L/C Issuer Fees shall be paid directly to the applicable L/C Issuers. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans under any Revolving Facility, upon termination of the Revolving Facility Commitments with respect to such Revolving Facility and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on written demand, and (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR shall be computed at all times on the basis of a year of 365 days (or 366 days in a leap year); provided that interest computed on Sterling denominated Loans shall be calculated on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Eurocurrency Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the applicable Revolving Facility that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the applicable currency shall be ineffective and in the case of any Borrowing denominated in Dollars, such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or L/C Issuer;

(ii) subject any Lender or L/C Issuer to any Tax with respect to any Loan Document or any Eurocurrency Loan made by it or any Letter of Credit or participation therein (other than Taxes indemnifiable under Section 2.17 or Excluded Taxes); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or L/C Issuer, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or L/C Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital or liquidity adequacy), then from time to time the Borrower shall pay to such Lender or such L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any L/C Issuer has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or L/C Issuer shall notify the Borrower thereof. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or L/C Issuer, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (c) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without withholding or deduction for any Taxes except as required by law; provided, that if any applicable withholding agent shall be required to withhold or deduct any Taxes in respect of any such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent), receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) the applicable withholding agent shall make such withholding or deductions and (iii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate in a form reasonably satisfactory to the Administrative Agent (a “Non-Bank Certificate”), and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) to the extent the Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or participating Lender), duly completed copies of Internal Revenue Service Form W-8IMY, together with appropriate forms and certificates described in Sections 2.17(e)(i) through (iii) and any additional Form W-8IMYs, withholding statements and other information as may be required by law (provided that, where a Foreign Lender is a partnership (and not a participating Lender) and one or more of its direct or indirect partners are claiming the portfolio interest exemption, the Foreign Lender may provide the Non-Bank Certificate on behalf of such direct or indirect partners) or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two duly completed copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) certifying that such U.S. Lender is exempt from U.S. federal backup withholding on or before the date such U.S. Lender becomes a party and upon the expiration of any form previously delivered by such U.S. Lender.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.

(h) Notwithstanding any other provision of Section 2.17(e), (f) or (g), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(i) Each Lender shall, whenever a lapse in time or change in circumstances renders any documentation previously provided pursuant to Sections 2.17(e), (f) or (g) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(j) If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in contesting such Tax; provided that nothing in this Section 2.17(j) shall obligate any Lender or the Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person. The Borrower shall indemnify and hold each Lender and the Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(j). Any refund received from a successful contest shall be governed by Section 2.17(k).

(k) If the Administrative Agent or a Lender has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative

Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the applicable Loan Party’s request, provide such Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. This Section 2.17(k) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems in good faith to be confidential) to the Loan Parties or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to a Loan Party the payment of which would place such Lender in a less favorable net after tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

(l) If any Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Borrower, on or before the date on which it becomes a party to this Agreement, with two duly completed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Administrative Agent is exempt from U.S. federal backup withholding. If any Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), on or before the date on which it becomes a party to this Agreement, it shall provide (1) Internal Revenue Service Form W-8ECI (or any successor form) with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (or any successor form), together with required accompanying documentation, with respect to payments to be received by it on behalf of the Lenders. Each Administrative Agent shall, whenever a lapse in time or change in circumstances renders any documentation previously provided pursuant to this Section 2.17(l) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary, nothing in this Section 2.17(l) shall require any Administrative Agent to provide any documentation that it is not legally eligible to provide as a result of any Change of Law after the date hereof.

(m) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 2.17, include any L/C Issuer.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) without condition or deduction for any defense, recoupment, set-off or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars (or, in the case of Alternate Currency Loans or Alternate Currency Letters of Credit, in the applicable Alternate Currency) and in Same Day Funds not later than (x) in the case of Loans or Letters of Credit denominated in Dollars or Canadian Dollars, 2:00 p.m. Local Time or (y) in the case of Loans or Letters of Credit denominated in Alternate Currencies other than Canadian Dollars, 5:00 a.m. Local Time, in each case, on the date specified herein. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable L/C Issuer as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments payable in Dollars due under this Agreement be made in the United States. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, Unreimbursed Amounts, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of Loans and Unreimbursed Amounts then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in Letters of Credit and accrued interest thereon than the proportion received by any other Lender entitled thereto, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in Letters of Credit of other Lenders entitled thereto to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled thereto ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in Letters of Credit; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, pursuant to Section 2.11(g), Section 2.19(b), Section 2.19(c) and Section 9.04(i)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.05(d), Section 2.06(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, or if any Lender is the subject of a Disqualification, then the Borrower may, at its option and its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the L/C Issuer, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (2) terminate the Commitments of such Lender and prepay such Lender on a non-pro rata basis; provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower (as applicable) (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected or all Lenders (or all Lenders of a particular Class affected or all Lenders of a particular Class) and with respect to which the Required Lenders (or the

Majority Lenders of the relevant Facility) shall have granted their consent, then the Borrower may, at its option and its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to (1) require such Non-Consenting Lender to assign and delegate, without recourse, all interests, rights and obligations under this Agreement with respect to the applicable Class(es) of Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the L/C Issuer or (2) terminate the Commitments of such Non-Consenting Lender and prepay such Lender on a non-pro rata basis; provided, that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced or terminated shall be paid in full to such Non-Consenting Lender concurrently with such assignment or termination (including any amount payable pursuant to Section 2.11(a)) and (b) the replacement Lender, if any, shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price.

SECTION 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans in any currency, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans in such currency or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent) to either (i) in the case of Loans denominated in Dollars if the affected Lender may lawfully continue to maintain such Loans as Eurocurrency Loans until the last day of such Interest Period, convert all Eurocurrency Loans of such Lender to ABR Loans on the last day of such Interest Period (or, otherwise, immediately convert such Eurocurrency Loans to ABR Loans) or (ii) prepay such Eurocurrency Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21. Incremental Commitments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount at the time such Incremental Commitments are established from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5.0 million and a minimum amount of $20.0 million or equal to the remaining Incremental Amount or in each case such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be commitments to make term loans with terms identical to Term B Loans or commitments to make term loans with pricing terms and/or amortization and/or participation in mandatory prepayments or commitment reductions and/or maturity and/or other terms different from the Term B Loans (“Other Term Loans”) and (iv) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility

Commitments are to be commitments to make additional Revolving Facility Loans on the same terms as the Initial Revolving Loans or commitments to make revolving loans with pricing terms and/or participation in mandatory prepayments or commitment reductions and/or maturity and/or other terms different from the Initial Revolving Loans (“Other Revolving Loans”).

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that

(i) except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to clause (ii) through (iv) of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), the Other Term Loans shall have (x) terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms and conditions, taken as a whole, applicable to the Term B Loans (except for covenants and other provisions applicable only to periods after the latest Term Facility Maturity Date existing at the time of incurrence of such additional Term Facility), or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent,

(ii) the Other Term Loans shall rank pari passu or, at the option of the Borrower, junior in right of security with the Term B Loans, or be unsecured (provided, that if such Other Term Loans rank junior in right of security with the Term B Loans, such Other Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, Other Term Loans that rank junior in right of security or are unsecured shall be established pursuant to separate facilities from the Term B Loans and shall not be subject to clause (viii) below),

(iii) the final maturity date of any Other Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence,

(iv) the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans (without giving effect to any amortization or prepayments on the Term B Loans or Other Term Loans),

(v) except as to pricing, final maturity date, participation in mandatory prepayments and commitment reductions and ranking as to security (which shall, subject to clause (vi) and (vii) of this proviso, be determined by the Borrower and the Incremental Revolving Facility Lenders in their sole discretion), the Other Revolving Loans shall have (x) terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms and conditions, taken as a whole, applicable to the Initial Revolving Loans (except for covenants or other provisions applicable only to periods after the latest Revolving Facility Maturity Date existing at the time of incurrence of such Incremental Revolving Facility Commitments) or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent,

(vi) the Other Revolving Loans shall rank pari passu or, at the option of the Borrower, junior in right of security with the Initial Revolving Loans or be unsecured (provided, that if such Other Revolving Loans rank junior in right of security with the Initial Revolving Loans, such Other Revolving Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, Other Revolving Loans that rank junior in right of security or are unsecured shall be established pursuant to separate facilities from the Initial Revolving Loans),

(vii) the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date with respect to the Initial Revolving Loans,

(viii) with respect to any Other Term Loan incurred prior to the twelve-month anniversary of the Closing Date pursuant to clause (a) of this Section 2.21 that ranks pari passu in right of security with the Term B Loans, the All-in Yield shall be the same as that applicable to the Term B Loans on the Closing Date, except that the All-in Yield in respect of any such Other Term Loan may exceed the All-in Yield in respect of such Term B Loans on the Closing Date by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “LIBOR floor” as provided in the following proviso) applicable to such Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Other Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the higher of the Adjusted Eurocurrency Rate in effect for an Interest Period of three months’ duration at such time and the “LIBOR floor” applicable to the initial Term B Loans, and, with respect to such excess, the “LIBOR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such Term B Loans then outstanding,

(ix) there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party;

(x) there shall be no collateral security for any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments other than the Collateral; and

(xi) any Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments or commitment reductions hereunder, and any Incremental Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory commitment reductions hereunder.

Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e) (including, without limitation, any amendment to Section 2.10(a) as may be necessary to reflect the amortization of any such Incremental Term Loans, including in the case of any Incremental Term Loan that is intended to be “fungible” with any existing series of Term Loans, any customary adjustments necessary to provide for such “fungibility”). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless on the date of such effectiveness, (A) to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clause (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower and (B) if such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established for a purpose other than financing any Permitted Business Acquisition or any other acquisition or Investment that is permitted by this Agreement, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Borrower and the Master Lease Tenants) or (i) (with respect to the Borrower and the Master Lease Tenants) shall have occurred and be continuing or would result therefrom.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Revolving Loans), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in this Agreement, including Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments in respect of such Revolving Facility are, in each case, offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).

(f) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, any other pricing terms, amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer and shall not be subject to the provisions set forth in Section 2.21(b)(viii)), the Extended Term Loans shall have (x) terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms and conditions, taken as a whole, applicable to the existing Class of Term Loans (except for covenants and other provisions applicable only to periods after the latest Term Facility Maturity Date existing at the time of incurrence of such Extended Term Loan), or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates (without giving effect to any amortization or prepayments on such Class of Term Loans), (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than, the terms and conditions, taken as a whole, applicable to the existing Class of Revolving Facility Commitments (except for covenants and other provisions applicable only to periods after the latest Revolving Facility Maturity Date existing at the time of incurrence of such Extended Revolving Facility Commitments) or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each L/C Issuer, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment),

(iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby and (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j) Notwithstanding anything to the contrary in this Agreement, including Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clause (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), the net cash proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:

(i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans (except that no Default or Event of Default pursuant to Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing);

(ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans (without giving effect to any amortization or prepayments on such Class of Term Loans);

(iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; and

(v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(viii)) and optional prepayment or mandatory prepayment or redemption terms which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially more favorable to the Lenders providing such Refinancing Term Loans than, the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Term B Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrower in good faith. In addition, notwithstanding the foregoing, the Borrower may establish

Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (1) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith and (2) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more of the actions contemplated by Section 2.11(d) such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other Person that would be a permitted Assignee hereunder).

(k) The Borrower may approach any Lender or any other Person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(l) Notwithstanding anything to the contrary in this Agreement, including Section 2.11(a) and Section 2.18(c) (which provisions shall not be applicable to clauses (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replaces in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans (except that no Default or Event of Default pursuant to Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing); (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date prior to the Revolving Facility Maturity Date of the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the Replacement L/C Issuer, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially more favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those, taken as a whole, applicable to the then outstanding Revolving Facility (except to the extent such covenants and other terms apply solely to any period after the latest final maturity of the Revolving Facility Commitments in effect on the date of incurrence of such Replacement Revolving Facility Commitments or are otherwise reasonably acceptable to the Administrative Agent) as determined by the Borrower in good faith. In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other Person that would be a permitted Assignee hereunder).

(m) The Borrower may approach any Lender or any other Person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 (such Person, a “Replacement Revolving Lender”) to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Credit Percentages.

(o) For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any

Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(p) Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Eurocurrency Borrowings upon the incurrence of any Incremental Revolving Facility Commitments or Incremental Term Loan Commitments, (x) to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under the Term Facilities fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (y) to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under the Revolving Facilities fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (ii) the initial Interest Period with respect to any Eurocurrency Borrowing of Incremental Revolving Facility Commitments or Incremental Term Loan Commitments may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted Eurocurrency Rate with respect to such initial Interest Period shall be the same as the Adjusted Eurocurrency Rate applicable to any then-outstanding Eurocurrency Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Eurocurrency Borrowing.

SECTION 2.22. Defaulting Lenders.

(i) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender under any Revolving Facility becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable laws, rules and regulations of any Governmental Authority, during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender under any such Revolving Facility to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05, the “Revolving Facility Percentage” of each Non-Defaulting Lender under such Revolving Facility shall be computed without giving effect to the Revolving Facility Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit under such Revolving Facility in connection with such reallocation shall not exceed the Available Unused Commitment of such Lender.

(ii) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Facility Lenders” or “Majority Lenders,” as applicable, and Section 9.08.

(iii) Cash Collateral. To the extent the reallocation pursuant to clause (i) above is insufficient for any reason to cover the L/C Issuer’s Fronting Exposure to a Defaulting Lender, the Borrower shall Cash Collateralize such uncovered Fronting Exposure pursuant to arrangements reasonably satisfactory to the Administrative Agent.

(iv) Limitation on Letters of Credit. Notwithstanding anything to the contrary set forth herein, so long as any Lender is a Defaulting Lender, no L/C Issuer shall have any obligation to issue, amend or renew any Letter of Credit at any time there is Fronting Exposure unless the L/C Issuer is satisfied that it will have no Fronting Exposure after giving effect thereto.

(v) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender on account of its Loans or participations under the applicable Class of Revolving Facility Commitments (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(v) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(vi) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C) With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (vi)(A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (vii) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(vii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders of the applicable Revolving Facility in accordance with their respective pro rata Commitments under such Revolving Facility (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender under such Revolving Facility to exceed such Non-Defaulting Lender’s Revolving Facility Commitment under such Revolving Facility. Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(viii) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Facility Loans and funded and unfunded participations in Letters of Credit under the applicable Revolving Facility to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages under such Revolving Facility (without giving effect to Section 2.22(i)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

On the date of each Credit Event, the Borrower represents and warrants to each of the Lenders that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law (including Gaming Laws), statute, rule or regulation applicable to the Borrower or any such Subsidiary Loan Party, (B) any provision of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements or by-laws) of the Borrower or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower in accordance with the Plan of Reorganization and Confirmation Order and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, in each case that may be commenced after the date hereof, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law),(iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery of performance of each Loan Document to which the Borrower or any Subsidiary Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing and continuation statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and any successor offices, (c) recordation of the Mortgages, (d) such actions, consents and approvals under Gaming Laws or from Gaming Authorities the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, (e) such as have been made or obtained and are in full force and effect, (f) such other actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (g) filings or other actions listed on Schedule 3.04.

SECTION 3.05. Financial Statements.

(a) The financial statements delivered in accordance with Section 4.02(i) present fairly in all material respects the consolidated financial position of Caesars Entertainment Operating Company, Inc. and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

(b) The pro forma financial statements delivered in accordance with Section 4.02(j) have been prepared in good faith based on assumptions believed by the Borrower to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items on the Closing Date is subject to change), and present fairly in all material respects on a pro forma basis the estimated financial position of CEC and its consolidated subsidiaries as at December 31, 2016, assuming that the Transactions had actually occurred at such date, and the results of operations of CEC and its consolidated subsidiaries for the twelve-month period ended December 31, 2016, assuming that the Transactions and the Emergence Restructuring Transactions had actually occurred on the first day of such twelve-month period.

SECTION 3.06. No Material Adverse Effect. After the Closing Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Borrower and its Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens. Schedule 3.07(a) sets forth a true, complete and correct list of all Mortgaged Properties as of the Closing Date.

(b) As of the Closing Date, (i) each of the Borrower and its Subsidiaries has complied with all material obligations under all leases (including the Master Leases) to which it is a party, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect and (ii) all such leases (including the Master Leases) are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. The Borrower has delivered to Administrative Agent a true, complete and correct copy of each Master Lease, as in effect on the Closing Date.

(c) As of the Closing Date, none of the Borrower or the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(d) As of the Closing Date, none of the Borrower or the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05 or as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08. Subsidiaries.

(a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary.

(b) As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests in the Borrower or any of the Subsidiaries, except as set forth on Schedule 3.08(b).

SECTION 3.09. Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of the Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law (including the USA PATRIOT Act), rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower and each Subsidiary are in compliance in all material respects with all Gaming Laws that are applicable to them and their businesses, except where a failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations.

(a) None of the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. No part of the proceeds of any Loan or any Letter of Credit will be used for any purpose that violates Regulation T, Regulation U or Regulation X.

SECTION 3.11. Investment Company Act. None of the Borrower and the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.12. Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Facility Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including, without limitation, for Restricted Payments, Permitted Business Acquisitions and project development and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit and for the avoidance of doubt, the Borrower may request the issuance of Letters of Credit for the account of any subsidiary or any other Person designated by the Borrower, in each case for general corporate purposes of such subsidiary or other Person); provided the amount of Revolving Facility Loans incurred on the Closing Date to finance the Transactions, pay Transaction Expenses and fund any ordinary course working capital requirements of the Borrower and its Subsidiaries shall not exceed $50.0 million and (b) the Borrower will use the proceeds of the initial Term B Loans made on the Closing Date to finance a portion of the Transactions and for the payment of Transaction Expenses.

SECTION 3.13. Tax Returns.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments due and payable by it (and made adequate provision (in accordance with GAAP) for the payment of all Taxes not yet due and payable) through the date of the applicable Credit Event, including in its capacity as a withholding agent (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP); and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to each of the Borrower and the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14. No Material Misstatements.

(a) All written factual information (other than the Projections, estimates, forward-looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto prior to the date hereof).

(b) The Projections, estimates and other forward-looking information and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurances can be given that the projected results will be realized), as of the date such Projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

SECTION 3.15. Employee Benefit Plans. Except as set forth on Schedule 3.15 or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan that is, or has in the five years preceding the date of this Agreement been, sponsored or maintained by the Borrower or any Subsidiary is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrower, any Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) as of the most recent valuation date preceding the date of this Agreement, no Plan has any material Unfunded Pension Liability; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Borrower, its Subsidiaries or the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan; and (vi) none of the Borrower or its Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Borrower or any Subsidiary to tax.

SECTION 3.16. Environmental Matters. Except as set forth on Schedule 3.16 and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and the Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws and is in compliance with the terms of such permits, licenses and other approvals and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently owned, operated or leased or, to the Borrower’s knowledge, formerly owned, operated or leased, by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any of its Subsidiaries or transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws and (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17. Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection in such Collateral can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or IP Security Agreements (as defined in the Collateral Agreement) are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic registered or pending copyrights, patents and trademarks included in the Collateral, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c) The Mortgages, if any, executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 and Section 5.11 will be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

(d) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, (i) each of the parties hereto acknowledges and agrees that licensing by the Gaming Authorities may be required to enforce and/or exercise or foreclose upon certain security interests and such enforcement and/or exercise or foreclosure may be otherwise limited by the Gaming Laws and (ii) no Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests in any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18. Location of Real Property and Leased Premises.

(a) The Perfection Certificate completely and correctly identifies, in all material respects, as of the Closing Date all Owned Real Property owned by the Loan Parties. As of the Closing Date, the Loan Parties own in fee all the Owned Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.

(b) The Perfection Certificate lists correctly in all material respects, as of the Closing Date, all Material Leased Real Property that is leased by the Loan Parties as the lessee and the addresses thereof. As of the Closing Date, the Loan Parties have in all material respects valid leases in all the Material Leased Real Property set forth as being leased by them as the lessee in the Perfection Certificate except to the extent set forth therein.

SECTION 3.19. Solvency.

(a) On the Closing Date, immediately after giving effect to the Transactions, (i) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the

Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) On the Closing Date, immediately after giving effect to the consummation of the Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.20. Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21. [Reserved].

SECTION 3.22. Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 3.22, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all of the patents, trademarks, service marks or trade names, copyrights or mask works, domain names, data, databases, trade secrets, applications and registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, (b) to the best knowledge of the Borrower, the Borrower and the Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened.

SECTION 3.23. Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof, if any) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.

SECTION 3.24. Anti-Money Laundering; Anti-Corruption and Sanctions Laws.

(a) No Loan Party, none of its subsidiaries and to the knowledge of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such subsidiary (in their respective capacities as such) has violated in any material respect or is in violation in any material respect of any applicable Anti-Money Laundering Law.

(b) The Loan Parties have implemented and maintain in effect policies and procedures reasonably designed to promote compliance in all material respects by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with the U.S. Foreign Corrupt Practices Act, as amended, and all other anti-corruption laws applicable to the Borrower and its Subsidiaries (“Anti-Corruption Laws”) and applicable Sanctions, and the Loan Parties and their Subsidiaries and, to the knowledge of the Loan Parties, their respective officers, directors, employees and agents (in their respective capacities as such), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(c) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Parties, (i) none of the respective officers, directors or employees of such Loan Party or such Subsidiary, and (ii) none of the respective brokers or agents of such Loan Party or such Subsidiary that is acting or benefiting in any capacity in connection with the Loans, is a Sanctioned Person.

(d) Except to the extent permissible for a person required to comply with Sanctions, the Borrower will not, directly or indirectly, use any proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any person for the purpose of financing activities or business of or with any person or in any country or territory that, at the time of funding or facilitation, is a Sanctioned Person or a Sanctioned Country.

(e) No part of the proceeds of the Loans will be used, directly or indirectly, to make any payment to any person in violation of any Anti-Corruption Laws.

SECTION 3.25. Insurance. Schedule 3.25 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders to make Loans and (b) any L/C Issuer to permit any L/C Credit Extension hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each L/C Credit Extension (in each case of clauses (b) and (c) below, other than in connection with Incremental Term Loans or Incremental Revolving Facility Commitments to the extent not required by the Lenders providing such Incremental Term Loans or Incremental Revolving Facility Commitments, as set forth in the applicable Incremental Assumption Agreement):

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of an L/C Credit Extension, the applicable L/C Issuer and the Administrative Agent shall have received a Letter of Credit Application as required by Section 2.05(b).

(b) (i) In the case of each Credit Event that occurs on the Closing Date, the representations and warranties made in respect of the Borrower, and, to the extent applicable, the Subsidiary Loan Parties, in Sections 3.01(a) and (d), 3.02(a) and (b)(i)(B), 3.03, 3.10, 3.11, 3.17 (limited to creation, validity and perfection except as provided in the last paragraph of Section 4.02), 3.19 and 3.24 (limited to the use of proceeds of the Credit Events occurring on the Closing Date) shall be true and correct in all material respects as of such date; and (ii) in the case of each other Credit Event that occurs after the Closing Date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) In the case of each Credit Event that occurs after the Closing Date, at the time of and immediately after such Borrowing or L/C Credit Extension (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each such Borrowing (subject to the immediately preceding paragraph) and each such L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or L/C Extension as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On or prior to the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each of the Borrower, the L/C Issuer and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each L/C Issuer, a written opinion of (i) Latham & Watkins LLP, special counsel for the Loan Parties and (ii) each local counsel specified on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to each L/C Issuer, the Administrative Agent and the Lenders and (C) in form and substance consistent with similar transactions for the Borrower and reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary, Responsible Officer or similar officer of each Loan Party dated the Closing Date and certifying:

(i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by a Responsible Officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

(d) The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of CEOC, LLC, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

(e) The Lenders shall have received a solvency certificate substantially in the form of Exhibit I and signed by a Financial Officer of CEOC, LLC confirming the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(f) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document (which amounts may be offset against the proceeds of the Term B Facility and the Revolving Facility).

(g) Except as set forth in Schedule 5.10 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement” for the purposes of this Section 4.02) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived pursuant to the terms hereof) as of the Closing Date.

(h) The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by Section 9.20, to the extent such information has been requested not less than ten (10) Business Days prior to the Closing Date.

(i) The Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Caesars Entertainment Operating Company, Inc. and its subsidiaries, for the two most recently completed fiscal years ended at least 90 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Caesars Entertainment Operating Company, Inc. and its subsidiaries, for each subsequent fiscal quarter ended at least 45 days before the Closing Date (other than any fiscal fourth quarter) after the most recent fiscal period for which audited financial statements have been provided pursuant to clause (a) hereof, in each case prepared in accordance with GAAP in all material respects (provided, that notwithstanding the foregoing, the unaudited consolidated financial statements in the form of, and containing information similar to, those available in respect of the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 at http://investor.caesars.com/ceoc-financials.cfm on the date of the Commitment Letter shall be deemed to satisfy the requirements of this clause (b)). Caesars Entertainment Operating Company, Inc.’s public filings with the Securities and Exchange Commission of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (a) or (b) of this Section 4.01(i).

(j) The Arrangers shall have received a pro forma consolidated balance sheet and a related pro forma consolidated statement of income of CEC and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days before the Closing Date, or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statement of income), which need not be prepared in compliance with Regulations S-X of the Securities Act, nor include adjustments for fresh start accounting or purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(k) On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, neither the Borrower nor any of the Subsidiaries shall have any third party Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and other extensions of credit under this Agreement, (ii) Indebtedness of Foreign Subsidiaries, (iii) Indebtedness that is contemplated by, or permitted to remain outstanding pursuant to the Plan of Reorganization and (iv) other Indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries for capital expenditures and working capital purposes.

(l) Since February 17, 2017, there shall not have occurred any Borrower Material Adverse Effect.

(m) (a) The Bankruptcy Court shall have entered the Confirmation Order, which shall (i) not be stayed, (ii) be in full force and effect, (iii) be final and non-appealable, and (iv) not have been reversed, vacated, amended, supplemented, or otherwise modified in any manner materially adverse to the interests of the Lenders without the consent of the Arrangers (such consent not to be unreasonably withheld, delayed, denied or conditioned), it being agreed that the Arrangers shall be deemed to have consented to any such amendment, supplement, waiver or modification described in this clause (a) unless they shall object thereto within five (5) Business Days after receipt from the Borrower of written notice thereof, (b) the Plan of Reorganization shall have become effective in accordance with its terms, and all conditions precedent to the effectiveness of the Plan of Reorganization shall have been, or substantially contemporaneously with the closing of the Facilities, will be, satisfied in all material respects or waived (solely to the extent that such waiver is materially adverse to the interest of the Lenders, with the prior consent of the Arrangers (such consent not to be unreasonably withheld, delayed, denied or conditioned)), it being agreed that the Arrangers shall be deemed to have consented to any such waiver described in this clause (b) unless they shall object thereto within five (5) Business Days after receipt from the Borrower of written notice of such waiver, (c) the Restructuring Transactions as described and defined in the Plan of Reorganization to occur on the effective date of the Plan of Reorganization shall have been consummated, or substantially concurrently with the closing of the Facilities will be consummated, on the Closing Date, (d) the Debtors shall have deliver an executed release agreement for the benefit of the Arrangers and the Lenders in the form of Exhibit P and (e) the Debtors shall be in compliance in all material respects with the Confirmation Order.

(n) The Borrower shall have filed with the Bankruptcy Court at least three (3) Business Days prior to the Closing Date, a “Plan Supplement” (as defined in the Plan of Reorganization) containing a substantially final draft of this Agreement with respect to the Facilities.

(o) Each Master Lease, each MLSA and each Master Lease Intercreditor Agreement shall have become, or substantially concurrently with the Closing Date shall become, effective.

(p) The Borrower shall have received all material governmental and regulatory (including gaming) approvals necessary to effect the Transactions on the terms contemplated by this Agreement and by the Plan of Reorganization.

(q) CEOC, LLC shall have delivered to the Administrative Agent a certificate dated as of the Closing Date, to the effect set forth in Section 4.01(b)(i) and Section 4.02(l) hereof.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Notwithstanding anything to the contrary, it is understood that to the extent any security interest in the intended Collateral or any deliverable (including those referred to in Sections 4.02(d) and (g)) related to the perfection of security interests in the intended Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the possession of the stock certificates (if any) of the Borrower or any Wholly Owned Domestic Subsidiary) is not or cannot be provided and/or perfected on the Closing Date (1) without undue burden or expense or (2) after the Borrower has used commercially reasonable efforts to do so, then the provision and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the Commitments on the Closing Date but, to the extent otherwise required hereunder, shall be delivered after the Closing Date in accordance with Section 5.10.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05; provided that the Borrower may liquidate or dissolve one or more Subsidiaries if the assets of such Subsidiaries (to the extent they exceed estimated liabilities) are acquired by the Borrower or a Wholly-Owned Subsidiary of the Borrower in such liquidation or dissolution, except that the Borrower and Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as otherwise permitted under Section 6.05).

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

SECTION 5.02. Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Loan Parties to be listed as insured and the Collateral Agent to be listed as a co-loss payee on property and property casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) the Borrower and the Subsidiaries shall obtain flood insurance to the extent required to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the L/C Issuer and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any L/C Issuer or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any L/C Issuer and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that each of the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.

SECTION 5.03. Taxes. Pay and discharge promptly when due all Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) Within 105 days (or such longer time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K), following the end of each fiscal year (commencing with the fiscal year ending December 31, 2017), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or potential inability to satisfy a financial maintenance covenant under any series of Indebtedness on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) Within 60 days (or such longer time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on Form 10-Q) (or, in the case of the first three fiscal quarters for which quarterly financial statements are required to be delivered hereunder, within 75 days following the end of such fiscal quarter), following the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2018), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a customary certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred since the date the last certificate delivered pursuant to this Section 5.04(c) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the fiscal quarter ending on the last day of the first full fiscal quarter after the Closing Date, but not including any fiscal quarter that ends during a Covenant Suspension Period, setting forth computations in reasonable detail calculating the Financial Performance Covenant, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this paragraph (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC;

(e) within 105 days after the beginning of each fiscal year (or such later date as the Administrative Agent may agree), a reasonably detailed consolidated annual budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its consolidated subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f) upon the reasonable request of the Administrative Agent not more frequently than once a year unless an Event of Default has occurred and is continuing, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.10(f);

(g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries (including without limitation with regard to compliance with the USA PATRIOT Act), or compliance with the terms of any Loan Document, any Master Lease or any MLSA related to a Master Lease as in each case the Administrative Agent may reasonably request (for itself or on behalf of the Lenders);

(h) in the event that CEC or any Parent Entity reports at CEC or such Parent Entity’s level on a consolidated basis, then such consolidated reporting at CEC or such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Borrower will satisfy the requirements of such paragraph; provided that such financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its consolidated subsidiaries, on the one hand, and the information relating to CEC or such Parent Entity on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects; and

(i) no later than ten (10) Business Days after the delivery of the financial statements required pursuant to clauses (a) and (b) of this Section 5.04, commencing with the financial statements for the first full fiscal period ending after the Closing Date, upon request of the Administrative Agent, the Borrower shall hold a customary conference call for Lenders; provided, that if CEC hosts a conference call to which the Lenders have access, such conference call will satisfy the requirements of this Section 5.04(i).

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority (including any action, suit or proceeding by or subject to decision by any Gaming Authority) or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d) the development or occurrence of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect;

(e) promptly after the same are available, copies of any written communication to the Borrower or any of its Subsidiaries from any Gaming Authority advising it of a material violation of, or material non-compliance with, any Gaming Law by the Borrower or any of its Subsidiaries;

(f) (i) any material amendment or material modification of any Master Lease or MLSA related to a Master Lease, (ii) receipt of written notice from CPLV Manager, Non-CPLV Manager, CPLV Landlord, Non-CPLV Landlord or CEC of any “Default” or “Event of Default” under, and as defined in, the applicable MLSA related to a Master Lease or termination of any MLSA related to a Master Lease and (iii) receipt of a written notice from CPLV Landlord or Non-CPLV Landlord of a “Default” or “Event of Default” under and as defined in, the applicable Master Lease or notice of termination of the applicable Master Lease; and

(g) the Borrower’s determination of the commencement or termination of a Covenant Suspension Period.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including ERISA and all Gaming Laws, except that the Borrower and the Subsidiaries need not comply with any laws, rules, regulations and orders of any Governmental Authority then being contested by any of them in good faith by appropriate proceedings, and except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03, or to Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, which are the subject of Section 3.24. The Loan Parties will maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and Sanctions applicable to the Loan Parties and their Subsidiaries.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans in the manner set forth in Section 3.12.

SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, subject in each case to paragraph (g) below. If Collateral Agent reasonably determines that it is required by any laws, rules, regulations and orders of any Governmental Authority to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall (i) reimburse Collateral Agent for appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA, and (ii) make commercially reasonable efforts to comply with all reasonable requirements to obtain any such appraisals.

(b) If any asset (other than Real Property, which is covered by paragraph (c) below) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $25.0 million is acquired by any Loan Party after the Closing Date (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), such Loan Party will (i) promptly as practicable notify the Collateral Agent thereof and (ii) take or cause the Subsidiary Loan Parties to take such actions as shall be reasonably requested by the Collateral Agent to grant and perfect such Liens (subject to any Permitted Liens), including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c) Promptly notify the Administrative Agent of the acquisition or lease (which for this clause (c) shall include the improvement of any Real Property that was not Owned Real Property or Material Leased Real Property that results in it qualifying as Owned Real Property or Material Leased Real Property) of and, unless waived by the Collateral Agent, will grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests in, and mortgages on, such Owned Real Property or Material Leased Real Property of any Loan Parties that are not Mortgaged Property as of the Closing Date, to the extent acquired or leased after the Closing Date, within 90 days after such acquisition (or such later date as the Collateral Agent may agree in its reasonable discretion), pursuant to documentation substantially in the form of Exhibit D-1, Exhibit D-2, Exhibit D-3 or Exhibit D-4 or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of recordation thereof, record or file, and cause each such Subsidiary Loan Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges required to be paid in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a flood hazard determination (along with an executed borrower’s notice and evidence of insurance as necessary), leasehold documentation, including an estoppel and consent agreement and a recorded lease or memorandum thereof, as necessary, opinions of local counsel, a title insurance policy and a survey and otherwise comply with the Collateral and Guarantee Requirements applicable to Mortgages and Mortgaged Property. Notwithstanding the foregoing in this paragraph (c), to the extent that the Borrower anticipates in good faith (1) delivering a Project Notice to the Administrative Agent with respect to any such Owned Real Property or Material Leased Real Property acquired or leased after the Closing Date within forty-five (45) days following such acquisition or lease and (2) that such Project Notice would result in the release of a Mortgage securing the Obligations pursuant to Section 5.11(a) (if there were a Mortgage on such Owned Real Property or Material Leased Real Property), then the Borrower shall not be required to deliver an Additional Mortgage with respect to such Owned Real Property or Material Leased Real Property pursuant to this paragraph (c) (and such Owned Real Property or Material Leased Real Property will instead be subject to Section 5.11 below). If the Borrower has not delivered a Project Notice with respect to such Owned Real Property or Material Leased Real Property within such forty-five (45) day period, then the Borrower shall promptly take the actions required to be taken pursuant to this paragraph (c).

(d) If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Wholly-Owned Domestic Subsidiary (other than an Excluded Subsidiary), within fifteen (15) Business Days after the date such Wholly-Owned Domestic Subsidiary is formed or acquired (or such longer period as the Collateral Agent may reasonably agree), notify the Collateral Agent thereof and, within twenty (20) Business Days after the date such Wholly-Owned Domestic Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree (or, with respect to clauses (g) and (h) of the definition of “Collateral and Guarantee Requirement,” within 90 days after such formation or acquisition or such longer period as set forth therein or as the Collateral Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Domestic Subsidiary and with respect to any Equity Interest in or Indebtedness of such Domestic Subsidiary owned by or on behalf of any Loan Party, subject in each case to paragraph (g) below.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary constitutes a “first tier” Foreign Subsidiary of a Loan Party, within fifteen (15) Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent may agree), notify the Collateral Agent thereof and, within twenty (20) Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject in each case to paragraph (g) below.

(f) Furnish to the Collateral Agent promptly (and in any event within 30 days after such change) written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number or (D) in any Loan Party’s jurisdiction of organization; provided, that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties with the same priority as prior to such change.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property held by the Borrower or any of its Subsidiaries as a lessee under a lease other than Material Leased Real Property or any Real Property owned in fee that is not Owned Real Property, (ii) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1), and commercial tort claims with a value of less than $15 million, (iii) pledges and security interests (1) prohibited by applicable law (including Gaming Laws), rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets (x) on the Closing Date or (y) on the date that the applicable person becomes a Subsidiary of the Borrower) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) or (2) which could require governmental (including Gaming Authority) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received and the Borrower shall be under no obligation to seek such consent (other than commercially reasonable efforts to obtain such consent in respect of Gaming Laws)), (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences (as determined in good faith by the Borrower), (v) those assets as to which the Collateral Agent and the Borrower reasonably agree that the costs or other consequence of obtaining or perfecting such a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby, (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any other Loan Party) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vii) any governmental licenses (including gaming licenses) or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or require the consent of any Governmental Authority (to the extent such consent has not been obtained) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (viii) pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office, (ix) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in the Security Documents or otherwise separately agreed in writing between the Administrative Agent and the Borrower, (x) any Excluded Securities, (xi) for the avoidance of doubt, any assets owned by, or the Equity Interests of, any Qualified Non-Recourse Subsidiary, any Special Purpose Receivables Subsidiary or any other asset securing any Qualified Non-Recourse Debt or any Permitted Receivables Financing (which shall in no event constitute Collateral hereunder, nor shall any Qualified Non-Recourse Subsidiary or Special Purpose Receivables Subsidiary be a Loan Party hereunder); (xii) any Third Party Funds and (xiii) any equipment or other asset that is subject to a Lien permitted by any of clauses (c), (i) and (j) of Section 6.02 or is otherwise subject to a purchase money debt arrangement, slot financing arrangement or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt, financing arrangement or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Borrower or any Subsidiary Loan Party) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder; provided, that the Borrower may in its sole discretion elect to exclude any property from the definition of Excluded Property. Notwithstanding anything to the contrary in this Agreement, the Collateral Agreement, or any other Loan Document, (A) the Administrative Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) no foreign law governed security documents or perfection actions under foreign law shall be required, (C) no landlord, mortgagee or bailee waivers shall be required, (D) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default, (E) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower, (F) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative Agent), (G) there shall be no control, lockbox or similar arrangements nor any control agreements relating to the Borrower’s and its subsidiaries’ bank accounts (including deposit, securities or commodities accounts), (H) the Administrative Agent and the Borrower may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary in connection with any project or transactions otherwise permitted hereunder and (I) clauses (h)(iv) and (h)(vii) of the definition of Collateral and Guarantee Requirement shall not be required to be satisfied with respect to any Mortgaged Property that has a fair market value of less than $10.0 million (as determined by the Borrower in good faith) provided that, notwithstanding the foregoing, clause (h)(iv) of the definition of Collateral and Guarantee Requirement shall be required with respect to such Mortgaged Property if clause (h)(iv) of such definition is being simultaneously satisfied with respect to any other Mortgaged Property located in the same state as the Mortgaged Property in question; provided, further, that if the requirements of clause (h)(vii) of the definition of the Collateral and Guarantee Requirement are not required to be satisfied pursuant to this Section 5.10(g)(I), the parties hereto recognize and agree that the coverage contained in the title policy required to be delivered in connection with such Mortgaged Property pursuant to clause (h)(vi) of the definition of Collateral and Guarantee Requirement shall be modified accordingly.

(h) The Borrower shall, or shall cause the applicable Loan Parties to, satisfy the requirements listed on Schedule 5.10 within the timeframes indicated thereon.

SECTION 5.11. Real Property Development Matters.

(a) Releases of Mortgaged Property. In the event that the Borrower delivers a Project Notice to the Administrative Agent with respect to all or any portion of a Mortgaged Property or Mortgaged Properties constituting Undeveloped Land identifying the applicable Mortgaged Property or Properties, providing a reasonable description of the Project that the Borrower anticipates in good faith to be undertaken with respect to such Mortgaged Property or Properties constituting Undeveloped Land and identifying the Project Financing to be entered into in connection with the financing of such Project not in violation of this Agreement, then, if (x) the terms of such Project Financing require the release of the Mortgage securing the Obligations and (y) in the case of Undeveloped Land acquired after the Closing Date, the Borrower is in Pro Forma Compliance after giving effect to such Project Financing, on the later of the date that is ten (10) Business Days following the date of the delivery of the Project Notice to the

Administrative Agent and the date a mortgage or other security document securing the Project Financing is executed and delivered for recording pending, or is executed and delivered substantially concurrently with, the release of the Mortgage securing the Obligations, the security interest and Mortgage on the applicable Mortgaged Property or Properties shall be automatically released, all without delivery of any instrument or performance of any act by any party (and any Loan Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements). In connection with any such termination or release, the Administrative Agent and Collateral Agent shall execute and deliver (or cause to be executed or delivered) to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including, without limitation, mortgage releases (including partial mortgage releases in the case where the Mortgaged Property covered by any Mortgage includes Mortgaged Property not subject to such release) and UCC termination statements), and will duly assign and transfer to such Loan Party any such applicable Mortgaged Property. Any execution and delivery of documents pursuant to this Section 5.11 shall be without recourse to or warranty by the Administrative Agent or Collateral Agent. With respect to any Owned Real Property owned, or Material Leased Real Property leased, by any Loan Party that is subject to a Project Financing pursuant to this Section 5.11, no second lien mortgages may be placed on such Owned Real Property or Material Leased Real Property while such Project Financing is outstanding.

(b) New Mortgages on Developed Properties.

(i) Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the final completion of construction (as defined in the applicable engineering, procurement and construction contract) of any Project for which a Project Notice was previously delivered to the Administrative Agent, the Borrower shall notify the Administrative Agent of the completion of such Project and, to the extent permitted by the terms of the applicable Project Financing (provided that to the extent the terms of the applicable Project Financing restrict the taking of such actions, the Borrower shall take such actions promptly (but in no event later than 20 Business Days (or such longer period as the Administrative Agent shall permit in its reasonable discretion)) following the cessation of such restrictions), shall take the actions specified in clause (iii) below;

(ii) Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the abandonment or termination by the Borrower of any Project for which a Project Notice was previously delivered to the Administrative Agent, the Borrower shall notify the Administrative Agent of the abandonment or termination of such Project and, unless the Borrower delivers a new Project Notice with respect to the Real Property subject to such Project within such 20 Business Days (or such longer time permitted by the Administrative Agent), shall take the actions specified in clause (iii) below;

(iii) To the extent required by the foregoing clauses (i) and (ii), the Borrower shall (w) release or cause any applicable Subsidiary Loan Party to release all security interests or mortgages on the Real Property subject to such Project securing such Project Financing, (x) grant or cause any applicable Subsidiary Loan Party to grant to the Collateral Agent Additional Mortgages in any such Owned Real Property or Material Leased Real Property of such Loan Party subject to such Project as are not covered by the original Mortgages, constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of recordation thereof, (y) record or file, and cause such Subsidiary Loan Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and (z) pay, and cause such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to Section 5.10(g). Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy and a survey and otherwise comply with the Collateral and Guarantee Requirements applicable to Mortgages and Mortgaged Property.

(c) Release of Liens. Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the final completion of construction (as defined in the applicable engineering, procurement and construction contract) of any Project relating to a Mortgaged Property (other than with respect to which a Project Notice has been delivered), the Borrower shall notify the Administrative Agent of the completion of such Project and, to the extent permitted by the terms of any such third party mortgage financing Indebtedness (provided that to the extent the terms of the applicable mortgage financing Indebtedness restrict the taking of such actions, the Borrower shall take such actions promptly (but in no event later than 20 Business Days (or such longer period as the Administrative Agent shall permit in its reasonable discretion)) following the cessation of such restrictions), shall and shall cause any applicable Subsidiary Loan Party to release all third party mortgage financing Indebtedness for such Project (if any) and file and record any and all necessary documents to restore the first priority security interest and Lien of the original Mortgage relating to the Mortgaged Property that was the subject of the Project and pay, and cause such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to Section 5.10(g). Unless otherwise waived by the Collateral Agent, the Borrower shall deliver to the Collateral Agent contemporaneously therewith an endorsement to title insurance policy in form and substance reasonably satisfactory to the Administrative Agent and a survey and otherwise comply with the Collateral and Guarantee Requirements applicable to Mortgages and Mortgaged Property.

SECTION 5.12. Rating. Exercise commercially reasonable efforts to maintain (a) public ratings (but not to obtain a specific rating) from Moody’s and S&P for the Term B Loans and (b) public corporate credit ratings and corporate family ratings (but, in each case, not to obtain a specific rating) from Moody’s and S&P in respect of the Borrower.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11, the Required Revolving Facility Lenders voting as a single Class) shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness . Incur, create, assume or permit to exist any Indebtedness, except:

(a) (i) Indebtedness existing or committed on the Closing Date (provided, that any Indebtedness that is in excess of $5.0 million individually is set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (or in the case of a letter of credit, any replacement, renewal or extension of such letter of credit) (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary) and (ii) intercompany Indebtedness existing on the Closing Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that (i) all such Indebtedness, if owed to a Loan Party, shall be evidenced by the Global Intercompany Note or other promissory note and shall be subject to a first priority Lien pursuant to the applicable Security Document and (ii) any Indebtedness of a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Loan Obligations under this Agreement on subordination terms as described in the Global Intercompany Note or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;

(b) Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Swap Agreements not entered into for speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) all such Indebtedness, if owed to a Loan Party, shall be evidenced by the Global Intercompany Note or other promissory note and shall be subject to a first priority Lien pursuant to the applicable Security Document and (ii) other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries, (x) Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Parties shall be subject to Section 6.04(b) or (gg) and (y) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Loan Obligations under this Agreement on subordination terms as described in the Global Intercompany Note or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or an entity merged into or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise incurred or assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (in each case, including a Permitted Business Acquisition), where such acquisition, merger, consolidation or amalgamation is not prohibited by this Agreement; provided, (A) to the extent required by the lenders providing such Indebtedness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied, (B) in the case of any such Indebtedness secured by a Lien on the Collateral that is pari passu in right of security with the Liens securing the Obligations, the Senior Secured Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is either (I) not greater than 2.50 to 1.00 or (II) no greater than the Senior Secured Leverage Ratio immediately prior to such acquisition, merger, consolidation or amalgamation, (C) in the case of any such Indebtedness secured by Liens on Collateral that are junior in right of security to the Liens securing the Obligations, the Total Secured Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is either (I) not greater than 2.75 to 1.00 or (II) no greater than the Total Secured Leverage Ratio immediately prior to such acquisition, merger, consolidation or amalgamation, (D) in the case of any other such Indebtedness, the Fixed Charge Coverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is either (I) not less than 2.00 to 1.00 or (II) no less than the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger, consolidation or amalgamation and (E) the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this clause (h), together with the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant to Section 6.01(r), shall not exceed the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that the incurrence (but not assumption) of any Indebtedness for borrowed money pursuant to this clause (h)(i) incurred in contemplation of such acquisition, merger, consolidation or amalgamation shall be subject to the last paragraph of this Section 6.01 and the incurrence (but not assumption) of any such Indebtedness that is a term loan secured by a Lien on the Collateral that is pari passu in right of security with the Liens securing the Obligations shall be subject to the requirements of Section 2.21(b)(viii); and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(i) (i) Capital Lease Obligations, mortgage financings, slot financing arrangements and other purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests in any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate outstanding principal amount not to exceed the greater of $100.0 million and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(j) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and immediately after giving effect to, the incurrence thereof, would not exceed the greater of $150.0 million and 0.40 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and any Permitted Refinancing Indebtedness in respect thereof;

(l) Indebtedness of the Borrower or any Subsidiary in an aggregate outstanding principal amount not greater than 100% of the amount of net cash proceeds received by the Borrower from Excluded Debt Contributions;

(m) Guarantees (i) by the Borrower or any Subsidiary Loan Party of the Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(w)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party and (iv) by the Borrower or any Subsidiary Loan Party of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purpose in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s); provided, that (x) Guarantees by any Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be subordinated to the Loan Obligations to at least the same extent such underlying Indebtedness is so subordinated;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn outs), in each case, incurred or assumed in connection with the Transactions and any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practice;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) other Indebtedness so long as (A) to the extent required by the lenders providing such Indebtedness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied (provided that if such Indebtedness is established for a purpose other than financing any Permitted Business Acquisition or any other acquisition or Investment that is permitted by this Agreement, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Borrower and the Master Lease Tenants) or (i) (with respect to the Borrower and the Master Lease Tenants) shall have occurred and be continuing or would result therefrom) and (B) after giving effect to the issuance, incurrence or assumption of such Indebtedness (x) in the case of Indebtedness that is secured by a Lien on the Collateral that is pari passu in right of security with the Term B Loans or the Initial Revolving Loans, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 2.50 to 1.00 (y) in the case of Indebtedness that is secured by a Lien on the Collateral that is junior in right of security to the Term B Loans and the Initial Revolving Loans, the Total Secured Leverage Ratio on a Pro Forma Basis is not greater than 2.75 to 1.00 and (z) in the case of unsecured Indebtedness, the Fixed Charge Coverage Ratio on a Pro Forma Basis is at least 2.00 to 1.00; provided, however, that (I) the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this clause (r), together with the aggregate outstanding principal amount of Indebtedness incurred by Subsidiaries that are not Loan Parties pursuant to Section 6.01(h), shall not exceed the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (II) the Net Proceeds of any Indebtedness incurred pursuant to this Section 6.01(r) at such time shall not be netted for purposes of such calculation of the Senior Secured Leverage Ratio and the Total Secured Leverage Ratio, as applicable, (III) any Indebtedness incurred pursuant to Section 6.01(r)(i) shall be subject to the last paragraph of Section 6.01, (IV) any Indebtedness incurred pursuant to Section 6.01(r)(i)(x) in the form of term loans that is secured by a Lien on the Collateral that is pari passu in right of security with the Term B Loans shall be subject to the requirements of Section 2.21(b)(viii) and (V) if the incurrence of Indebtedness pursuant to Section 6.01(r)(i) occurs concurrently with the incurrence of Indebtedness pursuant to Section 6.01(k), then such Indebtedness incurred in reliance on Section 6.01(k) shall not be used in the calculation of the Senior Secured Leverage Ratio, the Total Secured Leverage Ratio and the Fixed Charge Coverage Ratio for purposes of Section 6.01(r)(i); and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate outstanding principal amount not to exceed the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and any Permitted Refinancing Indebtedness in respect thereof;

(t) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business;

(v) Indebtedness in connection with Permitted Receivables Financings in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, would not exceed $15.0 million;

(w) Indebtedness of the Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or by one or more of the Lenders or their Affiliates and (in each case) established for the Borrower’s and its Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured under the Security Documents;

(x) Indebtedness of, or incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and any Permitted Refinancing Indebtedness in respect thereof;

(y) Indebtedness used to finance, or incurred or issued for the purpose of financing, Expansion Capital Expenditures or Development Projects in an aggregate principal amount not to exceed, together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(z), $500.0 million at any time outstanding so long as no Event of Default shall have occurred and be continuing or would result therefrom, and any Permitted Refinancing Indebtedness in respect thereof;

(z) (i) any Qualified Non-Recourse Debt and any Indebtedness in connection with any Project Financing in an aggregate outstanding principal amount not to exceed, together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(y), $500.0 million and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(aa) Indebtedness consisting of Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees thereof or of any Parent Entity, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests in the Borrower or any Parent Entity permitted by Section 6.06;

(bb) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(cc) Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management, tax and accounting operations (including with respect to intercompany self-insurance arrangements) of the Borrower and the Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof;

(dd) Refinancing Notes and any Permitted Refinancing Indebtedness incurred in respect thereof;

(ee) Indebtedness of the Loan Parties that is either unsecured or secured by Liens ranking junior to the Liens securing the Obligations or secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations and the aggregate outstanding principal amount of which does not, at the time of incurrence, exceed the Incremental Amount available at such time and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided (1) if such Indebtedness is secured by Liens that are junior in right of security to the Liens securing the Obligations or is unsecured, the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety one (91) days following the latest Term B Facility Maturity Date in effect on the date of incurrence (other than the customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (2) subject to clause (4) below, the Indebtedness incurred shall be subject to the requirements of (x), in the case of term Indebtedness, Section 2.21(b)(i), (ii), (iii), (iv), (ix) and (x) or (y) in the case of revolving Indebtedness, Section 2.21(b)(v), (vi), (vii), (ix) and (x), in each case, as if such Indebtedness incurred under this Section 6.01(ee) were Incremental Term Loans or Incremental Revolving Facility Commitments, as applicable, (3) any Indebtedness incurred pursuant to this Section 6.01(ee) in the form of term loans that is secured by a Lien on the Collateral that is pari passu in right of security with the Term B Loans shall be subject to the requirements of Section 2.21(b)(viii), (4) any Indebtedness incurred pursuant to this Section 6.01(ee) in the form of a customary bridge facility will not be subject to the provisions of clause (1) above or Section 2.21(b)(i), (iii) or (iv), so long as the facility into which such bridge facility is to be converted satisfies such provisions and (5) to the extent required by the lenders providing such Indebtedness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied (provided that if such Indebtedness is established for a purpose other than financing any Permitted Business

Acquisition or any other acquisition or Investment that is permitted by this Agreement, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Borrower and the Master Lease Tenants) or (i) (with respect to the Borrower and the Master Lease Tenants) shall have occurred and be continuing or would result therefrom); provided that a certificate of a Financial Officer of the Borrower delivered to Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and in the case of any such Indebtedness, no Subsidiary of the Borrower is a borrower or guarantor other than any Subsidiary Loan Party which shall have previously or substantially concurrently Guaranteed the Obligations;

(ff) (i) Discharged Indebtedness and (ii) Escrowed Indebtedness; provided that, in the case of this clause (ii) (x) such Indebtedness shall have been permitted under this Section 6.01 on the date of funding into escrow (or such other date determined in accordance with Section 1.07) (giving pro forma effect to the use of proceeds thereof) and (y) from and after the release of such Indebtedness from escrow, it shall no longer be deemed Escrowed Indebtedness under this Agreement;

(gg) Obligations in respect of Cash Management Agreements;

(hh) to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers and designers) in furtherance of and/or in connection with any project, in each case to the extent such agreements and related payment provisions are reasonably consistent with commonly accepted industry practices (provided that no such agreements shall give rise to Indebtedness for borrowed money); and

(ii) all premium (if any, including tender premiums), expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (hh) above.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with Section 6.01 and the calculation of the Incremental Amount, if the use of proceeds from any incurrence, issuance or assumption of Indebtedness is to fund the Refinancing of any Indebtedness, then such Refinancing shall be deemed to have occurred substantially simultaneously with such incurrence, issuance or assumption so long as (1) such Refinancing occurs on the same Business Day as such incurrence, issuance or assumption, (2) if such proceeds will be offered (through a tender offer or otherwise) to the holders of such Indebtedness to be Refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such holders pending the completion of such offer on the same Business Day as such incurrence, issuance or assumption (and such proceeds are ultimately used in the consummation of such offer or otherwise used to Refinance Indebtedness), (3) if such proceeds will be used to fund the redemption, discharge or defeasance of such Indebtedness to be Refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such Indebtedness pending such redemption, discharge or defeasance on the same Business Day as such incurrence, issuance or assumption or (4) the proceeds thereof are otherwise set aside to fund such Refinancing pursuant to procedures reasonably agreed with the Administrative Agent.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (ii) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (ii) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”), the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred, classified or reclassified pursuant to any other clause (or portion thereof) at such time; provided, that all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

With respect to any Indebtedness for borrowed money incurred (other than assumed Indebtedness) under Section 6.01(h)(i) (solely to the extent set forth therein) and 6.01(r)(i), (A) in the form of term Indebtedness, (1) the stated maturity date of any such Indebtedness shall be no earlier than the Term B Facility Maturity Date as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans in effect at the time such Indebtedness is incurred, (B) in the form of revolving Indebtedness, (1) the stated maturity date of any such Indebtedness shall be no earlier than the Revolving Facility Maturity Date with respect to the Initial Revolving Loans as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Revolving Loans in effect at the time such Indebtedness is incurred and (C) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance, condemnation and insurance proceeds events, issuance of indebtedness proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Term B Facility Maturity Date as in effect at the time such Indebtedness is incurred) that could result in redemptions of such Indebtedness prior to the Term B Facility Maturity Date as in effect at the time such Indebtedness in incurred.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date (or created following the Closing Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5.0 million individually shall only be permitted under this paragraph (a) to the extent such Lien is set forth on Schedule 6.02(a), and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a) (or in the case of a letter of credit, any replacement, renewal or extension of such letter of credit permitted by Section 6.01(a))) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Secured Swap Agreements, Secured Cash Management Agreements and the Overdraft Line secured pursuant to the Security Documents) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) in the case of Liens that do not extend to the Collateral, such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after-acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof)), (ii) in the case of Liens on the Collateral that are (or are intended to be) junior in priority to the Liens securing the Term B Loans, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) pari passu with the Liens on the Collateral securing the Term B Loans, (x) such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement and (y) any Indebtedness for borrowed money in the form of term loans secured by such Liens shall be subject to the requirements of Section 2.21(b)(viii);

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness and Permitted Refinancing Indebtedness permitted by Sections 6.01(i) and 6.01(z) (in each case limited to the assets financed with such Indebtedness (or the Indebtedness Refinanced thereby) and any accessions and additions thereto and the proceeds and products thereof and customary security deposits and related property; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender and incurred under Section 6.01(i) or (z));

(j) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 or Section 5.11 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card chargebacks and similar obligations or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(p) Liens securing obligations in respect of trade-related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(q) (i) leases, subleases, easements or licenses permitted under Section 6.05(x) and (ii) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing Indebtedness of a Subsidiary that is not a Loan Party permitted under Section 6.01;

(u) other Liens with respect to property or assets of the Borrower or any Subsidiary; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) (x) in the case of a Lien on the Collateral that is pari passu in right of security with the Term B Loans or the Initial Revolving Loans, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 2.50 to 1.00 and (y) in the case of a Lien on the Collateral that is junior in right of security to the Term B Loans and the Initial Revolving Loans, the Total Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 2.75 to 1.00, (ii) at the time of the incurrence of such Lien and after giving effect thereto, to the extent required by the lenders providing the related Indebtedness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied (provided that if such related Indebtedness is established for a purpose other than financing any Permitted Business Acquisition or any other acquisition or Investment that is permitted by this Agreement, no Event of Default under Section 7.01(b), (c), (h) (with respect to the Borrower and the Master Lease Tenants) or (i) (with respect to the Borrower and the Master Lease Tenants) shall have occurred and be continuing or would result therefrom), (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, (iv) if such Liens are (or are intended to be) secured by Liens on the Collateral that are pari passu with the Liens securing the Loan Obligations, (x) such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement and (y) any Indebtedness for borrowed money in the form of term loans secured by such Liens shall be subject to the requirements of Section 2.21(b)(viii) and (v) if such Liens are (or are intended to be) secured by Liens on the Collateral that are junior in priority to the Liens securing the Loan Obligations, such Liens shall be subject to a Permitted Junior Intercreditor Agreement;

(v) Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(w) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(x) agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(y) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(z) Liens on Equity Interests in joint ventures (i) securing obligations of such joint ventures or (ii) pursuant to the relevant joint venture agreement or arrangement;

(aa) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(bb) Liens in respect of Permitted Receivables Financings that extend only to the assets subject thereto and Equity Interests in Special Purpose Receivables Subsidiaries;

(cc) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(dd) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(ee) Liens securing Indebtedness or other obligations (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Loan Party, (ii) of any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party or (iii) permitted under Section 6.01(x);

(ff) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(gg) Liens securing Swap Agreements that were not entered into for speculative purposes;

(hh) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $150.0 million and 0.40 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(ii) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Subsidiary;

(jj) Liens securing Indebtedness incurred pursuant to Section 6.01(y), 6.01(dd) and 6.01(ee); provided that, (i) if such Liens are (or are intended to be) secured by Liens on the Collateral that are pari passu with the Liens securing the Loan Obligations, such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement and (ii) if such Liens are (or are intended to be) secured by Liens on the Collateral that are junior in priority to the Liens securing the Loan Obligations, such Liens shall be subject to a Permitted Junior Intercreditor Agreement;

(kk) Liens on cash and Permitted Investments on deposit with Lenders and Affiliates of Lenders securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Borrower or any of its Subsidiaries;

(ll) (i) Liens pursuant to the Master Leases and any Additional Lease, which Liens are limited to the leased property under the applicable Master Lease or Additional Lease and the Master Lease Collateral related to such Master Lease or Additional Lease that is an Additional Master Lease and which Lien is granted to the applicable Master Lease Landlord or landlord under such Additional Lease for the purpose of securing the obligations of the applicable Master Lease Tenant or tenant under such Additional Lease to the applicable Master Lease Landlord or landlord under such Additional Lease and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable Master Lease or Additional Lease; provided, that under the terms of the documents governing such Lien, the applicable Master Lease Landlord or landlord under the applicable Additional Lease may not foreclose on any of the related Master Lease Collateral unless the applicable Master Lease or Additional Lease is being terminated with respect to the applicable facility and the Agents, the Lenders or their designee or assignee have not entered into a new lease in accordance with the terms of the applicable Master Lease or Additional Lease;

(mm) the Venue Easements and any other easements, covenants, rights of way or similar instruments which do not materially impact a project in an adverse manner granted in connection with arrangements contemplated under Section 6.05(i), (o), (p), (q), (r) or (x);

(nn) the filing of a reversion, subdivision or final map(s), record(s) of survey and/or amendments to any of the foregoing over Real Property held by the Loan Parties designed (A) to merge one or more of the separate parcels thereof together so long as (i) the entirety of each such parcel shall be owned by Loan Parties, (ii) no portion of the Mortgaged Property is merged with any Real Property that is not part of the Mortgaged Property and (iii) the gross acreage and footprint of the Mortgaged Property remains unaffected in any material respect or (B) to separate one or more of the parcels thereof together so long as (i) the entirety of each resulting parcel shall be owned by Loan Parties, (ii) no portion of the Mortgaged Property ceases to be subject to a Mortgage and (iii) the gross acreage and footprint of the Mortgaged Property remains unaffected in any material respect;

(oo) from and after the lease or sublease of any interest pursuant to Section 6.05(i), (o), (p), (q), (r) or (x), any reciprocal easement agreement entered into between a Loan Party and the holder of such interest; and

(pp) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of such Indebtedness or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder and (B) any unpaid accrued interest and premium (including tender premiums) thereon and an amount necessary to pay associated underwriting discounts, defeasance costs, fees, commissions and expenses related to such refinancing, refunding, extension, renewal or replacement, and (z) Indebtedness secured by Liens ranking junior to the Liens securing the Obligations may not be refinanced pursuant to this clause (pp) with Liens ranking pari passu to the Liens securing the Obligations.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (pp) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (pp), the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred, classified or reclassified pursuant to any other clause (or any portion thereof) at such time. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii)

property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, (b) with respect to any other property owned by the Borrower or any Domestic Subsidiary, (i) if at the time the lease in connection therewith is entered into, (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) with respect to any such Sale and Lease-Back Transaction with Net Proceeds in excess of $5.0 million, after giving effect to the entering into of such lease, the Borrower shall be in Pro Forma Compliance and (ii) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Domestic Subsidiary as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b), (c) in connection with any Project Financing and (d) in connection with transactions permitted by the Master Leases; provided, further, that the Borrower or the applicable Domestic Subsidiary shall receive at least fair market value (as determined by the Borrower in good faith) for any property disposed of in any Sale and Lease-Back Transaction pursuant to clause (a)(ii) or (b) of this Section 6.03 (as approved by the Board of Directors of the Borrower in any case of any property with a fair market value in excess of $25.0 million).

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of Indebtedness of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) the Transactions;

(b) (i) Investments by the Borrower or any Subsidiary in the Equity Interests in the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided, that (A) Investments made after the Closing Date by any Loan Party pursuant to clause (i) in Subsidiaries that are not Loan Parties, and (B) intercompany loans made after the Closing Date by any Loan Party to Subsidiaries that are not Loan Parties pursuant to clause (ii) and (C) Guarantees after the Closing Date by any Loan Party of Indebtedness of Subsidiaries that are not Loan Parties pursuant to clause (iii), shall not exceed (x) the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $15.0 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests in the Borrower or any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements that are not entered into for speculative purposes;

(h) Investments existing on, or contractually committed as of or contemplated as of, the Closing Date (provided, that any such Investment that is (x) not intercompany Indebtedness and (y) in excess of $5.0 million individually shall be set forth on Schedule 6.04) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (o), (p) (r), (s), (v), (ff), (gg), (ii), (ll)(ii) and (pp)(to the extent in respect of the foregoing clauses);

(j) other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $100.0 million and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (plus any returns of capital (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (j)) plus (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that if any Investment pursuant to this clause (j) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall, upon the election of the Borrower, thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (j) for so long as such person continues to be a Subsidiary of the Borrower;

(k) Investments constituting Permitted Business Acquisitions;

(l) Investments in a Similar Business in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (plus any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (l)); provided that if any Investment pursuant to this this clause (l) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall, upon the election of the Borrower, thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (l) for so long as such person continues to be a Subsidiary of the Borrower;

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation was or is permitted under this Section 6.04 or Section 6.05 and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions by the Borrower of obligations of one or more officers or other employees of any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests in the Borrower or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Qualified Equity Interests in the Borrower or any Parent Entity;

(r) any Investment deemed to be made in connection with the issuance of a Letter of Credit for the account or benefit of any subsidiary or other Person designated by the Borrower to the extent permitted hereunder not to exceed $50.0 million in the aggregate at any time outstanding;

(s) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed the greater of $60.0 million and 0.15 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (plus any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (s)), as valued at the fair market value (as determined in good faith by the Borrower) of such Investment at the time such Investment is made; provided that if any Investment pursuant to this clause (s) is made in any Unrestricted Subsidiary and such Unrestricted Subsidiary is redesignated a Subsidiary of the Borrower after such date, such redesignation shall increase the amount available pursuant to this clause (s) by an amount equal to the fair market value (as determined in good faith by the Borrower) of the Borrower’s Investments in such Subsidiary previously made in reliance on this clause (s) at the time of such redesignation;

(t) Investments consisting of Restricted Payments permitted by Section 6.06;

(u) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(v) [reserved];

(w) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(x) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or any Subsidiary;

(y) Investments by the Borrower and its Subsidiaries, including loans and advances to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate paragraph of Section 6.06 for all purposes of this Agreement);

(z) Investments consisting of Receivables Assets or arising as a result of Permitted Receivables Financings;

(aa) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other persons;

(bb) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or purchases, sales, licenses or sublicenses (including in respect of gaming licenses) or leases of intellectual property;

(cc) Investments received substantially contemporaneously in exchange for Qualified Equity Interests in the Borrower or any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(dd) other Investments so long as, immediately after giving effect to such Investment, the Total Leverage Ratio on a Pro Forma Basis would not exceed 2.25 to 1.00;

(ee) any Investment (i) made pursuant to any Master Lease, any MLSA or any Operations Management Agreement and (ii) in connection with the Emergence Restructuring Transactions;

(ff) Investments in joint ventures not in excess of (x) the greater of $100.0 million and 0.25 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (y) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (ff); provided that if any Investment pursuant to this clause (ff) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall, upon the election of the Borrower, thereafter be deemed to have been made pursuant to paragraph (b) above and shall cease to have been made pursuant to this clause (ff) for so long as such person continues to be a Subsidiary of the Borrower;

(gg) any Investment (i) deemed to exist as a result of a Subsidiary that is not a Loan Party distributing a note or other intercompany debt to a parent of such Subsidiary that is a Loan Party (to the extent there is no cash consideration or services rendered for such note), (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrower and the subsidiaries and (iii) consisting of intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business; and

(hh) Investments in joint ventures established to develop or operate nightclubs, bars, restaurants, recreation, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within, in close proximity to or otherwise for the benefit of any project (as reasonably determined by the Borrower) not to exceed at any one time in the aggregate the greater of $40.0 million and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, which Investments may (but are not required to) be made pursuant to (or in lieu of) dispositions in the manner contemplated under Sections 6.05(p) or (q) or received in consideration for dispositions under Sections 6.05(p) or (q).

Any Investment in any person other than a Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

For purposes of determining compliance with this covenant, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests in any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale or disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary into or with the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (ii), no person other than a Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower or the Subsidiaries and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, consolidate or amalgamate into or with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.10;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance on this paragraph (c) shall not in the aggregate exceed, in any fiscal year of the Borrower, $15.0 million;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens, and Restricted Payments permitted by Section 6.06;

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05; provided, that (i) no Event of Default exists or would result therefrom, (ii) the Net Proceeds thereof are applied in accordance with Section 2.11(b), (iii) such sale, transfer or other disposition of assets shall be for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04 and (iv) no such sale, transfer or other disposition of assets in excess of $25 million shall be permitted unless such disposition is for at least 75% cash consideration; provided, that for purposes of this subclause (g)(iv), each of the following shall be deemed to be cash: (A) the amount of any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (B) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Subsidiary of the Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received), (C) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (g)(iv)(C) that is at that time outstanding, not to exceed the greater of $75.0 million and 0.20 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (D) with respect to any lease of assets by the Borrower or a Subsidiary that constitutes a disposition, receipt of lease payments over time on market terms (as determined in good faith by the Borrower) where the payment consideration is at least 75% cash consideration.

(h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity;

(i) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j) sales, leases or other dispositions of inventory or sales, licenses, sublicenses or other dispositions or abandonment of intellectual property of the Borrower or any of its Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings;

(m) any exchange of assets for other assets used or useful in a Similar Business that are of comparable or greater value (other than any such exchanges by the Borrower or Subsidiary with a Person that is an Affiliate of the Borrower or Subsidiary); provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, and (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10.0 million, such exchange shall have been approved by at least a majority of the Board of Directors of the Borrower; provided, further, that (A) no Event of Default exists or would result therefrom and (B) with respect to any such exchange with aggregate gross consideration that has a fair market value (as determined in good faith by the Borrower) in excess of $10.0 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance;

(n) any disposition, merger, consolidation, amalgamation or dissolution in connection with the Transactions and the Emergence Restructuring Transactions;

(o) any disposition made pursuant to any Master Lease, any Additional Lease, any MLSA or any Operations Management Agreement;

(p) (i) the lease, sublease or license of any portion of any project to persons who, either directly or through Affiliates of such persons, intend to operate or manage nightclubs, bars, restaurants, recreation areas, spas, pools, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within such project and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements with respect to common area spaces and similar instruments benefiting such tenants of such leases, subleases and licenses generally and/or entered into connection with any project (collectively, the “Venue Easements,” and together with any such leases, subleases or licenses, collectively the “Venue Documents”); provided that (A) no Event of Default shall exist and be continuing at the time any such Venue Document is entered into or would occur as a result of entering into such Venue Document, (B) the Loan Parties shall be required to maintain control (which may be through required contractual standards) over the primary aesthetics and standards of service and quality of the business being operated or conducted in connection with any such leased, subleased or licensed space and (C) no Venue Document or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operations of the Borrower and the Subsidiaries; provided further that upon request by the Borrower, the Collateral Agent on behalf of the Secured Parties shall provide the tenant, subtenant or licensee under any Venue Document with a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit K or in such other form as is reasonably satisfactory to the Collateral Agent and the applicable Loan Party;

(q) the dedication of space or other dispositions of property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of any project; provided that in each case such dedication or other dispositions are in furtherance of, and do not materially impair or interfere with the operations of the Borrower and the Subsidiaries;

(r) dedications of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project, any Real Property held by the Loan Parties or the public at large that would not reasonably be expected to interfere in any material respect with the operations of the Borrower and the Subsidiaries; provided that upon request by the Borrower, the Administrative Agent shall direct the Collateral Agent on behalf of the Secured Parties to subordinate its Mortgage on such Real Property to such easement, right of way, right of access or similar agreement in such form as is reasonably satisfactory to the Administrative Agent and the applicable Loan Party;

(s) any disposition of Equity Interests in a Subsidiary pursuant to an agreement or other obligation with or to a person (other than the Borrower and the Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(t) dispositions of assets that do not constitute Collateral with an aggregate fair market value (as determined in good faith by the Borrower) of not more than the greater of $10.0 million and 0.025 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(u) dispositions of non-core assets acquired in connection with a Permitted Business Acquisition or other Permitted Investment;

(v) other dispositions of assets with a fair market value (as determined in good faith by the Borrower) of not more than the greater of $10.0 million and 0.025 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(w) dispositions set forth on Schedule 6.05; and

(x) subject to the last paragraph of this Section 6.05, each of the Borrower and the Subsidiaries may enter into any leases, subleases, easements or licenses with respect to any of its Real Property.

Notwithstanding the foregoing provisions of this Section 6.05, subsection (x) above shall be subject to the additional provisos that: (a) no Event of Default shall exist and be continuing at the time such transaction, lease, sublease, easement or license is entered into, (b) such transaction, lease, sublease, easement or license would not reasonably be expected to materially interfere with, or materially impair or detract from, the operation of the applicable project, and (c) no lease or sublease may provide that a Loan Party subordinate its fee, condominium or leasehold interest to any lessee or any party financing any lessee; provided that, upon request by the Borrower, the Administrative Agent shall direct the Collateral Agent on behalf of the Secured Parties to provide the tenant under any such lease or sublease with a subordination, non-disturbance and attornment agreement in such form as is reasonably satisfactory to the Administrative Agent (it being understood and agreed that no such agreement shall be required to be provided unless (A) no Event of Default shall exist and be continuing at such time or would occur as a result thereof and (B) no Material Adverse Effect would result therefrom). To the extent any Collateral is sold or disposed of in a transaction expressly permitted by this Section 6.05 to any person other than the Borrower or any Subsidiary Loan Party, such Collateral shall be sold or disposed of free and clear of the Liens created by the Loan Documents (provided that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by the Borrower or such Subsidiary Loan Party will not be so released), and the Administrative Agent shall take, and is hereby authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.

SECTION 6.06. Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any Equity Interests in the Borrower or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Borrower) (the foregoing, “Restricted Payments”); provided, however, that:

(a) Restricted Payments may be made to the Borrower or to any Wholly-Owned Subsidiary of the Borrower (or, in the case of non-Wholly-Owned Subsidiaries, to the Borrower or any Subsidiary of the Borrower that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests in such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b) Restricted Payments may be made (x) in respect of (i) overhead, legal, accounting and other professional fees and expenses of any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses, required to maintain any Parent Entity’s existence, (iv) payments permitted by Section 6.07(b) (other than clauses (vii), (xxii) and (xxiii) thereof), and (v) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower or its Subsidiaries and (y) in respect of any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which any Parent Entity is the common parent, or for which the Borrower is a disregarded entity for U.S. federal and/or applicable state or local income tax purposes, distributions to any Parent Entity in an amount not to exceed the amount of any such U.S. federal, state, local or foreign taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group;

(c) Restricted Payments may be made to any Parent Entity the proceeds of which are used to purchase or redeem the Equity Interests in the Borrower or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, the Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year (1) $15.0 million, plus (2) (x) the amount of net proceeds contributed to the Borrower that were received by any Parent Entity during such calendar year from sales of Equity Interests in any Parent Entity to directors, consultants, officers or employees of any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year, subject, with respect to unused amounts from clause (1) of this proviso that are carried forward, to an overall limit in any fiscal year of $30.0 million (which shall increase to $50.0 million subsequent to a Qualified IPO); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary of the Borrower from members of management of any Parent Entity, the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests in any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) Restricted Payments may be made in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(e), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect thereto, the Borrower is in Pro Forma Compliance and (iii) the date of such Restricted Payment shall not occur during a Covenant Suspension Period;

(f) Restricted Payments may be made in connection with the consummation of the Transactions and the Emergence Restructuring Transactions;

(g) Restricted Payments may be made to allow any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests in any such person;

(h) after a Qualified IPO, Restricted Payments may be made (including to any Parent Entity so that any Parent Entity may make Restricted Payments to its equity holders) in an amount equal to 6% per annum of the net proceeds received by the Borrower from any public offering of Equity Interests in the Borrower or any Parent Entity; provided, that no Event of Default shall have occurred and be continuing;

(i) other Restricted Payments may be made; provided that, no Event of Default has occurred and is continuing or would result therefrom and after giving effect to such Restricted Payment, the Total Leverage Ratio on a Pro Forma Basis would not exceed 2.00 to 1.00;

(j) any Restricted Payment made under any Master Lease, any MLSA or any Operations Management Agreement;

(k) Restricted Payments out of Declined Proceeds not applied to the prepayment of Term Loans in an aggregate amount not to exceed $37.5 million; or

(l) Restricted Payments may be made to any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(m) Restricted Payments may be made in an aggregate amount, together with any payments and distributions made in respect of Junior Financings pursuant to Section 6.09(b)(i)(G), equal to the greater of $50.0 million and 0.125 times the EBITDA calculated on a Pro Forma Basis for the Test Period; provided, that no Event of Default shall have occurred and be continuing;

(n) Restricted Payments may be made in an amount equal to Excluded RP Contributions;

(o) any Restricted Payment deemed to be made in connection with the issuance of Letters of Credit for the account or benefit of any subsidiary or any other Person designated by the Borrower to the extent permitted hereunder not to exceed $50.0 million in the aggregate at any time outstanding; and

(p) Restricted Payments described on Schedule 6.06 may be made.

For purposes of determining compliance with this covenant, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses.

SECTION 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests in the Borrower (collectively, “Section 6.07 Affiliates”) in a transaction involving aggregate consideration in excess of $20.0 million, unless such transaction is (i) otherwise permitted or required under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate. For purposes of this Section 6.07, any transaction with any Affiliate or any such 10% holder shall be deemed to have satisfied the standard set forth in clause (ii) of the immediately preceding sentence if such transaction is approved by a majority of the Disinterested Directors of the Borrower.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

(ii) loans or advances to employees or consultants of any Parent Entity, the Borrower or any of the Subsidiaries in accordance with Section 6.04(e);

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a Subsidiary is the surviving entity);

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and the Subsidiaries);

(v) the Transactions, any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence (or to be entered into) on the Closing Date and, to the extent involving aggregate consideration in excess of $20.0 million, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not materially adverse to the Lenders when taken as a whole as determined by the Borrower in good faith) and other transactions, agreements and arrangements described on Schedule 6.07, and any amendment thereto or replacement thereof or similar transactions, agreements or arrangements entered into by the Borrower or any of the Subsidiaries to the extent such amendment is not materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower);

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii) Restricted Payments permitted under Section 6.06, including payments to any Parent Entity;

(viii) payments by the Borrower or any of the Subsidiaries of the Borrower to any Section 6.07 Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith;

(ix) transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(x) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter which letter states that (i) such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Borrower or such Subsidiary, as applicable, from a financial point of view;

(xi) transactions in connection with the issuance of Letters of Credit for the account or benefit of any subsidiary or any other Person designated by the Borrower to the extent permitted hereunder (including with respect to the issuance of or payments in connection with drawings under Letters of Credit);

(xii) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business;

(xiii) [reserved];

(xiv) any transactions made pursuant to any Master Lease, any Additional Lease, any MLSA or any Operations Management Agreement;

(xv) the issuance, sale or transfer of Equity Interests in the Borrower, including in connection with capital contributions by a Parent Entity to the Borrower;

(xvi) the issuance of Equity Interests to the management of any Parent Entity, the Borrower or any Subsidiary in connection with the Transactions;

(xvii) (1) payments permitted under Section 6.06(b) and (2) entering into, and any transactions pursuant to, a tax sharing agreement;

(xviii) transactions pursuant to any Permitted Receivables Financing;

(xix) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xx) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries;

(xxi) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(xxii) transactions permitted by, and complying with, the provisions of Section 6.04(b), 6.04(e), 6.04(h), 6.04(o), 6.04(p), 6.04(w), 6.04(y), 6.04(cc), 6.05(b) or 6.06;

(xxiii) transactions undertaken in good faith (in the reasonable opinion of the Borrower) for the purpose of improving the consolidated tax efficiency of any Parent Entity, the Borrower and the Subsidiaries (provided that such transactions, taken as a whole, are not materially adverse to the Borrower and the Subsidiaries);

(xxiv) investments by the Sponsors or CEC in securities of the Borrower or any of the Subsidiaries of the Borrower so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the outstanding issue amount of such class of securities;

(xxv) any transactions in connection with the Emergence Restructuring Transactions and all other transactions contemplated by the Plan of Reorganization; or

(xxvi) any transactions pursuant to or in connection with the CES Agreements.

Notwithstanding the foregoing, CEC, Caesars Acquisition Company and their respective Affiliates (other than the Borrower and its Subsidiaries) shall not be considered Section 6.07 Affiliates of the Borrower or its Subsidiaries with respect to any transaction, so long as the transaction is in the ordinary course of business, pursuant to agreements existing on the Closing Date or pursuant to any Master Lease, any Additional Lease, any MLSA, any Operations Management Agreement, any CES Agreement, any intellectual property license or related agreement, management agreement or shared services agreement entered into with the Borrower and/or its Subsidiaries or, in each case, amendments, modifications or supplements thereto, or replacements thereof, that are not materially adverse to the Borrower or its Subsidiaries, taken as a whole

SECTION 6.08. Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date after giving effect to the Transactions or any Similar Business, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings.

SECTION 6.09. Limitation on Payments and Modifications of Indebtedness; Modifications of Governing Documents and Lease Arrangements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders taken as a whole (as determined in good faith by the Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any Subsidiary Loan Party.

(b) (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the loans under any Indebtedness of the Borrower or any Subsidiary that is expressly subordinate to the Obligations (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings with Permitted Refinancing Indebtedness permitted by Section 6.01, (B) payments of regularly scheduled interest and fees due thereunder, other non-accelerated and non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing to constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, and payment of principal on the scheduled maturity date of any Junior Financing (or within one year thereof), (C) payments or distributions in respect of all or any portion of the Junior Financing with Excluded RP Contributions, (D) the conversion of any Junior Financing to Equity Interests in the Borrower or any Parent Entity, (E) so long as no Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the Borrower would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.09(b)(i)(E), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be applied, (F) other payments or distributions in respect of Junior Financings prior to their schedule maturity date; provided that, no Event of Default has occurred and is continuing or would result therefrom and after giving effect to such Restricted Payment, the Total Leverage Ratio on a Pro Forma Basis would not exceed 2.00 to 1.00, (G) so long as no Event of Default has occurred and is continuing, payments and distributions in respect of Junior Financings prior to their scheduled maturity date may be made in an aggregate amount, together with any Restricted Payments made pursuant to Section 6.06(m), equal to the greater of $50.0 million and 0.125 times the EBITDA calculated on a Pro Forma Basis for the Test Period and (H) payments or distributions in respect of Indebtedness among the Loan Parties and the Subsidiaries, subject to compliance with the subordination provisions applicable to such Indebtedness; provided, that, for purposes of determining compliance with this Section 6.09(b)(i), (A) a payment or other distribution need not be permitted solely by reference to one category of permitted payments or other distributions (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a payment or other distribution (or any portion thereof) meets the criteria of one or more of the categories of permitted payments or other distributions (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted payment or other distribution (or any portion thereof) in any manner that complies with this Section 6.09(b)(i) and at the time of classification or reclassification will be entitled to only include the amount and type of such payment or other distribution (or any portion thereof) in one of the categories of permitted payments or other distributions (or any portion thereof) described in the above clauses; or

(ii) Amend or modify, or permit the amendment or modification of, any provision of Junior Financing that constitutes Material Indebtedness or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness” or, after giving effect to such amendment or modification, result in Indebtedness that would have been permitted to be incurred under Section 6.01 if originally incurred on such terms.

(c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions (x) in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, or (y) in any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that, in each case, do not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary;

(D) customary provisions in joint venture agreements and other similar agreements;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness and not all or substantially all assets;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(h), 6.01(k), 6.01(r), 6.01(y) or 6.01(ee) or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (as determined in good faith by the Borrower);

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary (including in connection with the Emergence Restructuring Transactions), so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

(R) restrictions contained in any agreements related to a Project Financing or Qualified Non-Recourse Debt;

(S) restrictions contained in any Master Lease, any Additional Lease, any MLSA or any Operations Management Agreement; or

(T) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements or the contracts, instruments or obligations referred to in clauses (A) through (S) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or similar arrangements are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend, other payment and Lien restrictions than those contained in the dividend, other payment and Lien restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or similar arrangements.

(d) Neither Borrower nor any Master Lease Tenant will terminate or allow or consent to the termination of any Master Lease or any MLSA related to a Master Lease or will enter into any amendment, waiver or modification to any Master Lease or any MLSA related to a Master Lease if (i) such amendment, waiver or modification could reasonably be expected to have a Material Adverse Effect or (ii) after giving pro forma effect to such amendment, waiver or modification, Borrower will not be in compliance with the provisions of Section 6.11; provided that neither Borrower nor any Master Lease Tenant will allow any amendment, waiver or modification of any Master Lease or any MLSA related to a Master Lease that (i) shortens the term of such Master Lease or MLSA related to a Master Lease to less than twenty (20) years (including extension or renewal options) from the Closing Date, (ii) amends, waives or modifies Articles XIV (Insurance Proceeds), XV (Condemnation), XVII (Leasehold Mortgagees) or XXII (Assignments) of the applicable Master Lease (including by amendment of the defined terms used therein), in each case, in a manner materially adverse to the interests of the Secured

Parties or (iii) amends, waives or modifies Article XI (Liens) of the applicable Master Lease to the extent adversely impacting the ability of the Secured Parties to obtain or maintain a Lien on the Properties of Borrower or its Subsidiaries, in each case, without the consent of the Required Lenders. Each Master Lease Tenant shall not transfer its rights or obligations under the applicable Master Lease to any Person other than to Borrower or any Subsidiary Loan Party (or a Person that becomes a Subsidiary Loan Party in connection with such transaction) or if such Master Lease Tenant is a Subsidiary that is not a Subsidiary Loan Party, to another Subsidiary; provided, however, that no such transfer shall be permitted hereunder unless expressly permitted under the applicable Master Lease or consented to in writing by the applicable Master Lease Landlord.

SECTION 6.10. Fiscal Year. In the case of the Borrower, permit any change to its fiscal year without prior notice to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.11. Financial Performance Covenant. With respect to the Revolving Facility only, permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter (beginning with the fiscal quarter ended on the last day of the first full fiscal quarter after the Closing Date, but excluding any fiscal quarter the last day of which occurs during a Covenant Suspension Period), solely to the extent that on such date the Testing Condition is satisfied, to exceed 3.50 to 1.00.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made; provided, that the failure of any representation or warranty made or deemed made by any Loan Party (other than the representations and warranties referred to in clause (i) of Section 4.01(b)) to be true and correct in any material respect on the Closing Date will not constitute an Event of Default hereunder;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Obligation or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI; provided, that any breach of the Financial Performance Covenant shall not, by itself, constitute an Event of Default under any Term Facility and the Term Loans may not be accelerated as a result thereof unless there are Revolving Facility Loans outstanding that have been accelerated by the Required Revolving Facility Lenders pursuant to the last sentence of this Section 7.01 as a result of such breach of the Financial Performance Covenant and the Revolving Facility Commitments have been terminated by the Required Revolving Facility Lenders;

(e) default shall be made in the due observance or performance by the Borrower or any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Borrower or any of the Material Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (other than as permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $50.0 million (to the extent not covered by insurance or indemnities), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA or (v) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that would subject the Borrower or any Subsidiary to tax; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l) (i) any material provision of any Loan Document shall for any reason be asserted in writing by the Borrower or any Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein), except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or except from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees by the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

(m) the occurrence of a License Revocation with respect to a license issued to the Borrower or any Subsidiary by any Gaming Authority with respect to gaming operations at any gaming facility of the Borrower or any Subsidiary that continues for 30 calendar days after the cessation of the affected operations as a result of such License Revocation to the extent that such License Revocation, together with all prior License Revocations that are still in effect, would reasonably be expected to have a Material Adverse Effect;

(n) CEC shall grant any consensual Lien on any of the Equity Interests in the Borrower; and

(o) (i) any Master Lease or MLSA related to a Master Lease shall terminate or otherwise cease to be effective, in each case other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to the terms thereof or pursuant to any amendment, waiver or modification thereof not prohibited by Section 6.09(d) hereof or (ii) an “Event of Default (as defined in such Master Lease) shall have occurred and be continuing under sections 16.1(a), 16.1(b), 16.1(j), 16.1(k) and 16.1(n) of any Master Lease that, in any such case, permits the landlord thereunder to terminate such Master Lease, or (iii) a Right to Terminate Notice (as defined in a Master Lease) is given to the Collateral Agent pursuant to Section 17.1(d) of the applicable Master Lease or (iv) any Master Lease Tenant shall cease to be the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than any Master Lease Tenant that is not the Borrower or a Wholly-Owned Subsidiary on the Closing Date),

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above and an event described in paragraph (d) above unless the first proviso thereto is applicable), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(g); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of an Event of Default under clause (d) above arising with respect to a failure to comply with the Financial Performance Covenant, and at any time thereafter during the continuance of such event, unless the conditions of the first proviso contained in clause (d) above have been satisfied, subject to Section 7.02, the Administrative Agent, at the request of the Required Revolving Facility Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments and (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Facility Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder with respect to such Revolving Facility Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.02, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), any Parent Entity and/or the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of any Parent Entity and/or the Borrower (and, with respect to any Parent Entity, in each case, to contribute any such cash to the capital of the Borrower) (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by any Parent Entity and/or the Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that, (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant, (iv) the Cure Amount shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any baskets with respect to the covenants contained in this Agreement and shall not be included in the calculation of the Cumulative Credit and (v) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Performance Covenant for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of unrestricted cash). If, after giving effect to the adjustments in this Section 7.02, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment.

(a) Each Lender (in its capacity as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Swap Agreements) and each L/C Issuer (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Swap Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender (in its capacity as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Swap Agreements) and each L/C Issuer (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Swap Agreements) hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, including to hold and enforce the same, and the Administrative Agent, each Lender and each L/C Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders or any L/C Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

SECTION 8.02. Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except for its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04. Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05. Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative

Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

SECTION 8.06. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender or any L/C Issuer. Each Lender and each L/C Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Loan Party that may come into the possession of the Administrative Agent or Collateral Agent, any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the total Term Loans and Revolving Facility Commitments (or, if the Revolving Facility Commitments shall have terminated, in accordance the Revolving Facility Commitments in effect immediately prior to such termination) held on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08. Agents in their Individual Capacity. The Administrative Agent, the Collateral Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such persons were not the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent and the Collateral Agent shall each have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent and the Collateral Agent in their individual capacities.

SECTION 8.09. Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Borrower shall have the right, subject to the reasonable consent of the Required Lenders (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the right), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Borrower (or the Required Lenders, as applicable) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Borrower (or the Required Lenders, as applicable) appoints a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation by Credit Suisse as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 8.10. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 8.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Article II or Section 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article II and Section 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the

Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent.

SECTION 8.12. Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document if approved, authorized or ratified in writing in accordance with Section 9.08, or pursuant to Section 5.11 or Section 9.18. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section.

SECTION 8.13. Agents and Arrangers. None of the Syndication Agent, the Documentation Agent nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 8.14. Intercreditor Agreements, Master Lease Intercreditor Agreements and Collateral Matters. The Administrative Agent and Collateral Agent shall be authorized from time to time, without the consent of any Lender, to execute or to enter into amendments of, and amendments and restatements of, the Intercreditor Agreements permitted or required hereunder, in each case in order to effect the pari passu treatment or the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required or permitted by the terms of this Agreement to be Liens pari passu with or junior to the Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens. The Administrative Agent and Collateral Agent shall be authorized, without the consent of any Lender, to execute each of the Master Lease Intercreditor Agreements and to enter into amendments of, and amendments and restatements of, the Master Lease Intercreditor Agreements in order to add or remove parties thereto or properties covered thereby, to cure any ambiguity, omission, defect or inconsistency or to make other modifications that are not materially adverse to the Lenders.

SECTION 8.15. Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective) or as a result of such Lender’s failure to comply with Section 9.04(c)(ii) relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.15. The agreements in this Section 8.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 8.15, include any L/C Issuer.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by electronic means shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices or communications (i) sent to an e-mail address shall be deemed received when delivered and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Documents required to be delivered pursuant to Section 5.04 (including any such documents that are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website(s) on the Internet at the website(s) address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each L/C Issuer and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17, 8.07 and 9.05) shall survive the Termination Date.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each L/C Issuer, the Administrative Agent, the Collateral Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the L/C Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) except in connection with the addition of one or more Domestic Subsidiaries as a joint and several co-borrower hereunder and in connection with the Emergence Restructuring Transactions and the transactions permitted by Section 6.05(b), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, which consent, with respect to the assignment of a Term B Loan, will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower shall be required (i) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) for an assignment of a Revolving Facility Commitment to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender, (iii) in the case of assignments during the primary syndication of the Commitments and Loans, for an assignment to persons identified to and agreed by the Borrower in writing prior to the Closing Date or (iv) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the L/C Issuer; provided, that no consent of the L/C Issuer shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1.0 million or an integral multiple of $1.0 million in excess thereof in the case of Term Loans and (y) $5.0 million or an integral multiple of $1.0 million in excess thereof in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if required by the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Each assigning Lender shall, in connection with any potential assignment, provide to Borrower a copy of its request (including the name of the prospective assignee(s)) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the L/C Issuer and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans or Commitments to one or more banks or other entities other than any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders; provided, that regardless of whether the list of Ineligible Institutions has been made available to all Lenders, no Lender may sell participations in Loans or Commitments to an Ineligible Institution without the consent of the Borrower if the list of Ineligible Institutions has been made available to such Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement

(including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly and adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to Section 9.04(c)(iii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and to the extent such Participant complies with Section 2.17(e) and (f) as though it were a Lender) (it being understood that the documentation required under Section 2.17(e) and (f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any participation made to an Ineligible Institution.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form for U.S. federal income tax purposes or such disclosure is otherwise required by applicable law.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld), which consent shall state that it is being given pursuant to this Section 9.04(c)(iii); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this

Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h) Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any assignment made to an Ineligible Institution. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary herein, the rights of the Lenders to make assignments and grant participations shall be subject to the approval of any Gaming Authority, to the extent required by applicable Gaming Laws.

(i) Notwithstanding anything to the contrary in Section 2.08, Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), the Borrower or its Subsidiaries may purchase by way of assignment and become an Assignee with respect to Term Loans and/or Revolving Facility Loans (other than any such Loans held by an Affiliate Lender) at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof or reduce the aggregate amount of any Revolving Facility Commitment of a Lender that has agreed to such reduction (“Permitted Loan Purchases”); provided that (A) no Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (B) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (C) upon consummation of any such Permitted Loan Purchase, the Loans and/or Revolving Facility Commitments purchased or terminated pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (D) to the extent the Borrower is making a Permitted Loan Purchase of Revolving Facility Loans or Revolving Facility Commitments, upon giving effect to such Permitted Loan Purchase, there shall be sufficient aggregate Revolving Facility Commitments among the Revolving Facility Lenders to apply to the Outstanding Amount of the L/C Obligations thereunder as of such date, unless the Borrower shall concurrently with the payment of the purchase price by the Borrower for such Revolving Facility Loans or the termination of such Revolving Facility Commitments, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(g) in the amount of any such excess Outstanding Amount of the L/C Obligations thereunder and (E) in connection with any such Permitted Loan Purchase (other than a termination of Revolving Facility Commitments), the Borrower or its Subsidiaries and such Lender that is the assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)).

(j) Each Permitted Loan Purchase shall, for purposes of this Agreement (including, without limitation, Section 2.08(b)) be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and/or Revolving Facility Loans (with a corresponding permanent reduction in Revolving Facility Commitments) or termination of the Revolving Facility Commitments, if applicable, and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans (and in the case of Revolving Facility Loans or Revolving Facility Commitment, a permanent reduction in Revolving Facility Commitments).

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay, within 30 days of written demand therefor (including documentation reasonably supporting such request), (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent and the Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of a single primary counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction and/or a single firm of regulatory counsel, in each case, for all such persons, taken as a whole), and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder (limited, (i) in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of a single primary counsel for all such persons, taken as a whole, and, if necessary, the reasonable fees, charges and disbursements of one local counsel in each appropriate jurisdiction and/or regulatory counsel for all such persons, taken as a whole (and, in the event of any actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another single firm of counsel for each group of similarly situated persons) and (ii) in the case of fees or expenses of any other advisor or consultant, solely to the extent the Borrower has consented to the retention of such person).

(b) The Borrower agrees to indemnify the Administrative Agent, the Agents, the Arrangers, each L/C Issuer, each Lender, each of their respective Affiliates, and each of their respective directors, partners, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited in the case of legal fees to the reasonable documented out-of-pocket legal expenses incurred in connection with investigating or defending any of the items in clauses (i) through (v) below, and excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction and/or a single firm of regulatory counsel, in each case, for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld or delayed), of another firm of counsel (and local counsel and/or regulatory counsel, in each case, as applicable) for each group of similarly situated Indemnitees)), and, in the case of fees or expenses with respect to any other advisor or consultant, limited solely to the extent the Borrower has consented to the retention of such person, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of the Commitment Letter, the Fee Letter, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of or otherwise relating to the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit, (iii) any violation of or liability under Environmental Laws by the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties (for purposes of this proviso only, each of the Agents, any Arranger, any L/C Issuer and any Lender shall be treated as several and separate Indemnitees, but each of them together with its respectively Related Parties (other than advisors), shall be treated as a single Indemnitee) or (2) any material breach of any Loan Document, the Commitment Letter or the Fee Letter by such Indemnitee or any of its Related Parties or (y) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Arranger or L/C Issuer in its capacity as such); provided further, that such indemnity shall not, as to any Indemnitee, be available with respect to any settlement entered into by such Indemnitee or any of its Related Parties without the Borrower’s written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided further, that such indemnity shall not, as to any Indemnitee, be available with respect to any expenses of the type referred to in Section 9.05(a) except to the extent such expenses would otherwise be of the type referred to in this Section 9.05(b). None of the Indemnitees (or any of their respective Affiliates) shall be responsible or liable to the Borrower or any of its subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Arranger, any L/C Issuer or any Lender. All amounts due under this Section 9.05 shall be payable within fifteen (15) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative of any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes, except Taxes that represent damages or losses resulting from a non-Tax claim.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent, any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer and any Affiliate of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such L/C Issuer to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each L/C Issuer under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such L/C Issuer may have.

SECTION 9.07. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each L/C Issuer and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (and consented to by the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Obligation, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (except as provided in Section 2.05(a)(ii)(B) or Section 2.05(b)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that (x) any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) and (y) any waiver or modification of conditions precedent, Defaults or Events of Default, in each case for the purpose of obtaining an extension of credit hereunder, or of any mandatory prepayment required hereunder or of any interest required to be paid under Section 2.13(c), shall not constitute a decrease or forgiveness of principal or interest or a decrease in the rate of interest or an extension of maturity for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that (x) any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the Commitment Fees or any other fees for purposes of this clause (ii) and (y) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Obligation or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv) amend the provisions of Section 5.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders”, “Required Revolving Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Subsidiary Guarantee Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all of the Equity Interests in such Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement or the other Loan Documents, or in the case of any Loan Party such release is otherwise pursuant to the terms of this Agreement, the Collateral Agreement or the Subsidiary Guarantee Agreement, as applicable, without the prior written consent of each Lender;

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being understood that such consent of the Majority Lenders participating in the adversely affected Facility shall be the only consent required hereunder for such waiver, amendment or modification) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

(viii) amend, waive or otherwise modify (i) the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans and Letters of Credit and (ii) the provisions of Section 6.11 and any defined term as used therein (but not as used anywhere else in the Loan Documents) (or Article VII or any other provision incorporating such Section 6.11 with respect to the effects thereof) without the written consent of the Required Revolving Facility Lenders (which, notwithstanding the foregoing, such consent of the Required Revolving Facility Lenders shall be the only consent required hereunder to make such amendment, waiver or modification);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an L/C Issuer hereunder without the prior written consent of the Administrative Agent or such L/C Issuer acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any successor or assignee of such Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Lenders and/or Required Revolving Facility Lenders, as applicable.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) (1) if such modifications are not materially adverse to the Lenders and are requested by Gaming Authorities and/or (2) to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Loans, as a separate Class or tranche from the existing Term Loan Commitments or Incremental Revolving Facility Commitments, as applicable, (B) to cure any ambiguity, omission, defect or inconsistency or (C) to establish separate Classes, tranches, sub-Classes or sub-tranches if the terms of a portion (but not all) of an existing Class or tranche is amended in accordance with Section 9.08(b).

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g) With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Borrower may elect (in its discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Borrower’s election, (x) state that the Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Section 6.01 and 6.02 (taking into account any other applicable provisions of this Section 9.08), in which case such certificate shall be conclusive evidence thereof, or (y) request the Administrative Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative Agent, that such Indebtedness satisfies such requirements, in which case the Administrative Agent may determine whether, in its reasonable judgment, such requirements have been satisfied (in which case it shall deliver to the Borrower a written confirmation of the same), with any such determination of the Administrative Agent to be conclusive evidence thereof, and the Lenders hereby authorize the Administrative Agent to make such determinations.

(h) Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender, the Administrative Agent and the Borrower to the extent necessary to integrate any Alternate Currency.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any L/C Issuer, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such L/C Issuer, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such L/C Issuer on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts; Electronic Execution of Documents.

(a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

(b) The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents (other than the Mortgages), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.16. Confidentiality. Each of the Lenders, each L/C Issuer and each of the Agents agrees that it shall maintain in confidence any information relating to any Parent Entity, the Borrower and any Subsidiary furnished to it by or on behalf of any Parent Entity, the Borrower or any Subsidiary (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 9.16, (b) has been independently developed by such Lender, such L/C Issuer or such Agent without violating this Section 9.16 or (c) was or becomes available to such Lender, such L/C Issuer or such Agent from a third party which, to such person’s knowledge, had not breached an obligation of confidentiality to the Borrower, any Parent Entity or any Loan Party) and shall not reveal the same other than to its Affiliates, directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential and it being understood and agreed that such Agent, such L/C Issuer or such Lender, as applicable, shall be responsible for any breach of confidentiality by any such person to which such Agent, L/C Issuer or Lender discloses such information to), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded (provided that notice of such requirement or order shall be promptly furnished to the Borrower prior to such disclosure to the extent practicable and legally permitted), (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) in order to enforce its rights under any Loan Document in a legal proceeding, (D) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or terms substantially similar to this Section), (E) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or terms substantially similar to this Section) and (F) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement; provided that, in the case of clauses (D) and (E), no information may be provided to a person known to be an Ineligible Institution or person who is known to be acting for an Ineligible Institution.

SECTION 9.17. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, if none of the Borrower, CEC or any Parent Entity is at the time a public reporting company, material information that is not publicly available and that is of a type that would not reasonably be expected to be publicly available if the Borrower, CEC or a Parent Entity was a public reporting company) with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 9.18. Release of Liens, Guarantees and Pledges.

(a) The Lenders, the L/C Issuer and other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party by a person that is not a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Subsidiary Loan Party, upon the release of such Subsidiary Loan Party from its obligations under the Guarantee in accordance with the Subsidiary Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 5.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), and (vii) as required by the Collateral Agent to effect any disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b) In addition, the Lenders, the L/C Issuer and other Secured Parties hereby irrevocably agree that the Subsidiary Loan Parties shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry).

(c) The Lenders, the L/C Issuer and other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Loan Party or Collateral pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender. Upon release pursuant to this Section 9.18, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Subsidiary Loan Party shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral and all obligations of the Borrower and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release of its security interest in all Collateral (including returning to the Borrower all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release the security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e) Obligations of the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Swap Agreement (after giving effect to all netting arrangements relating to such Secured Swap Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Swap Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Subsidiary Loan Parties effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Swap Agreements or any Secured Cash Management Agreements.

(f) In addition, the Administrative Agent and the Collateral Agent shall, upon the request of the Borrower, and are hereby irrevocably authorized by the Lenders to:

(i) release any Lien on any property granted to or held by the Collateral Agent under any Loan Document if such property becomes subject to a Lien that is permitted by Sections 6.02(i) or (j), to the extent required by the terms of the obligations secured by such Liens;

(ii) subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(i), (j), (ll), (mm), (nn) or (oo), to the extent required by the terms of the obligations secured by such Liens;

(iii) consent to and enter into (and execute documents permitting the filing and recording of, where appropriate) (x) the grant of easements, covenants, conditions, restrictions, declarations and/or rights to use common areas and (y) subordination, non-disturbance and attornment agreements, in each case in favor of the ultimate purchasers, or tenants under leases or subleases or licensees under licenses or easement holders under easements of any portion of any project in connection with the transactions contemplated by Sections 6.05(i), (o), (p), (q), (r) and (x); and

(iv) subordinate any Mortgage to any easements, rights of way, covenants, conditions and restrictions and other similar rights reasonably acceptable to the Administrative Agent which are requested by the Loan Parties pursuant to the transactions contemplated by Sections 6.05(p), (q) and (r); provided that such actions shall be taken only to the extent that the material terms thereof are either substantially similar to forms of similar documents attached to the Loan Documents or are otherwise reasonably acceptable to the Administrative Agent.

SECTION 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

SECTION 9.20. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.21. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising any Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to any of the Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Borrower hereby agrees that it will not claim that any of the Agents, the Arrangers, the Lenders or their respective affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

SECTION 9.22. Application of Gaming Laws.

(a) This Agreement and the other Loan Documents are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing and notwithstanding anything herein or in any other Loan Document to the contrary, the Lenders, Agents and Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information and (ii)(x) the consummation of the Emergence Restructuring Transactions and (y) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral (including the pledge and delivery of the Pledged Collateral), the Mortgaged Properties and the ownership and operation of facilities are, in each case, subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities.

(b) Lenders, Agents and Secured Parties agree to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Gaming Authorities and Liquor Authorities relating to the Loan or Loan Documents.

(c) Lenders acknowledge and agree that if the Borrower receives a notice from any applicable Gaming Authority that any Lender is a disqualified holder (and such Lender is notified by the Borrower in writing of such disqualification), the Borrower shall, following any available appeal of such determination by such Gaming Authority (unless the rules of the applicable Gaming Authority do not permit such Lender to retain its Loans or Commitments pending appeal of such determination), have the right to (i) cause such disqualified holder to transfer and assign, without recourse all of its interests, rights and obligations in its Loans and Commitments or (ii) in the event that (A) the Borrower is unable to assign such Loan after using its best efforts to cause such an assignment and (B) no Default or Event of Default has occurred and is continuing, prepay such disqualified holder’s Loan. Notice to such disqualified holder shall be given ten days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. If reasonably requested by any disqualified holder, the Borrower will use commercially reasonable efforts to cooperate with any such holder that is seeking to appeal such determination and to afford such holder an opportunity to participate in any proceedings relating thereto. Notwithstanding anything herein to the contrary, any prepayment of a Loan shall be at a price that, unless otherwise directed by a Gaming Authority, shall be equal to the sum of the principal amount of such Loan and interest to the date such Lender or holder became a disqualified holder (plus any fees and other amounts accrued for the account of such disqualified holder to the date such Lender or holder became a disqualified holder).

(d) If during the existence of an Event of Default hereunder or any of the other Loan Documents it shall become necessary or, in the opinion of the Administrative Agent, advisable for an agent, supervisor, receiver or other representative of the Lenders to become licensed or found qualified under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Loan Documents or to otherwise enforce the rights of the Agents, Secured Parties and the Lenders under the Loan Documents, the Borrower hereby agrees to consent to the application for such license or qualification and to execute such further documents as may be required in connection with the evidencing of such consent.

SECTION 9.23. Affiliate Lenders.

(a) Each Lender who is an Affiliate of the Borrower, excluding (x) the Borrower and its Subsidiaries and (y) any Debt Fund Affiliate Lender (each such Lender, an “Affiliate Lender”; it being understood that (x) neither the Borrower nor any of its Subsidiaries may be Affiliate Lenders and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04, subject in the case of Affiliate Lenders only (but not, for the avoidance of doubt, Debt Fund Affiliate Lenders), to this Section 9.23), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii) or (iii) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such

Lender under the Loan Documents, (iv) purchase any Term Loan if, immediately after giving effect to such purchase, Affiliate Lenders in the aggregate would own Term Loans with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term Loans then outstanding or (v) purchase any Revolving Facility Loans or Revolving Facility Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have (x) represented to the assigning Lender in the applicable Assignment and Acceptance, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (iv) of the preceding sentence and (y) represented in the applicable Assignment and Acceptance that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Subsidiaries or their respective securities (or, if none of the Borrower, CEC or any Parent Entity is at the time a public reporting company, material information that is not publicly available and that is of a type that would not reasonably be expected to be publicly available if the Borrower, CEC or a Parent Entity was a public reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment.

SECTION 9.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CEOC, LLC,
as Borrower

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.,
as Borrower

By:	/s/ Randall Eisenberg
Name: Randall Eisenberg
Title: Chief Restructuring Officer

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent, Collateral Agent, an L/C Issuer and a Lender

By:	/s/ John Toronto
Name: John Toronto
Title: Authorized Signatory

By:	/s/ Nicholas Gross
Name: Nicholas Goss
Title: Authorized Signatory

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as an L/C Issuer and a Lender

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as an L/C Issuer and a Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Credit Agreement]

CITIBANK, N.A.,
as an L/C Issuer and a Lender

By:	/s/ Akshay Kulkarni
Name: Akshay Kulkarni
Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA,
as an L/C Issuer and a Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as an L/C Issuer and a Lender

By:	/s/ Sangeeta Mahadevan
Name: Sangeeta Mahadevan
Title: Executive Director

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as an L/C Issuer and a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Credit Agreement]

UBS AG, STAMFORD BRANCH,
as an L/C Issuer and a Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

[Signature Page to Credit Agreement]

Exhibit A

to Credit Agreement

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:[1]

[and is an Affiliate/Approved Fund of [identify Lender]][and is (or, upon assignment of the Assigned Interest, will be) an Affiliate Lender][2].

3.	Borrower:	CEOC, LLC.

4.	Administrative Agent:	Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Credit Agreement.

[1]	Assignee cannot be an Ineligible Institution, a Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons, or a natural person.
[2]	Select as applicable.

Exhibit A - 1

5.	Credit Agreement:	Credit Agreement dated as of October 6, 2017, among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties.
6.	Assigned Interest:

Facility	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Term B Loans	$	$	%
Revolving Facility Loans/ Revolving Facility Commitments	$	$	%

Effective Date:                 , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[Remainder of page intentionally left blank]

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A - 2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit A - 3

[Consented to and Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:][4]

[Consented to:

CEOC, LLC

By:

Name:
Title:][5]

[Consented to:

[L/C ISSUER], as L/C Issuer

By:

Name:
Title:][6]

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the L/C Issuer is required by the terms of the Credit Agreement.

Exhibit A - 4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it has reviewed the provisions contained in the Credit Agreement, including, without limitation, all of the defined terms, relevant to the requirement to be an Assignee of the Assigned Interest and become a Lender, (iii) it meets all the requirements to be an Assignee of the Assigned Interest under the Credit Agreement (subject to receipt of such consents as may be required thereunder) (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vii) it has, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance, [and] (viii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee[, (ix) it is (or, upon assignment of the Assigned Interest, will be) an Affiliate Lender, (x) after giving effect to assignment of the Assigned Interest, Affiliate Lenders in the aggregate will not own Term B Loans with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term B Loans then outstanding and (xi) it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Subsidiaries or their respective securities (or, if none of the Borrower, CEC or any Parent Entity is a public reporting company on the Effective Date, material information that is not publicly available and that is of a type that would not reasonably be expected to be publicly available if the Borrower, CEC or a Parent Entity was a public reporting company on the Effective Date) that (A) has not been disclosed to the Assignor or the Lenders generally (other than because the Assignor or any other Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries) and (B) could reasonably be expected to have a material effect

Annex 1 - 1

upon, or otherwise be material to, the Assignor’s decision to assign the Assigned Interest to the Assignee]7; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

[7]	Include for assignments to Affiliate Lenders.

Annex 1 - 2

Exhibit B

to Credit Agreement

[FORM OF]

BORROWING REQUEST

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent for

the Lenders referred to below

[ADDRESS]

[ATTENTION]

[DATE]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Date of Borrowing:
(which is a Business Day)

(B)	Principal Amount of Borrowing:

(C)	Class:[1]

(D)	Type of Borrowing:[2]

(E)	Interest Period and the last day thereof:[3]
(in the case of a Eurocurrency Borrowing)

(F)	Currency:
(in the case of a Eurocurrency
Revolving Facility Borrowing)

(G)	Account Number and Location

[Remainder of page intentionally left blank]

[1]	Specify whether such Borrowing is to be a Borrowing of Revolving Facility Loans (and, if so, specifying the Class of Commitments under which such Borrowing is being made), Term B Loans, Other Term Loans, Refinancing Term Loans, Other Revolving Loans or Replacement Revolving Loans, as applicable.
[2]	Specify whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing.
[3]	Specify the initial Interest Period applicable to a Eurocurrency Borrowing, which shall be one, two, three or six months (or twelve months if agreed to by each applicable Lender or such period of shorter than one month as may be consented to by the Administrative Agent) and shall be subject to the definition of “Interest Period” in the Credit Agreement.

Exhibit B - 1

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of the date first above written.

[Caesars Entertainment Operating Company, Inc.

By:
Name:
Title:][4]

CEOC, LLC

By:
Name:
Title:

[4]	To be included for any borrowing prior to the consummation of the CEOC Merger.

Exhibit B - 2

Exhibit C

to Credit Agreement

[FORM OF]

INTEREST ELECTION REQUEST

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent for

the Lenders referred to below

[ADDRESS]

[ATTENTION]

[DATE]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice constitutes a notice of conversion or notice of continuation, as applicable (an “Election”), under Section 2.07 of the Credit Agreement, and the Borrower hereby irrevocably notifies the Administrative Agent of the following information with respect to the conversion or continuation requested hereby:

(i) Borrowing to which Interest Election Request applies:
Principal Amount:
Class:
Type of Borrowing:[1]
Interest Period:
(in the case of a Eurocurrency Borrowing) Currency:
(in the case of a Eurocurrency Revolving Facility Borrowing)

(ii) Effective Date of Election:
(which shall be a Business Day)

(iii) Resulting Borrowing No. 1:[2]
Principal Amount of Borrowing:
(or % of Borrowing in (i))
Type of Borrowing:[3]

[1]	Specify whether such Borrowing is an ABR Borrowing or a Eurocurrency Borrowing.
[2]	Add as many resulting Borrowings as applicable.
[3]	Specify whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing.

Exhibit C - 1

Interest Period: [4]
(in the case of a Eurocurrency Borrowing)
Currency:
(in the case of a Eurocurrency
Revolving Facility Borrowing)

[Remainder of page intentionally left blank]

[4]	Specify the initial Interest Period applicable to a Eurocurrency Borrowing, which shall be one, two, three or six months (or twelve months if agreed to by each applicable Lender or such period of shorter than one month as may be consented to by the Administrative Agent) and shall be subject to the definition of “Interest Period” in the Credit Agreement.

Exhibit C - 2

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request as of the date first above written.

CEOC, LLC

By:
Name:
Title:

Exhibit C - 3

Exhibit D-1

to Credit Agreement

[FORM OF]

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

[•]

as Mortgagor

to

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent,

as Mortgagee

Dated as of [•]

Exhibit D-1 - 1

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) effective as of [•] (the “Effective Date”), is made and entered into on [•], by and from [•], a [•], having an address at One Caesars Palace Dr., Las Vegas, NV 89109, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, “Mortgagor”), to CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at [•], as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), as mortgagee, assignee and secured party hereunder (in such capacities and, together with its successors and assigns in such capacities, “Mortgagee”).

Pursuant to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties, the Lenders and the L/C Issuers have agreed to extend credit to the Borrower (as defined below).

The Loan Parties may from time to time enter into Secured Cash Management Agreements and Secured Swap Agreements pursuant to which a Cash Management Bank or a Hedge Bank, as applicable, party thereto will provide financial accommodations to the Loan Parties.

The obligations of the Lenders, the L/C Issuers, any Cash Management Bank and any Hedge Bank to extend such credit and financial accommodations are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage.

Mortgagor, as [a subsidiary of] the Borrower, will derive substantial benefit from the extension of credit to the Borrower pursuant to the Credit Agreement and any Other First Lien Obligations and the provision of financial accommodations pursuant to the Secured Cash Management Agreements and Secured Swap Agreements.

Mortgagor is willing to execute and deliver this Mortgage in order to induce the Lenders and the L/C Issuers to extend such credit under the Credit Agreement, to induce any Cash Management Bank and any Hedge Bank to provide such financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable, and accordingly Mortgagor covenants and agrees, in favor of Mortgagee, as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Mortgage. As used herein, the following terms shall have the following meanings:

(a) “Additional Master Lease Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

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(b) “Authorized Representative” has the meaning set forth in the Collateral Agreement.

(c) “Bankruptcy Code” has the meaning set forth in Section 6.2.

(d) “Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

(e) “CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(f) “CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(g) “Credit Agreement Secured Obligations” has the meaning set forth in the Collateral Agreement.

(h) “Equivalent Provision” has the meaning set forth in the Collateral Agreement.

(i) “Event of Default” has the meaning set forth in the Collateral Agreement.

(j) “Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(k) “Loan Documents” means (1) the Credit Agreement, (2) all Other First Lien Agreements, (3) the Security Documents and (4) for purposes of Section 5.7 and Section 8.18 only, each First Lien Intercreditor Agreement.

(l) “Master Lease Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(m) “Master Leases” has the meaning set forth in the Collateral Agreement.

(n) “Mortgaged Property” means the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor and all of Mortgagor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, streets and ways adjacent to the land, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned or hereinafter acquired, including without limitation all riparian, littoral, water rights, mineral, oil and gas rights, air rights, development rights, rights of Mortgagor as declarant or owner under any covenants, conditions, restrictions or easements, plats and agreements (collectively, the “Land”), and all of Mortgagor’s right, title and interest now or hereafter acquired in, to and under (1) all buildings, structures and other improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon, or affixed or permanently moored to, the Land, and, in each case, all appurtenances thereof (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor now has or hereafter acquires any rights or any power to

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transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all of Mortgagor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature relating to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (each, a “Property Agreement” and collectively, the “Property Agreements”), (8) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (9) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (10) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (11) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (12) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(o) “Non-CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(p) “Non-CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(q) “Obligations” means the “Secured Obligations” as defined in the Collateral Agreement.

(r) “Other First Lien Agreement” has the meaning set forth in the Collateral Agreement.

(s) “Other First Lien Obligations” has the meaning set forth in the Collateral Agreement.

(t) “Other First Lien Secured Party Consent” has the meaning set forth in the Collateral Agreement.

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(u) “Permitted Liens” has the meaning set forth in the Collateral Agreement.

(v) “person” has the meaning set forth in the Credit Agreement.

(w) “Secured Parties” has the meaning set forth in the Collateral Agreement.

(x) “Security Documents” has the meaning set forth in the Collateral Agreement.

(y) “Series” has the meaning set forth in the Collateral Agreement.

(z) “Specified Excluded Collateral” has the meaning set forth in the Collateral Agreement.

(aa) “State” means the State of [•].

(bb) “UCC” means the Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, PLEDGES, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee for the benefit of the Secured Parties, all of Mortgagor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to Permitted Liens, unto Mortgagee. Notwithstanding anything to the contrary in this Mortgage, Mortgagor shall have the right to possess and enjoy the Mortgaged Property until Mortgagee notifies Mortgagor, following the occurrence of an Event of Default, that Mortgagor’s right of possession has been terminated.

Section 2.2 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Obligations.

Section 2.3 Future Advances. This Mortgage shall secure all Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing to the Secured Parties under the Credit Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any Secured Cash Management Agreement, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

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Section 2.4 [Maximum Amount of Indebtedness. The maximum aggregate amount of the unpaid principal indebtedness secured hereby (exclusive of interest thereon, and advances for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property) that may be outstanding at any time is [•] and No/100 Dollars ($[•]) (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, and expenses incurred by Mortgagee by reason of any default by Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5 Last Dollar Secured. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.]*

Section 2.6 No Release. Nothing set forth in this Mortgage shall relieve Mortgagor from the performance of any term, covenant, condition or agreement on Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Mortgagor’s part to be so performed or observed or shall impose any liability on Mortgagee or any other Secured Party for any act or omission on the part of Mortgagor relating thereto or for any breach of any representation or warranty on the part of Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Mortgagor contained in this Section 2.6 shall survive the termination hereof and the discharge of Mortgagor’s other obligations under this Mortgage and the other Loan Documents.

ARTICLE III WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor has good and marketable fee simple title to the Premises, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any Liens, except Permitted Liens. This Mortgage creates valid, enforceable first priority Liens and security interests in favor of Mortgagee against Mortgagor’s estate, right, title and interests in the Mortgaged Property for the benefit of the Secured Parties securing the payment and performance of the Obligations subject only to Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Mortgage will constitute a valid and enforceable first priority Lien on Mortgagor’s estate, right, title and interests in the Mortgaged Property in favor of Mortgagee for the benefit of the Secured Parties subject only to Permitted Liens.

Section 3.2 Lien Status. Mortgagor shall preserve and protect the first Lien and security interest status of this Mortgage, subject to Permitted Liens.

ARTICLE IV [Intentionally Omitted]

ARTICLE V DEFAULT AND FORECLOSURE

Section 5.1 Remedies. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, Mortgagee may take any action specified in this Section 5.1. Upon the occurrence and during the

*	Include if required by local law.

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continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the applicable Loan Documents providing for the automatic acceleration of the Obligations upon the occurrence and during the continuance of certain Events of Default, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (including, without limitation, making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the fullest extent permitted by law. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor (unless such notice is required by applicable law) or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7; provided, however, notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of any applicable Loan Document to Mortgagee.

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(f) Other. Exercise all other rights, remedies and recourses granted under the applicable Loan Documents or otherwise available at law or in equity, including pursuit of a deficiency judgment, if applicable.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the other Secured Parties shall have all rights, remedies and recourses granted in any applicable Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under any applicable Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any other Secured Party in the enforcement of any rights, remedies or recourses under any applicable Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by any applicable Loan Documents or their status as a first priority Lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5 Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default (except for those Events of Default of which Mortgagee is required to provide notice to Mortgagor pursuant to the terms of any applicable Loan Document) or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under any applicable Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Mortgagor covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

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Section 5.6 Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under any applicable Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Obligations, any applicable Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under any applicable Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. Mortgagee (or the receiver, if one is appointed) shall, subject to any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, promptly apply the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, in the following order unless otherwise required by applicable law:

(a) FIRST, to the payment of all fees and reasonable and documented out-of-pocket costs and expenses incurred by Mortgagee of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations secured by such Mortgaged Property, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) all court costs, (3) the reasonable fees and expenses of Mortgagee’s agents and legal counsel, (4) the repayment of all advances made by Mortgagee hereunder or under any other Loan Document on behalf of any applicable Loan Party, (5) any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any applicable Loan Document and (6) costs of advertisement;

(b) SECOND, to the payment in full of the Obligations secured by such Mortgaged Property (the amounts so applied to be distributed among each Series of Secured Parties pro rata based on the respective amounts of such Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable First Lien Intercreditor Agreement)), with (x) the portion thereof distributed to the Credit Agreement Secured Parties to be further distributed in accordance with the Credit Agreement and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other First Lien Agreement governing such Series; and

(c) THIRD, to Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall (x) the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Obligations under any Other First Lien Agreement or replacement Credit Agreement that is not secured by such Specified Excluded Collateral or (y) the Mortgaged Property or the proceeds of any collection or sale of any Mortgaged Property of Mortgagor be applied to any Excluded Swap Obligations.

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Unless otherwise required by applicable law, Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Subject to applicable law, upon any sale of Mortgaged Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Section 5.8 Occupancy After Foreclosure. Subject to applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal by process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All reasonable sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Obligations and all such sums, together with such interest thereon, shall be secured by this Mortgage to the extent permitted by applicable law.

(b) To the extent contemplated by Section 9.05 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement, Mortgagor shall pay all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. To the fullest extent permitted by applicable law, neither the enforcement of any of the remedies under this Article V, the assignment of the Rents and Leases under Article VI, the security interests under Article VII, nor any other remedies afforded to Mortgagee under any applicable Loan Document, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE VI ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases (but only to the extent permitted under such Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for

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additional security only. So long as no Event of Default shall have occurred and be continuing, and so long as Mortgagee has not provided written notice of its revocation of such license, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing and no such notice has been given. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall, at the election of Mortgagee, expire and terminate, upon written notice to Mortgagor by Mortgagee.

Section 6.2 Perfection Upon Recordation. Mortgagor acknowledges that it has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents, to the extent permitted under applicable law, shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent permitted under applicable law, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE VII SECURITY AGREEMENT

Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Mortgagor grants to Mortgagee a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property to secure the payment and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict or inconsistency whatsoever between the terms of this Mortgage and the terms of the Collateral Agreement with respect to the collateral covered both therein and herein, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest or the use, maintenance or transfer of any such Mortgaged Property, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Mortgagor that does not constitute “Article 9 Collateral” under and as defined in the Collateral Agreement shall be subject to any security interest of Mortgagee or any Secured Party or constitute collateral hereunder.

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Section 7.2 Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder (and such financing statements may describe the collateral as “all assets”). Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of [•].

Section 7.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage (immediately preceding Article I). Mortgagee is the “Secured Party” for purposes of the UCC and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage (immediately preceding Article I). A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property.

ARTICLE VIII MISCELLANEOUS

Section 8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect) or, with respect to any holder of obligations under any Other First Lien Agreement, addressed to the Authorized Representative of such holder at its address set forth in the applicable Other First Lien Secured Party Consent, as such address may be changed by written notice to Mortgagor.

Section 8.2 Covenants Running with the Land. All grants, covenants, terms, provisions and conditions contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Land. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Premises shall be deemed to have notice of, and be bound by, the terms of the Collateral Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 8.3 Attorney-in-Fact. Subject to any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee reasonably deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the

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foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Mortgagor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Section 8.4 Successors and Assigns. Whenever in this Mortgage Mortgagor or Mortgagee are referred to, such reference shall be deemed to include the permitted successors and assigns of each of them, and all covenants, promises and agreements by or on behalf of Mortgagor that are contained in this Mortgage shall bind its permitted successors and assigns and inure to the benefit of Mortgagee and its successors and assigns.

Section 8.5 Waivers; Amendments.

(a) No failure or delay by Mortgagee or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Mortgagee any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by Section 8.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligations shall not be construed as a waiver of any Default or Event of Default, regardless of whether Mortgagee or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Mortgagee and Mortgagor, subject to any consent required in accordance with Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof), and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. Mortgagee may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 8.5(b) is permitted without any further inquiry.

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(c) Notwithstanding anything to the contrary contained herein, Mortgagee may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to the Mortgaged Property where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Mortgage or any other Loan Document.

Section 8.6 WAIVER OF JURY TRIAL. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF MORTGAGEE OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE OR SUCH OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 8.7 Termination or Release.

In each case, subject to the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements:

(a) This Mortgage and all Liens and security interests created by this Mortgage shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by Mortgagee, all rights to the Mortgaged Property shall automatically revert to Mortgagor, and Mortgagee shall automatically assign back to Mortgagor all of its right, title and interest in the Leases and Rents, upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when all Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Mortgaged Property) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.

(b) Mortgagor shall automatically be released from its obligations hereunder and the Lien and security interests in the Mortgaged Property of Mortgagor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement as a result of which Mortgagor ceases to be the Borrower or a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Loan Party, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(c) (i) Upon any sale or other transfer by Mortgagor of any of the Mortgaged Property that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not (and is not required to become) a Loan Party, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Mortgaged Property pursuant to Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any applicable Other First Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement, the Lien and security interest in such Mortgaged Property shall be automatically released, all without delivery of any instrument or performance of any act by any party.

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(d) Solely with respect to the Credit Agreement Secured Obligations, Mortgagor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(e) Solely with respect to any Series of Other First Lien Obligations, Mortgagor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(f) If any Mortgaged Property shall become subject to the release provisions set forth in any applicable Intercreditor Agreement, the Lien created hereunder on such Mortgaged Property shall be automatically released to the extent (and only to the extent) provided therein.

(g) In connection with any termination or release pursuant to this Section 8.7, Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents that Mortgagor shall reasonably request and reconveyances to evidence such termination or release (including, without limitation, mortgage releases or UCC amendment or termination statements, as applicable), and will duly assign and transfer to Mortgagor, such of the Mortgaged Property that may be in the possession of Mortgagee and has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. Any execution and delivery of documents pursuant to this Section 8.7 shall be without recourse to or warranty by Mortgagee. In connection with any release pursuant to this Section 8.7, Mortgagor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to Mortgagee) prepared by the Borrower pursuant to this Section 8.7, Mortgagee shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Mortgaged Property permitted to be released pursuant to this Mortgage. Mortgagor agrees to pay all reasonable and documented out-of-pocket expenses incurred by Mortgagee (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.

Section 8.9 Applicable Law. The provisions of this Mortgage shall be governed by and construed under the laws of the state in which the Land is located.

Section 8.10 Headings; Interpretation. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. All Articles, Sections, Subsections or Exhibits are references to the Articles, Sections, Subsections or Exhibits of this Mortgage unless otherwise expressly stated.

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Section 8.11 Severability. In the event any one or more of the provisions contained in this Mortgage should be held invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent permitted by law and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Mortgagor and Mortgagee shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.12 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the applicable Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.13 Person Serving as Mortgagee. On the Closing Date and as of the date hereof, Mortgagee is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the Applicable First Lien Authorized Representative) shall be deemed Mortgagee for all purposes under this Mortgage. Mortgagee immediately prior to any change in Mortgagee pursuant to this Section 8.13 (the “Prior Mortgagee”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Mortgagee determined in accordance with this Section 8.13 (the “Successor Mortgagee”) and the Successor Mortgagee shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Mortgagee shall cooperate with Mortgagor and such Successor Mortgagee to ensure that all actions are taken that are necessary or reasonably requested by the Successor Mortgagee to vest in such Successor Mortgagee the rights granted to the Prior Mortgagee hereunder with respect to the Mortgaged Property, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Mortgagee holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) (or any similar concept under foreign law) over Mortgaged Property pursuant to this Mortgage or any other Security Document, the delivery to the Successor Mortgagee of the Mortgaged Property in its possession or control together with any necessary endorsements to the extent required by this Mortgage, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Mortgagee may reasonably request, all without recourse to, or representation or warranty by, the Prior Mortgagee and at the sole cost and expense of Mortgagor. In addition, Mortgagee hereunder shall at all times be the same person that is the “Collateral Agent” under each First Lien Intercreditor Agreement then in effect. Written notice of resignation by the “Collateral Agent” pursuant to each First Lien Intercreditor Agreement then in effect shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the “Collateral Agent” under each First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant to this Mortgage. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, this Mortgage and other Loan Documents. Mortgagee and all other persons shall be

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entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Secured Parties therefor. The provisions of Section 8.04 of the Credit Agreement apply mutatis mutandis as if set forth herein.

Section 8.14 Recording Documentation to Assure Security. Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the Lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Mortgagee shall reasonably deem necessary in order to publish notice of and fully to protect the validity and priority of the Liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

Section 8.15 Further Acts. Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, pledge, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

Section 8.16 Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further pledge, mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further pledges, assurances, mortgages, deeds of trust, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.

Section 8.17 Relationship. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of creditor and debtor and mortgagor and mortgagee and nothing contained in the Credit Agreement, the Collateral Agreement, any Other First Lien Agreement, this Mortgage, any other

Exhibit D-1 - 17

Loan Document or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as creditor and debtor and mortgagor and mortgagee.

Section 8.18 Mortgagee’s Fees and Expenses; Indemnification.

(a) Mortgagor agrees that Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder by Mortgagor, and Mortgagee and other Indemnitees shall be indemnified by Mortgagor, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement (or any Equivalent Provision thereof) or any equivalent provision of any Other First Lien Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.18 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of Mortgagee or any other Secured Party. All amounts due under this Section 8.18 shall be payable within thirty (30) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) For the avoidance of doubt, the provisions of Article VIII of the Credit Agreement or any equivalent provisions of any Other First Lien Agreement shall also apply to Mortgagee acting under or in connection with this Mortgage in such capacity. No provision of this Mortgage shall require Mortgagee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 8.19 Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Mortgage, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Mortgage, the Mortgaged Property, the Collateral, or Mortgagor’s other properties, in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage or any other Loan Document in any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Mortgage or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.20 Subject to Intercreditor Agreements, Master Lease Intercreditor Agreements and Master Leases.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted herein to Mortgagee for the benefit of the Secured Parties pursuant to this Mortgage and (ii) the exercise of any right or remedy by Mortgagee hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Mortgaged Property, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Mortgage, the terms of such applicable Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, the Lien and security interest granted to Mortgagee pursuant to this Mortgage in the Tenant’s Pledged Property (as defined in each Master Lease) and the exercise of any right or remedy by Mortgagee hereunder against the Tenant’s Pledged Property are subject to the provisions of the applicable Master Lease Intercreditor Agreement. In the event of any conflict between the terms of any Master Lease Intercreditor Agreement and this Mortgage, the terms of such Master Lease Intercreditor Agreement shall govern and control.

(c) Notwithstanding anything herein to the contrary, [(i) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the CPLV Master Lease) is subject and subordinate to the terms of the CPLV Master Lease, (ii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the Non-CPLV Master Lease) is subject and subordinate to the terms of the Non-CPLV Master Lease, and (iii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate or similar term (as defined in each other Master Lease, Additional Master Lease or Additional Lease) is subject and subordinate to the terms of such other Master Lease, Additional Master Lease or Additional Lease.]†

Section 8.21 Other First Lien Obligations. Upon the execution and delivery by the Borrower to Mortgagee and each Authorized Representative of a fully executed Other First Lien Secured Party Consent in accordance with Section 7.23 of the Collateral Agreement, the holders of the Other First Lien Obligations as set forth in such Other First Lien Secured Party Consent shall automatically be secured by the Mortgaged Property hereunder without any further action, and such holder shall automatically become a Secured Party hereunder.

Section 8.22 Application of Gaming Laws and Liquor Laws. Notwithstanding anything herein to the contrary, this Mortgage and any other Loan Document are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, Mortgagee’s acceptance of this Mortgage shall be conclusively deemed an acknowledgment by Mortgagee that (i) the Secured Parties are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Mortgage and the other Loan Documents, including with respect to the Mortgaged Property and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

†	Relevant provisions to be included in the applicable mortgage.

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ARTICLE IX LOCAL LAW PROVISIONS!

Section 9.1 Local Law Provisions. Notwithstanding anything to the contrary contained in this Mortgage, in the event of any conflict or inconsistency between the provisions of this Article IX and the other provisions of this Mortgage, the provisions of this Article IX will govern.

[The remainder of this page has been intentionally left blank]

!	Subject to review by local counsel.

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	[ ],
a[ ]

By:
Name:
Title:

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State of

County of

This instrument was acknowledged before me on                          by                          as                          of                          .

(Signature of Notarial Officer)

(Seal, if any)

[local counsel to advise on how to

conform to state law]

Exhibit D-1 - 22

EXHIBIT A

LEGAL DESCRIPTION

[•]

Exhibit D-1 - 23

Exhibit D-2

to Credit Agreement

[FORM OF]

LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

[•]

as Mortgagor

to

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent,

as Mortgagee

Dated as of [•]

Exhibit D-2 - 1

LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) effective as of [•] (the “Effective Date”), is made and entered into on [•], by and from [•], a [•], having an address at One Caesars Palace Dr., Las Vegas, NV 89109, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, “Mortgagor”), to CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at [•], as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), as mortgagee, assignee and secured party hereunder (in such capacities and, together with its successors and assigns in such capacities, “Mortgagee”).

Pursuant to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties, the Lenders and the L/C Issuers have agreed to extend credit to the Borrower (as defined below).

The Loan Parties may from time to time enter into Secured Cash Management Agreements and Secured Swap Agreements pursuant to which a Cash Management Bank or a Hedge Bank, as applicable, party thereto will provide financial accommodations to the Loan Parties.

The obligations of the Lenders, the L/C Issuers, any Cash Management Bank and any Hedge Bank to extend such credit and financial accommodations are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage.

Mortgagor, as [a subsidiary of] the Borrower, will derive substantial benefit from the extension of credit to the Borrower pursuant to the Credit Agreement and any Other First Lien Obligations and the provision of financial accommodations pursuant to the Secured Cash Management Agreements and Secured Swap Agreements.

Mortgagor is willing to execute and deliver this Mortgage in order to induce the Lenders and the L/C Issuers to extend such credit under the Credit Agreement, to induce any Cash Management Bank and any Hedge Bank to provide such financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable, and accordingly Mortgagor covenants and agrees, in favor of Mortgagee, as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Mortgage. As used herein, the following terms shall have the following meanings:

(a) “Additional Master Lease Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

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(b) “Authorized Representative” has the meaning set forth in the Collateral Agreement.

(c) “Bankruptcy Code” has the meaning set forth in Section 6.2.

(d) “Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

(e) “CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(f) “CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(g) “Credit Agreement Secured Obligations” has the meaning set forth in the Collateral Agreement.

(h) “Equivalent Provision” has the meaning set forth in the Collateral Agreement.

(i) “Event of Default” has the meaning set forth in the Collateral Agreement.

(j) “Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(k) “Loan Documents” means (1) the Credit Agreement, (2) all Other First Lien Agreements, (3) the Security Documents and (4) for purposes of Section 5.7 and Section 8.18 only, each First Lien Intercreditor Agreement.

(l) “Master Lease Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(m) “Master Leases” has the meaning set forth in the Collateral Agreement.

(n) “Mortgaged Lease” means that certain [•], dated as of [•], by and between [•] (the “Lessor”), as owner of the Land, and Mortgagor, as lessee of the [•] [and owner of the [•]], recorded among the land records of [•], as the same may be amended, supplemented, or modified from time to time, together with all assignments of the Mortgaged Lease and all credits, deposits, options, privileges and rights of Mortgagor as tenant under the Mortgaged Lease, including, but not limited to, rights of first refusal, if any, the rights, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms and the option to purchase, if any, all or any portion of the Land.

(o) “Mortgaged Property” means the leasehold estate in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (including the Lessor’s interest in the Land should such estate be hereafter acquired by Mortgagor) and all of Mortgagor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, streets and ways adjacent to the land, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned or hereinafter acquired, including without limitation all riparian, littoral, water rights, mineral, oil and gas rights, air rights, development rights, rights of Mortgagor as declarant or owner under any covenants, conditions, restrictions or easements, plats and agreements (collectively, the “Land”), and all

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of Mortgagor’s right, title and interest now or hereafter acquired in, to and under (1) all buildings, structures and other improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon, or affixed or permanently moored to, the Land, and, in each case, all appurtenances thereof (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all of Mortgagor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature relating to the Mortgaged Property (the “Deposit Accounts”), (5) the Mortgaged Lease, (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (7) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (each, a “Property Agreement” and collectively, the “Property Agreements”), (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (13) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(p) “Non-CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(q) “Non-CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(r) “Obligations” means the “Secured Obligations” as defined in the Collateral Agreement.

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(s) “Other First Lien Agreement” has the meaning set forth in the Collateral Agreement.

(t) “Other First Lien Obligations” has the meaning set forth in the Collateral Agreement.

(u) “Other First Lien Secured Party Consent” has the meaning set forth in the Collateral Agreement.

(v) “Permitted Liens” has the meaning set forth in the Collateral Agreement.

(w) “person” has the meaning set forth in the Credit Agreement.

(x) “Secured Parties” has the meaning set forth in the Collateral Agreement.

(y) “Security Documents” has the meaning set forth in the Collateral Agreement.

(z) “Series” has the meaning set forth in the Collateral Agreement.

(aa) “Specified Excluded Collateral” has the meaning set forth in the Collateral Agreement.

(bb) “State” means the State of [•].

(cc) “UCC” means the Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, PLEDGES, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee for the benefit of the Secured Parties all of Mortgagor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to Permitted Liens, unto Mortgagee. Notwithstanding anything to the contrary in this Mortgage, Mortgagor shall have the right to possess and enjoy the Mortgaged Property until Mortgagee notifies Mortgagor, following the occurrence of an Event of Default, that Mortgagor’s right of possession has been terminated.

Section 2.2 Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Obligations.

Section 2.3 Future Advances. This Mortgage shall secure all Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing to the Secured Parties under the Credit Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement, however incurred, whether interest, discount or otherwise, and whether the same shall be

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deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any Secured Cash Management Agreement, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

Section 2.4 [Maximum Amount of Indebtedness. The maximum aggregate amount of the unpaid principal indebtedness secured hereby (exclusive of interest thereon, and advances for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property) that may be outstanding at any time is [•] and No/100 Dollars ($[•]) (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, and expenses incurred by Mortgagee by reason of any default by Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5 Last Dollar Secured. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.]*

Section 2.6 No Release. Nothing set forth in this Mortgage shall relieve Mortgagor from the performance of any term, covenant, condition or agreement on Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Mortgagor’s part to be so performed or observed or shall impose any liability on Mortgagee or any other Secured Party for any act or omission on the part of Mortgagor relating thereto or for any breach of any representation or warranty on the part of Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Mortgagor contained in this Section 2.6 shall survive the termination hereof and the discharge of Mortgagor’s other obligations under this Mortgage and the other Loan Documents.

ARTICLE III WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor has good and valid leasehold interest in the Land, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any Liens, except Permitted Liens. The Mortgaged Lease is in full force and effect and has not been amended or modified (except as contemplated by the definition thereof). Mortgagor has not received any notice of default on the part of Mortgagor from Lessor, nor has Mortgagor sent any notice of default on the part of Lessor to Lessor. Mortgagor’s execution and delivery of this Mortgage and the other Loan Documents do not violate any of the terms of the Mortgaged Lease. This Mortgage creates valid, enforceable first priority Liens and security interests in favor of Mortgagee against Mortgagor’s estate, right, title and interests in the Mortgaged Property for the benefit of the Secured Parties securing the payment and performance of the Obligations subject only to Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Mortgage will constitute a valid and enforceable first priority Lien on Mortgagor’s estate, right, title and interests in the Mortgaged Property in favor of Mortgagee for the benefit of the Secured Parties subject only to Permitted Liens.

*	Include if required by local law.

Exhibit D-2 - 6

Section 3.2 Lien Status. Mortgagor shall preserve and protect the first Lien and security interest status of this Mortgage, subject to Permitted Liens.

ARTICLE IV [Intentionally Omitted]

ARTICLE V DEFAULT AND FORECLOSURE

Section 5.1 Remedies. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, Mortgagee may take any action specified in this Section 5.1. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the applicable Loan Documents providing for the automatic acceleration of the Obligations upon the occurrence and during the continuance of certain Events of Default, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (including, without limitation, making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the fullest extent permitted by law.

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Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor (unless such notice is required by applicable law) or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7; provided, however, notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of any applicable Loan Document to Mortgagee.

(f) Other. Exercise all other rights, remedies and recourses granted under the applicable Loan Documents or otherwise available at law or in equity, including pursuit of a deficiency judgment, if applicable.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the other Secured Parties shall have all rights, remedies and recourses granted in any applicable Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under any applicable Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any other Secured Party in the enforcement of any rights, remedies or recourses under any applicable Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by any applicable Loan Documents or their status as a first priority Lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5 Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding. To

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the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default (except for those Events of Default of which Mortgagee is required to provide notice to Mortgagor pursuant to the terms of any applicable Loan Document) or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under any applicable Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Mortgagor covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 5.6 Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under any applicable Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Obligations, any applicable Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under any applicable Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. Mortgagee (or the receiver, if one is appointed) shall, subject to any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, promptly apply the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, in the following order unless otherwise required by applicable law:

(a) FIRST, to the payment of all fees and reasonable and documented out-of-pocket costs and expenses incurred by Mortgagee of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations secured by such Mortgaged Property, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) all court costs, (3) the reasonable fees and expenses of Mortgagee’s agents and legal counsel, (4) the repayment of all advances made by Mortgagee hereunder or under any other Loan Document on behalf of any applicable Loan Party, (5) any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any applicable Loan Document and (6) costs of advertisement;

(b) SECOND, to the payment in full of the Obligations secured by such Mortgaged Property (the amounts so applied to be distributed among each Series of Secured Parties pro rata based on the respective amounts of such Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable First Lien Intercreditor Agreement)), with (x) the portion thereof distributed to

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the Credit Agreement Secured Parties to be further distributed in accordance with the Credit Agreement and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other First Lien Agreement governing such Series; and

(c) THIRD, to Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall (x) the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Obligations under any Other First Lien Agreement or replacement Credit Agreement that is not secured by such Specified Excluded Collateral or (y) the Mortgaged Property or the proceeds of any collection or sale of any Mortgaged Property of Mortgagor be applied to any Excluded Swap Obligations.

Unless otherwise required by applicable law, Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Subject to applicable law, upon any sale of Mortgaged Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Section 5.8 Occupancy After Foreclosure. Subject to applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal by process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All reasonable sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Obligations and all such sums, together with such interest thereon, shall be secured by this Mortgage to the extent permitted by applicable law.

(b) To the extent contemplated by Section 9.05 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement, Mortgagor shall pay all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

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Section 5.10 No Mortgagee in Possession. To the fullest extent permitted by applicable law, neither the enforcement of any of the remedies under this Article V, the assignment of the Rents and Leases under Article VI, the security interests under Article VII, nor any other remedies afforded to Mortgagee under any applicable Loan Document, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE VI ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases (but only to the extent permitted under such Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, and so long as Mortgagee has not provided written notice of its revocation of such license, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing and no such notice has been given. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall, at the election of Mortgagee, expire and terminate, upon written notice to Mortgagor by Mortgagee.

Section 6.2 Perfection Upon Recordation. Mortgagor acknowledges that it has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents, to the extent permitted under applicable law, shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent permitted under applicable law, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE VII SECURITY AGREEMENT

Section 7.1 Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Mortgagor grants to Mortgagee a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property

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Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property (except that Tenant’s Pledged Property shall be subject to a security interest held by Lessor pursuant to and in accordance with the Mortgaged Lease and the Master Lease Intercreditor Agreements) to secure the payment and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict or inconsistency whatsoever between the terms of this Mortgage and the terms of the Collateral Agreement with respect to the collateral covered both therein and herein, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest or the use, maintenance or transfer of any such Mortgaged Property, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Mortgagor that does not constitute “Article 9 Collateral” under and as defined in the Collateral Agreement shall be subject to any security interest of Mortgagee or any Secured Party or constitute collateral hereunder.

Section 7.2 Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder (and such financing statements may describe the collateral as “all assets”). Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of [•].

Section 7.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage (immediately preceding Article I). Mortgagee is the “Secured Party” for purposes of the UCC and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage (immediately preceding Article I). A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1. Mortgagor represents and warrants to Mortgagee that (a) Mortgagor is the owner of [•]; and (b) Lessor is the record owner of [•].

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ARTICLE VIII MISCELLANEOUS

Section 8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect) or, with respect to any holder of obligations under any Other First Lien Agreement, addressed to the Authorized Representative of such holder at its address set forth in the applicable Other First Lien Secured Party Consent, as such address may be changed by written notice to Mortgagor.

Section 8.2 Covenants Running with the Land. All grants, covenants, terms, provisions and conditions contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Land. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Improvements and/or the lessee’s interest in the Land under the Mortgaged Lease shall be deemed to have notice of, and be bound by, the terms of the Collateral Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 8.3 Attorney-in-Fact. Subject to any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee reasonably deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Mortgagor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Section 8.4 Successors and Assigns. Whenever in this Mortgage Mortgagor or Mortgagee are referred to, such reference shall be deemed to include the permitted successors and assigns of each of them, and all covenants, promises and agreements by or on behalf of Mortgagor that are contained in this Mortgage shall bind its permitted successors and assigns and inure to the benefit of Mortgagee and its successors and assigns.

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Section 8.5 Waivers; Amendments.

(a) No failure or delay by Mortgagee or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Mortgagee any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by Section 8.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligations shall not be construed as a waiver of any Default or Event of Default, regardless of whether Mortgagee or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Mortgagee and Mortgagor, subject to any consent required in accordance with Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof), and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. Mortgagee may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 8.5(b) is permitted without any further inquiry.

(c) Notwithstanding anything to the contrary contained herein, Mortgagee may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to the Mortgaged Property where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Mortgage or any other Loan Document.

Section 8.6 WAIVER OF JURY TRIAL. MORTGAGOR AND, BY ITS ACCEPTANCE HEREOF, MORTGAGEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF MORTGAGEE OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT MORTGAGEE OR SUCH OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

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Section 8.7 Termination or Release.

In each case, subject to the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements:

(a) This Mortgage and all Liens and security interests created by this Mortgage shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by Mortgagee, all rights to the Mortgaged Property shall automatically revert to Mortgagor, and Mortgagee shall automatically assign back to Mortgagor all of its right, title and interest in the Leases and Rents, upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when all Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Mortgaged Property) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.

(b) Mortgagor shall automatically be released from its obligations hereunder and the Lien and security interests in the Mortgaged Property of Mortgagor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement as a result of which Mortgagor ceases to be the Borrower or a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Loan Party, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(c) (i) Upon any sale or other transfer by Mortgagor of any of the Mortgaged Property that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not (and is not required to become) a Loan Party, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Mortgaged Property pursuant to Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any applicable Other First Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement, the Lien and security interest in such Mortgaged Property shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d) Solely with respect to the Credit Agreement Secured Obligations, Mortgagor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(e) Solely with respect to any Series of Other First Lien Obligations, Mortgagor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.

(f) If any Mortgaged Property shall become subject to the release provisions set forth in any applicable Intercreditor Agreement, the Lien created hereunder on such Mortgaged Property shall be automatically released to the extent (and only to the extent) provided therein.

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(g) Upon the natural expiration or permitted termination of the term that is permitted pursuant to the Loan Documents of the Mortgaged Lease, Mortgagor shall automatically be released from its obligations hereunder and the security interests of Mortgagee shall be automatically released, all without delivery of any instrument or performance of any act by Mortgagee.

(h) In connection with any termination or release pursuant to this Section 8.7, Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents that Mortgagor shall reasonably request and reconveyances to evidence such termination or release (including, without limitation, mortgage releases or UCC amendment or termination statements, as applicable), and will duly assign and transfer to Mortgagor, such of the Mortgaged Property that may be in the possession of Mortgagee and has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. Any execution and delivery of documents pursuant to this Section 8.7 shall be without recourse to or warranty by Mortgagee. In connection with any release pursuant to this Section 8.7, Mortgagor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to Mortgagee) prepared by the Borrower pursuant to this Section 8.7, Mortgagee shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Mortgaged Property permitted to be released pursuant to this Mortgage. Mortgagor agrees to pay all reasonable and documented out-of-pocket expenses incurred by Mortgagee (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.

Section 8.9 Applicable Law. The provisions of this Mortgage shall be governed by and construed under the laws of the state in which the Land is located.

Section 8.10 Headings; Interpretation. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. All Articles, Sections, Subsections or Exhibits are references to the Articles, Sections, Subsections or Exhibits of this Mortgage unless otherwise expressly stated.

Section 8.11 Severability. In the event any one or more of the provisions contained in this Mortgage should be held invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent permitted by law and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Mortgagor and Mortgagee shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.12 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the applicable Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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Section 8.13 Person Serving as Mortgagee. On the Closing Date and as of the date hereof, Mortgagee is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the Applicable First Lien Authorized Representative) shall be deemed Mortgagee for all purposes under this Mortgage. Mortgagee immediately prior to any change in Mortgagee pursuant to this Section 8.13 (the “Prior Mortgagee”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Mortgagee determined in accordance with this Section 8.13 (the “Successor Mortgagee”) and the Successor Mortgagee shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Mortgagee shall cooperate with Mortgagor and such Successor Mortgagee to ensure that all actions are taken that are necessary or reasonably requested by the Successor Mortgagee to vest in such Successor Mortgagee the rights granted to the Prior Mortgagee hereunder with respect to the Mortgaged Property, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Mortgagee holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) (or any similar concept under foreign law) over Mortgaged Property pursuant to this Mortgage or any other Security Document, the delivery to the Successor Mortgagee of the Mortgaged Property in its possession or control together with any necessary endorsements to the extent required by this Mortgage, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Mortgagee may reasonably request, all without recourse to, or representation or warranty by, the Prior Mortgagee and at the sole cost and expense of Mortgagor. In addition, Mortgagee hereunder shall at all times be the same person that is the “Collateral Agent” under each First Lien Intercreditor Agreement then in effect. Written notice of resignation by the “Collateral Agent” pursuant to each First Lien Intercreditor Agreement then in effect shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the “Collateral Agent” under each First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant to this Mortgage. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, this Mortgage and other Loan Documents. Mortgagee and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Secured Parties therefor. The provisions of Section 8.04 of the Credit Agreement apply mutatis mutandis as if set forth herein.

Section 8.14 Recording Documentation to Assure Security. Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the Lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Mortgagee shall reasonably deem necessary in order to publish notice of and fully to protect the validity and priority of the Liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

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Section 8.15 Further Acts. Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, pledge, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.

Section 8.16 Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further pledge, mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further pledges, assurances, mortgages, deeds of trust, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.

Section 8.17 Relationship. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of creditor and debtor and mortgagor and mortgagee and nothing contained in the Credit Agreement, the Collateral Agreement, any Other First Lien Agreement, this Mortgage, any other Loan Document or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as creditor and debtor and mortgagor and mortgagee.

Section 8.18 Mortgagee’s Fees and Expenses; Indemnification.

(a) Mortgagor agrees that Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder by Mortgagor, and Mortgagee and other Indemnitees shall be indemnified by Mortgagor, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement (or any Equivalent Provision thereof) or any equivalent provision of any Other First Lien Agreement.

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(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.18 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of Mortgagee or any other Secured Party. All amounts due under this Section 8.18 shall be payable within thirty (30) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) For the avoidance of doubt, the provisions of Article VIII of the Credit Agreement or any equivalent provisions of any Other First Lien Agreement shall also apply to Mortgagee acting under or in connection with this Mortgage in such capacity. No provision of this Mortgage shall require Mortgagee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 8.19 Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Mortgage, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Mortgage, the Mortgaged Property, the Collateral, or Mortgagor’s other properties, in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage or any other Loan Document in any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Mortgage or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.20 Subject to Intercreditor Agreements, Master Lease Intercreditor Agreements and Master Leases.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted herein to Mortgagee for the benefit of the Secured Parties pursuant to this Mortgage and (ii) the exercise of any right or remedy by Mortgagee hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Mortgaged Property, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Mortgage, the terms of such applicable Intercreditor Agreement shall govern.

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(b) Notwithstanding anything herein to the contrary, the Lien and security interest granted to Mortgagee pursuant to this Mortgage in the Tenant’s Pledged Property (as defined in each Master Lease) and the exercise of any right or remedy by Mortgagee hereunder against the Tenant’s Pledged Property are subject to the provisions of the applicable Master Lease Intercreditor Agreement. In the event of any conflict between the terms of any Master Lease Intercreditor Agreement and this Mortgage, the terms of such Master Lease Intercreditor Agreement shall govern and control.

(c) Notwithstanding anything herein to the contrary, [(i) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the CPLV Master Lease) is subject and subordinate to the terms of the CPLV Master Lease, (ii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the Non-CPLV Master Lease) is subject and subordinate to the terms of the Non-CPLV Master Lease, and (iii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate or similar term (as defined in each other Master Lease, Additional Master Lease or Additional Lease) is subject and subordinate to the terms of such other Master Lease, Additional Master Lease or Additional Lease.]†

Section 8.21 Other First Lien Obligations. Upon the execution and delivery by the Borrower to Mortgagee and each Authorized Representative of a fully executed Other First Lien Secured Party Consent in accordance with Section 7.23 of the Collateral Agreement, the holders of the Other First Lien Obligations as set forth in such Other First Lien Secured Party Consent shall automatically be secured by the Mortgaged Property hereunder without any further action, and such holder shall automatically become a Secured Party hereunder.

Section 8.22 Application of Gaming Laws and Liquor Laws. Notwithstanding anything herein to the contrary, this Mortgage and any other Loan Document are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, Mortgagee’s acceptance of this Mortgage shall be conclusively deemed an acknowledgment by Mortgagee that (i) the Secured Parties are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Mortgage and the other Loan Documents, including with respect to the Mortgaged Property and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

ARTICLE IX MORTGAGED LEASE‡

Section 9.1 No Merger; Acquisition; Power of Attorney. So long as any of the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Land shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the Lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the Land, or any part thereof, the Lien of this Mortgage shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the Lien of this Mortgage on the acquired estate, title or interest.

†	Relevant provisions to be included in the applicable mortgage.
‡	Subject to review by local counsel.

Exhibit D-2 - 20

Section 9.2 New Leases. If the Mortgaged Lease shall be terminated prior to the natural expiration of its term due to default Mortgagor or any tenant thereunder, and if, pursuant to the provisions of the Mortgaged Lease, Mortgagee or its designee shall acquire from the Lessor a new lease of the Land, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

Section 9.3 No Assignment. Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of their acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of the Mortgaged Lease for only that period of time for which Mortgagee is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein.

Section 9.4 Rejection of Mortgaged Lease by Landlord. If a landlord under the Mortgaged Lease becomes a debtor in a case under the Bankruptcy Code and rejects the Mortgaged Lease under Section 365 of the Bankruptcy Code and Mortgagor has the rights provided for under Section 365(h) of the Bankruptcy Code and has been given a full and fair opportunity to elect the treatment offered by Section 365(h) of the Bankruptcy Code, then:

(a) Mortgagor shall not suffer or permit the termination of the Mortgaged Lease by electing to terminate the Lease pursuant to Section 365(h) or otherwise without Mortgagee’s consent. Mortgagor acknowledges that because the Mortgaged Lease is a primary element of Mortgagee’s security for the Obligations, it is not anticipated that Mortgagee would consent to termination of the Mortgaged Lease. Therefore, provided that Mortgagor receives due and proper notice and is given a full and fair opportunity to make an election, Mortgagor shall, unless directed otherwise by Mortgagee, elect to remain in possession of the Premises pursuant to Section 365(h)(l)(A)(ii) of the Bankruptcy Code.

(b) To the extent permitted by law, and until the Obligations have been satisfied in full, if Mortgagor does not make an election to remain in possession of the Premises pursuant to Section 365(h)(l)(A)(ii) within a reasonable period, Mortgagor hereby assigns to Mortgagee the right to make such election on behalf of Mortgagor. Mortgagor acknowledges and agrees that the foregoing assignment of its rights under Section 365(h) of the Bankruptcy Code and any related rights, are rights that Mortgagee may use to protect and preserve Mortgagee’s other rights and interests under this Mortgage.

(c) Mortgagor acknowledges that if it elects to remain in the Premises pursuant to Section 365(h)(l)(A)(ii) of the Bankruptcy Code, then Mortgagor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

(d) All the terms and provisions of this Mortgage and the Lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Mortgagor’s rights to remain in possession of the Premises.

Exhibit D-2 - 21

ARTICLE X LOCAL LAW PROVISIONS§

Section 10.1 Local Law Provisions. Notwithstanding anything to the contrary contained in this Mortgage, in the event of any conflict or inconsistency between the provisions of this Article X and the other provisions of this Mortgage, the provisions of this Article X will govern.

[The remainder of this page has been intentionally left blank]

§	Subject to review by local counsel.

Exhibit D-2 - 22

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	[ ],
a[ ]

By:
Name:
Title:

Exhibit D-2 - 23

State of

County of

This instrument was acknowledged before me on                                  by                  as                          of                                 .

(Signature of Notarial Officer)

(Seal, if any)

[local counsel to advise on how to

conform to state law]

Exhibit D-2 - 24

EXHIBIT A

LEGAL DESCRIPTION

[•]

Exhibit D-2 - 25

Exhibit D-3

to Credit Agreement

[FORM OF]

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND

FIXTURE FILING

by and from

[•]

as Grantor

to

[•]

as Trustee

for the benefit of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent,

as Beneficiary

Dated as of [•]

Exhibit D-3 - 1

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Deed of Trust”) effective as of [•] (the “Effective Date”), is made and entered into on [•], by and from [•], a [•], having an address at One Caesars Palace Dr., Las Vegas, NV 89109, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, “Grantor”), in favor of [•], having an address at [•], as trustee under this Deed of Trust (together with any successors in such capacity, “Trustee”), for the benefit of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at [•], as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), as beneficiary, assignee and secured party hereunder (in such capacities and, together with its successors and assigns in such capacities, “Beneficiary”).

Pursuant to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties, the Lenders and the L/C Issuers have agreed to extend credit to the Borrower (as defined below).

The Loan Parties may from time to time enter into Secured Cash Management Agreements and Secured Swap Agreements pursuant to which a Cash Management Bank or a Hedge Bank, as applicable, party thereto will provide financial accommodations to the Loan Parties.

The obligations of the Lenders, the L/C Issuers, any Cash Management Bank and any Hedge Bank to extend such credit and financial accommodations are conditioned upon, among other things, the execution and delivery by Grantor of this Deed of Trust.

Grantor, as [a subsidiary of] the Borrower, will derive substantial benefit from the extension of credit to the Borrower pursuant to the Credit Agreement and any Other First Lien Obligations and the provision of financial accommodations pursuant to the Secured Cash Management Agreements and Secured Swap Agreements.

Grantor is willing to execute and deliver this Deed of Trust in order to induce the Lenders and the L/C Issuers to extend such credit under the Credit Agreement, to induce any Cash Management Bank and any Hedge Bank to provide such financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable, and accordingly Grantor covenants and agrees, in favor of Beneficiary, as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Deed of Trust. As used herein, the following terms shall have the following meanings:

Exhibit D-3 - 2

(a) “Additional Master Lease Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(b) “Authorized Representative” has the meaning set forth in the Collateral Agreement.

(c) “Bankruptcy Code” has the meaning set forth in Section 6.2.

(d) “Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

(e) “CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(f) “CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(g) “Credit Agreement Secured Obligations” has the meaning set forth in the Collateral Agreement.

(h) “Equivalent Provision” has the meaning set forth in the Collateral Agreement.

(i) “Event of Default” has the meaning set forth in the Collateral Agreement.

(j) “Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(k) “Loan Documents” means (1) the Credit Agreement, (2) all Other First Lien Agreements, (3) the Security Documents and (4) for purposes of Section 5.7 and Section 8.18 only, each First Lien Intercreditor Agreement.

(l) “Master Lease Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(m) “Master Leases” has the meaning set forth in the Collateral Agreement.

(n) “Mortgaged Property” means the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor and all of Grantor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, streets and ways adjacent to the land, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned or hereinafter acquired, including without limitation all riparian, littoral, water rights, mineral, oil and gas rights, air rights, development rights, rights of Grantor as declarant or owner under any covenants, conditions, restrictions or easements, plats and agreements (collectively, the “Land”), and all of Grantor’s right, title and interest now or hereafter acquired in, to and under (1) all buildings, structures and other improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon, or affixed or permanently moored to, the Land, and, in each case, all appurtenances thereof (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any

Exhibit D-3 - 3

of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Grantor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all of Grantor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature relating to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (each, a “Property Agreement” and collectively, the “Property Agreements”), (8) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (9) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (10) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (11) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (12) any and all right, title and interest of Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(o) “Non-CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(p) “Non-CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(q) “Obligations” means the “Secured Obligations” as defined in the Collateral Agreement.

(r) “Other First Lien Agreement” has the meaning set forth in the Collateral Agreement.

(s) “Other First Lien Obligations” has the meaning set forth in the Collateral Agreement.

Exhibit D-3 - 4

(t) “Other First Lien Secured Party Consent” has the meaning set forth in the Collateral Agreement.

(u) “Permitted Liens” has the meaning set forth in the Collateral Agreement.

(v) “person” has the meaning set forth in the Credit Agreement.

(w) “Secured Parties” has the meaning set forth in the Collateral Agreement.

(x) “Security Documents” has the meaning set forth in the Collateral Agreement.

(y) “Series” has the meaning set forth in the Collateral Agreement.

(z) “Specified Excluded Collateral” has the meaning set forth in the Collateral Agreement.

(aa) “State” means the State of [•].

(bb) “UCC” means the Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Obligations for the benefit of the Secured Parties, Grantor GRANTS, PLEDGES, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee, with power of sale and assent to decree, for the use and benefit of Beneficiary, and hereby grants to Beneficiary (for its benefit and for the benefit of the other Secured Parties) a continuing security interest in, all of Grantor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to Permitted Liens, IN TRUST NEVERTHELESS, on the terms herein set forth, TO HAVE AND TO HOLD the Mortgaged Property to (i) Trustee, to the extent the same constitutes real property or an interest therein; provided that the conveyance to Trustee of the Rents shall be subject to the assignment of such Rents to Beneficiary as provided herein, and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of Beneficiary, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to Permitted Liens, unto each of Trustee and Beneficiary. Notwithstanding anything to the contrary in this Deed of Trust, Grantor shall have the right to possess and enjoy the Mortgaged Property until the Beneficiary notifies Grantor, following the occurrence of an Event of Default, that Grantor’s right of possession has been terminated.

Section 2.2 Secured Obligations. This Deed of Trust secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Obligations.

Section 2.3 Future Advances. This Deed of Trust shall secure all Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing to the Secured Parties under the Credit Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement, however incurred, whether interest, discount or otherwise, and whether the same shall be

Exhibit D-3 - 5

deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any Secured Cash Management Agreement, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Grantor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.

Section 2.4 [Maximum Amount of Indebtedness. The maximum aggregate amount of the unpaid principal indebtedness secured hereby (exclusive of interest thereon, and advances for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property) that may be outstanding at any time is [•] and No/100 Dollars ($[•]) (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, and expenses incurred by each of Trustee and Beneficiary by reason of any default by Grantor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5 Last Dollar Secured. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.]*

Section 2.6 No Release. Nothing set forth in this Deed of Trust shall relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on Trustee, Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Grantor’s part to be so performed or observed or shall impose any liability on Trustee, Beneficiary or any other Secured Party for any act or omission on the part of Grantor relating thereto or for any breach of any representation or warranty on the part of Grantor contained in this Deed of Trust or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Grantor contained in this Section 2.6 shall survive the termination hereof and the discharge of Grantor’s other obligations under this Deed of Trust and the other Loan Documents.

ARTICLE III WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Trustee and Beneficiary as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor has good and marketable fee simple title to the Premises, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any Liens, except Permitted Liens. This Deed of Trust creates valid, enforceable first priority Liens and security interests in favor of Beneficiary against Grantor’s estate, right, title and interests in the Mortgaged Property for the benefit of the Secured Parties securing the payment and performance of the Obligations subject only to Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Deed of Trust will constitute a valid and enforceable first priority Lien on Grantor’s estate, right, title and interests in the Mortgaged Property in favor of Beneficiary for the benefit of the Secured Parties subject only to Permitted Liens.

*	Include if required by local law.

Exhibit D-3 - 6

Section 3.2 Lien Status. Grantor shall preserve and protect the first Lien and security interest status of this Deed of Trust, subject to Permitted Liens.

ARTICLE IV [Intentionally Omitted]

ARTICLE V DEFAULT AND FORECLOSURE

Section 5.1 Remedies. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, Beneficiary (and/or Trustee as so required by applicable law) may take any action specified in this Section 5.1. Upon the occurrence and during the continuance of an Event of Default, Beneficiary (and/or Trustee as so required by applicable law) may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the applicable Loan Documents providing for the automatic acceleration of the Obligations upon the occurrence and during the continuance of certain Events of Default, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, Beneficiary (and/or Trustee as so required by applicable law) may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including, without limitation, making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or (or, in the case of Beneficiary, credit) in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the other Secured Parties may be a purchaser at such sale. If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the fullest extent permitted by law. Beneficiary (and/or Trustee as so required by applicable law) may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement

Exhibit D-3 - 7

at the time and place appointed for such sale or for such adjourned sale or sales, and Beneficiary (and/or Trustee as so required by applicable law), without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor (unless such notice is required by applicable law) or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7; provided, however, notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of any applicable Loan Document to Beneficiary.

(f) Other. Exercise all other rights, remedies and recourses granted under the applicable Loan Documents or otherwise available at law or in equity, including pursuit of a deficiency judgment, if applicable.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary and the other Secured Parties shall have all rights, remedies and recourses granted in any applicable Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under any applicable Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee or Beneficiary or any other Secured Party in the enforcement of any rights, remedies or recourses under any applicable Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Beneficiary, and, at Beneficiary’s written direction, Trustee, may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by any applicable Loan Documents or their status as a first priority Lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5 Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Grantor shall enter its voluntary appearance in such action, suit or proceeding. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases

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(a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default (except for those Events of Default of which Beneficiary is required to provide notice to Grantor pursuant to the terms of any applicable Loan Document) or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under any applicable Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Grantor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Grantor covenants not to hinder, delay or impede the execution of any power granted or delegated to Trustee or Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 5.6 Discontinuance of Proceedings. If Beneficiary or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under any applicable Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Obligations, any applicable Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or any other Secured Party thereafter to exercise any right, remedy or recourse under any applicable Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. Beneficiary (or the receiver, if one is appointed) shall, subject to any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, promptly apply the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, in the following order unless otherwise required by applicable law:

(a) FIRST, to the payment of all fees and reasonable and documented out-of-pocket costs and expenses incurred by Trustee or Beneficiary of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, or otherwise in connection with this Deed of Trust, any other Loan Document or any of the Obligations secured by such Mortgaged Property, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) all court costs, (3) the reasonable fees and expenses of Beneficiary’s agents and legal counsel and Trustee’s agents and legal counsel, (4) the repayment of all advances made by Trustee or Beneficiary hereunder or under any other Loan Document on behalf of any applicable Loan Party, (5) any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any applicable Loan Document and (6) costs of advertisement;

(b) SECOND, to the payment in full of the Obligations secured by such Mortgaged Property (the amounts so applied to be distributed among each Series of Secured Parties pro rata based on the respective amounts of such Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable First Lien Intercreditor Agreement)), with (x) the portion thereof distributed to

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the Credit Agreement Secured Parties to be further distributed in accordance with the Credit Agreement and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other First Lien Agreement governing such Series; and

(c) THIRD, to Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall (x) the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Obligations under any Other First Lien Agreement or replacement Credit Agreement that is not secured by such Specified Excluded Collateral or (y) the Mortgaged Property or the proceeds of any collection or sale of any Mortgaged Property of Grantor be applied to any Excluded Swap Obligations.

Unless otherwise required by applicable law, Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust. Subject to applicable law, upon any sale of Mortgaged Property by Beneficiary (and/or Trustee as so required by applicable law) (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Beneficiary or such officer or be answerable in any way for the misapplication thereof.

Section 5.8 Occupancy After Foreclosure. Subject to applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal by process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All reasonable sums advanced and expenses incurred at any time by Trustee or Beneficiary under this Section 5.9, or otherwise under this Deed of Trust or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Obligations and all such sums, together with such interest thereon, shall be secured by this Deed of Trust to the extent permitted by applicable law.

(b) To the extent contemplated by Section 9.05 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement, Grantor shall pay all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Trustee or Beneficiary in respect thereof, by litigation or otherwise.

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Section 5.10 No Mortgagee in Possession. To the fullest extent permitted by applicable law, neither the enforcement of any of the remedies under this Article V, the assignment of the Rents and Leases under Article VI, the security interests under Article VII, nor any other remedies afforded to Beneficiary under any applicable Loan Document, at law or in equity shall cause Beneficiary or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE VI ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases (but only to the extent permitted under such Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, and so long as Beneficiary has not provided written notice of its revocation of such license, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing and no such notice has been given. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall, at the election of Beneficiary, expire and terminate, upon written notice to Grantor by Beneficiary.

Section 6.2 Perfection Upon Recordation. Grantor acknowledges that it has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents, to the extent permitted under applicable law, shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent permitted under applicable law, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE VII SECURITY AGREEMENT

Section 7.1 Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Grantor grants to Beneficiary a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax

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Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property to secure the payment and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any conflict or inconsistency whatsoever between the terms of this Deed of Trust and the terms of the Collateral Agreement with respect to the collateral covered both therein and herein, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest or the use, maintenance or transfer of any such Mortgaged Property, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Grantor that does not constitute “Article 9 Collateral” under and as defined in the Collateral Agreement shall be subject to any security interest of Beneficiary or any Secured Party or constitute collateral hereunder.

Section 7.2 Financing Statements. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder (and such financing statements may describe the collateral as “all assets”). Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Beneficiary that Grantor’s jurisdiction of organization is the State of [•].

Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a deed of trust instrument to be filed as a financing statement. Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust (immediately preceding Article I). Beneficiary is the “Secured Party” for purposes of the UCC and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust (immediately preceding Article I). A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1. Grantor represents and warrants to Beneficiary that Grantor is the record owner of the Mortgaged Property.

ARTICLE VIII MISCELLANEOUS

Section 8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect) or, with respect to any holder of obligations under any Other First Lien Agreement, addressed to the Authorized Representative of such holder at its address set forth in the applicable Other First Lien Secured Party Consent, as such address may be changed by written notice to Grantor.

Section 8.2 Covenants Running with the Land. All grants, covenants, terms, provisions and conditions contained in this Deed of Trust are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Land. As used herein, “Grantor”

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shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Premises shall be deemed to have notice of, and be bound by, the terms of the Collateral Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3 Attorney-in-Fact. Subject to any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary reasonably deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Section 8.4 Successors and Assigns. Whenever in this Deed of Trust Grantor, Trustee or Beneficiary are referred to, such reference shall be deemed to include the permitted successors and assigns of each of them, and all covenants, promises and agreements by or on behalf of Grantor that are contained in this Deed of Trust shall bind its permitted successors and assigns and inure to the benefit of Trustee and Beneficiary and each of their successors and assigns.

Section 8.5 Waivers; Amendments.

(a) No failure or delay by Beneficiary or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Beneficiary and any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Deed of Trust or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 8.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligations shall not be construed as a waiver of any Default or Event of Default, regardless of whether Beneficiary or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Deed of Trust nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Beneficiary and Grantor (and, if required by applicable law. Trustee), subject to any consent required in accordance with Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof), and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. Beneficiary may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 8.5(b) is permitted without any further inquiry.

(c) Notwithstanding anything to the contrary contained herein, Beneficiary may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to the Mortgaged Property where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Deed of Trust or any other Loan Document.

Section 8.6 WAIVER OF JURY TRIAL. GRANTOR AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BENEFICIARY OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BENEFICIARY OR SUCH OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 8.7 Termination or Release.

In each case, subject to the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements:

(a) This Deed of Trust and all Liens and security interests created by this Deed of Trust shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by Trustee or Beneficiary, all rights to the Mortgaged Property shall automatically revert to Grantor, and Beneficiary shall automatically assign back to Grantor all of its right, title and interest in the Leases and Rents, upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when all Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Mortgaged Property) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.

(b) Grantor shall automatically be released from its obligations hereunder and the Lien and security interests in the Mortgaged Property of Grantor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement as a result of which Grantor ceases to be the Borrower or a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Loan Party, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

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(c) (i) Upon any sale or other transfer by Grantor of any of the Mortgaged Property that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not (and is not required to become) a Loan Party, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Mortgaged Property pursuant to Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any applicable Other First Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement, the Lien and security interest in such Mortgaged Property shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d) Solely with respect to the Credit Agreement Secured Obligations, Grantor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

(e) Solely with respect to any Series of Other First Lien Obligations, Grantor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

(f) If any Mortgaged Property shall become subject to the release provisions set forth in any applicable Intercreditor Agreement, the Lien created hereunder on such Mortgaged Property shall be automatically released to the extent (and only to the extent) provided therein.

(g) In connection with any termination or release pursuant to this Section 8.7, Beneficiary and/or Trustee shall execute and deliver to Grantor, at Grantor’s expense, all documents that Grantor shall reasonably request and reconveyances to evidence such termination or release (including, without limitation, deed of trust releases or UCC amendment or termination statements, as applicable), and will duly assign and transfer to Grantor, such of the Mortgaged Property that may be in the possession of Trustee or Beneficiary and has not theretofore been sold or otherwise applied or released pursuant to this Deed of Trust. Any execution and delivery of documents pursuant to this Section 8.7 shall be without recourse to or warranty by Trustee and Beneficiary. In connection with any release pursuant to this Section 8.7, Grantor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to Beneficiary and/or Trustee) prepared by the Borrower pursuant to this Section 8.7, Beneficiary and/or Trustee shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Mortgaged Property permitted to be released pursuant to this Deed of Trust. Grantor agrees to pay all reasonable and documented out-of-pocket expenses incurred by Beneficiary and/or Trustee (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

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Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or any other Secured Party.

Section 8.9 Applicable Law. The provisions of this Deed of Trust shall be governed by and construed under the laws of the state in which the Land is located.

Section 8.10 Headings; Interpretation. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. All Articles, Sections, Subsections or Exhibits are references to the Articles, Sections, Subsections or Exhibits of this Deed of Trust unless otherwise expressly stated.

Section 8.11 Severability. In the event any one or more of the provisions contained in this Deed of Trust should be held invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent permitted by law and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Grantor and Beneficiary shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.12 Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor, Trustee and Beneficiary relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the applicable Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.13 Person Serving as Beneficiary. On the Closing Date and as of the date hereof, Beneficiary is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the Applicable First Lien Authorized Representative) shall be deemed Beneficiary for all purposes under this Deed of Trust. Beneficiary immediately prior to any change in Beneficiary pursuant to this Section 8.13 (the “Prior Beneficiary”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Beneficiary determined in accordance with this Section 8.13 (the “Successor Beneficiary”) and the Successor Beneficiary shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Beneficiary shall cooperate with Grantor and such Successor Beneficiary to ensure that all actions are taken that are necessary or reasonably requested by the Successor Beneficiary to vest in such Successor Beneficiary the rights granted to the Prior Beneficiary hereunder with respect to the Mortgaged Property, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Beneficiary holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) (or any similar concept under foreign law) over Mortgaged Property pursuant to this Deed of Trust or any other

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Security Document, the delivery to the Successor Beneficiary of the Mortgaged Property in its possession or control together with any necessary endorsements to the extent required by this Deed of Trust, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Beneficiary may reasonably request, all without recourse to, or representation or warranty by, the Prior Beneficiary and at the sole cost and expense of Grantor. In addition, Beneficiary hereunder shall at all times be the same person that is the “Collateral Agent” under each First Lien Intercreditor Agreement then in effect. Written notice of resignation by the “Collateral Agent” pursuant to each First Lien Intercreditor Agreement then in effect shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as the “Collateral Agent” under each First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary pursuant to this Deed of Trust. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, this Deed of Trust and other Loan Documents. Beneficiary and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Beneficiary, without inquiry into the existence of required consents or approvals of the Secured Parties therefor. The provisions of Section 8.04 of the Credit Agreement apply mutatis mutandis as if set forth herein.

Section 8.14 Recording Documentation to Assure Security. Grantor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the Lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Beneficiary shall reasonably deem necessary in order to publish notice of and fully to protect the validity and priority of the Liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Beneficiary therein. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Trustee or Beneficiary advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Deed of Trust.

Section 8.15 Further Acts. Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Beneficiary or Trustee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Beneficiary from time to time to assure, perfect, convey, assign, mortgage, pledge, transfer and confirm unto Beneficiary and Trustee, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary and Trustee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Beneficiary or Trustee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Deed of Trust.

Exhibit D-3 - 17

Section 8.16 Additions to Mortgaged Property. All right, title and interest of Grantor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further pledge, mortgage, conveyance, assignment or other act by Grantor, shall become subject to the Lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Mortgaged Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further pledges, assurances, mortgages, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Deed of Trust.

Section 8.17 Relationship. The relationship of Beneficiary to Grantor hereunder is strictly and solely that of creditor and debtor and grantor and beneficiary and nothing contained in the Credit Agreement, the Collateral Agreement, any Other First Lien Agreement, this Deed of Trust, any other Loan Document or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as creditor and debtor and beneficiary and grantor.

Section 8.18 Beneficiary’s Fees and Expenses; Indemnification.

(a) Grantor agrees that Beneficiary shall be entitled to reimbursement of its expenses incurred hereunder by Grantor, and Beneficiary and other Indemnitees shall be indemnified by Grantor, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement (or any Equivalent Provision thereof) or any equivalent provision of any Other First Lien Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.18 shall remain operative and in full force and effect regardless of the termination of this Deed of Trust or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Deed of Trust or any other Loan Document, or any investigation made by or on behalf of Beneficiary or any other Secured Party. All amounts due under this Section 8.18 shall be payable within thirty (30) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) For the avoidance of doubt, the provisions of Article VIII of the Credit Agreement or any equivalent provisions of any Other First Lien Agreement shall also apply to Beneficiary acting under or in connection with this Deed of Trust in such capacity. No provision of this Deed of Trust shall require Beneficiary to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 8.19 Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Deed of Trust, or for recognition or enforcement of any judgment, and each of the parties hereto

Exhibit D-3 - 18

hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Deed of Trust shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Deed of Trust, the Mortgaged Property, the Collateral, or Grantor’s other properties, in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Loan Document in any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Deed of Trust or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.20 Subject to Intercreditor Agreements, Master Lease Intercreditor Agreements and Master Leases.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted herein to Beneficiary for the benefit of the Secured Parties pursuant to this Deed of Trust and (ii) the exercise of any right or remedy by Beneficiary hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Mortgaged Property, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Deed of Trust, the terms of such applicable Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, the Lien and security interest granted to Beneficiary pursuant to this Deed of Trust in the Tenant’s Pledged Property (as defined in each Master Lease) and the exercise of any right or remedy by Beneficiary hereunder against the Tenant’s Pledged Property are subject to the provisions of the applicable Master Lease Intercreditor Agreement. In the event of any conflict between the terms of any Master Lease Intercreditor Agreement and this Deed of Trust, the terms of such Master Lease Intercreditor Agreement shall govern and control.

(c) Notwithstanding anything herein to the contrary, [(i) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the CPLV Master Lease) is subject and subordinate to the terms of the CPLV Master Lease, (ii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the Non-CPLV Master Lease) is subject and subordinate to the terms of the Non-CPLV Master Lease, and (iii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate or similar term (as defined in each other Master Lease, Additional Master Lease or Additional Lease) is subject and subordinate to the terms of such other Master Lease, Additional Master Lease or Additional Lease.]†

†	Relevant provisions to be included in the applicable deed of trust.

Exhibit D-3 - 19

Section 8.21 Other First Lien Obligations. Upon the execution and delivery by the Borrower to Beneficiary and each Authorized Representative of a fully executed Other First Lien Secured Party Consent in accordance with Section 7.23 of the Collateral Agreement, the holders of the Other First Lien Obligations as set forth in such Other First Lien Secured Party Consent shall automatically be secured by the Mortgaged Property hereunder without any further action, and such holder shall automatically become a Secured Party hereunder.

Section 8.22 Application of Gaming Laws and Liquor Laws. Notwithstanding anything herein to the contrary, this Deed of Trust and any other Loan Document are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, Beneficiary’s acceptance of this Deed of Trust shall be conclusively deemed an acknowledgment by Beneficiary that (i) the Secured Parties are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Deed of Trust and the other Loan Documents, including with respect to the Mortgaged Property and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

ARTICLE IX REGARDING TRUSTEE

Section 9.1 Trustee’s Powers and Liabilities.

(a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or willful misconduct, and hereby waives any statutory fee for any services rendered by it in accordance with the terms thereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly;

(b) Trustee may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary;

(c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the Premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to Grantor and without specifying the reason therefore and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby;

Exhibit D-3 - 20

(d) Trustee shall not be required to see that this Deed of Trust is recorded nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the fullest extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Mortgaged Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the fullest extent permitted by law by all remedies at law or in equity; and

(e) At any time, or from time to time, without liability therefor and with ten (10) day’s prior written notice to Grantor, upon written request of Beneficiary and without affecting the Lien of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (A) reconvey any part of the Mortgaged Property, (B) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (C) join in granting any easement thereon, so long as Grantor has consented thereto, or (D) join in any extension agreement or any agreement subordinating the Lien or charge hereof.

ARTICLE X LOCAL LAW PROVISIONS‡

Section 10.1 Local Law Provisions. Notwithstanding anything to the contrary contained in this Deed of Trust, in the event of any conflict or inconsistency between the provisions of this Article X and the other provisions of this Deed of Trust, the provisions of this Article X will govern.

[The remainder of this page has been intentionally left blank]

‡	Subject to review by local counsel.

Exhibit D-3 - 21

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	[______________],
a[______________]

By:
Name:
Title:

Exhibit D-3 - 22

State of ____________

County of ___________

This instrument was acknowledged before me on __________________________ by _________________ as _________________ of ________________________.

(Signature of Notarial Officer)

(Seal, if any)

[local counsel to advise on how to

conform to state law]

Exhibit D-3 - 23

EXHIBIT A

LEGAL DESCRIPTION

[•]

Exhibit D-3 - 24

Exhibit D-4

to Credit Agreement

[FORM OF]

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

[•]

as Grantor

to

[•]

as Trustee

for the benefit of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent,

as Beneficiary

Dated as of [•]

Exhibit D-4 - 1

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Deed of Trust”) effective as of [•] (the “Effective Date”), is made and entered into on [•], by and from [•], a [•], having an address at One Caesars Palace Dr., Las Vegas, NV 89109, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, “Grantor”), in favor of [•], having an address at [•], as trustee under this Deed of Trust (together with any successors in such capacity, “Trustee”), for the benefit of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, having an address at [•], as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), as beneficiary, assignee and secured party hereunder (in such capacities and, together with its successors and assigns in such capacities, “Beneficiary”).

Pursuant to that certain Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders and collateral agent for the Secured Parties, the Lenders and the L/C Issuers have agreed to extend credit to the Borrower (as defined below).

The Loan Parties may from time to time enter into Secured Cash Management Agreements and Secured Swap Agreements pursuant to which a Cash Management Bank or a Hedge Bank, as applicable, party thereto will provide financial accommodations to the Loan Parties.

The obligations of the Lenders, the L/C Issuers, any Cash Management Bank and any Hedge Bank to extend such credit and financial accommodations are conditioned upon, among other things, the execution and delivery by Grantor of this Deed of Trust.

Grantor, as [a subsidiary of] the Borrower, will derive substantial benefit from the extension of credit to the Borrower pursuant to the Credit Agreement and any Other First Lien Obligations and the provision of financial accommodations pursuant to the Secured Cash Management Agreements and Secured Swap Agreements.

Grantor is willing to execute and deliver this Deed of Trust in order to induce the Lenders and the L/C Issuers to extend such credit under the Credit Agreement, to induce any Cash Management Bank and any Hedge Bank to provide such financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable, and accordingly Grantor covenants and agrees, in favor of Beneficiary, as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Deed of Trust. As used herein, the following terms shall have the following meanings:

Exhibit D-4 - 2

(a) “Additional Master Lease Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(b) “Authorized Representative” has the meaning set forth in the Collateral Agreement.

(c) “Bankruptcy Code” has the meaning set forth in Section 6.2.

(d) “Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

(e) “CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(f) “CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

(g) “Credit Agreement Secured Obligations” has the meaning set forth in the Collateral Agreement.

(h) “Equivalent Provision” has the meaning set forth in the Collateral Agreement.

(i) “Event of Default” has the meaning set forth in the Collateral Agreement.

(j) “Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(k) “Loan Documents” means (1) the Credit Agreement, (2) all Other First Lien Agreements, (3) the Security Documents and (4) for purposes of Section 5.7 and Section 8.18 only, each First Lien Intercreditor Agreement.

(l) “Master Lease Intercreditor Agreements” has the meaning set forth in the Collateral Agreement.

(m) “Master Leases” has the meaning set forth in the Collateral Agreement.

(n) “Mortgaged Lease” means that certain [•], dated as of [•], by and between [•] (the “Lessor”), as owner of the Land, and Grantor, as lessee of the [•] [and owner of the [•] ], recorded among the land records of [•], as the same may be amended, supplemented, or modified from time to time, together with all assignments of the Mortgaged Lease and all credits, deposits, options, privileges and rights of Grantor as tenant under the Mortgaged Lease, including, but not limited to, rights of first refusal, if any, the rights, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms and the option to purchase, if any, all or any portion of the Land.

(o) “Mortgaged Property” means the leasehold estate in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (including the Lessor’s interest in the Land should such estate be hereafter acquired by Grantor) and all of Grantor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, streets and ways adjacent to the land, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned

Exhibit D-4 - 3

or hereinafter acquired, including without limitation all riparian, littoral, water rights, mineral, oil and gas rights, air rights, development rights, rights of Grantor as declarant or owner under any covenants, conditions, restrictions or easements, plats and agreements (collectively, the “Land”), and all of Grantor’s right, title and interest now or hereafter acquired in, to and under (1) all buildings, structures and other improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon, or affixed or permanently moored to, the Land, and, in each case, all appurtenances thereof (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Grantor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, including all such items as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all of Grantor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature relating to the Mortgaged Property (the “Deposit Accounts”), (5) the Mortgaged Lease, (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (7) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (8) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (each, a “Property Agreement” and collectively, the “Property Agreements”), (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (13) any and all right, title and interest of Grantor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(p) “Non-CPLV Intercreditor Agreement” has the meaning set forth in the Collateral Agreement.

(q) “Non-CPLV Master Lease” has the meaning set forth in the Collateral Agreement.

Exhibit D-4 - 4

(r) “Obligations” means the “Secured Obligations” as defined in the Collateral Agreement.

(s) “Other First Lien Agreement” has the meaning set forth in the Collateral Agreement.

(t) “Other First Lien Obligations” has the meaning set forth in the Collateral Agreement.

(u) “Other First Lien Secured Party Consent” has the meaning set forth in the Collateral Agreement.

(v) “Permitted Liens” has the meaning set forth in the Collateral Agreement.

(w) “person” has the meaning set forth in the Credit Agreement.

(x) “Secured Parties” has the meaning set forth in the Collateral Agreement.

(y) “Security Documents” has the meaning set forth in the Collateral Agreement.

(z) “Series” has the meaning set forth in the Collateral Agreement.

(aa) “Specified Excluded Collateral” has the meaning set forth in the Collateral Agreement.

(bb) “State” means the State of [•].

(cc) “UCC” means the Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Obligations for the benefit of the Secured Parties, Grantor GRANTS, PLEDGES, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee, with power of sale and assent to decree, for the use and benefit of Beneficiary, and hereby grants to Beneficiary (for its benefit and for the benefit of the other Secured Parties) a continuing security interest in, all of Grantor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to Permitted Liens, IN TRUST NEVERTHELESS, on the terms herein set forth, TO HAVE AND TO HOLD the Mortgaged Property to (i) Trustee, to the extent the same constitutes real property or an interest therein; provided that the conveyance to Trustee of the Rents shall be subject to the assignment of such Rents to Beneficiary as provided herein, and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of Beneficiary, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to Permitted Liens, unto each of Trustee and Beneficiary. Notwithstanding anything to the contrary in this Deed of Trust, Grantor shall have the right to possess and enjoy the Mortgaged Property until the Beneficiary notifies Grantor, following the occurrence of an Event of Default, that Grantor’s right of possession has been terminated.

Exhibit D-4 - 5

Section 2.2 Secured Obligations. This Deed of Trust secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Obligations.

Section 2.3 Future Advances. This Deed of Trust shall secure all Obligations, including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing to the Secured Parties under the Credit Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any Secured Cash Management Agreement, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Grantor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.

Section 2.4 [Maximum Amount of Indebtedness. The maximum aggregate amount of the unpaid principal indebtedness secured hereby (exclusive of interest thereon, and advances for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Mortgaged Property) that may be outstanding at any time is [•] and No/100 Dollars ($[•]) (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the Lien hereof, and expenses incurred by each of Trustee and Beneficiary by reason of any default by Grantor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5 Last Dollar Secured. So long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against or to reduce the Secured Amount.]*

Section 2.6 No Release. Nothing set forth in this Deed of Trust shall relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on Trustee, Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Grantor’s part to be so performed or observed or shall impose any liability on Trustee, Beneficiary or any other Secured Party for any act or omission on the part of Grantor relating thereto or for any breach of any representation or warranty on the part of Grantor contained in this Deed of Trust or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Grantor contained in this Section 2.6 shall survive the termination hereof and the discharge of Grantor’s other obligations under this Deed of Trust and the other Loan Documents.

ARTICLE III WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Trustee and Beneficiary as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor has good and valid leasehold interest in the Land, and good and marketable title to the remainder of the

*	Include if required by local law.

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Mortgaged Property, free and clear of any Liens, except Permitted Liens. The Mortgaged Lease is in full force and effect and has not been amended or modified (except as contemplated by the definition thereof). Grantor has not received any notice of default on the part of Grantor from Lessor, nor has Grantor sent any notice of default on the part of Lessor to Lessor. Grantor’s execution and delivery of this Deed of Trust and the other Loan Documents do not violate any of the terms of the Mortgaged Lease. This Deed of Trust creates valid, enforceable first priority Liens and security interests in favor of Beneficiary against Grantor’s estate, right, title and interests in the Mortgaged Property for the benefit of the Secured Parties securing the payment and performance of the Obligations subject only to Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Deed of Trust will constitute a valid and enforceable first priority Lien on Grantor’s estate, right, title and interests in the Mortgaged Property in favor of Beneficiary for the benefit of the Secured Parties subject only to Permitted Liens.

Section 3.2 Lien Status. Grantor shall preserve and protect the first Lien and security interest status of this Deed of Trust, subject to Permitted Liens.

ARTICLE IV [Intentionally Omitted]

ARTICLE V DEFAULT AND FORECLOSURE

Section 5.1 Remedies. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, Beneficiary (and/or Trustee as so required by applicable law) may take any action specified in this Section 5.1. Upon the occurrence and during the continuance of an Event of Default, Beneficiary (and/or Trustee as so required by applicable law) may, at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Subject to any provisions of the applicable Loan Documents providing for the automatic acceleration of the Obligations upon the occurrence and during the continuance of certain Events of Default, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Beneficiary’s prior written consent, Beneficiary (and/or Trustee as so required by applicable law) may invoke any legal remedies to dispossess Grantor.

(c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (including, without limitation, making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 5.7.

(d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or (or, in the case of Beneficiary, credit) in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be

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deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the other Secured Parties may be a purchaser at such sale. If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the fullest extent permitted by law. Beneficiary (and/or Trustee as so required by applicable law) may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Beneficiary (and/or Trustee as so required by applicable law), without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor (unless such notice is required by applicable law) or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7; provided, however, notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of any applicable Loan Document to Beneficiary.

(f) Other. Exercise all other rights, remedies and recourses granted under the applicable Loan Documents or otherwise available at law or in equity, including pursuit of a deficiency judgment, if applicable.

Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary and the other Secured Parties shall have all rights, remedies and recourses granted in any applicable Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under any applicable Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Trustee or Beneficiary or any other Secured Party in the enforcement of any rights, remedies or recourses under any applicable Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Beneficiary, and, at Beneficiary’s written direction, Trustee, may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the

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Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by any applicable Loan Documents or their status as a first priority Lien and security interest in and to the Mortgaged Property. For payment of the Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5 Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Grantor shall enter its voluntary appearance in such action, suit or proceeding. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default (except for those Events of Default of which Beneficiary is required to provide notice to Grantor pursuant to the terms of any applicable Loan Document) or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under any applicable Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Grantor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Grantor covenants not to hinder, delay or impede the execution of any power granted or delegated to Trustee or Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 5.6 Discontinuance of Proceedings. If Beneficiary or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under any applicable Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Obligations, any applicable Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or any other Secured Party thereafter to exercise any right, remedy or recourse under any applicable Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. Beneficiary (or the receiver, if one is appointed) shall, subject to any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, promptly apply the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, in the following order unless otherwise required by applicable law:

(a) FIRST, to the payment of all fees and reasonable and documented out-of-pocket costs and expenses incurred by Trustee or Beneficiary of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, or otherwise in connection with this Deed of Trust, any other Loan Document or any of the Obligations secured by such Mortgaged Property, including, without limitation (1) receiver’s fees

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and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) all court costs, (3) the reasonable fees and expenses of Beneficiary’s agents and legal counsel and Trustee’s agents and legal counsel, (4) the repayment of all advances made by Trustee or Beneficiary hereunder or under any other Loan Document on behalf of any applicable Loan Party, (5) any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any applicable Loan Document and (6) costs of advertisement;

(b) SECOND, to the payment in full of the Obligations secured by such Mortgaged Property (the amounts so applied to be distributed among each Series of Secured Parties pro rata based on the respective amounts of such Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable First Lien Intercreditor Agreement)), with (x) the portion thereof distributed to the Credit Agreement Secured Parties to be further distributed in accordance with the Credit Agreement and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other First Lien Agreement governing such Series; and

(c) THIRD, to Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall (x) the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Obligations under any Other First Lien Agreement or replacement Credit Agreement that is not secured by such Specified Excluded Collateral or (y) the Mortgaged Property or the proceeds of any collection or sale of any Mortgaged Property of Grantor be applied to any Excluded Swap Obligations.

Unless otherwise required by applicable law, Beneficiary shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed of Trust. Subject to applicable law, upon any sale of Mortgaged Property by Beneficiary (and/or Trustee as so required by applicable law) (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Beneficiary or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Beneficiary or such officer or be answerable in any way for the misapplication thereof.

Section 5.8 Occupancy After Foreclosure. Subject to applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal by process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All reasonable sums advanced and expenses incurred at any time by Trustee or Beneficiary under this Section 5.9, or otherwise under this Deed of Trust or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Obligations and all such sums, together with such interest thereon, shall be secured by this Deed of Trust to the extent permitted by applicable law.

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(b) To the extent contemplated by Section 9.05 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement, Grantor shall pay all reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Trustee or Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. To the fullest extent permitted by applicable law, neither the enforcement of any of the remedies under this Article V, the assignment of the Rents and Leases under Article VI, the security interests under Article VII, nor any other remedies afforded to Beneficiary under any applicable Loan Document, at law or in equity shall cause Beneficiary or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE VI ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases (but only to the extent permitted under such Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, and so long as Beneficiary has not provided written notice of its revocation of such license, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing and no such notice has been given. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall, at the election of Beneficiary, expire and terminate, upon written notice to Grantor by Beneficiary.

Section 6.2 Perfection Upon Recordation. Grantor acknowledges that it has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents, to the extent permitted under applicable law, shall be deemed to be fully perfected, “choate” and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, to the extent permitted under applicable law, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE VII SECURITY AGREEMENT

Section 7.1 Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Grantor grants to Beneficiary a first priority security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property (except that Tenant’s Pledged Property shall be subject to a security interest held by Lessor pursuant to and in accordance with the Mortgaged Lease and the Master Lease Intercreditor Agreements) to secure the payment and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any conflict or inconsistency whatsoever between the terms of this Deed of Trust and the terms of the Collateral Agreement with respect to the collateral covered both therein and herein, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest or the use, maintenance or transfer of any such Mortgaged Property, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Grantor that does not constitute “Article 9 Collateral” under and as defined in the Collateral Agreement shall be subject to any security interest of Beneficiary or any Secured Party or constitute collateral hereunder.

Section 7.2 Financing Statements. Grantor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such other documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder (and such financing statements may describe the collateral as “all assets”). Grantor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor represents and warrants to Beneficiary that Grantor’s jurisdiction of organization is the State of [•].

Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a deed of trust instrument to be filed as a financing statement. Grantor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust (immediately preceding Article I). Beneficiary is the “Secured Party” for purposes of the UCC and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust (immediately preceding Article I). A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1. Grantor represents and warrants to Beneficiary that (a) Grantor is the owner of [•]; and (b) Lessor is the record owner of [•].

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ARTICLE VIII MISCELLANEOUS

Section 8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect) or, with respect to any holder of obligations under any Other First Lien Agreement, addressed to the Authorized Representative of such holder at its address set forth in the applicable Other First Lien Secured Party Consent, as such address may be changed by written notice to Grantor.

Section 8.2 Covenants Running with the Land. All grants, covenants, terms, provisions and conditions contained in this Deed of Trust are intended by Grantor, Trustee and Beneficiary to be, and shall be construed as, covenants running with the Land. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All persons who may have or acquire an interest in the Improvements and/or the lessee’s interest in the Land under the Mortgaged Lease shall be deemed to have notice of, and be bound by, the terms of the Collateral Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3 Attorney-in-Fact. Subject to any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary reasonably deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Grantor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Section 8.4 Successors and Assigns. Whenever in this Deed of Trust Grantor, Trustee or Beneficiary are referred to, such reference shall be deemed to include the permitted successors and assigns of each of them, and all covenants, promises and agreements by or on behalf of Grantor that are contained in this Deed of Trust shall bind its permitted successors and assigns and inure to the benefit of Trustee and Beneficiary and each of their successors and assigns.

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Section 8.5 Waivers; Amendments.

(a) No failure or delay by Beneficiary or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Beneficiary and any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Deed of Trust or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 8.5(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligations shall not be construed as a waiver of any Default or Event of Default, regardless of whether Beneficiary or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Deed of Trust nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Beneficiary and Grantor (and, if required by applicable law, Trustee), subject to any consent required in accordance with Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof), and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. Beneficiary may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 8.5(b) is permitted without any further inquiry.

(c) Notwithstanding anything to the contrary contained herein, Beneficiary may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to the Mortgaged Property where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Deed of Trust or any other Loan Document.

Section 8.6 WAIVER OF JURY TRIAL. GRANTOR AND, BY ITS ACCEPTANCE HEREOF, BENEFICIARY, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BENEFICIARY OR ANY OTHER SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BENEFICIARY OR SUCH OTHER SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 8.7 Termination or Release.

In each case, subject to the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements:

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(a) This Deed of Trust and all Liens and security interests created by this Deed of Trust shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by Trustee or Beneficiary, all rights to the Mortgaged Property shall automatically revert to Grantor, and Beneficiary shall automatically assign back to Grantor all of its right, title and interest in the Leases and Rents, upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when all Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Mortgaged Property) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.

(b) Grantor shall automatically be released from its obligations hereunder and the Lien and security interests in the Mortgaged Property of Grantor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement as a result of which Grantor ceases to be the Borrower or a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Loan Party, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

(c) (i) Upon any sale or other transfer by Grantor of any of the Mortgaged Property that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not (and is not required to become) a Loan Party, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Mortgaged Property pursuant to Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any applicable Other First Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement, the Lien and security interest in such Mortgaged Property shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d) Solely with respect to the Credit Agreement Secured Obligations, Grantor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

(e) Solely with respect to any Series of Other First Lien Obligations, Grantor shall automatically be released from its obligations hereunder and/or the Lien and security interests in the Mortgaged Property securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Grantor.

(f) If any Mortgaged Property shall become subject to the release provisions set forth in any applicable Intercreditor Agreement, the Lien created hereunder on such Mortgaged Property shall be automatically released to the extent (and only to the extent) provided therein.

(g) Upon the natural expiration or permitted termination of the term that is permitted pursuant to the Loan Documents of the Mortgaged Lease, Grantor shall automatically be released from its obligations hereunder and the security interests of Trustee and Beneficiary shall be automatically released, all without delivery of any instrument or performance of any act by Trustee and Beneficiary.

Exhibit D-4 - 15

(h) In connection with any termination or release pursuant to this Section 8.7, Beneficiary and/or Trustee shall execute and deliver to Grantor, at Grantor’s expense, all documents that Grantor shall reasonably request and reconveyances to evidence such termination or release (including, without limitation, deed of trust releases or UCC amendment or termination statements, as applicable), and will duly assign and transfer to Grantor, such of the Mortgaged Property that may be in the possession of Trustee or Beneficiary and has not theretofore been sold or otherwise applied or released pursuant to this Deed of Trust. Any execution and delivery of documents pursuant to this Section 8.7 shall be without recourse to or warranty by Trustee and Beneficiary. In connection with any release pursuant to this Section 8.7, Grantor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to Beneficiary and/or Trustee) prepared by the Borrower pursuant to this Section 8.7, Beneficiary and/or Trustee shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Mortgaged Property permitted to be released pursuant to this Deed of Trust. Grantor agrees to pay all reasonable and documented out-of-pocket expenses incurred by Beneficiary and/or Trustee (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or any other Secured Party.

Section 8.9 Applicable Law. The provisions of this Deed of Trust shall be governed by and construed under the laws of the state in which the Land is located.

Section 8.10 Headings; Interpretation. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. All Articles, Sections, Subsections or Exhibits are references to the Articles, Sections, Subsections or Exhibits of this Deed of Trust unless otherwise expressly stated.

Section 8.11 Severability. In the event any one or more of the provisions contained in this Deed of Trust should be held invalid, illegal or unenforceable in any respect, such provision shall be enforced to the maximum extent permitted by law and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Grantor and Beneficiary shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.12 Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Grantor, Trustee and Beneficiary relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the applicable Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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Section 8.13 Person Serving as Beneficiary. On the Closing Date and as of the date hereof, Beneficiary is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the Applicable First Lien Authorized Representative) shall be deemed Beneficiary for all purposes under this Deed of Trust. Beneficiary immediately prior to any change in Beneficiary pursuant to this Section 8.13 (the “Prior Beneficiary”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Beneficiary determined in accordance with this Section 8.13 (the “Successor Beneficiary”) and the Successor Beneficiary shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Beneficiary shall cooperate with Grantor and such Successor Beneficiary to ensure that all actions are taken that are necessary or reasonably requested by the Successor Beneficiary to vest in such Successor Beneficiary the rights granted to the Prior Beneficiary hereunder with respect to the Mortgaged Property, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Beneficiary holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) (or any similar concept under foreign law) over Mortgaged Property pursuant to this Deed of Trust or any other Security Document, the delivery to the Successor Beneficiary of the Mortgaged Property in its possession or control together with any necessary endorsements to the extent required by this Deed of Trust, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Beneficiary may reasonably request, all without recourse to, or representation or warranty by, the Prior Beneficiary and at the sole cost and expense of Grantor. In addition, Beneficiary hereunder shall at all times be the same person that is the “Collateral Agent” under each First Lien Intercreditor Agreement then in effect. Written notice of resignation by the “Collateral Agent” pursuant to each First Lien Intercreditor Agreement then in effect shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as the “Collateral Agent” under each First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary pursuant to this Deed of Trust. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, this Deed of Trust and other Loan Documents. Beneficiary and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Beneficiary, without inquiry into the existence of required consents or approvals of the Secured Parties therefor. The provisions of Section 8.04 of the Credit Agreement apply mutatis mutandis as if set forth herein.

Section 8.14 Recording Documentation to Assure Security. Grantor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the Lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Beneficiary shall reasonably deem necessary in order to publish notice of and fully to protect the validity and priority of the Liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Beneficiary therein. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of

Exhibit D-4 - 17

any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Trustee or Beneficiary advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Deed of Trust.

Section 8.15 Further Acts. Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Beneficiary or Trustee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Beneficiary from time to time to assure, perfect, convey, assign, mortgage, pledge, transfer and confirm unto Beneficiary and Trustee, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary and Trustee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Beneficiary or Trustee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Deed of Trust.

Section 8.16 Additions to Mortgaged Property. All right, title and interest of Grantor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further pledge, mortgage, conveyance, assignment or other act by Grantor, shall become subject to the Lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Grantor and specifically described in the grant of the Mortgaged Property above, but at any and all times Grantor will execute and deliver to Beneficiary any and all such further pledges, assurances, mortgages, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Deed of Trust.

Section 8.17 Relationship. The relationship of Beneficiary to Grantor hereunder is strictly and solely that of creditor and debtor and grantor and beneficiary and nothing contained in the Credit Agreement, the Collateral Agreement, any Other First Lien Agreement, this Deed of Trust, any other Loan Document or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as creditor and debtor and beneficiary and grantor.

Section 8.18 Beneficiary’s Fees and Expenses; Indemnification.

(a) Grantor agrees that Beneficiary shall be entitled to reimbursement of its expenses incurred hereunder by Grantor, and Beneficiary and other Indemnitees shall be indemnified by Grantor, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement (or any Equivalent Provision thereof) or any equivalent provision of any Other First Lien Agreement.

Exhibit D-4 - 18

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.18 shall remain operative and in full force and effect regardless of the termination of this Deed of Trust or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Deed of Trust or any other Loan Document, or any investigation made by or on behalf of Beneficiary or any other Secured Party. All amounts due under this Section 8.18 shall be payable within thirty (30) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) For the avoidance of doubt, the provisions of Article VIII of the Credit Agreement or any equivalent provisions of any Other First Lien Agreement shall also apply to Beneficiary acting under or in connection with this Deed of Trust in such capacity. No provision of this Deed of Trust shall require Beneficiary to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 8.19 Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Deed of Trust, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Deed of Trust shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Deed of Trust, the Mortgaged Property, the Collateral, or Grantor’s other properties, in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Loan Document in any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Deed of Trust or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.20 Subject to Intercreditor Agreements, Master Lease Intercreditor Agreements and Master Leases.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted herein to Beneficiary for the benefit of the Secured Parties pursuant to this Deed of Trust and (ii) the exercise of any right or remedy by Beneficiary hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Mortgaged Property, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Deed of Trust, the terms of such applicable Intercreditor Agreement shall govern.

Exhibit D-4 - 19

(b) Notwithstanding anything herein to the contrary, the Lien and security interest granted to Beneficiary pursuant to this Deed of Trust in the Tenant’s Pledged Property (as defined in each Master Lease) and the exercise of any right or remedy by Beneficiary hereunder against the Tenant’s Pledged Property are subject to the provisions of the applicable Master Lease Intercreditor Agreement. In the event of any conflict between the terms of any Master Lease Intercreditor Agreement and this Deed of Trust, the terms of such Master Lease Intercreditor Agreement shall govern and control.

(c) Notwithstanding anything herein to the contrary, [(i) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the CPLV Master Lease) is subject and subordinate to the terms of the CPLV Master Lease, (ii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the Non-CPLV Master Lease) is subject and subordinate to the terms of the Non-CPLV Master Lease, and (iii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate or similar term (as defined in each other Master Lease, Additional Master Lease or Additional Lease) is subject and subordinate to the terms of such other Master Lease, Additional Master Lease or Additional Lease.]†

Section 8.21 Other First Lien Obligations. Upon the execution and delivery by the Borrower to Beneficiary and each Authorized Representative of a fully executed Other First Lien Secured Party Consent in accordance with Section 7.23 of the Collateral Agreement, the holders of the Other First Lien Obligations as set forth in such Other First Lien Secured Party Consent shall automatically be secured by the Mortgaged Property hereunder without any further action, and such holder shall automatically become a Secured Party hereunder.

Section 8.22 Application of Gaming Laws and Liquor Laws. Notwithstanding anything herein to the contrary, this Deed of Trust and any other Loan Document are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, Beneficiary’s acceptance of this Deed of Trust shall be conclusively deemed an acknowledgment by Beneficiary that (i) the Secured Parties are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Deed of Trust and the other Loan Documents, including with respect to the Mortgaged Property and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

ARTICLE IX REGARDING TRUSTEE

Section 9.1 Trustee’s Powers and Liabilities.

(a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence, bad faith or willful misconduct, and hereby waives any statutory fee for any services rendered by it in accordance with the terms thereof. All authorities, powers and discretions given in this Deed of Trust to Trustee and/or Beneficiary may be exercised by either, without the other, with the same effect as if exercised jointly;

(b) Trustee may resign at any time upon giving thirty (30) days’ notice in writing to Grantor and to Beneficiary;

†	Relevant provisions to be included in the applicable deed of trust.

Exhibit D-4 - 20

(c) Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, inability to act or absence of Trustee from the state in which the Premises are located, or in its sole discretion for any reason whatsoever, Beneficiary may, upon notice to Grantor and without specifying the reason therefore and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of the former trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of his duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Land is located. Grantor hereby ratifies and confirms any and all acts that the herein named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby;

(d) Trustee shall not be required to see that this Deed of Trust is recorded nor liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this trust and to protect the interest of the Beneficiary hereunder, and to the fullest extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Mortgaged Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the fullest extent permitted by law by all remedies at law or in equity; and

(e) At any time, or from time to time, without liability therefor and with ten (10) day’s prior written notice to Grantor, upon written request of Beneficiary and without affecting the Lien of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (A) reconvey any part of the Mortgaged Property, (B) consent in writing to the making of any map or plat thereof, so long as Grantor has consented thereto, (C) join in granting any easement thereon, so long as Grantor has consented thereto, or (D) join in any extension agreement or any agreement subordinating the Lien or charge hereof.

ARTICLE X MORTGAGED LEASE

Section 10.1 No Merger; Acquisition; Power of Attorney. So long as any of the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Land shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the Lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Land, or any part thereof, the Lien of this Deed of Trust shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Trustee and/or Beneficiary may reasonably require to ratify, confirm and further evidence the Lien of this Deed of Trust on the acquired estate, title or interest.

Section 10.2 New Leases. If the Mortgaged Lease shall be terminated prior to the natural expiration of its term due to default Grantor or any tenant thereunder, and if, pursuant to the provisions of the Mortgaged Lease, Beneficiary or its designee shall acquire from the Lessor a new lease of the Land, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

Exhibit D-4 - 21

Section 10.3 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Mortgaged Lease within the meaning of any provision thereof prohibiting its assignment and Trustee and Beneficiary shall have no liability or obligation thereunder by reason of their acceptance of this Deed of Trust. Trustee and Beneficiary shall be liable for the obligations of the tenant arising out of the Mortgaged Lease for only that period of time for which Trustee and/or Beneficiary is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor’s right, title and interest therein.

Section 10.4 Rejection of Mortgaged Lease by Landlord. If a landlord under the Mortgaged Lease becomes a debtor in a case under the Bankruptcy Code and rejects the Mortgaged Lease under Section 365 of the Bankruptcy Code and Grantor has the rights provided for under Section 365(h) of the Bankruptcy Code and has been given a full and fair opportunity to elect the treatment offered by Section 365(h) of the Bankruptcy Code, then:

(a) Grantor shall not suffer or permit the termination of the Mortgaged Lease by electing to terminate the Lease pursuant to Section 365(h) or otherwise without Beneficiary’s consent. Grantor acknowledges that because the Mortgaged Lease is a primary element of Beneficiary’s security for the Obligations, it is not anticipated that Beneficiary would consent to termination of the Mortgaged Lease. Therefore, provided that Grantor receives due and proper notice and is given a full and fair opportunity to make an election, Grantor shall, unless directed otherwise by Beneficiary, elect to remain in possession of the Premises pursuant to Section 365(h)(l)(A)(ii) of the Bankruptcy Code.

(b) To the extent permitted by law, and until the Obligations have been satisfied in full, if Grantor does not make an election to remain in possession of the Premises pursuant to Section 365(h)(l)(A)(ii) within a reasonable period, Grantor hereby assigns to Beneficiary the right to make such election on behalf of Grantor. Grantor acknowledges and agrees that the foregoing assignment of its rights under Section 365(h) of the Bankruptcy Code and any related rights, are rights that Beneficiary may use to protect and preserve Beneficiary’s other rights and interests under this Deed of Trust.

(c) Grantor acknowledges that if it elects to remain in the Premises pursuant to Section 365(h)(l)(A)(ii) of the Bankruptcy Code, then Grantor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Deed of Trust.

(d) All the terms and provisions of this Deed of Trust and the Lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Grantor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Grantor’s rights to remain in possession of the Premises.

ARTICLE XI LOCAL LAW PROVISIONS‡

Section 11.1 Local Law Provisions. Notwithstanding anything to the contrary contained in this Deed of Trust, in the event of any conflict or inconsistency between the provisions of this Article XI and the other provisions of this Deed of Trust, the provisions of this Article XI will govern.

‡	Subject to review by local counsel.

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IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	[ ],
a [ ]

By:
Name:
Title:

Exhibit D-4 - 24

State of

County of

This instrument was acknowledged before me on                          by                          as                          of                         .

(Signature of Notarial Officer)

(Seal, if any)

[local counsel to advise on how to

conform to state law]

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EXHIBIT A

LEGAL DESCRIPTION

[•]

Exhibit D-4 - 26

Exhibit E

to Credit Agreement

[FORM OF]

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

This Permitted Loan Purchase Assignment and Acceptance (this “Permitted Loan Purchase Assignment and Acceptance”) is delivered in connection with the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the assignee identified on Schedule 1 hereto (the “Permitted Loan Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Permitted Loan Assignee without recourse to the Assignor, and the Permitted Loan Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Sections 9.04(i) and 9.04(j) thereof), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Facilities. To the extent the Assignor has retained any interest in the Assigned Facility and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Permitted Loan Assignee (a) represents and warrants that (i) it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby and (ii) it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Subsidiaries or their respective securities (or, if none of the Borrower, CEC or any Parent

Exhibit E - 1

Entity is a public reporting company on the Effective Date, material information that is not publicly available and that is of a type that would not reasonably be expected to be publicly available if the Borrower, CEC or a Parent Entity was a public reporting company on the Effective Date) that (A) has not been disclosed to the Assignor or the Lenders generally (other than because the Assignor or any other Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the Assignor’s decision to assign the Assigned Interest to the Assignee; and (b) represents and warrants that it satisfied the requirements specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest.

4. The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of the assignment described in Schedule 1 hereto (the “Effective Date”). On the Effective Date, the Assigned Interest shall be deemed to be automatically and immediately cancelled and extinguished (with a corresponding permanent reduction in Revolving Facility Commitments to the extent the Assigned Interest consists of Revolving Facility Loans). The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest (with a corresponding permanent reduction in Revolving Facility Commitments to the extent the Assigned Interest consists of Revolving Facility Loans) pursuant to Section 9.04(j) of the Credit Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Permitted Loan Assignee from and after the Effective Date.

6. As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by facsimile or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

8. This Permitted Loan Purchase Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

Exhibit E - 2

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written.

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

PERMITTED LOAN ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit E - 3

Accepted and Consented To:

CREDIT SUISSE AG, CAYMAN ISLANDS

BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E - 4

Schedule 1

Schedule 1

to Permitted Loan Purchase Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned of the Revolving Facility Loans/Revolving Facility Commitments	Percentage of Revolving Facility Loans/Revolving Facility Commitments Assigned[1]

$	%

Principal Amount Assigned of the Term B Loans

$

[1]	Calculate the percentage of Revolving Facility Loans or Revolving Facility Commitments that is assigned to at least 9 decimal places and show as a percentage of the aggregate Revolving Facility Commitments of all Revolving Facility Lenders.

Schedule 1

Exhibit F

to Credit Agreement

[FORM OF]

DISCOUNTED PREPAYMENT OPTION NOTICE

[DATE]

To:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.11(g)(ii) of the Credit Agreement, the Borrower hereby notifies you and each Lender that it is seeking:

1.	to prepay Loans of the following Class(es): [ ] at a discount in an aggregate principal amount of [$ ][1] (the “Proposed Discounted Prepayment Amount”), with corresponding permanent reductions in Revolving Facility Commitments in the case of prepayments of Revolving Facility Loans;

2.	a percentage discount to the par value of the principal amount of Loans of such Class(es) greater than or equal to % of par value but less than or equal to [ ]% of par value (the “Discount Range”); and

3.	a Lender Participation Notice on or before [ , 20 ][2], as determined pursuant to Section 2.11(g)(iii) of the Credit Agreement (the “Acceptance Date”).

The Borrower expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.11(g) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.	No Event of Default has occurred and is continuing, or would result from the Borrower making the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

2.	As of the date hereof, the Borrower is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Subsidiaries or their respective securities (or, if none of the Borrower, CEC or any Parent Entity is a public reporting company on the date hereof, material information that is not publicly available and that is of a type that would not reasonably be expected to be

[1]	Insert amount that is not less than $5.0 million.
[2]	Insert date (a Business Day) that is at least five Business Days after the date first written above.

Exhibit F - 1

publicly available if the Borrower, CEC or a Parent Entity was a public reporting company on the date hereof) that (A) has not been disclosed to the Lenders generally (other than any Lender that does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to deliver a Lender Participation Notice.

The Borrower respectfully requests that Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

[Reminder of page intentionally left blank]

Exhibit F - 2

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

CEOC, LLC

By:
Name:
Title:

Exhibit F - 3

Exhibit G

to Credit Agreement

[FORM OF]

LENDER PARTICIPATION NOTICE

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent for

the Lenders referred to below

[ADDRESS]

[ATTENTION]

[DATE]

Ladies and Gentlemen:

Reference is made to (1) that certain Credit Agreement, dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and (2) that certain Discounted Prepayment Option Notice, dated [                    ], from the Borrower (the “Discounted Prepayment Option Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, or if not defined herein or in the Credit Agreement, shall have the meanings assigned to such terms in the Discounted Prepayment Option Notice.

The undersigned Lender hereby gives you notice, pursuant to Section 2.11(g)(iii) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

1.	in a maximum aggregate principal amount of [$ of Term B Loans] [and] [$ of Revolving Facility Loans][1] (collectively, the “Offered Loans”), and

2.	at a percentage discount to par value of the principal amount of Offered Loans equal to [ ]% of par value (the “Acceptable Discount”).

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.11(g) of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.11(g)(iii) of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its Loans pursuant to Section 2.11(g) of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Loans will be allocated at par value, but the actual payment made to such Lender will be reduced in accordance with the Applicable Discount. In addition, in the case that the Offered Loans include Revolving Facility Loans, the undersigned hereby expressly consents and agrees to a permanent reduction in its Revolving Facility Commitments equal to the aggregate principal amount of Revolving Facility Loans so prepaid.

[Remainder of page intentionally left blank]

[1]	Insert applicable Class(es) of Loans.

Exhibit G - 1

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

[By:
Name:
Title:][2]

[2]	If a second signature is required.

Exhibit G - 2

Exhibit H

to Credit Agreement

[FORM OF]

DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

[DATE]

To:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

Ladies and Gentlemen:

This Discounted Voluntary Prepayment Notice is delivered to you pursuant to Section 2.11(g)(v) of that certain Credit Agreement, dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby irrevocably notifies you that, pursuant to Section 2.11(g)(iv) of the Credit Agreement, the Borrower will make a Discounted Voluntary Prepayment to each Lender with Qualifying Loans, which shall be made:

1.	on [ , 20 ], as determined pursuant to Section 2.11(g)(v) of the Credit Agreement,

2.	in the aggregate principal amount of [$ of Term B Loans] [and] [$ of Revolving Facility Loans][1], and

3.	at a percentage discount to the par value of the principal amount of the Loans equal to [ ]% of par value (the “Applicable Discount”).

The Borrower expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.11(g) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent on behalf of the Administrative Agent and the Lenders as follows:

1.	No Event of Default has occurred and is continuing or would result from the Borrower making the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment).

2.	Each of the conditions to the Discounted Voluntary Prepayment contained in Section 2.11(g) of the Credit Agreement has been satisfied.

3.	As of the date hereof, the Borrower is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Borrower, its Subsidiaries or their respective securities (or, if none of the Borrower, CEC or

[1]	Insert applicable Class(es) of Loans.

Exhibit H - 1

any Parent Entity is a public reporting company on the date hereof, material information that is not publicly available and that is of a type that would not reasonably be expected to be publicly available if the Borrower, CEC or a Parent Entity was a public reporting company on the date hereof) that (A) has not been disclosed to the Lenders generally (other than any Lender that does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to accept the Discounted Voluntary Prepayment.

The Borrower agrees that if prior to the date of the Discounted Voluntary Prepayment, any representation or warranty made herein by it will not be true and correct as of the date of the Discounted Voluntary Prepayment as if then made, it will promptly notify the Administrative Agent in writing of such fact, who will promptly notify each participating Lender. After such notification, any participating Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification.

The Borrower acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with extending Offered Loans (as defined in the applicable Lender Participation Notice) and the acceptance of any Discounted Voluntary Prepayment made as a result of this Discounted Voluntary Prepayment Notice.

The Borrower respectfully requests that Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Voluntary Prepayment Notice.

[Remainder of page intentionally left blank]

Exhibit H - 2

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

CEOC, LLC

By:
Name:
Title:

Exhibit H - 3

Exhibit I

to Credit Agreement

[FORM OF]

SOLVENCY CERTIFICATE

October 6, 2017

This Solvency Certificate is delivered pursuant to Section 4.02(e) of the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer, as follows:

1. I am the [FINANCIAL OFFICER]22 of CEOC, LLC. I am familiar with the Transactions, have reviewed the Credit Agreement and the financial statements delivered on or prior to the Closing Date pursuant to Section 4.02(i) of the Credit Agreement and have reviewed such other documents and made such investigation as I have deemed appropriate for the purposes of this Solvency Certificate.

2. As of the date hereof, immediately after giving effect to the Transactions, (i) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. As of the date hereof, immediately after giving effect to the consummation of the Transactions, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as [FINANCIAL OFFICER] of CEOC, LLC and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Remainder of page intentionally left blank]

[22]	To be executed by the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of CEOC, LLC.

Exhibit I - 1

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first above written.

CEOC, LLC

By:
Name:

Title: [FINANCIAL OFFICER]

Exhibit I - 2

Exhibit J

to Credit Agreement

[FORM OF]

GLOBAL INTERCOMPANY NOTE

October 6, 2017

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature pages hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity as lender to the applicable Issuer, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds in the currencies as shall be agreed from time to time, at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder.

With respect to any Issuer and any Holder between whom loans, advances or other credit extensions exist as of the date of this Note (such loans, advances or other credit extensions, “Existing Obligations”), (a) if any Existing Obligation is evidenced by a promissory note or other instrument or agreement in existence as of the date hereof (an “Existing Note”), it is agreed between such Issuer and such Holder that the obligations under such Existing Note are hereafter to be evidenced by this Note and (b) it is agreed between such Issuer and such Holder that the agreements in existence as of the date hereof with respect to any Existing Obligation (including agreements contained in any Existing Note) as to principal, amortization, currency, payment location and interest rate (if any) will continue to have effect under this Note until modified by agreement between such Issuer and such Holder.

Reference is made to the Credit Agreement dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the collateral agent for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Anything in this note (the “Note”) to the contrary notwithstanding, the indebtedness evidenced by this Note (other than any intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries) owed by any Issuer that is the Borrower or a Subsidiary Loan Party to any Holder that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all Obligations of the Borrower or such Issuer under the Credit Agreement and (ii) all other Indebtedness of such Issuer or any guaranty thereof (including, without limitation, any Other First Lien Obligations (as defined in the Collateral Agreement), other than Indebtedness that by its terms expressly provides that it shall not be Senior Indebtedness hereunder (such Obligations and such Indebtedness and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or

Exhibit J - 1

to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing after written notice from the Administrative Agent to each Holder, except as otherwise agreed in writing by the Administrative Agent, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than in respect of contingent indemnification and expense reimbursement claims not then due) before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than in respect of contingent indemnification and expense reimbursement claims not then due) or such Event of Default is cured or waived, any payment or distribution to which such Holder would otherwise be entitled (other than debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default has occurred and is continuing with respect to any Senior Indebtedness (including any Event of Default under the Credit Agreement) after written notice from the Administrative Agent to each Holder, except as otherwise agreed in writing by the Administrative Agent, then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness (other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives) to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Administrative Agent and the other Secured Parties and the Administrative Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and the other Secured Parties, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Issuer that is not the Borrower or a Subsidiary Loan Party shall not be subordinated to, and may rank pari passu in right of payment with, any other obligation of such Issuer.

Notwithstanding the foregoing, nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness.

Exhibit J - 2

Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by the Borrower or any subsidiary of the Borrower of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

Exhibit J - 3

IN WITNESS WHEREOF, the undersigned have executed this Global Intercompany Note as of the date first above written.

[NAME OF ENTITY]

By:
Name:
Title:

Exhibit J - 4

ALLONGE

For value received, each of the undersigned entities hereby sells, assigns and transfers unto                                                               all of its right, title and interest in that certain Global Intercompany Note dated October 6, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Note”) and does hereby irrevocably constitute and appoint                                                           attorney to transfer the Note with full power of substitution in the premises.

Dated:

[Signature Pages Follow]

Exhibit J - 5

[LOAN PARTIES]

By:
Name:
Title:

Exhibit J - 6

Exhibit K

to Credit Agreement

[FORM OF]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of _______________ by and between [TENANT] (“Tenant”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) pursuant to that certain Credit Agreement dated as of October 6, 2017 (the “Credit Agreement”) among Caesars Entertainment Operating Company, Inc., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders and collateral agent for the Secured Parties (as defined in the Credit Agreement).

R E C I T A L S :

A. Tenant is the tenant under that certain lease dated _______________ between [APPLICABLE LOAN PARTY] (“Landlord”), as landlord, and Tenant, as tenant (as amended through the date hereof, the “Lease”), for the leased premises as described in Schedule A attached hereto (the “Leased Premises”), which Leased Premises is located on the property known as [    ], located at [    ], as more particularly described in Schedule B attached hereto (the “Property”).

B. Landlord has granted a mortgage lien on and security interest in the Property to Collateral Agent (for its benefit and for the benefit of the Secured Parties) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the “Security Instruments”).

C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Collateral Agent has agreed not to disturb Tenant’s possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

A G R E E M E N T :

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Collateral Agent thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Nondisturbance. So long as Tenant or any subtenants of Tenant permitted under the terms of the Lease is in actual possession of the Leased Premises and complies with the provisions of this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Collateral Agent agrees for itself and its successors in interest and for any other person acquiring title to the Property through a Termination Event (each an “Acquiring Party”), that Tenant’s possession, including possession by any permitted subtenants of Tenant, of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a Termination Event. Collateral Agent shall give Tenant prompt written notice of the occurrence of any Termination Event.

Exhibit K - 1

“Termination Event” means:

(i) Any termination, surrender, abandonment or acceptance of surrender of the Lease for any reason, including by foreclosure, trustee’s sale or by the termination or rejection of the Lease by any trustee in bankruptcy under the provisions of United States Bankruptcy Code; or

(ii) The sale, assignment or transfer of Landlord’s interest under the Lease pursuant to the exercise of any remedy of Collateral Agent under the Security Instruments, by foreclosure, trustee’s sale, deed or assignment in lieu of foreclosure, or otherwise; or

(iii) Any other transfer of Landlord’s interest in the Property under peril of foreclosure.

3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease, pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Collateral Agent, any receiver nor any Acquiring Party shall be:

(a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

(b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement at the commencement of the term of the Lease; or

(c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

(d) bound by any (i) rent or additional rent which is payable on a monthly basis and which Tenant has or might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or (ii) security deposit or other prepaid charge which Tenant has or might have paid in advance to any prior landlord (including Landlord), except, in each case, to the extent delivered to the Collateral Agent, receiver or the Acquiring Party, as the case may be; or

(e) liable to Tenant hereunder or under the terms of the Lease beyond the Collateral Agent’s, receiver’s or the Acquiring Party’s interest in the Leased Premises or the Property; or

(f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Collateral Agent except to the extent such things (i) are expressly permitted under the terms of the Lease or (ii) do not materially adversely affect Collateral Agent’s or Landlord’s rights and obligations under the Lease; or

(g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease or made with the prior written consent of Collateral Agent; or

Exhibit K - 2

(h) liable to any broker or other third party for future commission or other fees and expenses.

Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action against such prior landlord for prior losses or damages.

5. Certain Acknowledgments by Tenant. This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

6. Collateral Agent To Receive Default Notices. Without limiting the general nature of Section 4 above, Tenant shall notify Collateral Agent of any default by Landlord under the Lease that would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Collateral Agent shall have received notice of default giving rise to such cancellation and shall have failed within thirty (30) days after receipt of such notice to cure such default or, if such default cannot be cured within thirty (30) days, shall have failed within thirty (30) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Estoppel. Tenant hereby certifies and represents to Collateral Agent that as of the date of this Agreement:

(a) the Lease is in full force and effect;

(b) except as noted on Schedule C, all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant’s obligations under the Lease;

(c) to the best of Tenant’s knowledge, Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant’s knowledge, Landlord is not in default under the Lease; to the best of Tenant’s knowledge, no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; and to the best of Tenant’s knowledge, no claim by Tenant of any nature exists against Landlord under the Lease and all obligations of Landlord to date have been fully performed;

(d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

(e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one (1) month in advance;

(f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

(g) the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

Exhibit K - 3

(h) Tenant has not assigned, mortgaged, sublet, conveyed or otherwise transferred any or all of its interest under the Lease; and

(i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

8. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) three (3) Business Days (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) five (5) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth on its signature page hereto or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York or Las Vegas, Nevada. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

9. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided, however, that in the event of the assignment or transfer of the interest of Collateral Agent, all obligations and liabilities of Collateral Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Collateral Agent’s interest is assigned or transferred. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different from the Landlord, named in the Recitals.

10. Duplicate Original; Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

11. Limitation of Collateral Agent’s Liability.

(a) Collateral Agent, in its capacity as such, shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(b) In the event that Collateral Agent shall acquire title to the Leased Premises or the Property, Collateral Agent shall have no obligation, nor incur any liability, beyond Collateral Agent’s then interest, if any, in the Leased Premises or the Property, and Tenant shall look exclusively to such interest of Collateral Agent, if any, in the Leased Premises or the Property for the payment and discharge of any obligations imposed upon Collateral Agent hereunder or under the Lease, and Collateral Agent is hereby released and relieved of any other obligations hereunder and under the Lease.

Exhibit K - 4

12. Modification in Writing. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

13. Lien of Security Instruments. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

14. Compliance with Lease. Tenant agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

15. Governing Law; Severability. This Agreement and any claims, controversy, dispute or causes of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to any principle of conflicts of law that could require application of any other law. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16. Further Actions. Tenant agrees to execute and deliver, at any time and from time to time upon the reasonable request of Collateral Agent or any Acquiring Party, such documents and instruments as may be reasonably necessary or appropriate to fully implement or to further evidence the understandings and agreements contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit K - 5

IN WITNESS WHEREOF, Collateral Agent has duly executed this Agreement as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

State of __________

County of __________

This instrument was acknowledged before me on _______________, 20___ by ________________ as _____________________ of Credit Suisse AG, Cayman Islands Branch.

(Signature of notarial officer)
(seal, if any)

Exhibit K - 6

IN WITNESS WHEREOF, Tenant has duly executed this Agreement as of the date first above written.

[ ], a [ ]
as Tenant

By:
Name:
Title:

State of __________

County of __________

This instrument was acknowledged before me on _______________, 20___ by ________________ as _____________________

of ________________________________.

(Signature of notarial officer)
(seal, if any)

Exhibit K - 7

SCHEDULE A

Leased Premises

Exhibit K - 8

SCHEDULE B

Legal Description of Property

Exhibit K - 9

SCHEDULE C

Requirements for Commencement of Lease

Exhibit K - 10

Exhibit L

to Credit Agreement

[FORM OF]

COLLATERAL AGREEMENT

dated as of

October 6, 2017,

among

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

and

CEOC, LLC,

as Borrower,

each Subsidiary Loan Party party hereto

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

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Schedules
Schedule I	Subsidiary Loan Parties
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Pledged Debt Securities
Schedule IV	Intellectual Property

Exhibits
Exhibit A	Form of Supplement to the Collateral Agreement
Exhibit B	Form of Other First Lien Secured Party Consent
Exhibit C	Form of Intellectual Property Security Agreement

ii

COLLATERAL AGREEMENT dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation, CEOC, LLC, a Delaware limited liability company, each Subsidiary of the Borrower (as defined below) from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and the other parties party thereto, the Lenders and the L/C Issuers have agreed to extend credit to the Borrower.

The Loan Parties may from time to time (a) incur Other First Lien Obligations under Other First Lien Agreements and/or (b) enter into Secured Cash Management Agreements and/or Secured Swap Agreements pursuant to which a Cash Management Bank or a Hedge Bank, as applicable, party thereto will provide financial accommodations to the Loan Parties.

The obligations of the Lenders, the L/C Issuers, any Cash Management Bank, any Hedge Bank and any Other First Lien Secured Parties to extend such credit and financial accommodations are conditioned upon, among other things, the execution and delivery of this Agreement.

The Subsidiary Loan Parties will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and any Other First Lien Obligations and the Loan Parties will derive substantial benefits from the provision of financial accommodations pursuant to the Secured Cash Management Agreements and Secured Swap Agreements. The Loan Parties are willing to execute and deliver this Agreement in order to induce the Lenders and the L/C Issuers to extend such credit under the Credit Agreement, to induce any Cash Management Bank and any Hedge Bank to provide such financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable. Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement have the meanings specified therein (and if defined in more than one article of the New York UCC shall have the meaning given in Article 9 thereof). The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement (or any Equivalent Provision thereof) also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable First Lien Representative” means the “Applicable Authorized Representative” (or Equivalent Provision) as defined in the First Lien Intercreditor Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01. For the avoidance of doubt, the term Article 9 Collateral does not include any Excluded Property or Excluded Securities.

“Authorized Representative” means (a) with respect to the Credit Agreement Secured Obligations, the Administrative Agent and (b) with respect to any Series of Other First Lien Obligations, the duly authorized representative of the Other First Lien Secured Parties of such Series designated as “Authorized Representative” for such Other First Lien Secured Parties in the Other First Lien Agreement for such Series (or, in the absence of such designation, the administrative agent or trustee appointed for such Series under such Other First Lien Agreement).

“Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

“Collateral” means Article 9 Collateral and Pledged Collateral. For the avoidance of doubt, the term Collateral does not include any Excluded Property or Excluded Securities.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and all registrations and applications for registration of any such Copyright in the United States or

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any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office now or hereafter owned by any third party and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV.

“CPLV Intercreditor Agreement” has the meaning assigned to such term in the definition of “Master Lease Intercreditor Agreements”.

“CPLV Master Lease” has the meaning assigned to such term in the definition of “Master Leases” in the Credit Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement Secured Obligations” means the “Obligations” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Delaware UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any shares of common or preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, amended and restated, supplemented, modified or replaced after the date hereof in a manner permitted by this Agreement and the other Loan Documents, the provision in such amended, restated, amended and restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement or any Other First Lien Agreement (or any Equivalent Provision thereof).

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“Excluded Property” has the meaning set forth in the Credit Agreement (or any Equivalent Provision thereof); provided that (i) with respect to any Series of Other First Lien Obligations or any agreement that refinances the initial Credit Agreement, the term “Excluded Property” also includes any Specified Excluded Collateral with respect to such Series of Other First Lien Obligations or replacement Credit Agreement and (ii) the term “Excluded Property” also includes all Intellectual Property that does not constitute Property Specific IP.

“Excluded Securities” has the meaning set forth in the Credit Agreement (or any Equivalent Provision thereof); provided that with respect to any Series of Other First Lien Obligations or any agreement that refinances the initial Credit Agreement, the term “Excluded Securities” also includes any Equity Interests constituting Specified Excluded Collateral with respect to such Series of Other First Lien Obligations or replacement Credit Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“First Lien Intercreditor Agreement” means a “Permitted Pari Passu Intercreditor Agreement” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Gaming Authority” means, in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, racing, gambling, wagering or other gaming business or activities, the applicable board, commission, or other governmental regulatory body or agency which (a) has, or may at any time after the Closing Date have, jurisdiction over any casino, racing, gambling, wagering or other gaming business or activities at any casino, racetrack or other gambling, wagering or other gaming property of the Borrower or any of its subsidiaries or any successor to such authority or (b) is, or may at any time after the Closing Date be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over any casino, racing, gambling, wagering or other gaming business or activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to any casino, racing, gambling, wagering or other gaming business or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

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“IP Security Agreement” means those certain intellectual property security agreements executed in connection with this Agreement, as the same may be from time to time modified, amended, restated and or supplemented, substantially in the form attached to this Collateral Agreement as Exhibit C.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Agreements” means a First Lien Intercreditor Agreement (upon and during the effectiveness thereof), a “Permitted Junior Intercreditor Agreement” as defined in the Credit Agreement (or any Equivalent Provision thereof) (upon and during the effectiveness thereof), and any other intercreditor agreement (upon and during the effectiveness thereof) entered into in compliance with the Loan Documents (other than the Master Lease Intercreditor Agreements).

“Kentucky Gaming Authorities” has the meaning assigned to such term in Section 7.19(b).

“Kentucky Gaming Laws” has the meaning assigned to such term in Section 7.19(b).

“Kentucky Licensee” has the meaning assigned to such term in Section 7.19(b).

“Liquor Authorities” means, in any jurisdiction in which the Borrower or any of its Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents” means (a) the Credit Agreement, (b) all Other First Lien Agreements, (c) the Security Documents and (d) for purposes of Section 5.02 and Section 7.06 only, each First Lien Intercreditor Agreement.

“Master Lease Intercreditor Agreements” means (a) the Intercreditor Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “CPLV Intercreditor Agreement”), by and among the Borrower, each Subsidiary of the Borrower party thereto, the Collateral Agent, CPLV Landlord, the lenders to the CPLV Landlord and each other party thereto from time to time, (b) the Intercreditor Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Non-CPLV Intercreditor Agreement”), by and among the Borrower, each Subsidiary of the Borrower party thereto, the Collateral Agent, Non-CPLV Landlord, the lenders to the Non-CPLV Landlord and each other party thereto from time to time and (c) each additional master lease intercreditor agreement

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entered into from time to time after the Closing Date, by and among the Borrower, each Subsidiary of the Borrower party thereto, the landlord party thereto and each other person from time to time party thereto in connection with any other Master Lease, Additional Master Lease or Additional Lease (each as amended, restated, amended and restated, supplemented or otherwise modified from time to time, an “Additional Master Lease Intercreditor Agreement”).

“Master Leases” means “Master Leases” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Mississippi Gaming Authorities” has the meaning assigned to such term in Section 7.19(b).

“Mississippi Gaming Laws” has the meaning assigned to such term in Section 7.19(b).

“Mississippi Licensee” has the meaning assigned to such term in Section 7.19(b).

“Mortgaged Properties” means the Real Properties owned or leased by the Borrower or any other Pledgor encumbered by one or more Mortgages to secure the Secured Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, restated, supplemented or otherwise modified from time to time.

“Nevada Gaming Authorities” has the meaning assigned to such term in Section 7.19(a).

“Nevada Gaming Laws” has the meaning assigned to such term in Section 7.19(a).

“Nevada Licensee” has the meaning assigned to such term in Section 7.19(a).

“New York Courts” has the meaning assigned to such term in Section 7.14(a).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-CPLV Intercreditor Agreement” has the meaning assigned to such term in the definition of “Master Lease Intercreditor Agreements”.

“Non-CPLV Master Lease” has the meaning assigned to such term in the definition of “Master Leases” in the Credit Agreement.

“Omnibus Agreement” means that certain Second Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of the Closing Date, by and among Caesars Enterprise Services, LLC, Caesars Entertainment Operating Company, Inc., Caesars Entertainment Resort Properties LLC, Caesars Growth Properties Holding, LLC, Caesars License Company, LLC, and Caesars World LLC, as the same may be from time to time modified, amended, restated and or supplemented.

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“Other First Lien Agreement” means any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Pledgor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Other First Lien Obligations pursuant to and in accordance with Section 7.23.

“Other First Lien Obligations” means (a) the due and punctual payment by any Pledgor of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Indebtedness under any Other First Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of such Pledgor to any Secured Party under any Other First Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of any Pledgor under or pursuant to any Other First Lien Agreement and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to any Other First Lien Agreement, in each case, the Indebtedness under which has been designated as Other First Lien Obligations pursuant to and in accordance with Section 7.23.

“Other First Lien Secured Parties” means, collectively, the holders of Other First Lien Obligations and any Authorized Representative with respect thereto.

“Other First Lien Secured Party Consent” means a consent substantially in the form of Exhibit B to this Agreement executed by the Authorized Representative of any holders of Other First Lien Obligations pursuant to Section 7.23.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, and all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate with respect to the Borrower and each Subsidiary Loan Party delivered to the Collateral Agent as of the Closing Date.

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“Permitted Liens” means Liens that are (a) not prohibited by Section 6.02 of the Credit Agreement (or any Equivalent Provision thereof) and (b) not prohibited by any Other First Lien Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01. For the avoidance of doubt, the term Pledged Collateral does not include any Excluded Property or Excluded Securities.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” means (i) with respect to the Credit Agreement Secured Obligations, the Borrower and each Subsidiary Loan Party, excluding any of the foregoing if such person or persons are not intended to provide collateral with respect to the Credit Agreement Secured Obligations pursuant to the terms of any agreement that refinances the initial Credit Agreement and (ii) with respect to any Series of Other First Lien Obligations, the Borrower and each Subsidiary Loan Party, excluding any of the foregoing if such person or persons are not intended to provide collateral with respect to such Series pursuant to the terms of the Other First Lien Agreement governing such Series.

“Prior Collateral Agent” has the meaning assigned to such term in Section 7.18.

“Property Specific IP” means Intellectual Property owned by or licensed to a Pledgor that is specifically and exclusively used at a Real Property of a Pledgor.

“Real Property” means, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements situated, placed or constructed upon, or fixed to or incorporated into, or which becomes a component part of such real property, and appurtenant fixtures incidental to the ownership or lease thereof.

“Regulation S-X Excluded Collateral” has the meaning assigned to such term in Section 3.01.

“Rule 3-10” has the meaning assigned to such term in Section 3.01.

“Rule 3-16” has the meaning assigned to such term in Section 3.01.

“SEC” has the meaning assigned to such term in Section 3.01.

“Secured Obligations” means, collectively, the Credit Agreement Secured Obligations and any Other First Lien Obligations, or any of the foregoing; provided that the Secured Obligations of any Pledgor (other than the Borrower) shall exclude any Excluded Swap Obligations with respect to such Pledgor.

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“Secured Parties” means the persons holding any Secured Obligations and in any event including (i) all Credit Agreement Secured Parties and (ii) all Other First Lien Secured Parties.

“Security Documents” has the meaning assigned to such term in the Credit Agreement (or any Equivalent Provision thereof) and any analogous term in any Other First Lien Agreement (but, with respect to the Secured Obligations of any Series, the term Security Documents shall not include any document which by its terms is solely for the benefit of the holders of one or more other Series of Secured Obligations and not such Series of Secured Obligations).

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Series” means (a) with respect to any Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such) and (ii) each group of Other First Lien Secured Parties that become subject to this Agreement and a First Lien Intercreditor Agreement after the date hereof, which are to be represented hereunder and thereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties), each of which shall constitute a separate Series of Secured Parties for purposes of this Agreement and (b) with respect to any Secured Obligations, each of (i) the Credit Agreement Secured Obligations and (ii) each group of Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which are to be represented hereunder and under a First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations), each of which shall constitute a separate Series of Secured Obligations for purposes of this Agreement.

“Specified Excluded Collateral” means, solely with respect to any Series of Other First Lien Obligations or any agreement that refinances the initial Credit Agreement, any asset that is not intended to be collateral with respect to such Series or replacement Credit Agreement pursuant to the terms of the Other First Lien Agreement governing such Series or replacement Credit Agreement, as applicable (including the Regulation S-X Excluded Collateral to the extent applicable to such Series in accordance with the last paragraph of Section 3.01).

“Subsidiary Loan Party” means any Subsidiary set forth on Schedule I and any Subsidiary that becomes a party hereto pursuant to Section 7.16 (other than, with respect to any Series of Other First Lien Obligations or any agreement that refinances the initial Credit Agreement, any Subsidiary excluded pursuant to the definition of Pledgor with respect to such Series of Other First Lien Obligations or replacement Credit Agreement).

“Successor Collateral Agent” has the meaning assigned to such term in Section 7.18.

“Termination Date” means the “Termination Date” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or

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business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof and all goodwill associated therewith or symbolized thereby now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule IV and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

[Intentionally Omitted]

ARTICLE III.

Pledge of Securities

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:

(a) Subject to Section 7.19, the Equity Interests directly owned by it (which such Equity Interests constituting Pledged Stock on the date hereof shall be listed on Schedule III) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Securities or Excluded Property;

(b) (i) the debt securities currently issued to any Pledgor (which such debt securities constituting Pledged Debt Securities on the Closing Date shall be listed on Schedule III), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt Securities”); provided that the Pledged Debt Securities shall not include any Excluded Securities or Excluded Property;

(c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock and Pledged Debt Securities;

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(d) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt Securities and other property referred to in clauses (a), (b) and (c) above; and

(e) all Proceeds of any of the foregoing (the Pledged Debt Securities, Pledged Stock and other property referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Securities or Excluded Property.

In addition, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of the Borrower or any Subsidiary of the Borrower due to the fact that such person’s Equity Interests secure any Series of Other First Lien Obligations or any refinancing of the Credit Agreement affected thereby then the Equity Interests of such person (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing such Series of Other First Lien Obligations or such refinanced Credit Agreement affected thereby, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Regulation S-X Excluded Collateral in favor of the Collateral Agent with respect only to the relevant Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the relevant Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable, in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such person, then the Equity Interests of such person will automatically be deemed to be a part of the Collateral for the relevant Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable (to the extent not otherwise constituting Excluded Securities or Excluded Collateral). For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Secured Obligations (other than the relevant Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable) at all relevant times or from securing any Series of Other First Lien Obligations or any refinanced Credit Agreement that are not in respect of securities subject to regulation by the SEC. To the extent any Proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable, are to be applied by the Collateral Agent in accordance with Section 5.02 hereof, such Proceeds shall, notwithstanding the terms of Section 5.02 and any First Lien Intercreditor Agreement (upon and during the effectiveness thereof), not be applied to the payment of such Series of Other First Lien Obligations or such refinanced Credit Agreement, as applicable.

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SECTION 3.02 Delivery of the Pledged Collateral.

(a) Subject to the provisions of Section 7.19, each Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the Collateral Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness for borrowed money constituting Pledged Collateral having, in each case, an aggregate principal amount in excess of $25,000,000 (other than (1) intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management, tax and accounting operations and intercompany sales of the Borrower and each Subsidiary or (2) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (h) or (i) of the Credit Agreement (or any Equivalent Provision thereof) or under any equivalent provision of any Other First Lien Agreement, unless such demand in such Pledgor’s reasonable judgment would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Subject to the provisions of Section 7.19, upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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SECTION 3.03 Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule III correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, correctly sets forth, to the knowledge of the relevant Pledgor), as of the date hereof, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement or (ii) delivered pursuant to Section 3.02(b);

(b) the Pledged Stock, to the best of each Pledgor’s knowledge, as of the date hereof, has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable;

(c) except for the security interests granted hereunder (or otherwise not prohibited by the Loan Documents), each Pledgor (i) is and, subject to any transfers made not in violation of the Credit Agreement and any Other First Lien Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Credit Agreement and any Other First Lien Agreement and other than Permitted Liens, and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto or in any Other First Lien Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents, Gaming Laws, or securities laws generally or otherwise not prohibited by the Credit Agreement or any Other First Lien Agreement, the Pledged Stock (other than any partnership interests or limited liability company interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock (other than any partnership interests or limited liability company interests) hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto and as required under Gaming Laws and under any securities law applicable to the transfer of securities, as of the date hereof, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (or the transfer of the Pledged Securities upon a foreclosure thereof), in each case other than such as have been obtained and are in full force and effect;

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(g) by virtue of the execution and delivery by the Pledgors of this Agreement (and any applicable Intercreditor Agreement, as the case may be), when any Pledged Securities are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement (and any applicable Intercreditor Agreement, as the case may be) and a financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral to which such Pledged Securities relate is filed in the appropriate filing office pursuant to Section 4.02(b), the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the applicable Uniform Commercial Code, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the applicable Uniform Commercial Code; and

(h) subject to Section 7.19, the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

(i) each Pledgor that is an issuer of the Pledged Collateral hereunder confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of this Agreement, any applicable Intercreditor Agreement, the Master Lease Intercreditor Agreements and any applicable Requirements of Law (including Gaming Laws), agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent if an Event of Default has occurred and is continuing.

SECTION 3.04 Certification of Limited Liability Company and Limited Partnership Interests.

(a) Each interest in any limited liability company or limited partnership Controlled by any Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC or Article 8 of the Delaware UCC (or, if required by applicable Requirements of Law, Article 8 of any other applicable Uniform Commercial Code), and each such interest shall at all times hereafter be represented by a certificate.

(b) Each interest in any limited liability company or limited partnership Controlled by a Pledgor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC (or other applicable Uniform Commercial Code in effect in another jurisdiction), and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless the applicable Pledgor provides notification to the Collateral Agent of such election and promptly delivers any such certificate to the Collateral Agent pursuant to the terms hereof (and in any event within 45 days or such longer period as the Collateral Agent may permit in its reasonable discretion).

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SECTION 3.05 Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Upon the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities held by it for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 3.06 Voting Rights; Dividends and Interest, Etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement and the other Loan Documents; provided that, except as not prohibited by the Credit Agreement or any Other First Lien Agreement, such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents and applicable laws; provided that any non-cash dividends, interest, principal or other distributions or other consideration in respect thereof that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral (except to the extent constituting Excluded Securities or Excluded Property), and, if received by any Pledgor, shall be

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promptly (and in any event within 60 days of their receipt (or such longer time as the Collateral Agent shall permit in its reasonable discretion)) delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions with respect to Pledged Securities that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that even after the occurrence of an Event of Default and delivery of written notice by the Collateral Agent, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under Section 6.06 (or any Equivalent Provision) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, subject to applicable Gaming Laws, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall in each case be reinstated.

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(d) Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV.

Security Interests in Other Personal Property

SECTION 4.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations when due, each Pledgor hereby collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles (other than the Pledged Collateral, which is governed by Article III);

(viii) all Instruments (other than the Pledged Collateral, which is governed by Article III);

(ix) all Intellectual Property;

(x) all Inventory;

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(xi) all Investment Property (other than the Pledged Collateral, which is governed by Article III);

(xii) all Letter of Credit Rights;

(xiii) all Commercial Tort Claims reasonably estimated to exceed $15,000,000 individually, as described on Schedule II hereto;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to, the Excluded Securities and the Excluded Property. In addition, for the avoidance of doubt, the provisions of Section 9.22 of the Credit Agreement (or any Equivalent Provision thereof) and 7.24 of this Agreement shall apply to all the terms and provisions of this Agreement.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s United States registered or pending Patents, Trademarks and Copyrights, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights or any other assets.

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(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement, (i) none of the Pledgors shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or any other assets (other than the delivery of Pledged Securities to the Collateral Agent to the extent required by Article III), (ii) no foreign law governed security documents or perfection actions under foreign law shall be required, (iii) no landlord, mortgagee or bailee waivers shall be required and (iv) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default.

SECTION 4.02 Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person as of the date hereof other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the schedules thereto.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. Except as provided in Section 5.10 of the Credit Agreement, the Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in each governmental, municipal or other office specified in the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States issued Patents, United States registered Trademarks and United States registered Copyrights) that are necessary, as of the Closing Date, to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration of a financing statement in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration of a financing statement is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that IP Security Agreements executed by the applicable Pledgors containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to issued United States

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Patents (and Patents for which applications are pending), registered United States Trademarks (including Trademarks for which registration applications are pending other than pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office) and registered United States Copyrights have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (x) the filing of financing statements or analogous documents under the Uniform Commercial Code and (y) such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof, as applicable) acquired or developed after the Closing Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually reasonably estimated to exceed $15,000,000 as of the Closing Date except as indicated on the Perfection Certificate.

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(f) Except as set forth in the Perfection Certificate, as of the Closing Date, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

SECTION 4.03 Covenants.

(a) Each Pledgor agrees promptly (and in any event within 30 days after such change, or such longer period of time as may be agreed by the Collateral Agent) to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral, for the benefit of the Secured Parties, with the same priority as prior to such change. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Subject to Section 4.01(d) hereof, each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that is a Copyright, Patent or Trademark (other than any Excluded Property); provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

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(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.16 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any Other First Lien Agreement.

(e) At its option, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement, any Other First Lien Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except to the extent such Lien is a Permitted Lien or as otherwise not prohibited by the Credit Agreement and any Other First Lien Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as not prohibited by the Credit Agreement and any Other First Lien Agreement.

(h) None of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment

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thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as not prohibited by the Credit Agreement and any Other First Lien Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. Sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable by the Pledgors to the Collateral Agent to the extent and in the manner provided in Section 7.06 and shall be additional Secured Obligations secured hereby.

SECTION 4.04 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than debt obligations governed by Article 5) or Tangible Chattel Paper evidencing an amount in excess of $25,000,000, such Pledgor shall promptly forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $15,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or

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omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark that is material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark to the extent required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright that is material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis at the time of delivery of financial statements for such year (commencing with the financial statements for the fiscal year ending December 31, 2017) of each application by itself, or through any agent, employee, licensee or designee, for any Patent or Trademark with the United States Patent and Trademark Office and each registration of any Copyright with the United States Copyright Office filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such United States federally registered or pending Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with its past practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) that is material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright, in each case that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable

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business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright that is material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, at the request of the Collateral Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License that constitutes Article 9 Collateral to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Collateral Agent’s sole discretion) the designee of the Collateral Agent or the Collateral Agent; provided, however, that nothing contained in this Section 4.05(h) should be construed as an obligation of any Pledgor to incur any costs or expenses in connection with obtaining such approval.

ARTICLE V.

Remedies

SECTION 5.01 Remedies upon Default. Subject to applicable Gaming Laws, any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense (subject to the obligation to maintain the quality of goods and services provided under any Trademark consistent with the quality of such goods and services provided by the Pledgors immediately prior to such Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained or in violation of or otherwise inconsistent with the terms thereof) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or

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otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to

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exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02 Application of Proceeds. The Collateral Agent shall, subject to any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, as follows:

FIRST, to the payment of all fees and reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations secured by such Collateral, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any Loan Document in its capacity as such, in each case to the extent required to be paid by any Pledgor under any Loan Document;

SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Parties pro rata based on the respective amounts of such Secured Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable First Lien Intercreditor Agreement)); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that in no event shall (x) the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Secured Obligations under any Other First Lien Agreement or replacement Credit Agreement that is not secured by such Specified Excluded Collateral or (y) the Collateral or the proceeds of any collection or sale of any Collateral of any Pledgor be applied to any Excluded Swap Obligations.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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SECTION 5.03 Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent or the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense (subject to the obligation of the applicable licensee or sublicensee to maintain the quality of goods and services provided under any Trademark consistent with the quality of such goods and services provided by the Pledgors immediately prior to such Event of Default) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all such Intellectual Property and the right to sue for past infringement of such Intellectual Property. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04 Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar federal statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to the terms of any applicable Intercreditor Agreement, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been

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realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI.

[Intentionally Omitted]

ARTICLE VII.

Miscellaneous

SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (or any Equivalent Provision thereof) (whether or not then in effect) or, with respect to any holder of obligations under any Other First Lien Agreement, addressed to the Authorized Representative of such holder at its address set forth in the applicable Other First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Borrower. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement (or any Equivalent Provision thereof) (whether or not then in effect).

SECTION 7.02 Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 7.03 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation (including any Gaming Law or Liquor Law), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation (including any Gaming Law or Liquor Law) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation (including any Gaming Law or Liquor Law).

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SECTION 7.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the Credit Agreement and any Other First Lien Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 7.09 or 7.15, as applicable.

SECTION 7.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 7.06 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Collateral Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement (or any Equivalent Provision thereof) or any equivalent provision of any Other First Lien Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any investigation made by or on behalf of the Collateral Agent or any other Secured Party or the resignation of the Collateral Agent. All amounts due under this Section 7.06 shall be payable within thirty (30) days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) For the avoidance of doubt, the provisions of Article VIII of the Credit Agreement or any equivalent provisions of any Other First Lien Agreement shall also apply to the Collateral Agent acting under or in connection with this Agreement in such capacity. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

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SECTION 7.07 Collateral Agent Appointed Attorney-in-Fact. Subject to applicable Requirements of Law, any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, each Pledgor hereby appoints the Collateral Agent as the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest until the Termination Date. Without limiting the generality of the foregoing, subject to applicable Requirements of Law, any applicable Intercreditor Agreements and the Master Lease Intercreditor Agreements, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

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SECTION 7.09 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligations shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof or of any other Security Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof), and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. The Collateral Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 7.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Collateral Agent may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.

SECTION 7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

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SECTION 7.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 7.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14 Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction, except that each of the Pledgors agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Secured Parties who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Pledgor in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Pledgor from asserting or seeking the same in the New York Courts.

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(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by applicable law.

SECTION 7.15 Termination or Release. In each case, subject to the terms of any applicable Intercreditor Agreement and the Master Lease Intercreditor Agreements:

(a) This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and be released upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when all Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Collateral) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.

(b) A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Pledgor, all without delivery of any instrument or performance of any act by any party, and all rights to the applicable portions of the Collateral shall revert to such Subsidiary Loan Party.

(c) (i) Upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not a Pledgor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement (or any Equivalent Provision thereof) and any equivalent provision of any applicable Other First Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

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(d) Solely with respect to the Credit Agreement Secured Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement (or any Equivalent Provision thereof) without delivery of any instrument or performance of any act by any party, and all rights to such Collateral shall revert to any applicable Pledgor.

(e) Solely with respect to any Series of Other First Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to such Collateral shall revert to any applicable Pledgor.

(f) If any Collateral shall become subject to the release provisions set forth in any applicable Intercreditor Agreement, the lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.

(g) In connection with any termination or release pursuant to this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 7.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to the Collateral Agent) prepared by the Borrower pursuant to this Section 7.15, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 7.16 Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required or permitted to become a party hereto by Section 5.10 or the Collateral and Guarantee Requirement of the Credit Agreement (or any Equivalent Provision thereof) or by any Other First Lien Agreement of an instrument substantially in the form of Exhibit A hereto (or another instrument reasonably satisfactory to the Collateral Agent and the Borrower), subject to applicable Gaming Laws and the receipt of all approvals required thereunder, such subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

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SECTION 7.17 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Administrative Agent and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Administrative Agent or such L/C Issuer to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, the Administrative Agent or such L/C Issuer, irrespective of whether or not such Lender, the Administrative Agent or such L/C Issuer shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender, the Administrative Agent and L/C Issuer under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Administrative Agent and such L/C Issuer may have.

SECTION 7.18 Person Serving as Collateral Agent. On the Closing Date, the Collateral Agent hereunder is the Administrative Agent. Written notice of resignation by the Administrative Agent under the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the Applicable First Lien Authorized Representative) shall be deemed the Collateral Agent for all purposes under this Agreement. The Collateral Agent immediately prior to any change in Collateral Agent pursuant to this Section 7.18 (the “Prior Collateral Agent”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Collateral Agent determined in accordance with this Section 7.18 (the “Successor Collateral Agent”) and the Successor Collateral Agent shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Collateral Agent shall cooperate with the Pledgors and such Successor Collateral Agent to ensure that all actions are taken that are necessary or reasonably requested by the Successor Collateral Agent to vest in such Successor Collateral Agent the rights granted to the Prior Collateral Agent hereunder with respect to the Collateral, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Collateral Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the New York UCC or the Uniform Commercial Code of any other applicable jurisdiction) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery to the Successor Collateral Agent of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Collateral Agent may reasonably request, all without recourse to, or representation or warranty by, the Prior Collateral Agent, and at the sole cost and expense of the Pledgors. In addition, the Collateral Agent hereunder shall at all times be the same person that is the “Collateral Agent” under each First Lien Intercreditor Agreement then in effect. Written notice of resignation by the “Collateral Agent” pursuant to each First Lien Intercreditor Agreement then in effect shall also constitute

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notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the “Collateral Agent” under each First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant to this Agreement.

SECTION 7.19 Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the pledge of the Pledged Stock of any Pledgor, any subsidiary of any Pledgor or any other person that is a licensee or registered holding company under the Gaming Laws (x) applicable in the Commonwealth of Kentucky (“Kentucky Gaming Laws”) (any such entity, a “Kentucky Licensee”), (y) applicable in the State of Mississippi (“Mississippi Gaming Laws”) (any such entity, a “Mississippi Licensee”) or (z) applicable in the State of Nevada (“Nevada Gaming Laws”) (any such entity, a “Nevada Licensee”), pursuant to this Agreement or any other Loan Document, will not be effective without the prior approval of the Gaming Authorities having jurisdiction in Kentucky (the “Kentucky Gaming Authorities”), Mississippi (the “Mississippi Gaming Authorities”) or Nevada (the “Nevada Gaming Authorities”), as applicable, and no certificates evidencing any such Pledged Stock may be delivered to the Collateral Agent until such approval has been obtained. Furthermore, no amendment of this Agreement shall be effective until any approvals required from the Kentucky Gaming Authorities under the Kentucky Gaming Laws, the Mississippi Gaming Authorities under the Mississippi Gaming Laws or the Nevada Gaming Authorities under the Nevada Gaming Laws, as applicable, have been obtained;

(b) in the event that Collateral Agent exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Stock of any Kentucky Licensee, any Mississippi Licensee or any Nevada Licensee, including, without limitation, the foreclosure, transfer, sale, distribution or other disposition of any interest therein (except back to the applicable Pledgor), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in such Pledged Stock, such action will require the separate and prior approval of the Kentucky Gaming Authorities, the Mississippi Gaming Authorities or the Nevada Gaming Authorities, as applicable, or the licensing of the Collateral Agent or any transferee thereof unless such licensing requirement is waived thereby;

(c) the Collateral Agent, and any custodial agent of Collateral Agent in the Commonwealth of Kentucky, the State of Mississippi, or the State of Nevada, as applicable, will be required to comply with the conditions, if any, imposed by the Kentucky Gaming Authorities, the Mississippi Gaming Authorities or the Nevada Gaming Authorities, as applicable, in connection with their approval of the pledge granted hereunder, including, without limitation, requirements that the Collateral Agent or its custodial agent maintain the certificates evidencing the Pledged Stock of Nevada Licensees at a location in Nevada provided to the Nevada Gaming Authorities, and that the Collateral Agent or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

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(d) neither the Collateral Agent nor any custodial agent of the Collateral Agent will be permitted to surrender possession of any Pledged Stock of Kentucky Licensees, Mississippi Licensees or Nevada Licensees to any person other than the applicable Pledgor thereof without the prior approval of the Kentucky Gaming Authorities, the Mississippi Gaming Authorities or the Nevada Gaming Authorities, as applicable, or as otherwise permitted by the Gaming Laws;

(e) any approval of the Gaming Authorities (including, for the avoidance of doubt, the Kentucky Gaming Authorities, the Mississippi Gaming Authorities and the Nevada Gaming Authorities, as applicable) of this Agreement or the pledge of the Pledged Stock of any person hereunder, or any amendment hereto, does not constitute approval, either express or implied, of the Collateral Agent to take any actions or exercise any remedies provided for in this Agreement, for which separate approval by the Gaming Authorities (including, for the avoidance of doubt, the Kentucky Gaming Authorities, the Mississippi Gaming Authorities and the Nevada Gaming Authorities, as applicable) may be required by the Gaming Laws;

(f) the Collateral Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Gaming Authorities (including, for the avoidance of doubt, the Kentucky Gaming Authorities, the Mississippi Gaming Authorities and the Nevada Gaming Authorities, as applicable) in their sole and absolute discretion, for licensing or a finding of suitability or qualification; and

(g) in the event the Collateral Agent, on behalf of the Secured Parties, exercises one or more of the remedies set forth in this Agreement with respect to Article 9 Collateral consisting of gaming devices, mobile gaming systems, interactive gaming systems, cashless wagering systems and associated equipment (as those terms are defined in the Gaming Laws), including, but not limited to, the foreclosure, transfer, sale, distribution or other disposition of such Collateral, such exercise of remedies may require the separate and prior approval of the Gaming Authorities (including, for the avoidance of doubt, the Kentucky Gaming Authorities, the Mississippi Gaming Authorities and the Nevada Gaming Authorities, as applicable) or the licensing of the Collateral Agent or any transferee thereof pursuant to the Gaming Laws.

SECTION 7.20 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement, the Master Lease Intercreditor Agreements and any other Security Documents and any applicable Intercreditor Agreement then in effect.

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SECTION 7.21 [Reserved].

SECTION 7.22 Subject to Intercreditor Agreements, Master Lease Intercreditor Agreements and Master Leases.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Agreement, the terms of such applicable Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement in the Tenant’s Pledged Property (as defined in each Master Lease) and the exercise of any right or remedy by the Collateral Agent hereunder against the Tenant’s Pledged Property are subject to the provisions of the applicable Master Lease Intercreditor Agreement. In the event of any conflict between the terms of any Master Lease Intercreditor Agreement and this Agreement, the terms of such Master Lease Intercreditor Agreement shall govern and control.

(c) To the extent that pursuant to any applicable Intercreditor Agreement or any Master Lease Intercreditor Agreement any person other than the Collateral Agent is entitled to have a prior security interest to the Collateral Agent in any Collateral or is otherwise entitled to possession thereof, then notwithstanding any other provision of this Agreement, any requirements to deliver Collateral to the Collateral Agent shall be deemed satisfied if such Collateral is delivered to such other person.

(d) Notwithstanding anything herein to the contrary, (i) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the CPLV Master Lease) is subject and subordinate to the terms of the CPLV Master Lease, (ii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate (as defined in the Non-CPLV Master Lease) is subject and subordinate to the terms of the Non-CPLV Master Lease and (iii) any exercise of remedies hereunder or under any other Security Document that would affect the Leasehold Estate or similar term (as defined in each other Master Lease, Additional Master Lease or Additional Lease) is subject and subordinate to the terms of such other Master Lease, Additional Master Lease or Additional Lease.

SECTION 7.23 Other First Lien Obligations. On or after the date hereof and so long as such obligations are not prohibited to be incurred under the Credit Agreement and any Other First Lien Agreement then in effect, the Borrower may from time to time designate obligations in respect of Indebtedness to be secured (except with respect to any applicable Specified Excluded Collateral) on a pari passu basis with the then-outstanding Secured Obligations as Other First Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer of the Borrower

39

(i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other First Lien Obligations is not prohibited by the Credit Agreement or any Other First Lien Agreement then in effect, and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) an Other First Lien Secured Party Consent (in the form attached as Exhibit B) executed by the Authorized Representative for such obligations and the Borrower and (c) if not already then in effect, execute and deliver a First Lien Intercreditor Agreement (or, to the extent such First Lien Intercreditor Agreement is then in effect, a joinder thereto to the extent required thereby). Upon the satisfaction of all conditions set forth in the preceding sentence, (x) the Collateral Agent shall act as collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other First Lien Obligations (except with respect to any applicable Specified Excluded Collateral), and shall execute and deliver the acknowledgement at the end of the Other First Lien Secured Party Consent, (y) each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Other First Lien Obligations as set forth in each Other First Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the applicable Intercreditor Agreements and (z) such Other First Lien Obligations shall automatically be deemed to be “Other First Priority Obligations” (or analogous term) in any First Lien Intercreditor Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Secured Obligations to this Agreement.

SECTION 7.24 Application of Gaming Laws and Liquor Laws. Notwithstanding anything herein to the contrary and without limiting Section 7.19, this Agreement and any Other First Lien Agreement are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, the Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral (including the pledge and delivery of the Pledged Collateral), the Mortgaged Properties and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

[Signature Pages Follow]

40

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CEOC, LLC,
as Borrower

By:
Name:	Eric Hession
Title:	Chief Financial Officer and Treasurer

[Signature Page to Collateral Agreement]

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

190 FLAMINGO, LLC
3535 LV CORP.
AJP HOLDINGS, LLC
AJP PARENT, LLC
B I GAMING CORPORATION
BALLY’S MIDWEST CASINO, INC.
BL DEVELOPMENT CORP.
CAESARS RIVERBOAT CASINO, LLC
CAESARS TREX, INC.
CAESARS UNITED KINGDOM, INC.
CALIFORNIA CLEARING CORPORATION
CASINO COMPUTER PROGRAMMING, INC.
CHRISTIAN COUNTY LAND ACQUISITION COMPANY, LLC
DURANTE HOLDINGS, LLC
FLAMINGO-LAUGHLIN, INC.
GRAND CASINOS OF BILOXI, LLC
GRAND CASINOS OF MISSISSIPPI, LLC - GULFPORT
GRAND CASINOS, INC.
HARRAH SOUTH SHORE CORPORATION
HARRAH’S ARIZONA CORPORATION
HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C.
HARRAH’S INTERACTIVE INVESTMENT COMPANY
HARRAH’S INTERNATIONAL HOLDING COMPANY, INC.
HARRAH’S IOWA ARENA MANAGEMENT, LLC
HARRAH’S MANAGEMENT COMPANY

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

HARRAH’S NC CASINO COMPANY, LLC
HARRAH’S NORTH KANSAS CITY LLC
HARRAH’S OPERATING COMPANY MEMPHIS, LLC
HARRAH’S SHREVEPORT/BOSSIER CITY INVESTMENT COMPANY, LLC
HARVEYS BR MANAGEMENT COMPANY, INC.
HCAL, LLC
HCR SERVICES COMPANY, INC.
HEI HOLDING COMPANY ONE, INC.
HEI HOLDING COMPANY TWO, INC.
HOLE IN THE WALL, LLC
HORSESHOE ENTERTAINMENT
HORSESHOE GAMING HOLDING, LLC
HORSESHOE GP, LLC
HORSESHOE HAMMOND, LLC
KOVAL HOLDINGS COMPANY, LLC
KOVAL INVESTMENT COMPANY, LLC
MARTIAL DEVELOPMENT CORP.
NEW GAMING CAPITAL PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP
OCEAN SHOWBOAT, INC.
PHW MANAGER, LLC
PLAYERS HOLDING, LLC
PLAYERS INTERNATIONAL, LLC
RENO CROSSROADS LLC
ROMAN ENTERTAINMENT CORPORATION OF INDIANA
SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC
TRB FLAMINGO, LLC
WINNICK HOLDINGS, LLC
WINNICK PARENT, LLC

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

BALLY’S PARK PLACE LLC
BENCO LLC
BOARDWALK REGENCY LLC
CAESARS ENTERTAINMENT FC LLC
CAESARS NEW JERSEY LLC
CAESARS PALACE LLC
CAESARS PALACE REALTY LLC
CAESARS WORLD LLC
DESERT PALACE LLC
GCI SPINCO LLC
HARRAH’S ILLINOIS LLC
HARRAH’S NEW ORLEANS MANAGEMENT COMPANY LLC
HARVEYS IOWA MANAGEMENT COMPANY LLC
HARVEYS TAHOE MANAGEMENT COMPANY LLC
HBR REALTY COMPANY LLC
HTM HOLDING LLC
NEW ROBINSON PROPERTY GROUP LLC
PARBALL LLC
PLAYERS BLUEGRASS DOWNS LLC
ROBINSON PROPERTY GROUP LLC
ROMAN HOLDING COMPANY OF INDIANA LLC
SHOWBOAT HOLDING LLC
SOUTHERN ILLINOIS RIVERBOAT/CASINO CRUISES LLC
TUNICA ROADHOUSE LLC

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

CAESARS MARKETING SERVICES LLC
CAESARS WORLD MARKETING LLC
CAESARS WORLD MERCHANDISING LLC

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

HARRAH’S CHESTER DOWNS INVESTMENT COMPANY, LLC
HARRAH’S CHESTER DOWNS MANAGEMENT COMPANY, LLC
CHESTER FACILITY HOLDING COMPANY, LLC

By:
Name:	Randall Eisenberg
Title:	Chief Restructuring Officer

[Signature Page to Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Collateral Agreement]

Schedule I

to Collateral Agreement

Subsidiary Loan Parties

Legal Name	Type of Entity	Jurisdiction of Organization

49

Schedule II

to Collateral Agreement

Commercial Tort Claims

50

Schedule III

to Collateral Agreement

Pledged Stock; Pledged Debt Securities

Equity Interests

Issuer	Owner	Certificate No.	Interest/No. Shares	Percent of Interst Pledged

51

Debt Securities

Entity	Principal Amount	Date	Maturity Date	Pledged [Y/N]

52

Schedule IV

to Collateral Agreement

Intellectual Property

Trademarks

Patents

Copyrights

53

Exhibit A

to Collateral Agreement

SUPPLEMENT NO.              dated as of                  (this “Supplement”), to the Collateral Agreement dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation, CEOC, LLC, each Subsidiary of the Borrower (as defined in the Collateral Agreement) from time to time party thereto (each, a “Subsidiary Loan Party”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement in order to induce the Lenders to make Loans, each L/C Issuer to issue Letters of Credit, any Cash Management Bank and any Hedge Bank to provide financial accommodations under any Secured Cash Management Agreement or any Secured Swap Agreement, respectively, and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties and Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and any applicable Other First Lien Agreement to become a Subsidiary Loan Party and a Pledgor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Collateral Agreement, subject to Section 7.19 and 7.24 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder (it being understood that such representations do not include any representations made only as of the Closing Date or another date prior to the date hereof) are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, subject to any approvals required

54

under Gaming Laws, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary (except as otherwise provided in clause (ii) of the definition of Pledgor to the extent applicable). The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock and Pledged Debt Securities of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property constituting United States registered Trademarks, Patents and Copyrights, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims reasonably estimated to exceed $15,000,000 and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement

55

shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Collateral Agent.

[Signature Pages Follow]

56

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Organizational ID Number:

57

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

58

Schedule I

to Supplement No.      to the

Collateral Agreement

Pledged Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interests Owned	Percent (of Owned Equity Interests) Pledged

DEBT SECURITIES

Instrument	Maker	Holder	Principal Amount	Date of Issuance	Maturity Date	Pledged [Y/N]

59

Schedule II

to Supplement No.     to the

Collateral Agreement

Intellectual Property of the New Subsidiary

Trademarks

[•]

Patents

[•]

Copyrights

[•]

60

Schedule III

to Supplement No.      to the

Collateral Agreement

Commercial Tort Claims

61

Exhibit B

to Collateral Agreement

[Form of]

OTHER FIRST LIEN SECURED PARTY CONSENT

[Name of Authorized Representative]

[Address of Authorized Representative]

[Date]

Credit Suisse AG, Cayman Islands Branch,

    as Collateral Agent

[Address]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Collateral Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation, CEOC, LLC, each Subsidiary of the Borrower (as defined in the Collateral Agreement) from time to time party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). Capitalized terms used but not otherwise defined in this Other First Lien Secured Party Consent have the meanings set forth in the Collateral Agreement (or, if not set forth therein, as set forth in the Credit Agreement referred to therein).

In consideration of the foregoing, the undersigned hereby:

(i) represents that it has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that certain [DESCRIBE OPERATIVE AGREEMENT] (the “New Agreement” and the obligations under the New Agreement, the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that it has received a copy of the Collateral Agreement and each Intercreditor Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement, each other Security Document applicable to the New Secured Parties and the Intercreditor Agreements as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

62

(iv) accepts and acknowledges the terms of the Collateral Agreement and each other Security Document applicable to the New Secured Parties and each Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other First Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the date of the Collateral Agreement and, if applicable, the Intercreditor Agreements and agrees that its address for receiving notices pursuant to the Security Documents and the Intercreditor Agreements shall be as follows:

[ADDRESS]

(v) confirms the authority of the Collateral Agent to enter into such agreements on its behalf and on behalf of the New Secured Parties and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to it and the New Secured Parties as fully as if it had been a party to each such agreement on behalf of itself and the New Secured Parties.

The Collateral Agent, by acknowledging and agreeing to this Other First Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER FIRST LIEN SECURED PARTY CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS OTHER FIRST LIEN SECURED PARTY CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature Pages Follow]

63

IN WITNESS WHEREOF, the undersigned has caused this Other First Lien Secured Party Consent to be duly executed by its authorized officer as of the date first set forth above.

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

64

Acknowledged and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

65

Acknowledged and Agreed: CEOC, LLC, for itself and on behalf of the other Pledgors

By:
Name:
Title:

66

Exhibit C

to Collateral Agreement

Form of Intellectual Property Security Agreement

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT dated as of [DATE] (this “Agreement”), made by [•], a [•] (the “Pledgor”), in favor of Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (as defined below).

WHEREAS, under the Collateral Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation, CEOC, LLC, and each subsidiary of the Borrower (as defined in the Collateral Agreement) from time to time party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein), the Pledgor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of Pledgor, and has agreed as a condition thereof to execute this Agreement for recording with the [United States Patent and Trademark Office (“USPTO”)] [United States Copyright Office (“USCO”)].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations when due, each Pledgor pursuant to the Collateral Agreement did, and hereby does, grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in or to any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “IP Collateral”):

[(i) all Patents, including those listed on Schedule I;]

[(ii) all Copyrights, including those listed on Schedule II;]

[(iii) all Trademarks, including those listed on Schedule III;]

provided, however, that the foregoing pledge, assignment and grant of security interest will not cover any Excluded Property[, including any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) or 1(d) of the Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act].

67

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Recordation. The Pledgor hereby requests and authorizes the [USPTO] [USCO] to record this Agreement against the IP Collateral.

SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

[Signature Pages Follow]

68

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NAME OF PLEDGOR]

By:
Name:
Title:

69

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

70

SCHEDULE I

Patents

71

SCHEDULE II

Copyrights

72

SCHEDULE III

Trademarks

73

Exhibit M

to Credit Agreement

[FORM OF]

SUBSIDIARY GUARANTEE AGREEMENT

This SUBSIDIARY GUARANTEE AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of October 6, 2017, by and among each Subsidiary Loan Party from time to time party hereto (each individually a “Guarantor” and collectively, “Guarantors”), and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

W I T N E S S E T H :

WHEREAS, Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders, the Collateral Agent and the other parties thereto have entered into a Credit Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, replaced, substituted, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to and the issuance of and participation in Letters of Credit;

WHEREAS, it is a condition to the making of Loans to and the issuance of and participation in Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty;

WHEREAS, the Cash Management Banks and Hedge Banks may provide financial accommodations under the Secured Cash Management Agreements and Secured Swap Agreements to the Loan Parties from time to time; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of and participation in Letters of Credit under the Credit Agreement and from the provision of financial accommodations under Secured Cash Management Agreements and Secured Swap Agreements, and accordingly desires to execute this Guaranty in order to satisfy the condition described in the second preceding paragraph and to induce the Lenders to make Loans and to participate in Letters of Credit under the Credit Agreement and for each L/C Issuer to issue Letters of Credit under the Credit Agreement and the Cash Management Banks and Hedge Banks to provide Secured Cash Management Agreements and Secured Swap Agreements to the Loan Parties.

1.	DEFINITIONS.

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein. As used in this Guaranty, the following terms have the meanings specified below:

“Borrower” means (a) on the Closing Date, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, jointly and severally, and (b) from and after the occurrence of the CEOC Merger, CEOC, LLC.

“Claiming Guarantor” has the meaning assigned to such term in Section 6(b).

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph.

“Contributing Guarantor” has the meaning assigned to such term in Section 6(b).

Exhibit M - 1

“Credit Agreement” has the meaning assigned to such term in the recitals.

“Direct Obligations” means, with respect to any Loan Party, any Obligation of such Loan Party in its capacity as a counterparty obligor with respect to a Secured Swap Agreement or Secured Cash Management Agreement.

“Fraudulent Transfer Laws” has the meaning assigned to such term in Section 2(g).

“Guaranty” has the meaning assigned to such term in the introductory paragraph.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2(a).

“Guarantor” has the meaning assigned to such term in the introductory paragraph.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.	THE GUARANTY.

(a) Guarantee of Guaranteed Obligations. Each Guarantor unconditionally guarantees to the Collateral Agent, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations for the ratable benefit of the Secured Parties (the “Guaranteed Obligations”); provided that (i) the Guaranteed Obligations of any Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (ii) Guaranteed Obligations, as it applies to any Loan Party in its capacity as a Guarantor hereunder, shall exclude any Direct Obligations of such Loan Party. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. To the extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and, to the extent permitted by applicable law, waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

(c) No Limitations. Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 5(i), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment in full in cash

Exhibit M - 2

or immediately available funds of the Guaranteed Obligations). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, Secured Swap Agreement, Secured Cash Management Agreement or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document, Secured Swap Agreement, Secured Cash Management Agreement or any other agreement, including with respect to any other Guarantor under this Guaranty (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (iii) the release of, or the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (vi) any illegality, lack of validity or unenforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Guaranteed Obligation (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations); (viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Collateral Agent, any other Secured Party or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations). To the fullest extent permitted by applicable law, (i) each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder, (ii) each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations, (iii) the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash or immediately available funds, and (iv) each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

(d) Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

Exhibit M - 3

(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Party in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities to the extent no claim therefor has been made); provided that if any amount shall be paid to such Guarantor on account of such right of subrogation, contribution, reimbursement, indemnity or otherwise prior to the Termination Date and an Event of Default shall be continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 5.02 of the Collateral Agreement. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no such payment received from any Guarantor that is not a Qualified ECP Guarantor shall be applied by the Collateral Agent or any other Secured Party to the payment of any Excluded Swap Obligations.

(f) Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

(g) Maximum Liability. Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent for itself and on behalf of each Secured Party hereby confirms that it is the intention of all such persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law (collectively, “Fraudulent Transfer Laws”) to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, for itself and on behalf of each Secured Party, and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will, after giving effect to any rights to contribution and/or subrogation pursuant to any agreement or arising under applicable law providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the obligations of such Guarantor not constituting a fraudulent transfer or conveyance.

(h) Representations and Warranties. Each Guarantor acknowledges and agrees that it is familiar with the Credit Agreement and the representations and warranties applicable to it thereunder. Each Guarantor also agrees that the representations and warranties contained in Article III of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects on each date on which such representations and warranties are repeated in accordance with the Loan Documents (except to the extent

Exhibit M - 4

they relate to any earlier date in which case they shall be true and correct in all material respects as of such earlier date), each representation and warranty set forth in Article III of the Credit Agreement (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section 2(h).

(i) Covenants. Each Guarantor acknowledges and agrees that it is familiar with the Credit Agreement and the covenants applicable to it thereunder. Each Guarantor covenants and agrees that, at all times prior to the termination of this Guaranty in accordance with Section 5(i), it will be bound by all of the agreements, covenants and obligations contained in Articles V and VI of the Credit Agreement, to the extent applicable to such Guarantor, each such agreement, covenant and obligation contained in Articles V and VI of the Credit Agreement, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section 2(i).

3.	FURTHER ASSURANCES.

Each Guarantor agrees, upon the written request of the Collateral Agent at the direction of the Administrative Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

4.	PAYMENTS FREE AND CLEAR OF TAXES.

Each Guarantor agrees that such Guarantor will perform or observe all of the terms, covenants and agreements that Section 2.17 of the Credit Agreement requires such Guarantor to perform or observe, subject to the qualifications set forth therein.

5.	OTHER TERMS.

(a) Entire Agreement. This Guaranty, together with the other Loan Documents, and, as applicable, the Secured Swap Agreements and Secured Cash Management Agreements, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and of the financial accommodations under the Secured Swap Agreements and Secured Cash Management Agreements.

(b) Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

(c) Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in Commitments under the Credit Agreement.

(d) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Exhibit M - 5

(e) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement.

(f) Successors and Assigns. Whenever in this Guaranty any Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (in accordance with the terms of the Credit Agreement); and all covenants, promises and agreements by any Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns.

(g) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 5(g), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances. Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

(h) Collateral Agent’s Fees and Expenses, Indemnification. The Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save the Secured Parties harmless against liability for, any and all reasonable and documented costs and expenses incurred or expended by any Secured Party in connection with this Guaranty, all in accordance with and subject to the terms of Section 9.05 of the Credit Agreement.

(i) Termination and Release.

(1) This Guaranty shall terminate on the Termination Date.

(2) A Guarantor shall automatically be released from its obligations hereunder in accordance with Section 9.18 of the Credit Agreement.

(3) In connection with any release pursuant to this Section 5(i), the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 5(i) shall be without recourse to or warranty by the Collateral Agent.

(j) Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. Delivery of an executed signature page to this Guaranty by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Guaranty.

Exhibit M - 6

6.	INDEMNITY, SUBROGATION AND SUBORDINATION.

(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6(c)), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Guaranty in respect of any Guaranteed Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to this Guaranty or any other Security Document to satisfy in whole or in part a Guaranteed Obligation, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6(c)) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6(a), the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.10(d) of the Credit Agreement, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6(b) shall be subrogated to the rights of such Claiming Guarantor under Section 6(a) to the extent of such payment.

(c) Subordination. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Sections 6(a) and 6(b) and all other rights of indemnity, contribution or subrogation of any Guarantor under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities to the extent no claim therefor has been made). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6(a) and 6(b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

7.	SECURITY.

To secure payment of each Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, each Guarantor has entered into the Collateral Agreement and has entered into or may enter into certain other Security Documents pursuant to which each Guarantor has granted to the Collateral Agent for the benefit of the Lenders and the other Secured Parties, a security interest in the Collateral described therein.

8.	APPLICABLE LAW.

THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Exhibit M - 7

9.	CONSENT TO JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS GUARANTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5(e). NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.	WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Exhibit M - 8

11.	RIGHT OF SET OFF.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section 11 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

12.	ADDITIONAL SUBSIDIARIES.

Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement (or otherwise elects to become a party hereto) of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Guaranty. The rights and obligations of each party to this Guaranty shall remain in full force and effect notwithstanding the addition of any new party to this Guaranty.

13.	APPLICABLE GAMING LAWS AND LIQUOR LAWS.

The parties hereby incorporate by reference all of the terms and conditions of Section 9.22 of the Credit Agreement.

14.	KEEPWELL.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 14 constitute, and this Section 14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Exhibit M - 9

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

190 FLAMINGO, LLC

3535 LV CORP.

AJP HOLDINGS, LLC

AJP PARENT, LLC

B I GAMING CORPORATION

BALLY’S MIDWEST CASINO, INC.

BL DEVELOPMENT CORP.

CAESARS RIVERBOAT CASINO, LLC

CAESARS TREX, INC.

CAESARS UNITED KINGDOM, INC.

CALIFORNIA CLEARING CORPORATION

CASINO COMPUTER PROGRAMMING, INC.

CHRISTIAN COUNTY LAND ACQUISITION

COMPANY, LLC

DURANTE HOLDINGS, LLC

FLAMINGO-LAUGHLIN, INC.

GRAND CASINOS OF BILOXI, LLC

GRAND CASINOS OF MISSISSIPPI, LLC - GULFPORT

GRAND CASINOS, INC.

HARRAH SOUTH SHORE CORPORATION

HARRAH’S ARIZONA CORPORATION

HARRAH’S BOSSIER CITY INVESTMENT COMPANY, L.L.C.

HARRAH’S INTERACTIVE INVESTMENT COMPANY

HARRAH’S INTERNATIONAL HOLDING COMPANY, INC.

HARRAH’S IOWA ARENA MANAGEMENT, LLC

HARRAH’S MANAGEMENT COMPANY

By:
Name: Randall Eisenberg
Title:

Exhibit M - 10

HARRAH’S NC CASINO COMPANY, LLC

HARRAH’S NORTH KANSAS CITY LLC

HARRAH’S OPERATING COMPANY MEMPHIS,

LLC

HARRAH’S SHREVEPORT/BOSSIER CITY INVESTMENT COMPANY, LLC

HARVEYS BR MANAGEMENT COMPANY, INC.

HCAL, LLC

HCR SERVICES COMPANY, INC.

HEI HOLDING COMPANY ONE, INC.

HEI HOLDING COMPANY TWO, INC.

HOLE IN THE WALL, LLC

HORSESHOE ENTERTAINMENT

HORSESHOE GAMING HOLDING, LLC

HORSESHOE GP, LLC

HORSESHOE HAMMOND, LLC

KOVAL HOLDINGS COMPANY, LLC

KOVAL INVESTMENT COMPANY, LLC

MARTIAL DEVELOPMENT CORP.

NEW GAMING CAPITAL PARTNERSHIP, A NEVADA LIMITED PARTNERSHIP

OCEAN SHOWBOAT, INC.

PHW MANAGER, LLC

PLAYERS HOLDING, LLC

PLAYERS INTERNATIONAL, LLC

RENO CROSSROADS LLC

ROMAN ENTERTAINMENT CORPORATION OF

INDIANA

SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC

TRB FLAMINGO, LLC

WINNICK HOLDINGS, LLC

WINNICK PARENT, LLC

By:
Name: Randall Eisenberg
Title:

Exhibit M - 11

BALLY’S PARK PLACE LLC

BENCO LLC

BOARDWALK REGENCY LLC

CAESARS ENTERTAINMENT FC LLC

CAESARS NEW JERSEY LLC

CAESARS PALACE LLC

CAESARS PALACE REALTY LLC

CAESARS WORLD LLC

DESERT PALACE LLC

GCI SPINCO LLC

HARRAH’S ILLINOIS LLC

HARRAH’S NEW ORLEANS MANAGEMENT

COMPANY LLC

HARVEYS IOWA MANAGEMENT COMPANY

LLC

HARVEYS TAHOE MANAGEMENT COMPANY

LLC

HBR REALTY COMPANY LLC

HTM HOLDING LLC

NEW ROBINSON PROPERTY GROUP LLC

PARBALL LLC

PLAYERS BLUEGRASS DOWNS LLC

ROBINSON PROPERTY GROUP LLC

ROMAN HOLDING COMPANY OF INDIANA LLC

SHOWBOAT HOLDING LLC

SOUTHERN ILLINOIS RIVERBOAT/CASINO

CRUISES LLC

TUNICA ROADHOUSE LLC

By:
Name: Randall Eisenberg
Title:

Exhibit M - 12

CAESARS MARKETING SERVICES LLC
CAESARS WORLD MARKETING LLC CAESARS WORLD MERCHANDISING LLC

By:
Name: Randall Eisenberg
Title:

Exhibit M - 13

HARRAH’S CHESTER DOWNS INVESTMENT
COMPANY, LLC
HARRAH’S CHESTER DOWNS MANAGEMENT
COMPANY, LLC
CHESTER FACILITY HOLDING COMPANY, LLC

By:
Name: Randall Eisenberg
Title:

Exhibit M - 14

Consented and Agreed to:

CEOC, LLC

By:
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

Exhibit M - 15

Consented and Agreed to:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name: Randall Eisenberg
Title:

Exhibit M - 16

Accepted and Agreed to:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit M - 17

Exhibit I

to Guaranty

SUPPLEMENT NO. ___ dated as of ____________ (this “Supplement”), to the Subsidiary Guarantee Agreement dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by and among each Subsidiary Loan Party from time to time party thereto (each individually a “Guarantor” and collectively, “Guarantors”), and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

A. Reference is made to the Credit Agreement dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., CEOC, LLC, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders, the Collateral Agent and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guaranty, as applicable.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans and to participate in Letters of Credit under the Credit Agreement and each L/C Issuer to issue Letters of Credit under the Credit Agreement and the Hedge Banks and Cash Management Banks to provide financial accommodations under the Secured Swap Agreements and Secured Cash Management Agreements. Section 12 of the Guaranty provides that additional Subsidiary Loan Parties may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Loans and to participate in additional Letters of Credit and any L/C Issuer to issue additional Letters of Credit and as consideration for Loans previously made and any Letters of Credit previously issued and to induce the Hedge Banks and Cash Management Banks to provide financial accommodations under the Secured Swap Agreements and Secured Cash Management Agreements.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 12 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Subsidiary does hereby guarantee to the Collateral Agent and the other Secured Parties the due and punctual payment and performance of the Guaranteed Obligations as set forth in the Guaranty. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart

Exhibit M - 18

of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5(e) of the Guaranty.

SECTION 8. The recitals contained herein shall be taken as the statements of each of the Guarantors, and the Collateral Agent assumes no responsibility for the correctness of the same. The Collateral Agent makes no representations as to the validity or sufficiency of this Supplement.

[Signature Pages Follow]

Exhibit M - 19

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

[Name of New Subsidiary]

by
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief
Executive Office:

Exhibit M - 20

Accepted and Agreed to:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit M - 21

Exhibit N

to Credit Agreement

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[__], 20[__]

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Authorized Representative under the Credit Agreement,

[                ],

as the Initial Other Authorized Representative,

each additional Authorized Representative from time to time party hereto,

CEOC, LLC

and

the Subsidiaries of CEOC, LLC from time to time party hereto

Exhibit N - i

		Page
SECTION 5.08	Submission to Jurisdiction; Waivers	23
SECTION 5.09	WAIVER OF JURY TRIAL	23
SECTION 5.10	Headings	23
SECTION 5.11	Conflicts	23
SECTION 5.12	Provisions Solely to Define Relative Rights	23
SECTION 5.13	Integration	24
SECTION 5.14	Junior Lien Intercreditor Agreements	24

Exhibit N - ii

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [                ], among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), [                ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), each additional Authorized Representative from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity, CEOC, LLC (the “Borrower”) and each Subsidiary of the Borrower from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties), each additional Authorized Representative (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) and the Grantors agree as follows:

ARTICLE I.

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

Exhibit N - 1

(b) It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations, and after giving effect to any applicable intercreditor agreements (other than this Agreement)) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Secured Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

Exhibit N - 2

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts or other liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any controlled disbursement, automated clearing house or other electronic transfers of funds, return items, interstate depository network services, credit cards, merchant cards purchase or debit cards, e-payable services or any similar transactions, including any services, agreements, arrangements and transactions of the type referred to in the definition of “Cash Management Agreement” in the Credit Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of October 6, 2017, among Caesars Entertainment Operating Company, Inc., the Borrower, the lending institutions from time to time parties thereto, the Administrative Agent and the other parties thereto as amended, restated, amended and restated, supplemented or otherwise modified, Refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and the Borrower subsequently enters into any “Credit Agreement” (as defined in the Initial Other First Lien Agreement (or the Equivalent Provision thereof)), the Credit Agreement designated by the Borrower to be the “Credit Agreement” hereunder.

Exhibit N - 3

“Credit Agreement Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement (or any Equivalent Provision thereof).

“Credit Agreement Obligations” means all “Loan Obligations” (as defined in the Credit Agreement (or the Equivalent Provision thereof)), and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Credit Agreement Documents and the performance of all other obligations of the obligors thereunder to the lenders and agents under the Credit Agreement Documents, according to the respective terms thereof.

“Credit Agreement Secured Obligations” means the “Obligations” as defined in the Credit Agreement (or the Equivalent Provision thereof).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or the Equivalent Provision thereof).

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Other First Lien Agreement which has been designated in writing by the Borrower to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, amended and restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, amended and restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” shall have the meaning set forth in the Security Agreement (or the Equivalent Provision thereof).

“First Lien Cash Management Obligations” means any Cash Management Obligations secured by any Shared Collateral under the First Lien Security Documents.

Exhibit N - 4

“First Lien Hedging Obligations” means any Hedging Obligations secured by any Shared Collateral under the First Lien Security Documents.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Secured Obligations, (ii) each Series of Other First Lien Obligations and (iii) any other First Lien Hedging Obligations and First Lien Cash Management Obligations (which shall be deemed to be part of the Series of Other First Lien Obligations to which they relate to the extent provided in the applicable Other First Lien Agreement).

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means the Security Agreement and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of First Lien Obligations.

“Grantors” means the Borrower and each Subsidiary of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure two or more Series of First Lien Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, including any agreements and obligations of the type referred to in the definition of “Swap Agreement” in the Credit Agreement (or the Equivalent Provision thereof).

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First Lien Agreement” means [                ], as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Initial Other First Lien Obligations” means the Other First Lien Obligations arising under or pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

Exhibit N - 5

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the Other First Lien Secured Party Consent, as defined in the Security Agreement in order to designate obligations as an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, any Master Lease or any Additional Lease or an agreement to sell be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien

Exhibit N - 6

Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral, (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, or (3) if the acceleration of the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative (if any) is rescinded in accordance with the terms of the applicable Other First Lien Agreement.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Other First Lien Agreement” shall have the meaning given such term by the Security Agreement (or the Equivalent Provision thereof) and shall include the Initial Other First Lien Agreement.

“Other First Lien Obligations” shall have the meaning given such term by the Security Agreement (or the Equivalent Provision thereof) and shall include the Initial Other First Lien Obligations.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents,

Exhibit N - 7

borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Documents” means (i) the Credit Agreement Documents, (ii) the Initial Other First Lien Agreement and (iii) each Other First Lien Agreement.

“Security Agreement” means the Collateral Agreement, dated as of October 6, 2017, by and among Caesars Entertainment Operating Company, Inc., the Grantors party thereto, the Collateral Agent and the Authorized Representatives from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or modified from time to time.

“Series” means (a) with respect to any First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such) and (iii) each group of Other First Lien Secured Parties that become subject to this Agreement after the date hereof, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties), each of which shall constitute a separate Series of Other First Lien Secured Parties for purposes of this Agreement and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Secured Obligations, (ii) the Initial Other First Lien Obligations and (iii) each group of Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations), each of which shall constitute a separate Series of Other First Lien Obligations for purposes of this Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in or Lien on any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in or Lien on such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in or Lien on such Collateral at such time.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Exhibit N - 8

ARTICLE II.

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Collateral Agent or any other First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Collateral Agent in the order specified in Section 5.02 of the Security Agreement (or the Equivalent Provision thereof). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute and after giving effect to any applicable intercreditor agreement (other than this Agreement)) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents and subject, to the extent applicable, to Section 2.08, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

Exhibit N - 9

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Collateral Agent pursuant to Section 2.05(g), Section 2.11 or Section 2.22 or the Credit Agreement (or the Equivalent Provision thereof) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

(b) With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent (or any person authorized by it), acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(c) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Secured Credit Documents governing such Series of First Lien Obligations) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

Exhibit N - 10

(d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Authorized Representative to enforce this Agreement.

Exhibit N - 11

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document (including, without limitation, to release Liens securing any Series of First Lien Obligations) so long as such amendment, subject to clause (d) below, is not prohibited by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations (including, without limitation, to release Liens securing such Series of First Lien Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the rights of the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First Lien Security Document is not prohibited by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Borrower stating that such amendment is not prohibited by Section 2.04(b) above.

Exhibit N - 12

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

Exhibit N - 13

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness, if not already a party hereto, shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

(c) The agreement of the Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

Exhibit N - 14

ARTICLE III.

Existence and Amounts of Liens and Obligations

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV.

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV, Section 8.07, and Section 9.05 of the Credit Agreement (or the Equivalent Provision thereof) and the equivalent provision of any Other First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which Non-Controlling Secured Parties

Exhibit N - 15

would otherwise be entitled as a result of holding any First Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Initial Other First Lien Secured Party”, “Initial Other First Lien Secured Parties”, “Other First Lien Secured Party” or “Other First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

Exhibit N - 16

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is not prohibited by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Borrower;

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

Exhibit N - 17

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First Lien Agreement (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to the Credit Agreement, any Other First Lien Agreement or any First Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Borrower provided pursuant to Section 2.04(d).

(b) Each First Lien Secured Party acknowledges that, in addition to acting as the initial Collateral Agent, Credit Suisse AG, Cayman Islands Branch also serves as Administrative Agent under the Credit Agreement and each First Lien Secured Party hereby waives any right to make any objection or claim against Credit Suisse AG, Cayman Islands Branch (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Administrative Agent.

(c) Each First Lien Secured Party hereby waives any claim it may now or hereafter have against the Collateral Agent, any Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series of First Lien Obligations arising out of (i) any actions which the Collateral Agent (or any of its representatives), any such Authorized Representative (or any of its representatives) or any such First Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First Lien Security Documents, or any other agreement related thereto, or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of the Collateral Agent or any Authorized Representative to enforce this Agreement, (ii) any election by the Collateral Agent (or any of its agents) or the Applicable Authorized Representative or any other First Lien Secured Party, in any proceeding instituted under the Bankruptcy Code or any similar provision in any applicable Bankruptcy Law, of the application of Section 1111(b) of the Bankruptcy Code or any similar provision in any applicable Bankruptcy Law, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any similar provision in any applicable Bankruptcy Law by, the Borrower or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have

Exhibit N - 18

been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Borrower or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Borrower (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other First Lien Security Documents (if not

Exhibit N - 19

already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 8.07 and Section 9.05 of the Credit Agreement (or, in each case, the Equivalent Provision thereof) and the equivalent provision of any Other First Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent as promptly as practicable.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is not prohibited by the terms of each applicable Secured Credit Document, on which the Collateral Agent may conclusively rely;

(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Borrower stating that such release is not prohibited by the terms of each applicable Secured Credit Document, on which the Collateral Agent may conclusively rely.

Exhibit N - 20

ARTICLE V.

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to the Collateral Agent, the Administrative Agent or any Grantor, to it as provided in the Credit Agreement;

(b) if to the Initial Other Authorized Representative, to it as provided in the Initial Other First Lien Agreement;

(c) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, the Collateral Agent and the Borrower. Notwithstanding anything in this Section 5.02(b) to the contrary, this Agreement may be amended from time to time at the request of the Borrower and without the consent of any Authorized Representative, the Collateral Agent or any First Lien Secured Party to add other parties holding Other First Lien Obligations (or any agent or trustee therefor) to the extent such obligations are not prohibited by any Secured Credit Document. Each party to this Agreement agrees that at the request of the Borrower, without the consent of any First Lien Secured Party, each of the Authorized Representatives shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement, an amendment and restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

Exhibit N - 21

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 7.23 of the Security Agreement (or the Equivalent Provision thereof) and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or via electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Exhibit N - 22

SECTION 5.08 Submission to Jurisdiction; Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York City and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any

Exhibit N - 23

other creditor thereof shall have any obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09, 5.02(c), 5.11 and 5.12) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First Lien Agreements and the Borrower and the other Grantors may rely on such provisions). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.14 Junior Lien Intercreditor Agreements. The Collateral Agent, the Administrative Agent, the Initial Other Authorized Representative and each other Authorized Representative hereby appoint the Collateral Agent to act as agent on their behalf pursuant to and in connection with the execution of any intercreditor agreements governing any Liens on the Shared Collateral junior to Liens securing the First Lien Obligations that are incurred on or following the date hereof in compliance with the Secured Credit Documents. The Collateral Agent, solely in such capacity under any such intercreditor agreements, shall take direction from the Applicable Authorized Representative with respect to the Shared Collateral.

[Remainder of this page intentionally left blank]

Exhibit N - 24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[INITIAL OTHER AUTHORIZED REPRESENTATIVE],
as Initial Other Authorized Representative

By:
Name:
Title:

CEOC, LLC,
as Borrower

By:
Name:
Title:

[OTHER GRANTORS],
as a Grantor

By:
Name:
Title:

Exhibit O

to Credit Agreement

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

dated as of

[__], 20[__]

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Credit Agreement Agent,

[                ],

as Initial Second Priority Agent,

each additional First Lien Agent and Second Priority Agent from time to time party hereto,

CEOC, LLC

and

the Subsidiaries of CEOC, LLC from time to time party hereto

Exhibit O - 1

Exhibit O - 2

Section 6.	Insolvency or Liquidation Proceedings	27
6.1	Financing Issues	27
6.2	Relief from the Automatic Stay	28
6.3	Adequate Protection	28
6.4	Avoidance Issues	29
6.5	Application	29
6.6	Waivers	30
6.7	Separate Grants Of Security And Separate Classifications	30

Section 7.	Reliance; Waivers; etc.	31
7.1	Reliance	31
7.2	No Warranties or Liability	31
7.3	Obligations Unconditional	31

Section 8.	Miscellaneous	32
8.1	Conflicts	32
8.2	Continuing Nature of this Agreement; Severability	32
8.3	Amendments; Waivers	32
8.4	Information Concerning Financial Condition of the Borrower and its Subsidiaries	33
8.5	Subrogation	34
8.6	Application of Payments	34
8.7	Consent to Jurisdiction; Waivers	34
8.8	Notices	35
8.9	Further Assurances	35
8.10	Governing Law	35
8.11	Binding on Successors and Assigns	35
8.12	Specific Performance	35
8.13	Section Titles	36
8.14	Counterparts	36
8.15	Authorization	36
8.16	No Third Party Beneficiaries; Successors and Assigns	36
8.17	Effectiveness	36
8.18	First Lien Agents and Second Priority Agents	36
8.19	Relative Rights	36
8.20	References	37
8.21	Joinder Requirements	37

Exhibit O - 3

8.22	Intercreditor Agreements	37
8.23	Additional Grantors	39

Exhibits

Exhibit A	Form of Joinder Agreement (Other First Priority Lien Obligations)

Exhibit B	Form of Joinder Agreement (Other Second Priority Lien Obligations)

Exhibit O - 4

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

THIS SECOND LIEN INTERCREDITOR AGREEMENT is dated as of [                ], among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, [                ], as Initial Second Priority Agent, each Other Second Priority Lien Obligations Agent from time to time party hereto, each in its capacity as Second Priority Agent, CEOC, LLC (the “Borrower”) and each Subsidiary of the Borrower from time to time party hereto.

WHEREAS, the Borrower is party to the Credit Agreement dated as of October 6, 2017 (as amended, restated, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Caesars Entertainment Operating Company, Inc., the Borrower, the lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other parties thereto; and

WHEREAS, [                ] is party to the [                ] dated as of [                ] (as amended, restated, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “Initial Second Priority Agreement”), among [                ].

WHEREAS, the Loan Parties may from time to time become parties to Other First Priority Lien Obligations Credit Documents and/or Other Second Priority Lien Obligations Credit Documents.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” shall mean this Second Lien Intercreditor Agreement, as amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

Exhibit O - 5

“Borrower” shall have the meaning set forth in the recitals, and include the successors and permitted assigns of such entity in such capacity.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts or other liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any controlled disbursement, automated clearing house or other electronic transfers of funds, return items, interstate depository network services, credit cards, merchant cards, purchase or debit cards, e-payable services or any similar transactions, including any services, agreements, arrangements and transactions of the type referred to in the definition of “Cash Management Agreement” in the Credit Agreement.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement” shall have the meaning set forth in the recitals, and shall include, in the event such Credit Agreement is terminated or replaced and the Borrower subsequently enters into any “Credit Agreement” (as defined in the Initial Second Priority Agreement), the Credit Agreement designated by the Borrower to each then extant First Lien Agent and Second Priority Agent to be the “Credit Agreement” hereunder.

“Credit Agreement Agent” shall mean Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Senior Lenders under the Credit Agreement and the other Credit Agreement Documents, together with its successors and permitted assigns in such capacity.

“Credit Agreement Documents” shall mean the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” shall mean all “Loan Obligations” (as defined in the Credit Agreement), and all other obligations to pay principal, premium, if any, and interest, fees or other amounts (including any interest, fees or other amounts accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the Credit Agreement Documents, according to the respective terms thereof.

Exhibit O - 6

“Credit Agreement Secured Obligations” shall mean the “Obligations” as defined in the Credit Agreement.

“DIP Cap Amount” means, as of any date of determination, the product of (a) 115% and (b) the sum of (i) $1,435,000,000; (ii) the amount of Indebtedness that the Borrower and the other Grantors are permitted to have outstanding and secured on a pari passu basis with the Credit Agreement Secured Obligations pursuant to Sections 2.21, 6.01(h), 6.01(r) and 6.01(ee) of the Credit Agreement on such date (as in effect on the date hereof, regardless of whether the Credit Agreement is then in effect); and (iii) without duplication of any amounts in clause (b)(ii), the aggregate face amount of letters of credit that the Borrower and the other Grantors are permitted to have outstanding pursuant to the Credit Agreement (as in effect on the date hereof, regardless of whether all or any such amounts are outstanding and regardless of whether the Credit Agreement is then in effect).

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, notwithstanding any discharge under any Insolvency or Liquidation Proceeding and except to the extent otherwise provided in Section 5.7 and Section 6.4, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding Senior Lender Claims and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Lender Documents, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“First Lien Agent” shall mean each of (a) the Credit Agreement Agent and (b) any Other First Priority Lien Obligations Agent.

“First Priority Designated Agent” shall mean such agent or trustee as is designated “First Priority Designated Agent” by the Senior Lenders pursuant to the terms of the Senior Lender Documents; provided that (i) as of the date of this Agreement and for so long as any Credit Agreement Obligations are the only Senior Lender Claims outstanding, the Credit Agreement Agent shall be the First Priority Designated Agent and (ii) if a First Lien Intercreditor Agreement (as defined in the Senior Collateral Agreement) among the First Lien Agents is then in effect, the Applicable Authorized Representative (as defined therein) shall be the First Priority Designated Agent.

Exhibit O - 7

“Grantors” shall mean the Borrower and each Subsidiary of the Borrower, in each case, that has executed and delivered both a Second Priority Collateral Document and a Senior Collateral Document.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, including any agreements and obligations of the type referred to in the definition of “Swap Agreement” in the Credit Agreement.

“Initial Second Priority Agreement” shall have the meaning set forth in the recitals.

“Initial Second Priority Claims” shall mean all “[Obligations]” (as such term is defined in the Initial Second Priority Agreement) of the Borrower and other obligors under the Initial Second Priority Agreement or any of the other Initial Second Priority Documents, and all other obligations to pay principal, premium, if any, and interest, fees and other amounts (including any interest, fees and other amounts accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Initial Second Priority Documents and the performance of all other Obligations of the obligors thereunder to the Initial Second Priority Secured Parties under the Initial Second Priority Documents, according to the respective terms thereof.

“Initial Second Priority Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted as security for any Initial Second Priority Claim.

“Initial Second Priority Collateral Agreement” shall mean [                    ], as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Initial Second Priority Collateral Documents” shall mean the Initial Second Priority Collateral Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Initial Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

“Initial Second Priority Documents” shall mean (a) the Initial Second Priority Agreement and the Initial Second Priority Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Initial Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Initial Second Priority Secured Parties” shall mean the holders of Initial Second Priority Claims, including the Initial Second Priority Agent.

Exhibit O - 8

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Senior Lender Documents and Second Priority Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease, any Master Lease, any Additional Lease or an agreement to sell be deemed to constitute a Lien.

“Master Lease Intercreditor Agreements” shall mean (a) the Intercreditor Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “CPLV Intercreditor Agreement”), by and among Caesars Entertainment Operating Company, Inc., the Borrower, each Subsidiary of the Borrower party thereto, the Credit Agreement Agent, CPLV Landlord, the lenders to the CPLV Landlord and each other party thereto from time to time, (b) the Intercreditor Agreement, dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Non-CPLV Intercreditor Agreement”), by and among Caesars Entertainment Operating Company, Inc., the Borrower, each Subsidiary of the Borrower party thereto, the Credit Agreement Agent, Non-CPLV Landlord, the lenders to the Non-CPLV Landlord and each other party thereto from time to time and (c) each additional master lease intercreditor agreement entered into from time to time after the Closing Date, by and among the Borrower, each Subsidiary of the Borrower party thereto, the landlord party thereto and each other person from time to time party thereto in connection with any other Master Lease, Additional Master Lease or Additional Lease (each as defined in the Credit Agreement) (each as amended, restated, amended and restated, supplemented or otherwise modified from time to time, an “Additional Master Lease Intercreditor Agreement”).

“Obligations” shall mean any principal, interest, fees, expenses (including any interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness.

“Other First Priority Lien Obligations” shall mean (a) all “Secured Obligations” as defined in the Senior Collateral Agreement (other than Credit Agreement Secured Obligations) and (b) any other indebtedness or Obligations (other than Credit Agreement Secured Obligations) of the Grantors that are to be secured with a Lien on the Common Collateral senior to the Liens securing the Initial Second Priority Claims and are designated by the Borrower as Other First Priority Lien Obligations hereunder.

Exhibit O - 9

“Other First Priority Lien Obligations Agent” shall mean, with respect to any Series of Other First Priority Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Series or facility by or on behalf of the holders of such Series or facility, together with its successors and permitted assigns in such capacity.

“Other First Priority Lien Obligations Credit Documents” shall mean each of the agreements, documents and instruments providing for, evidencing or securing any Other First Priority Lien Obligations (including the Other First Priority Lien Obligations Security Documents) and any other related document or instrument executed or delivered pursuant to any Other First Priority Lien Obligations Credit Document at any time or otherwise evidencing or securing any indebtedness arising under any Other First Priority Lien Obligations Credit Document.

“Other First Priority Lien Obligations Security Documents” means any security agreement or any other document that creates Liens on any assets or properties of any Grantor to secure any Other First Priority Lien Obligations.

“Other Second Priority Lien Obligations” means (a) all “[Obligations]” as defined in the Initial Second Priority Collateral Agreement (other than Initial Second Priority Claims) and (b) any other indebtedness or Obligations (other than the Initial Second Priority Claims) of the Grantors that are to be equally and ratably secured with the Initial Second Priority Claims and are designated by the Borrower as Other Second Priority Lien Obligations hereunder.

“Other Second Priority Lien Obligations Agent” shall mean, with respect to any Series of Other Second Priority Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Series or facility by or on behalf of the holders of such Series or facility, together with its successors and permitted assigns in such capacity.

“Other Second Priority Lien Obligations Credit Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other Second Priority Lien Obligations and any other related document or instrument executed or delivered pursuant to any Other Second Priority Lien Obligations Credit Document at any time or otherwise evidencing or securing any indebtedness arising under any Second Priority Lien Obligations Credit Document.

“Other Second Priority Secured Parties” shall mean the Persons holding Other Second Priority Lien Obligations, including the Other Second Priority Lien Obligations Agents.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

Exhibit O - 10

“Pledged Collateral” shall mean the Common Collateral in the possession of any First Lien Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Purchase Right” shall have the meaning set forth in Section 5.8(b).

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Lenders” shall mean, with respect to any Senior Lender Documents, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Lender Documents).

“Second Priority Agents” shall mean each of (a) the Initial Second Priority Agent and (b) any Other Second Priority Lien Obligations Agent.

“Second Priority Claims” shall mean the Initial Second Priority Claims and the Other Second Priority Lien Obligations.

“Second Priority Collateral” shall mean the Initial Second Priority Collateral and all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted or purports to be granted as security for any Second Priority Claim.

“Second Priority Collateral Agreements” shall mean the Initial Second Priority Collateral Agreement and any comparable agreement(s) with respect to any Other Second Priority Lien Obligations.

“Second Priority Collateral Documents” shall mean the Initial Second Priority Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by the Second Priority Secured Parties holding a majority in principal amount of the Second Priority Claims then outstanding or by their Second Priority Agent; provided that as of the date of this Agreement and for so long as any Initial Second Priority Claims under the Initial Second Priority Agreement remain outstanding, the Initial Second Priority Agent shall be the designated Second Priority Designated Agent.

Exhibit O - 11

“Second Priority Documents” shall mean the Initial Second Priority Documents and any Other Second Priority Lien Obligations Credit Documents.

“Second Priority Lien” shall mean any Lien on any assets of any Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean the Initial Second Priority Secured Parties and the Other Second Priority Secured Parties.

“Second Priority Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Senior Collateral Agreement” shall mean the Collateral Agreement, dated as of October 6, 2017, among Caesars Entertainment Operating Company, Inc., the Borrower, the other Grantors party thereto, and Credit Suisse AG, Cayman Islands Branch, as collateral agent for the secured parties referred to therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Collateral Documents” shall mean the Senior Collateral Agreement, the Other First Priority Lien Obligations Security Documents and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Lender Cash Management Obligations” shall mean any Cash Management Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lender Claims” shall mean (a) the Credit Agreement Secured Obligations, including all accrued and unpaid interest whether or not such interest is allowed or allowable in any Insolvency or Liquidation Proceeding, (b) the Other First Priority Lien Obligations, including all accrued and unpaid interest whether or not such interest is allowed or allowable in any Insolvency or Liquidation Proceeding and (c) any other Senior Lender Hedging Obligations and Senior Lender Cash Management Obligations (which shall be deemed to be part of the Series of Other First Priority Lien Obligations to which they relate to the extent provided in the applicable Other First Priority Lien Obligations Credit Document).

“Senior Lender Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted or purports to be granted as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Credit Agreement Documents, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation) providing for, evidencing or securing any Senior Lender Claim, including, without limitation, any Credit Agreement Secured Obligations and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

Exhibit O - 12

“Senior Lender Hedging Obligations” shall mean any Hedging Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the First Lien Agents.

“Series” means (a) the Credit Agreement Secured Obligations and each series of Other First Priority Lien Obligations, each of which shall constitute a separate Series of Senior Lender Claims and (b) the Initial Second Priority Claims and each series of Other Second Priority Lien Obligations, each of which shall constitute a separate Series of Second Priority Claims.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” shall not be exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1 Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Second Priority Agent or Second Priority Secured Parties on the Common Collateral or of any Liens granted to any First Lien Agent or Senior Lenders on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any applicable

Exhibit O - 13

law or the Second Priority Documents or the Senior Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Agent or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each Senior Lender in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Borrower or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents; provided that the foregoing shall not apply to any Regulation S-X Excluded Collateral (as defined in the Senior Collateral Agreement as in effect on the date hereof) to the extent any Series of Senior Lender Claims is not given a Lien thereon pursuant to the applicable Senior Lender Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral (other than any Regulation S-X Excluded Collateral) that is not also

Exhibit O - 14

subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agents as security for the Senior Lender Claims (subject to the lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by any First Lien Agent to assign such Liens to the First Lien Agents (and/or their designees) as security for the applicable Senior Lender Claims or release such Liens. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any First Lien Agent or any other Senior Lender, each Second Priority Agent agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4.1 and Section 4.2. This Section 2.3 shall not be violated with respect to any Senior Lender Claims if the applicable First Lien Agent is given a reasonable opportunity to accept a Lien on any asset or property and either a Grantor or the applicable First Lien Agent states in writing that the applicable Senior Lender Documents prohibit such First Lien Agent from accepting a Lien on such asset or property, or such First Lien Agent otherwise expressly declines to accept a Lien on such asset or property.

2.4 Perfection of Liens. Neither the First Lien Agents nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5 Waiver of Marshalling. Until the Discharge of Senior Lender Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

2.6 Nature Of Senior Lender Claims. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that (a) a portion of the Senior Lender Claims is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Lender Documents and the Senior Lender Claims may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Lender Claims, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Lender Claims may be increased, in each case, without notice to or consent

Exhibit O - 15

by the Second Priority Agents or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Lender Claims or the Second Priority Claims, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the other Grantors contained in any Second Priority Document with respect to the incurrence of additional Senior Lender Claims.

2.7 Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Lender Documents or Second Priority Documents to the contrary, collateral consisting of cash and deposit account balances pledged to secure Senior Lender Claims consisting of reimbursement obligations in respect of letters of credit or otherwise held by any First Lien Agent pursuant to Section 2.05 of the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Common Collateral.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) with respect to any Common Collateral, (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by any First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by any First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, management agreement, lease, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of Senior Lender Claims and (ii) except as otherwise provided herein, each First Lien Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral and to direct the time, method, and place for exercising such right or remedy or conducting any proceeding with respect thereto, without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) any Second Priority Agent and the Second

Exhibit O - 16

Priority Secured Parties represented by it may exercise any or all such rights after the passage of a period of 180 days from the occurrence of both (i) an Event of Default (under and as defined in the applicable Second Priority Documents) and (ii) the date of delivery of a notice in writing to each First Lien Agent of such Second Priority Agent’s or Second Priority Secured Party’s intention to exercise its right to take such actions which notice shall specify that an “Event of Default” as defined in the applicable Second Priority Documents has occurred and as a result of such “Event of Default”, the principal and interest under such Second Priority Documents have become due and payable (the “Second Priority Standstill Period”) unless (i) a First Lien Agent has commenced and is diligently pursuing remedies with respect to any material portion of the Common Collateral (or such attempt is stayed by an Insolvency or Liquidation Proceeding), (ii) the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (iii) the acceleration of the applicable Second Priority Claims is rescinded in accordance with the terms of the applicable Second Priority Documents and (B) (1) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (2) each Second Priority Agent may take any action (not adverse to the Liens on the Common Collateral securing the Senior Lender Claims, or the rights of either First Lien Agent or the Senior Lenders to exercise remedies in respect thereof) as necessary in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (3) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Second Priority Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Agent or Second Priority Secured Party, (4) each Second Priority Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Borrower or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law and (5) each Second Priority Agent and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor, in each case (B)(1) through (5) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Lender Collateral, each First Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, except as expressly provided in the proviso to the first sentence of Section 3.1(a), it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral in respect of the applicable Second Priority Claims. Without limiting the generality of

Exhibit O - 17

the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or other Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or Senior Lenders with respect to the Common Collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or Senior Lenders is adverse to the interests of the Second Priority Secured Parties, and (iii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby acknowledges that any Senior Lender may direct the First Priority Designated Agent to take actions to enforce rights or exercise remedies (v) in any manner in its sole discretion in compliance with applicable law, (w) without consultation with or the consent of any Second Priority Secured Parties, (x) regardless of whether or not an Insolvency or Liquidation Proceeding has commenced, (y) regardless of any provision of any Second Priority Documents (other than this Agreement) and (z) regardless of whether or not such exercise is adverse to the interest of any Second Priority Secured Parties.

(d) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and any First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

Exhibit O - 18

3.3 Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lenders and the Grantors, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Lenders’ and the Grantors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party irrevocably waives any defense that the Grantors and/or the Senior Lenders cannot demonstrate damage and/or can be made whole by the awarding of damages, any defense based on the adequacy of a remedy at law, and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent, any other Senior Lender or any Grantor.

Section 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, (x) the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party (including setoff or recoupment) and (y) any recoveries or distributions received on account of any Common Collateral after the commencement of an Insolvency or Liquidation Proceeding, shall be applied by the First Lien Agents to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2 Payments Over. So long as the Discharge of Senior Lender Claims has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, (x) any Common Collateral or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party (including setoff or recoupment) and (y) any recoveries or distributions received on account of any Common Collateral after the commencement of an Insolvency or Liquidation Proceeding, shall be segregated and held for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agents are each hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

Exhibit O - 19

Section 5. Other Agreements.

5.1 Releases.

(a) Subject to Section 5.7, if, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is:

(A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction not prohibited under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Initial Second Priority Agreement and each other Senior Lender Document and Second Priority Document (if any); or

(ii) prior to the Discharge of Senior Lender Claims, to the extent that any of the First Lien Agents has consented to such sale, transfer or disposition; or

(B) otherwise released as permitted by the Credit Agreement and the Other First Priority Lien Obligations Credit Documents,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from any First Lien Agent or the Borrower stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b) Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints each First Lien Agent and any officer or agent of such First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in such First Lien Agent’s own name, from time to time in such First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

Exhibit O - 20

(c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Senior Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, each First Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Subject to the rights of the Grantors under the Senior Lender Documents and the Second Priority Documents, unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agents for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to any First Lien Agent in accordance with the terms of Section 4.2.

5.3 Amendments to Second Priority Collateral Documents and Senior Collateral Documents.

(a) So long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. So long as any Second Priority Claims remain outstanding, without the prior written consent of the Second Priority Agents, no Senior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Senior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second Priority Agent agrees that each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language to similar effect approved by the First Priority Designated Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [insert the relevant Second Priority Agent] for the benefit of the [Secured Parties] pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to Credit Suisse AG, Cayman Islands Branch, as collateral agent (and its

Exhibit O - 21

successors and permitted assigns), for the benefit of the secured parties referred to below, pursuant to the Collateral Agreement dated as of October 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time), among the [Borrower], the other “Pledgors” referred to therein and Credit Suisse AG, Cayman Islands Branch, as collateral agent for the benefit of the secured parties referred to therein and other Senior Collateral Documents (as defined in the Second Lien Intercreditor Agreement (defined below)) and to the liens and security interests granted to any Other First Priority Lien Obligations Agent pursuant to any Other First Priority Lien Obligations Security Document (as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time), and (ii) the exercise of any right or remedy by the [insert the relevant Second Priority Agent] hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of [                ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), by and among Credit Suisse AG, Cayman Islands Branch in its capacity as Credit Agreement Agent, [                ] in its capacity as Initial Second Priority Agent and each other party thereto from time to time. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and the terms of this agreement, the terms of the Second Lien Intercreditor Agreement shall govern.”

(b) In the event that the First Lien Agents or the Senior Lenders enter into any amendment, waiver or consent in respect of or replace any Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Agents, the Senior Lenders, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent or any Second Priority Secured Party; provided, that no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 and provided that there is a corresponding release of the Liens securing the Senior Lender Claims on such removed assets, (ii) imposing duties on any Second Priority Agent without its consent, (iii) permitting other Liens on the Common Collateral not permitted under the terms of the Second Priority Documents or Section 6 or (iv) materially adversely affecting the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Borrower or the other applicable Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The relevant First Lien Agent shall give written notice of such amendment, waiver or consent to each Second Priority Agent within ten (10) days after the effective date of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

Exhibit O - 22

5.4 Rights As Unsecured Creditors. The Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Borrower or any Grantor in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or (b) enforcement in contravention of this Agreement of any Lien on Common Collateral in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5 First Lien Agents as Gratuitous Bailees for Perfection.

(a) Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, any First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Lien Agents shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agents under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

Exhibit O - 23

(e) The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(f) Upon the Discharge of Senior Lender Claims, the relevant First Lien Agent shall deliver to the Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

(g) The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Priority Designated Agent for any loss or damage suffered by the First Priority Designated Agent as a result of such transfer except for any loss or damage suffered by the First Priority Designated Agent as a result of its own willful misconduct, gross negligence or bad faith as determined by a final non-appealable judgment of a court of competent jurisdiction. The First Priority Designated Agent has no obligation to follow instructions from any Second Priority Agent in contravention of this Agreement.

(h) Neither the First Lien Agents nor the Senior Lenders shall be required to marshal any present or future collateral security for the Borrower’s or its Subsidiaries’ obligations to the First Lien Agents or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6 Second Priority Designated Agent as Gratuitous Bailee for Perfection.

(a) Upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

Exhibit O - 24

(b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(c) The Second Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second Priority Agents or the First Lien Agent to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.

(d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.

5.7 No Release If Event of Default; Reinstatement; When Discharge of Senior Lender Claims Deemed to Not Have Occurred.

(a) Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Initial Second Priority Agreement or any other Second Priority Document, as applicable) exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Second Priority Collateral securing the Second Priority Claims relating to such Event of Default will not be released, except to the extent such Second Priority Collateral or any portion thereof was disposed of in order to repay Senior Lender Claims secured by such Second Priority Collateral, and thereafter the applicable Second Priority Agent will have the right to foreclose upon such Second Priority Collateral (but in such event, the Liens on such Second Priority Collateral securing the applicable Second Priority Claims will be released when such Event of Default and all other Events of Default under the Initial Second Priority Agreement or any other Second Priority Document, as applicable, cease to exist).

Exhibit O - 25

(b) If, at any time substantially concurrently with or after the Discharge of Senior Lender Claims has occurred, the Borrower incurs and designates or Refinances any Senior Lender Claims, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Senior Lender Claims shall automatically be treated as a Senior Lender Document (and, upon designation by the Borrower thereof, the “Credit Agreement” hereunder) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of any new First Lien Agent), each Second Priority Agent shall promptly (i) enter into such documents and agreements, including amendments or supplements to this Agreement, as such new First Lien Agent or the Borrower shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent, deliver to such First Lien Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).

5.8 Purchase Right.

(a) Without prejudice to the enforcement of any of the Senior Lenders’ remedies under the Senior Lender Documents, this Agreement, at law or in equity or otherwise, the Senior Lenders agree at any time following the earliest to occur of (i) an acceleration of any of the Senior Lender Claims in accordance with the terms of the applicable Senior Lender Documents, (ii) a payment default under any Senior Lender Document that has not been cured or waived by the applicable Senior Lenders within 90 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, the Senior Lenders will offer the Second Priority Secured Parties the option to purchase the entire aggregate amount (but not less than the entirety) of outstanding Senior Lender Claims (including unfunded commitments under any Senior Lender Document that have not been terminated at such time) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.8(d), on a pro rata basis among the Senior Lenders, which offer may be accepted by less than all of the Second Priority Secured Parties so long as all the accepting Second Priority Secured Parties shall when taken together purchase such entire aggregate amount as set forth above.

(b) The “Purchase Price” will equal the sum of (1) the full amount of all Senior Lender Claims then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant Senior Lender to be necessary to collateralize its credit risk arising out of such agreement, but excluding any prepayment penalties or premiums), (2) the cash collateral to be furnished to the Senior Lenders providing letters of credit under the Senior Lender Documents in such amount (not to exceed 103% thereof) as such Senior Lenders determine is reasonably necessary to secure such Senior

Exhibit O - 26

Lenders in connection with any such outstanding and undrawn letters of credit and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the Senior Lenders under or pursuant to the Senior Lender Documents on the date of purchase.

(c) The Second Priority Secured Parties shall irrevocably accept or reject such offer within ten (10) days of the receipt thereof by the Second Priority Agents and the parties shall endeavor to close promptly thereafter. If the Second Priority Secured Parties (or any subset of them) accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Agents and the Second Priority Agents. If the Second Priority Secured Parties reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Senior Lenders shall have no further obligations pursuant to this Section 5.8 and may take any further actions in their sole discretion in accordance with the Senior Lender Documents and this Agreement. Each Senior Lender will retain all rights to indemnification provided in the relevant Senior Lender Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Lender Claims pursuant to this Section 5.8.

(d) The purchase and sale of the Senior Lender Claims under this Section 5.8 will be without recourse and without representation or warranty of any kind by the Senior Lenders, except that the Senior Lenders shall severally and not jointly represent and warrant to the Second Priority Secured Parties that on the date of such purchase, immediately before giving effect to the purchase;

(A) the principal of and accrued and unpaid interest on the Senior Lender Claims, and the fees and expenses thereof owed to the respective Senior Lenders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Senior Lender Claims; and

(B) each Senior Lender owns the Senior Lender Claims purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the Senior Lender Documents, in which case the Purchase Price will be appropriately adjusted so that the Second Priority Secured Parties do not pay amounts represented by participation interests to the extent that the Second Priority Secured Parties expressly assume the obligations under such participation interests).

Section 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent or any Senior Lender shall desire to permit the sale, use or lease of cash or other collateral or to provide to the Borrower or any other Grantor, or permit the Borrower or any other Grantor to obtain, financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (such financing, whether or not provided by any First Lien Agent or Senior Lender, a “DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will be deemed to have consented to, will raise no objection to, and will not otherwise contest or oppose (or join or support any objection to, contest of or opposition to) (i) such sale, use or lease of cash or other collateral or DIP Financing and will not

Exhibit O - 27

request or accept adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate (or be deemed to have subordinated) its Liens in the Common Collateral (and such subordination will not alter in any manner the terms of this Agreement) to (A) such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (B) any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Designated Agent or any of the Senior Lenders and (C) any adequate protection provided to any of the First Lien Agents or any of the Senior Lenders in connection therewith; provided, that, in the case of any such DIP Financing, the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Senior Lender Claims plus the aggregate face amount of any letters of credit issued and outstanding under the Senior Lender Documents does not exceed the DIP Cap Amount, (ii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by any First Lien Agent or Senior Lender, (iii) any assertion by any First Lien Agent or Senior Lender of the right to credit bid any Senior Lender Claims, (iv) any other request for judicial relief made in any court by any holder of Senior Lender Claims seeking to enforce any Lien or Senior Lender Collateral or (v) any motion or order relating to a sale of assets of any Grantor for which any First Lien Agent has consented so long as such order provides, to the extent such sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement; provided that the Second Priority Agents and the other Second Priority Secured Parties retain the right to object to any provision in any DIP Financing that (i) requires the sale, liquidation or other disposition of material assets that do not constitute Common Collateral or (ii) requires specific and material terms of a plan of reorganization other than terms for a sale, liquidation or other disposition of Common Collateral and payment in full in cash of such DIP Financing, provided, further, however, that for the avoidance of doubt, plan terms regarding the sale, liquidation or other disposition of non-material assets are not material terms.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of all First Lien Agents and the Required Lenders under the Senior Lender Documents.

6.3 Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall object to, contest or oppose (or support any other Person objecting to, contesting or opposing) (a) any request by any First Lien Agent or any Senior Lender for adequate protection, (b) any objection by any First Lien Agent or any Senior Lender to any motion, relief, action or proceeding based on a claim of a lack of adequate protection, or (c) the allowance and/or payment of pre- or post-petition interest, fees, expenses or other amounts to any First Lien Agent or any Senior Lender under section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other

Exhibit O - 28

Bankruptcy Law (as adequate protection or otherwise). Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4 Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor) because such amount was avoided or ordered to be turned over, paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Discharge of Senior Lender Claims shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each of the Second Priority Secured Parties agrees that it shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or any law in respect of the perfection of a security interest, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to the Borrower or any other Grantor shall include the Borrower or any such Grantor as a debtor in possession and any receiver or trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition (including to the extent modified hereby), subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

Exhibit O - 29

6.6 Waivers. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens on the Common Collateral securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral and (b) waives any claim it may now or hereafter have arising out of (i) any actions which the First Priority Designated Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Common Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Common Collateral and actions with respect to the collection of any claim for all or any part of the Senior Lender Claims from any account debtor, guarantor or any other party) in accordance with any relevant Senior Collateral Documents or any other agreement related thereto, or to the collection of the Senior Lender Claims or the valuation, use, protection or release of any security for the Senior Lender Claims and (ii) the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7 Separate Grants Of Security And Separate Classifications. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Claims are fundamentally different from the Senior Lender Claims and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties hereto as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lenders and the Second Priority Secured Parties in respect of the Common Collateral constitute only a single class of claims (rather than separate classes of senior and junior claims), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrower and each other Grantor in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient, for this purpose ignoring all claims held by each of the Second Priority Secured Parties), the Senior Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable under section 506(b) of the Bankruptcy Code or otherwise in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Second Priority Claims, with each Second Priority Secured Party hereby acknowledging and agreeing to turn over to the First Priority Designated Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

Exhibit O - 30

Section 7. Reliance; Waivers; etc.

7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Second Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after Closing Date by the Senior Lenders to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties are not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2 No Warranties or Liability. Neither any First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agents or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Lien Agent nor any Senior Lender shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agents, the Senior Lenders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agents and the Senior Lenders, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Initial Second Priority Agreement or any other Second Priority Document;

Exhibit O - 31

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the Senior Lender Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern. Solely as among the Senior Lenders, in the event of a conflict between this Agreement and any other intercreditor agreement among First Lien Agents, such other intercreditor agreement shall govern and control. Solely as among the Second Priority Secured Parties, in the event of a conflict between this Agreement and any other intercreditor agreement among Second Priority Agents, such other intercreditor agreement shall govern and control.

8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.4 and Section 5.7(c), this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to any Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Second Priority Agent (or its authorized agent), each First Lien Agent (or its authorized agent) and the Borrower and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may

Exhibit O - 32

be amended from time to time at the request of the Borrower, at the Borrower’s expense and without the consent of any First Lien Agent, any Second Priority Agent, any Senior Lender or any Second Priority Secured Party to (i) add other parties holding Other First Priority Lien Obligations (or any agent or trustee therefor) and Other Second Priority Lien Obligations (or any agent or trustee therefor) in each case to the extent such Obligations are not prohibited by any Senior Lender Document or any Second Priority Document, (ii) in the case of Other Second Priority Lien Obligations, (a) establish that the Lien on the Common Collateral securing such Other Second Priority Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims (subject to the terms of the Second Priority Documents), and (b) provide to the holders of such Other Second Priority Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under this Agreement (subject to the terms of the Second Priority Documents), and (iii) in the case of Other First Priority Lien Obligations, (a) establish that the Lien on the Common Collateral securing such Other First Priority Lien Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Senior Lender Claims (subject to the terms of the Senior Lender Documents), and (b) provide to the holders of such Other First Priority Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under this Agreement (subject to the terms of the Senior Lender Documents). Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of an officer of the Borrower that such modifications are not prohibited by any Senior Lender Document or any Second Priority Document. At the request of the Borrower, without the consent of any Senior Lender or Second Priority Secured Party, each First Lien Agent and Second Priority Agent shall execute and deliver an acknowledgment and confirmation of such permitted modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such permitted modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. Neither any First Lien Agent nor any Senior Lender shall have any obligation to any Second Priority Agent or any Second Priority Secured Party to keep any Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the Senior Lenders with respect to, (a) the financial condition of the Borrower and its Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agents, the Senior Lenders, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Agent, any Senior Lender, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the Senior Lenders,

Exhibit O - 33

the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York City, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each Second Priority Secured Party and each Second Priority Agent agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts, and (b) in any such action or proceeding brought against any Second Priority Agent or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Second Priority Secured Party from asserting or seeking the same in the New York Courts. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

Exhibit O - 34

8.8 Notices. All notices to the Grantors, the Second Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Grantors, any First Lien Agent or any Second Priority Agent as provided in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant Senior Lender Documents, the Initial Second Priority Agreement or the other relevant Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agents hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9 Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each applicable Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as each other First Lien Agent or the Senior Lenders may reasonably request, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agents, the Senior Lenders, the Second Priority Agents, the Second Priority Secured Parties and their respective permitted successors and assigns.

8.12 Specific Performance. Each First Lien Agent and Grantor may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent or Grantor.

Exhibit O - 35

8.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or via electronic mail, each of which shall be an original and all of which shall together constitute one and the same document.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each First Lien Agent represents and warrants that this Agreement is binding upon the applicable Senior Lenders. Each Second Priority Agent represents and warrants that this Agreement is binding upon the applicable Second Priority Secured Parties.

8.16 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18 First Lien Agents and Second Priority Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch as Credit Agreement Agent hereunder and (b) [                ] is entering into this Agreement in its capacity as [                ], and the provisions of [                ] of the Initial Second Priority Agreement applicable to [                ] thereunder shall also apply to [                ] hereunder.

8.19 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Initial Second Priority Agreement, the Other Second Priority Lien Obligations Credit Documents or any other Senior Lender Documents or Second Priority Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Initial Second Priority Agreement, the Other Second Priority Lien Obligations Credit Documents or any other Senior Lender Document or Second Priority Document or permit the Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise

Exhibit O - 36

constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Initial Second Priority Agreement, the Other Second Priority Lien Obligations Credit Documents, or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other Senior Lender Document entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Initial Second Priority Agreement, the Other Second Priority Lien Obligations Credit Documents or any other Second Priority Documents.

8.20 References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Initial Second Priority Agreement (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer (i) to such Section, clause, paragraph or other provision of the Initial Second Priority Agreement, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Initial Second Priority Agreement, and (2) to the extent required under the terms of the Credit Agreement and the Other First Priority Lien Obligations Credit Documents, approved in writing by, or on behalf of, the requisite Senior Lenders as are needed to approve such amendment or modification, and (ii) if such Initial Second Priority Agreement ceases to be outstanding, to such Section, clause, paragraph or other provision of the relevant Second Priority Document then in effect governing the outstanding Second Priority Claims.

8.21 Joinder Requirements. The Borrower may designate additional obligations as Other First Priority Lien Obligations or Other Second Priority Lien Obligations pursuant to this Section 8.21 if (x) the incurrence of such obligations is not prohibited by any Senior Lender Document or Second Priority Document then in effect and (y) the Borrower shall have delivered an officer’s certificate to each First Lien Agent and each Second Priority Agent representing the same. If not so prohibited, the Borrower shall (i) notify each First Lien Agent and each Second Priority Agent in writing of such designation and (ii) cause the applicable First Lien Agent or Second Priority Agent to execute and deliver to each other First Lien Agent and Second Priority Agent a Joinder Agreement substantially in the form of Exhibit A or Exhibit B hereto, as applicable.

8.22 Intercreditor Agreements.

(a) Each party hereto agrees that the Senior Lenders (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Lenders or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this

Exhibit O - 37

Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Lenders, the First Lien Agent acting on behalf of such Senior Lenders agrees in its sole discretion, or is otherwise obligated pursuant to the terms of the applicable Senior Collateral Documents, to enter into any such intercreditor agreement (or similar arrangement) and (B) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Lenders holding Senior Lender Claims under the Credit Agreement, such intercreditor agreement (or similar arrangement) is permitted under the Credit Agreement or the Required Lenders otherwise authorize the applicable First Lien Agent to enter into any such intercreditor agreement (or similar arrangement). If a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(b) In addition, in the event that the Borrower or any Subsidiary thereof incurs any Obligations secured by a Lien on any Common Collateral that is junior to Liens thereon securing any Senior Lender Claims or Second Priority Claims, as the case may be, and such Obligations are not designated by the Borrower as Second Priority Claims, then the First Priority Designated Agent and/or Second Priority Designated Agent shall upon the request of the Borrower enter into an intercreditor agreement with the agent or trustee for the creditors with respect to such secured Obligations to reflect the relative Lien priorities of such parties with respect to the relevant portion of the Common Collateral and governing the relative rights, benefits and privileges as among such parties in respect of such Common Collateral, including as to application of the proceeds of such Common Collateral, voting rights, control of such Common Collateral and waivers with respect to such Common Collateral, in each case, so long as such secured Obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the Senior Lender Documents or Second Priority Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any Senior Lender Documents, and the provisions of this Agreement, the Senior Lender Documents and the Second Priority Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(c) In addition, each party hereto acknowledges that notwithstanding anything herein to the contrary, (i) the Liens and security interests securing the Senior Lender Claims and the Second Priority Claims in the [CPLV Lease Collateral] (as defined in the CPLV Intercreditor Agreement) and the exercise of any right or remedy by the Senior Lenders and the Second Priority Secured Parties against the [CPLV Lease Collateral] (as defined in the CPLV Intercreditor Agreement) are subject to the provisions of the CPLV Intercreditor Agreement, (ii)

Exhibit O - 38

the Liens and security interests securing the Senior Lender Claims and the Second Priority Claims in the [Non-CPLV Lease Collateral] (as defined in the Non-CPLV Intercreditor Agreement) and the exercise of any right or remedy by the Senior Lenders and the Second Priority Secured Parties against the [Non-CPLV Lease Collateral] (as defined in the Non-CPLV Intercreditor Agreement) are subject to the provisions of the Non-CPLV Intercreditor Agreement and (iii) the Liens and security interests securing the Senior Lender Claims and the Second Priority Claims in the “Lease Collateral” or “Tenant’s Pledged Property” or “Tenant’s Property” or similar term (as defined in each Additional Master Lease Intercreditor Agreement) and the exercise of any right or remedy by the Senior Lenders and the Second Priority Secured Parties against the “Lease Collateral” or “Tenant’s Pledged Property” or “Tenant’s Property” or similar term (as defined in each Additional Master Lease Intercreditor Agreement) are subject to the provisions of the applicable Additional Master Lease Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and any Master Lease Intercreditor Agreement, the terms of such Master Lease Intercreditor Agreement shall govern and control.

8.23 Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Grantor after the date hereof, it will cause such Subsidiary to become a party hereto by executing a signature page to this Agreement and delivering such executed signature page to the First Priority Designated Agent. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Remainder of page intentionally left blank]

Exhibit O - 39

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit O - 40

[INITIAL SECOND PRIORITY AGENT]
as Initial Second Priority Agent

By:
Name:
Title:

Exhibit O - 41

CEOC, LLC
as Borrower

By:
Name:
Title:

[OTHER GRANTORS]
as a Grantor

By:
Name:
Title:

Exhibit O - 42

EXHIBIT A

Joinder Agreement

JOINDER AGREEMENT

(Other First Priority Lien Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [__], [__], among [__] (the “New Agent”), as an Other First Priority Lien Obligations Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Agent (together with its successors and permitted assigns in such capacity), [__], as Initial Second Priority Agent (together with its successors and permitted assigns in such capacity) and CEOC, LLC (on behalf of itself and the other Grantors).

This Agreement is supplemental to that certain Second Lien Intercreditor Agreement, dated as of [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), by and among the parties (other than the New Agent) referred to above. This Agreement has been entered into to record the accession of the New Agent as an Other First Priority Lien Obligations Agent under the Second Lien Intercreditor Agreement.

ARTICLE I

Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Second Lien Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01 The New Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Lien Intercreditor Agreement as an Other First Priority Lien Obligations Agent as if it had originally been party to the Second Lien Intercreditor Agreement as an Other First Priority Lien Obligations Agent.

SECTION 2.02 The New Agent confirms that its address details for notices pursuant to the Second Lien Intercreditor Agreement is as follows: [_____________].

SECTION 2.03 Each party to this Agreement (other than the New Agent) confirms the acceptance of the New Agent as an Other First Priority Lien Obligations Agent for purposes of the Second Lien Intercreditor Agreement.

SECTION 2.04 [________] is acting in the capacity of Other First Priority Lien Obligations Agent solely for the [Secured Parties] under [_____________].

Exhibit O - 43

ARTICLE III

Miscellaneous

SECTION 3.01 THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Signature Pages Follow]

Exhibit O - 44

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NEW AGENT]
as New Agent

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

[INITIAL SECOND PRIORITY AGENT]
as Initial Second Priority Agent

By:
Name:
Title:

CEOC, LLC
as Borrower

By:
Name:
Title:

Exhibit O - 45

EXHIBIT B

Joinder Agreement

JOINDER AGREEMENT

(Other Second Priority Lien Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [__], [__], among [__] (the “New Agent”), as an Other Second Priority Lien Obligations Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Agent (together with its successors and permitted assigns in such capacity), [__], as Initial Second Priority Agent (together with its successors and permitted assigns in such capacity) and CEOC, LLC (on behalf of itself and the other Grantors).

This Agreement is supplemental to that certain Second Lien Intercreditor Agreement, dated as of [__], 20[__] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), by and among the parties (other than the New Agent) referred to above. This Agreement has been entered into to record the accession of the New Agent as Other Second Priority Lien Obligations Agent under the First Lien/Second Lien Intercreditor.

ARTICLE I

Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Second Lien Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01 The New Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Second Lien Intercreditor Agreement as an Other Second Priority Lien Obligations Agent as if it had originally been party to the Second Lien Intercreditor Agreement as an Other Second Priority Lien Obligations Agent.

SECTION 2.02 The New Agent confirms that its address for notices pursuant to the Second Lien Intercreditor Agreement is as follows: [_____________].

SECTION 2.03 Each party to this Agreement (other than the New Agent) confirms the acceptance of the New Agent as an Other Second Priority Lien Obligations Agent for purposes of the Second Lien Intercreditor Agreement.

SECTION 2.04 [________] is acting in the capacity of Other Second Priority Lien Obligations Agent solely for the [Secured Parties] under [_____________].

Exhibit O - 46

ARTICLE III

Miscellaneous

SECTION 3.01 THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

[Signature Pages Follow]

Exhibit O - 47

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NEW AGENT]
as New Agent

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Credit Agreement Agent

By:
Name:
Title:

By:
Name:
Title:

[INITIAL SECOND PRIORITY AGENT]
as Initial Second Priority Agent

By:
Name:
Title:

CEOC, LLC
as Borrower

By:
Name:
Title:

Exhibit O - 48

Exhibit P

to Credit Agreement

[FORM OF]

RELEASE AGREEMENT

[See Attached]

Exhibit P

MUTUAL RELEASE

This Mutual Release (this “Release”) is entered into as of October 6, 2017, by and among: (a) Caesars Entertainment Operating Company, Inc. and its debtor subsidiaries (collectively, the “Debtors”), (b) CEOC, LLC (together with Caesars Entertainment Operating Company, Inc., the “Borrower”), (c) Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as Lead Arrangers (collectively, the “Lead Arrangers”), (d) Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., and UBS Securities LLC, as Bookrunners (collectively, the “Bookrunners”), and (e) each of the undersigned parties that is a “Commitment Party” under that certain Amended and Restated Commitment Letter (the “Commitment Letter” and such undersigned parties, the “Commitment Parties”), dated as of February 17, 2017, by and among, among others, the Borrower, the Lead Arrangers, and the Bookrunners, under which the Commitment Parties committed to provide certain services and financing as set forth in that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”). Terms used but not defined herein have the meanings given to them in the Commitment Letter. The Debtors, the Borrower, the Lead Arrangers, the Bookrunners, and the Commitment Parties are referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Debtors filed voluntary petitions for protection under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532, commencing cases jointly administered under the case caption In re Caesars Entertainment Operating Company, Inc., et. al, Case No. 15-01145 (the “Chapter 11 Cases”), in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”);

WHEREAS, on January 17, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 6334] (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 6318] (including all exhibits and supplements thereto, the “Plan”);

WHEREAS, the Plan contemplates that the Debtors will enter into the “OpCo Market Debt” (as defined in the Plan) with the lenders thereto;

WHEREAS, the Confirmation Order provides that the Debtors may enter into any documents and agreements in connection with the origination, syndication, arrangement, or securitization of the OpCo Market Debt;

WHEREAS, the loans to be funded under the Credit Agreement constitute the OpCo Market Debt; and

WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, each of the Parties have agreed to execute and deliver this Release.

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions.

a.	Causes of Action means any cause of action (including any avoidance actions, rights or claims arising under, pursuant to or set forth in sections 362, 506(c), 510, 542 through 550, 553 or 558 of the Bankruptcy Code), claim, controversy, counterclaim, cross claim, right of setoff, claim on contracts or for breaches of fiduciary duties imposed by law or in equity, demand, right, action lien, indemnity, suit, obligation, liability, damage, judgment, account, defense, power, privilege, license, franchise or recoupment of any kind or character whatsoever, assertable directly or derivatively (including under alter ego theories), choate or inchoate, fixed or contingent, direct or indirect, disputed or undisputed, foreseen or unforeseen, known or unknown, liquidated or unliquidated, matured or unmatured, secured or unsecured, suspected or unsuspected, arising prior to the Closing Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

b.	Closing Date means October 6, 2017.

c.	Debtor Released Parties means the Debtors, the Borrower, and each of their respective Related Parties.

d.	Debtor Releasing Parties means the Debtors and the Borrower.

e.	Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending or, (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, (1) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order and (2) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired.

f.	Non-Debtor Released Parties means the Commitment Parties, the Lead Arrangers, and the Bookrunners, and each of their respective Related Parties.

g.	Non-Debtor Releasing Parties means each of Commitment Parties (in each case solely in each such Commitment Party’s capacity as a “Commitment Party”, “Lead Arranger”, or “Bookrunner” under the Commitment Letter).

h.

Related Parties means predecessors, successors and assigns, subsidiaries, direct or indirect investors (and their respective partners, members, and employees), affiliates, managed accounts or funds, and its and each of their current and former officers, directors, principals, shareholders, members, equityholders, partners, employees, agents,

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advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and investment and other professionals, and such persons’ respective heirs, executors, estates, servants, successors, assigns and nominees.

i.	Restructuring Transactions means all actions necessary to effect the transactions described in, approved by, contemplated by, or necessary to effectuate the restructuring of the Debtors set forth in the Plan.

Section 2. Conditions to Release Effective Date.

This Release and the Parties’ respective obligations hereunder shall not become effective until (i) such time that each Party shall have exchanged a fully executed copy of this Release and (ii) the Closing Date has occurred (the “Effective Time”).

Section 3. Releases.

(a) Releases by the Debtor Releasing Parties. For good and valuable consideration, from and after the Effective Time, each Non-Debtor Released Party shall be deemed released and discharged by each Debtor Releasing Party from any and all Causes of Action, including any derivative claims asserted on behalf of a Debtor Releasing Party that such Debtor Releasing Party would have been legally entitled to assert in its own right or on behalf of the holder of any claim or interest in such Debtor Releasing Party, or that any holder of any claim or interest in a Debtor Releasing Party could have asserted on behalf of such Debtor Releasing Party, based on or relating to, or in any manner arising from, in whole or in part: (i) the Debtors’ restructuring efforts and Chapter 11 Cases, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or filing of any documents related thereto; (ii) the formulation, preparation, dissemination, negotiation, syndication or filing of the Credit Agreement or any documents related thereto; (iii) any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the restructuring contemplated by the Plan or the financing or other transactions contemplated by the Commitment Letter; or (iv) any other act or omission, transaction, agreement, event, or other occurrence relating to the Debtors and taking place before the Closing Date; provided, however, that the foregoing releases shall not include any claims or liabilities arising out of any act or omission of a Non-Debtor Released Party that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence. Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release any pre-Closing Date representations, warranties, rights or obligations of any Non-Debtor Released Party in or under the Commitment Letter, the Credit Agreement, or any related document, instrument, or agreement executed to implement the Credit Agreement (including, without limitation, any officers’ certifications, legal opinions or fee papers).

(b) Releases by the Non-Debtor Releasing Parties. For good and valuable consideration, from and after the Effective Time, each Debtor Released Party shall be deemed released and discharged by each Non-Debtor Releasing Party from any and all Causes of Action that a Non-Debtor Releasing Party would have been legally entitled to assert in its own right or on behalf of the holder of any claim or ownership interest in such Non-Debtor Releasing Party,

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or that any holder of any claim or ownership interest in a Non-Debtor Releasing Party could have asserted on behalf of such Non-Debtor Releasing Party, based on or relating to, or in any manner arising from, in whole or in part: (i) the Debtors’ restructuring efforts and Chapter 11 Cases, intercompany transactions, or the formulation, preparation, dissemination, negotiation, or filing of any documents related thereto; (ii) the formulation, preparation, dissemination, negotiation, syndication or filing of the Credit Agreement or any documents related thereto; (iii) any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the restructuring contemplated by the Plan or the financing or other transactions contemplated by the Commitment Letter; or (iv) any other act or omission, transaction, agreement, event, or other occurrence relating to the Debtors and taking place before the Closing Date; provided, however, that the foregoing releases shall not include any claims or liabilities arising out of any act or omission of a Debtor Released Party that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence. Notwithstanding anything to the contrary in the foregoing, the releases set forth above shall not release any pre-Closing Date representations, warranties, rights or obligations of any Debtor Released Party in or under the Commitment Letter, the Credit Agreement or any related document, instrument, or agreement executed to implement the Credit Agreement (including, without limitation, any officers’ certifications, legal opinions or fee papers).

(c) Waiver of Statutory Limitations on Release. Except as otherwise set forth herein, it is the intention of each Party to extinguish all released Causes of Action and consistent with such intention, each Party hereby expressly waives his, her, or its rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law, or principle of common law, which may have the effect of limiting the releases set forth herein. Each Party acknowledges that he, she, or it may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the releases granted herein, but acknowledges that it is his, her, or its intention to fully, finally, and forever settle, release and discharge any and all claims hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

(d) Notwithstanding anything to the contrary set forth herein, each of the Parties hereby expressly reserves all of its defenses to any claims that may be asserted against any of them by any other Party, including, but not limited to, any defense that this Release releases any asserted claim.

Section 4. Miscellaneous.

(a) Successors and Assigns. All covenants, rights, obligations and other agreements contained in this Release by or on behalf of any of the Parties bind and inure to the benefit of such Party and its respective successors and permitted assigns, whether so expressed or not. This Release, and the rights and obligations of each Party, shall not be assigned by such Party without prior written consent of the other Parties.

(b) Entire Agreement. This Release contains the entire understanding of the Parties with respect to the releases set forth herein. In the event of any conflict between the provisions of this Release and the Credit Agreement, the provisions of the Credit Agreement shall control.

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(c) Effectiveness; Amendments. This Release shall be effective against and in favor of each Party hereto upon the occurrence of the Closing Date. Once effective, this Release may not be modified, amended, or supplemented.

(d) Severability. Any provision of this Release that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Counterparts. This Release may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all the Parties. This Release may be executed and delivered by facsimile, email, or otherwise and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

(f) Headings. The headings of the sections and subsections of this Release are inserted for convenience only and shall not affect the interpretation hereof.

(g) Governing Law. This Release shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State.

(h) Jurisdiction and Process; Waiver of Jury Trial.

i.	Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceedings of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other Party in any way relating to this Release or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and the Parties irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. To the fullest extent permitted by applicable law, the Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ii.	The Parties hereby waive trial by jury in any action brought on or with respect to this Release, or any other documents executed in connection herewith.

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(i) Specific Performance. The Parties recognize and acknowledge that a breach by such Party of any covenants or agreements contained in this Release will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such other Parties may be entitled, at law or in equity.

(j) Remedies Cumulative. All rights, powers and remedies provided under this Release or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(k) No Waiver. The failure of any Party to exercise any right, power, or remedy provided under this Release or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

(l) Several, Not Joint, Obligations. The agreements and obligations of each of the Parties under this Release are, in all respects, several and not joint.

(m) Parties’ Use Of Legal Counsel And Construction Of Release. Each Party hereby acknowledges that it has had the opportunity to be advised by its own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Release. The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release or any amendments, exhibits or schedules hereto. Each Party has entered into this Release freely and voluntarily, without coercion, duress, distress or under influence by any other persons or its respective shareholders, directors, officers, partners, agents or employees. Each of the Parties hereby acknowledges that (i) it has read this Release and knows its contents, (ii) it understands the terms and consequences of this Release, and (iii) the terms of this Release are fair and reasonable.

(n) Compromise. This Release is entered into in compromise of disputed claims and defenses. No act or agreement in furtherance of the Release shall be construed in any way as an admission of fault, wrongdoing, or liability on the part of any Party.

[Remainder of Page Intentionally Left Blank]

6

IN WITNESS WHEREOF, this Release is entered into as of the date first written above.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., on behalf of itself and each of its debtor subsidiaries

By:
Name:
Title:

Signature Page to Release

7

IN WITNESS WHEREOF, this Release is entered into as of the date first written above.

CEOC, LLC

By:
Name:
Title:

Signature Page to Release

8

CREDIT SUISSE SECURITIES (USA), as a Joint Lead Arranger, a Joint Bookrunner and a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Release

DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger and a Joint Bookrunner

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Release

BARCLAYS BANK PLC, as a Joint Lead Arranger and a Lender

By:
Name:
Title:

Signature Page to Release

CITIBANK, N.A., as a Joint Bookrunner and a Lender

By:
Name:
Title:

Signature Page to Release

GOLDMAN SACHS BANK USA, as a Joint Bookrunner and a Lender

By:
Name:
Title:

Signature Page to Release

JPMORGAN CHASE BANK, N.A., as a Joint Bookrunner and a Lender

By:
Name:
Title:

Signature Page to Release

MORGAN STANLEY SENIOR FUNDING, INC., as a Joint Bookrunner and a Lender

By:
Name:
Title:

Signature Page to Release

UBS SECURITIES LLC, as a Commitment Party

By:
Name:
Title:

By:
Name:
Title:

UBS AG, Stamford Branch, as a Commitment Party

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Release

Exhibit Q

to Credit Agreement

[FORM OF]

MASTER LEASE (CPLV)

[See Attached]

Exhibit Q

Exhibit R

to Credit Agreement

[FORM OF]

MASTER LEASE (NON-CPLV)

[See Attached]

Exhibit R

Exhibit S

to Credit Agreement

[FORM OF]

MLSA (CPLV)

[See Attached]

Exhibit S

Exhibit T

to Credit Agreement

[FORM OF]

MLSA (NON-CPLV)

[See Attached]

Exhibit T

Exhibit U

to Credit Agreement

[FORM OF]

MASTER LEASE INTERCREDITOR AGREEMENT (CPLV)

[See Attached]

Exhibit U

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of October 6, 2017

among

CPLV PROPERTY OWNER LLC,

as Landlord,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Credit Agreement Collateral Agent,

each additional Tenant Financing Collateral Agent from time to time party hereto,

DESERT PALACE LLC, CAESARS ENTERTAINMENT OPERATING

COMPANY, INC. and CEOC, LLC,

and each additional person from time to time serving as tenant under the lease that hereafter becomes a party hereto, as Tenant,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

BARCLAYS BANK PLC,

GOLDMAN SACHS MORTGAGE COMPANY

and

MORGAN STANLEY BANK, N.A.,

collectively, as Landlord Financing Lender

i

7.3	Obligations Unconditional	37

SECTION 8.	Landlord Financing SNDAs	38

8.1	Tenant Financing Claimholder	38

SECTION 9.	Miscellaneous	39

9.1	Integration	39
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	39
9.3	Amendments; Waivers	39
9.4	Information Concerning Financial Condition of Tenant and its Subsidiaries	40
9.5	Subrogation	40
9.6	Additional Debt Facilities	40
9.7	Submission to Jurisdiction; Certain Waivers	42
9.8	WAIVER OF JURY TRIAL	44
9.9	Notices	44
9.10	Further Assurances	44
9.11	APPLICABLE LAW	44
9.12	Binding on Successors and Assigns	45
9.13	Section Headings	45
9.14	Counterparts	45
9.15	Authorization	45
9.16	No Third Party Beneficiaries	45
9.17	No Indirect Actions	46
9.18	Consent Agreement	46
9.19	Acknowledgment of CPLV Lease as True Lease	46

EXHIBITS

Exhibit A—Joinder Agreement (Additional Tenant Financing Debt)

Exhibit B—Additional Tenant Financing Debt Designation

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of October 6, 2017, and entered into by and among CPLV PROPERTY OWNER LLC, a Delaware limited liability company, as landlord under the CPLV Lease referred to below and the holder of the CPLV Lease Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Landlord”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the holders of the Credit Agreement Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Credit Agreement Collateral Agent”), each additional Tenant Financing Collateral Agent that from time to time becomes a party hereto pursuant to Section 9.6, DESERT PALACE LLC, a Delaware limited liability company, Caesars Entertainment Operating Company, Inc., a Delaware corporation, and CEOC, LLC, a Delaware limited liability company (collectively, and together with any additional person that hereafter becomes the Tenant (under and as defined in the CPLV Lease) and becomes a party hereto, “Tenant”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 ; BARCLAYS BANK PLC, a public company registered in England and Wales, having an address at 745 Seventh Avenue, New York, New York 10019, GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, having an address 200 West Street, New York, New York 10282, and MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, New York, New York 10036, collectively, as lender under the Landlord Financing Agreement referred to below (in such capacity and together with their respective successors and assigns from time to time, collectively, the “Landlord Financing Lender”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A. Tenant, as tenant, and Landlord, as landlord, have entered into the CPLV Lease;

B. To secure the performance of Tenant’s obligations under the CPLV Lease, Tenant granted to Landlord a first priority security interest in all of Tenant’s right, title and interest in and to the CPLV Lease Collateral;

C. Caesars Entertainment Operating Company, Inc., a Delaware corporation, (“CEOC Inc.”), CEOC, LLC, a Delaware limited liability company (“CEOC”), collectively, as borrower, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

D. Pursuant to the Credit Agreement, Desert Palace LLC, a Nevada limited liability company (“Desert Palace”), unconditionally guaranteed the Credit Agreement Obligations by executing and delivering that certain Subsidiary Guarantee Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time, the “Subsidiary Guarantee”), by Tenant and each other Subsidiary Loan Party (as defined in the Credit Agreement) party thereto in favor of the Credit Agreement Collateral Agent;

E. Pursuant to the Credit Agreement and certain collateral documents executed in connection therewith, to secure the Credit Agreement Obligations, Tenant and each other Subsidiary Loan Party granted to the Credit Agreement Collateral Agent (for the benefit of the Credit Agreement Claimholders) a subordinate and second priority security interest in and to the CPLV Lease Collateral, and a first priority security interest in all or substantially all of Tenant’s and such Subsidiary Loan Parties’ other personal property, by executing and delivering that certain Collateral Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time, the “Credit Agreement Collateral Agreement”), by and among CEOC Inc., CEOC, Desert Palace, each other Subsidiary Loan Party party thereto and the Credit Agreement Collateral Agent;

F. In connection with the Credit Agreement, Tenant granted a leasehold deed of trust in respect of Tenant’s interest in the CPLV Lease and the Leased Property (as defined in the CPLV Lease) to the Credit Agreement Collateral Agent (for the benefit of the Credit Agreement Claimholders) to secure Tenant’s obligations under the Credit Agreement Loan Documents pursuant to that certain Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of the date hereof (as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time, the “Credit Agreement Leasehold Mortgage”) by Tenant in favor of the Credit Agreement Collateral Agent (for the benefit of the Credit Agreement Claimholders);

G. Subject to the terms and conditions of the CPLV Lease, Tenant and its Affiliates may at any time or from time to time enter into additional financings or refinancings of their Indebtedness and Tenant and its Subsidiaries may guarantee and pledge their assets to secure such financings or refinancings;

H. Landlord, as borrower, and Landlord Financing Lender, as lender, have entered into that certain Loan Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Financing Agreement”);

I. In connection with the Landlord Financing Agreement, Landlord granted to the Landlord Financing Lender a security interest in all or substantially all of Landlord’s personal property, including a collateral assignment of its security interest in Tenant’s personal property granted to Landlord under the CPLV Lease, by executing and delivering that certain Collateral Assignment of Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Financing Collateral Agreement”), by Landlord to the Landlord Financing Lender;

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J. In connection with the Landlord Financing Agreement, Landlord granted a Fee Mortgage (as defined in the CPLV Lease) in respect of Landlord’s interest in the Leased Property (as defined in the CPLV Lease) and the other Property (as defined therein) (collectively, the “Landlord Financing Collateral”) to the Landlord Financing Lender to secure Landlord’s obligations under the Landlord Financing Agreement pursuant to that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Financing Fee Mortgage”) by Landlord in favor of the Landlord Financing Lender;

K. The parties hereto are entering into this Agreement and Landlord, Tenant and Manager are contemporaneously entering into the CPLV Lease Documents as part of an integrated transaction.

L. In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of Landlord, the Credit Agreement Collateral Agent (for itself and on behalf of each Credit Agreement Claimholder), each Additional Tenant Financing Collateral Agent (for itself and on behalf of each Additional Tenant Financing Claimholder represented by it), Tenant and Landlord Financing Lender intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1. Definitions.

1.1 Defined Terms.

(a) Unless otherwise defined herein, terms defined in the CPLV Lease and used herein shall have the meanings given to them in the CPLV Lease.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Additional Tenant Financing Claimholders” means, with respect to any Series of Additional Tenant Financing Debt, the holders of such Indebtedness, the Tenant Financing Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Tenant Financing Loan Documents and the beneficiaries of each indemnification obligation undertaken by the Tenant under any related Additional Tenant Financing Loan Documents and the holders of any other Additional Tenant Financing Obligations secured by the Tenant Financing Collateral Documents for such Series of Additional Tenant Financing Debt.

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“Additional Tenant Financing Collateral Agent” has the meaning set forth in the definition of “Tenant Financing Collateral Agent”.

“Additional Tenant Financing Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by Tenant or any of its Affiliates other than the Credit Agreement Debt, which Indebtedness and guarantees are secured by the Tenant Financing Collateral (or a portion thereof); provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred and secured on the basis so secured by the CPLV Lease, (ii) unless already a party with respect to that Series of Additional Tenant Financing Debt, the Tenant Financing Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.6 and (iii) each of the other requirements of Section 9.6 shall have been complied with.

“Additional Tenant Financing Loan Documents” means, with respect to any Series of Additional Tenant Financing Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Tenant Financing Loan Documents and the Tenant Financing Collateral Documents securing such Series of Additional Tenant Financing Debt.

“Additional Tenant Financing Obligations” means, with respect to any Series of Additional Tenant Financing Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Tenant Financing Debt, (b) all other amounts payable to the related Additional Tenant Financing Claimholders under the related Additional Tenant Financing Loan Documents (other than in respect of any Indebtedness not constituting Additional Tenant Financing Debt), (c) any Hedging Obligations and Bank Product Obligations secured under the Tenant Financing Collateral Documents securing such Series of Additional Tenant Financing Debt and (d) any renewals or extensions of the foregoing.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of Tenant, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Tenant Financing Loan Documents.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Las Vegas, Nevada or in New York, New York are authorized, or obligated, by law or executive order, to close.

“CEOC” has the meaning set forth in the Recitals to this Agreement.

“CEOC Inc.” has the meaning set forth in the Recitals to this Agreement.

“Collateral” means any CPLV Lease Collateral and any Tenant Financing Separate Collateral.

“Collateral Documents” means the CPLV Lease Collateral Documents and the Tenant Financing Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“CPLV Lease” means that certain Lease (CPLV), dated as of the date hereof, by and between Tenant, as tenant, and Landlord, as landlord, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and shall include, in all contexts and for all purposes, any New Lease (as defined in the CPLV Lease) entered into between a Tenant Financing Collateral Agent (or its designee) and Landlord pursuant to Section 17.1(f) of the CPLV Lease. Any reference herein to any terms defined in, or section of, the CPLV Lease shall include any corresponding definitions or sections in any New Lease.

“CPLV Lease Collateral” means “Tenant’s Pledged Property” as defined in the CPLV Lease as in effect on the date hereof and the CPLV Lease Reserve Account Collateral and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of Landlord, provided that such replacement Liens or adequate protection Liens, as the case may be, are subject to the provisions of this

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Agreement; provided that any proceeds or products of the CPLV Lease Collateral, other than any such proceeds or products thereof that (i) arise from an Enforcement Action by Landlord with respect to the CPLV Lease Collateral (but for avoidance of doubt, not Related Property) or (ii) would otherwise independently constitute “Tenant’s Pledged Property” (as defined above), shall, in each case, constitute Tenant Financing Separate Collateral and shall not constitute CPLV Lease Collateral.

“CPLV Lease Collateral Documents” means the CPLV Lease and any document or instrument pursuant to which any Lien granted under the CPLV Lease is (or is purported to be) created, granted or perfected (and to include, without limitation, that certain Security Agreement (CPLV Lease) dated as of October 6, 2017, by Tenant in favor of Landlord (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“CPLV Lease Documents” means the CPLV Lease, the CPLV MLSA, the CPLV Lease Collateral Documents and each of the documents and instruments entered into for the purpose of evidencing or securing the CPLV Lease Obligations and any other document or instrument executed or delivered at any time in connection with any CPLV Lease Obligations, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement, the CPLV Lease, or the MLSA.

“CPLV Lease Exercise Conditions” means that either (i) there are no Permitted Leasehold Mortgagees (as defined in the CPLV Lease) or (ii) Landlord has delivered to each Permitted Leasehold Mortgagee for which notice to Landlord has been properly provided pursuant to Section 17.1(b)(i) of the CPLV Lease, a copy of the applicable notice of default pursuant to Section 17.1(c) of the CPLV Lease and the Right to Terminate Notice pursuant to Section 17.1(d) of the CPLV Lease, and (solely for purposes of this clause (ii)) either of the following occurred:

(a) Either (1) no Permitted Leasehold Mortgagee has satisfied the requirements in Section 17.1(d) of the CPLV Lease within the thirty (30) or ninety (90) day periods as applicable, described therein, or (2) a Permitted Leasehold Mortgagee satisfied the requirements in Section 17.1(d) of the CPLV Lease prior to the expiration of the applicable period, but did not cure a default that is required to be so cured by such Permitted Leasehold Mortgagee and such Permitted Leasehold Mortgagee discontinued efforts to cure the applicable default(s) thereby failing to satisfy the conditions for extending the termination date as provided in Section 17.1(e) of the CPLV Lease or otherwise failed at any time to satisfy the conditions for extending the termination date as provided in Section 17.1(e)(i) of the CPLV Lease; or

(b) Both (1) the CPLV Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default (as defined in the CPLV Lease) and (2) no Permitted Leasehold Mortgagee has acted in accordance with Section 17.1(f) of the CPLV Lease to obtain a New Lease (as defined in the CPLV Lease) prior to the expiration of the period described therein.

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“CPLV Lease Obligations” means Tenant’s obligations under the CPLV Lease, including, without limitation, Tenant’s obligation to pay Rent and all other sums due thereunder, including all Post-Petition Interest, whether or not any of such obligations are allowed or allowable under the Bankruptcy Law or in any Insolvency or Liquidation Proceeding.

“CPLV Lease Reserve Account Collateral” means any funds, cash, cash equivalents or investment property (including any deposit accounts or securities accounts holding such items or to which such items are credited) pledged by Tenant to Landlord pursuant to the CPLV Lease, including the “FF&E Reserve”, the “FF&E Reserve Funds”, any “Eligible Accounts” holding “Alteration Security”, any “Alteration Security”, any “Cap Ex Reserve”, any “Cap Ex Reserve Funds”, any “Fee Mortgage Reserve Accounts” and any funds held in any “Fee Mortgagee Reserve Accounts” (each as defined in the CPLV Lease as in effect on the date hereof).

“CPLV Lease Termination Conditions” means that both (x) the CPLV Lease has been either (i) rejected in bankruptcy (and no Permitted Leasehold Mortgagee (as defined in the CPLV Lease) is entitled to obtain a New Lease (as defined in the CPLV Lease) in accordance with Section 17.1(f) thereof or (ii) terminated by Landlord pursuant to Section 16.2(x) of the CPLV Lease, and (y) the CPLV Lease Exercise Conditions have occurred.

“CPLV MLSA” means that certain Management and Lease Support Agreement (CPLV), dated as of the date hereof, by and among Tenant, as tenant, the Manager, the Lease Guarantor, Landlord, as landlord, and certain other parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and shall include any replacement thereof entered into in accordance with the CPLV Lease and, if applicable, the then existing CPLV MLSA.

“Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Claimholders” means, at any relevant time, the Secured Parties (as defined in the Credit Agreement).

“Credit Agreement Collateral Agent” has the meaning set forth in the Preamble of this Agreement.

“Credit Agreement Collateral Agreement” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Collateral Documents” means the Security Documents (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is (or is purported to be) granted to secure any Credit Agreement Obligations or pursuant to which any such Lien is (or is purported to be) perfected.

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“Credit Agreement Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Credit Agreement Loan Documents.

“Credit Agreement Leasehold Mortgage” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Loan Documents” means the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Credit Agreement Obligations, and any other document or instrument executed or delivered at any time in connection with any Credit Agreement Obligations, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Credit Agreement Obligations” means all “Obligations” or similar term as defined in the Credit Agreement and all “Guaranteed Obligations” or similar term as defined in the Subsidiary Guarantee.

“Desert Palace” has the meaning set forth in the Recitals to this Agreement.

“Designated Tenant Financing Collateral Agent” means (i) prior to a Discharge of the Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) thereafter the Tenant Financing Collateral Agent for the Series of Tenant Financing Obligations with the largest outstanding principal amount.

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge” means, except to the extent otherwise expressly provided in Section 5.4, with respect to any Series of Tenant Financing Obligations, each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the applicable Tenant Financing Documents and constituting Tenant Financing Obligations of such Series;

(b) to the extent required under the Tenant Financing Collateral Documents of such Series in order for the liens granted thereunder to be released, payment in full in cash of all Hedging Obligations and all Bank Product Obligations constituting Tenant Financing Obligations of such Series secured by Tenant Financing Collateral Documents or the cash collateralization of all such applicable Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

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(c) payment in full in cash of all other Tenant Financing Obligations under the applicable Tenant Financing Documents of such Series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute Tenant Financing Obligations of such Series; and

(e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer) or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable Tenant Financing Documents constituting Tenant Financing Obligations of such Series.

The term “Discharged” shall have a corresponding meaning.

“Discharge of CPLV Lease Obligations” means, except to the extent otherwise expressly provided in Section 5.4, that the CPLV Lease has terminated (whether upon its Stated Expiration Date or otherwise) and Tenant (or Lease Guarantor or any other Person acting on behalf of Tenant) shall have paid in full all CPLV Lease Obligations (including any such obligations accruing by reason of any breach or default by Tenant under the CPLV Lease); provided, that the Discharge of CPLV Lease Obligations shall be deemed not to have occurred if a New Lease has been entered into in accordance with Section 17.1(f) of the CPLV Lease and such New Lease is then in effect.

“Discharge of Tenant Financing Obligations” means, except to the extent otherwise provided in Section 5.4, the Discharge of each Series of Tenant Financing Obligations has occurred; provided, that the Discharge of Tenant Financing Obligations shall be deemed not to have occurred if Tenant incurs, issues, secures or guaranties any Additional Tenant Financing Obligations substantially concurrently with the Discharge of the applicable Series of Tenant Financing Obligations and such Additional Tenant Financing Obligations have not themselves been Discharged.

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof), or otherwise exercise or enforce remedial rights with respect to CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) under the CPLV Lease Documents or the Tenant Financing Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors or notification to depositary banks under deposit account control agreements, if applicable);

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(b) receive a transfer of CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) in satisfaction of Indebtedness or any other Obligation secured thereby;

(c) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) at law, in equity, or pursuant to the CPLV Lease Documents or Tenant Financing Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the CPLV Lease Collateral or any Related Property to facilitate the actions described in the preceding clauses); or

(d) effectuate or cause a sale, lease, exchange, transfer or other disposition of CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) by Tenant after the occurrence and during the continuation of an event of default under the CPLV Lease Documents or the Tenant Financing Documents;

provided, any Permitted CPLV Lease Reserve Account Collateral Application shall not constitute an Enforcement Action.

“Equity Interests”: With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Hedge Agreement” means a Swap Contract entered into by Tenant or an Affiliate of Tenant with a counterparty as permitted under the Tenant Financing Loan Documents.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Tenant;

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(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Tenant;

(c) any liquidation, dissolution, reorganization or winding up of any Tenant whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Tenant.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A required to be delivered by an Additional Tenant Financing Collateral Agent to each other then-existing Tenant Financing Collateral Agent and Landlord pursuant to Section 9.6 in order to include Additional Tenant Financing Debt hereunder and to become the Tenant Financing Collateral Agent hereunder in respect thereof for the applicable Additional Tenant Financing Claimholders under such Additional Tenant Financing Debt.

“Landlord” has the meaning set forth in the Preamble to this Agreement.

“Landlord Financing Agreement” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Collateral Agreement” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Documents” means the Landlord Financing Agreement, the Landlord Financing Collateral Agreement, any Landlord Financing Fee Mortgage and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing, creating or perfecting the Landlord Financing Obligations, and any other document or instrument executed or delivered at any time in connection with any Landlord Financing Obligations, as each may be amended, restated, amended and restated, supplemented or replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Landlord Financing Fee Mortgage” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Lender” has the meaning set forth in the Preamble.

“Landlord Financing Loan” has the meaning given to the term “Loan” in the Landlord Financing Agreement.

“Landlord Financing Obligations” means the “Debt” and all “Obligations” or similar term as each such term is defined in the Landlord Financing Agreement.

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“Landlord Financing SNDA” shall mean that certain Subordination, Non-Disturbance and Attornment Agreement (CPLV Lease), by and between Landlord Financing Lender and Tenant, and acknowledged and agreed by Landlord, dated as of the date hereof, as the same may be amended, restated, amended and restated, supplemented or replaced or otherwise modified from time to time, to the extent the same is in effect.

“Landlord Recovery” has the meaning set forth in Section 6.4.

“Lease Guarantor” means Caesars Entertainment Corporation, a Delaware corporation, in its capacity as guarantor under the CPLV MLSA.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien (unless in either case, a Lien is otherwise granted thereunder).

“Manager” means CPLV Manager, LLC, in its capacity as property manager under the CPLV MLSA.

“Obligations” means all obligations of every nature of Tenant from time to time owed to Landlord, the Tenant Financing Claimholders or any of them or their respective Affiliates, in each case, under the CPLV Lease Documents, the Tenant Financing Documents, any Hedge Agreements or any Bank Product Obligations, whether for principal, interest, payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest, rent and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Permitted CPLV Lease Reserve Account Collateral Application” means any application of CPLV Lease Reserve Account Collateral in accordance with the terms of the CPLV Lease and the Landlord Financing SNDA.

“Pledged Collateral” has the meaning set forth in Section 5.3.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the CPLV Lease Documents or the Tenant Financing Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

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“Recovery” has the meaning set forth in Section 6.4.

“Related Property” shall mean (i) all of Tenant’s Pledged Property (as defined in the CPLV Lease) that is not subject to a valid, perfected, first priority lien in favor of Landlord, (ii) any and all gaming licenses and other licenses necessary for or used in connection with the operation of the Leased Properties and the operations and businesses related thereto, and (iii) all Equity Interests (whether shares of stock, limited liability company interests or otherwise) of any Person that holds, owns or otherwise is the beneficiary or beneficial owner of any such gaming licenses or other licenses, but specifically excluding any cash (other than cash (including all cage cash) located on-site at the Leased Properties), securities or investments.

“Series” means, (x) with respect to Tenant Financing Debt, all Tenant Financing Debt represented by the same Tenant Financing Collateral Agent acting in the same capacity and (y) with respect to Tenant Financing Obligations, all such obligations secured by the same Tenant Financing Collateral Documents.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Tenant” has the meaning set forth in the Preamble to this Agreement.

“Tenant Financing Claimholders” means the Credit Agreement Claimholders and any Additional Tenant Financing Claimholders.

“Tenant Financing Collateral” means any “Collateral,” “Pledged Collateral” or similar term as defined in any Tenant Financing Document or any other assets with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Tenant Financing Document as security for any Tenant Financing Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Tenant Financing Claimholder, provided such replacement Liens or adequate protection Liens, as the case may be, are subject to the provisions of this Agreement.

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“Tenant Financing Collateral Agent” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Claimholders, the Credit Agreement Collateral Agent and (ii) in the case of any Additional Tenant Financing Obligations and the Additional Tenant Financing Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Tenant Financing Obligations and that is named as the Tenant Financing Collateral Agent in respect of such Additional Tenant Financing Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Tenant Financing Collateral Agent”).

“Tenant Financing Collateral Documents” means the Credit Agreement Collateral Documents, the “Security Documents” or “Collateral Documents” (as defined in the applicable Tenant Financing Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Tenant Financing Obligations or pursuant to which any such Lien is perfected and shall also include any other intercreditor agreement among Tenant Financing Collateral Agents.

“Tenant Financing Debt” means the Credit Agreement Debt and any Additional Tenant Financing Debt.

“Tenant Financing Documents” means the Credit Agreement Loan Documents and any Additional Tenant Financing Loan Documents.

“Tenant Financing Enforcement Action” means any Enforcement Action taken by any Credit Agreement Collateral Agent or any Credit Agreement Claimholder pursuant to any Tenant Financing Documents.

“Tenant Financing Leasehold Mortgage” means the Credit Agreement Leasehold Mortgage and any other leasehold mortgage or other document or instrument under which any Lien on real property leased by Tenant under the CPLV Lease is granted to secure any Tenant Financing Obligations or under which rights or remedies with respect to any such Liens are governed.

“Tenant Financing Obligations” means all Credit Agreement Obligations and any Additional Tenant Financing Obligations.

“Tenant Financing Permitted Action” means any action taken pursuant to and in accordance with the terms of (i) Section 17.1(f) of the CPLV Lease to obtain a New Lease (as defined in the CPLV Lease), or (ii) Section 17.1(d) of the CPLV Lease, Section 17.1(e) of the CPLV Lease and/or Section 22 of the CPLV Lease to transfer Tenant’s Leasehold Estate to a Replacement Tenant, provided that in each case any such action is taken in accordance with the CPLV Lease by a Tenant Financing Collateral Agent that is a Permitted Leasehold Mortgagee.

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“Tenant Financing Recovery” has the meaning set forth in Section 6.4.

“Tenant Financing Separate Collateral” means all Tenant Financing Collateral that does not constitute CPLV Lease Collateral.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of CPLV Lease Collateral.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Acknowledgements; Lien Priorities.

2.1 CPLV Lease Acknowledgement. Each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, Landlord, Tenant and Landlord Financing Lender hereby agrees that:

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(a) (i) the Credit Agreement Leasehold Mortgage (as in effect on the date hereof) constitutes a Permitted Leasehold Mortgage (as defined in the CPLV Lease) for all purposes under the CPLV Lease and (ii) the Credit Agreement Collateral Agent as in existence on the date hereof (on behalf of the Credit Agreement Claimholders) constitutes a Permitted Leasehold Mortgagee (as defined in the CPLV Lease) for all purposes under the CPLV Lease, with respect to Tenant’s initial financing under the Credit Agreement as in effect on the date of this Agreement and shall be entitled to exercise and enforce all rights and benefits of a Permitted Leasehold Mortgagee under the CPLV Lease (subject to the terms and provisions of this Agreement) so long as it is a Permitted Leasehold Mortgagee as of the date of such exercise. Landlord hereby acknowledges (A) its receipt and the sufficiency of all notices and documents required to be delivered by Tenant to Landlord with respect thereto pursuant to Section 17.1(b) of the CPLV Lease and (B) any Tenant Financing Claimholder or any other Person who acquires any portion of Tenant’s interest in the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or any successor owner of the Leased Property shall be bound by all obligations of Tenant hereunder and the other terms and conditions hereof applicable to Tenant and the terms and conditions of the CPLV Lease and Landlord Financing SNDA (and, concurrently with such acquisition, Tenant Financing Claimholder shall, or shall cause such other Person to, become party to this Agreement as Tenant by executing the joinder attached hereto and to become a party to a new Landlord Financing SNDA on terms substantially the same as the existing Landlord Financing SNDA) (for the avoidance of doubt, the obligations under this clause (B) shall be applicable regardless of whether Landlord Financing Lender sends the notice referred to in clause (A) above);

(b) (i) the Landlord Financing Fee Mortgage executed on the date hereof constitutes a Fee Mortgage (as defined in the CPLV Lease) and an Existing Fee Mortgage (as defined in the CPLV Lease), in each case, for all purposes under the CPLV Lease, (ii) the Landlord Financing Documents executed on the date hereof constitute Fee Mortgage Documents for all purposes under the CPLV Lease, and shall be entitled to exercise and enforce all rights and benefits of a Fee Mortgagee under the CPLV Lease, and (iii) the Landlord Financing Lender constitutes a Fee Mortgagee (as defined in the CPLV Lease) for all purposes under the CPLV Lease, and shall be entitled to exercise and enforce all rights and benefits of a Fee Mortgagee under the CPLV Lease; and

(c) (i) Landlord has collaterally assigned to Landlord Financing Lender its security interest in the CPLV Lease Collateral granted by Tenant to Landlord under the CPLV Lease in order to secure Landlord’s obligations under the Landlord Financing Agreement, (ii) so long as the Landlord Financing Fee Mortgage is in effect, upon written notice to the other parties hereto, Landlord Financing Lender shall be entitled to exercise and enforce all rights and benefits of Landlord hereunder to the extent Landlord Financing Lender has rights to do so under the Landlord Financing Fee Mortgage, provided that Landlord Financing Lender agrees to be bound by all of the obligations of Landlord hereunder and the other terms and conditions hereof applicable to Landlord and the terms and conditions of the CPLV Lease (and each of the other parties hereto may accept any such exercise and enforcement by Landlord

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Financing Lender as if it had been made by Landlord without subjecting itself to any liability for doing so) and (iii) Landlord Financing Lender or any other Person who acquires any portion of Landlord’s interest in the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or any successor owner of the Leased Property shall, subject to the terms of the Landlord Financing SNDA, be bound by all obligations of Landlord hereunder and the other terms and conditions hereof applicable to Landlord and the terms and conditions of the CPLV Lease (and, concurrently with such acquisition, Landlord Financing Lender shall, or shall cause such other Person to, become party to this Agreement as Landlord by executing a joinder hereto in form and substance reasonably satisfactory to the Tenant Financing Collateral Agents) (for the avoidance of doubt, the obligations under this clause (iii) shall be applicable regardless of whether Landlord Financing Lender sends the notice referred to in clause (ii) above). Notwithstanding anything to the contrary herein or in any Landlord Financing Document, except as specifically set forth in the Trademark Security Agreement and Sections 3(k), 6 and 7 of the Landlord Financing SNDA, any Enforcement Action or other action by, or on behalf of or for the benefit of, Landlord Financing Lender with respect to the CPLV Lease Collateral shall be subject to the terms and conditions of this Agreement and the CPLV Lease that would be applicable to such Enforcement Action or other action if it was taken by Landlord.

2.2 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Tenant Financing Obligations granted on the CPLV Lease Collateral or of any Liens securing the CPLV Lease Obligations granted on the CPLV Lease Collateral and notwithstanding any provision of the UCC or any other applicable law or the Tenant Financing Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens on the CPLV Lease Collateral securing the CPLV Lease Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, hereby agrees that:

(a) any Lien on the CPLV Lease Collateral securing any CPLV Lease Obligations now or hereafter held by or on behalf of Landlord or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, and regardless of whether or when such Lien is perfected, shall be senior and prior to any Lien on the CPLV Lease Collateral securing any Tenant Financing Obligations, subject to, and in accordance with, the terms of this Agreement; and

(b) any Lien on the CPLV Lease Collateral securing any Tenant Financing Obligations now or hereafter held by or on behalf of any Tenant Financing Collateral Agent, any Tenant Financing Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute,

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operation of law, subrogation or otherwise, and regardless of whether or when such Lien is perfected, shall be junior and subordinate to all Liens on the CPLV Lease Collateral securing any CPLV Lease Obligations, subject to, and in accordance with, the terms of this Agreement.

2.3 Prohibition on Contesting Liens. Each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, and Landlord and each Landlord Financing Lender agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of Landlord in the CPLV Lease Collateral or by or on behalf of any of the Tenant Financing Claimholders in the Tenant Financing Collateral, as the case may be, or the amount, nature or extent of the CPLV Lease Obligations or Tenant Financing Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of Landlord or any Tenant Financing Collateral Agent to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the CPLV Lease Obligations as provided in Section 2.2 and Section 3.1.

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2.4 Tenant Financing Separate Collateral. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Tenant Financing Collateral Agent and no Tenant Financing Claimholder shall take any Enforcement Action in respect of any or all of the CPLV Lease Collateral or any or all of the Related Property, except in each case in connection with a Tenant Financing Permitted Action, and provided that any such Enforcement Action is taken with respect to substantially all of the CPLV Lease Collateral and, solely to the extent that such Tenant Financing Collateral Agent is reasonably capable of causing such property to be so transferred, the Related Property. Except with respect to Related Property, (i) Landlord (and Landlord Financing Lender) shall not have any claims in or rights with respect to, and shall not be entitled to any benefit of, any Liens on any Tenant Financing Separate Collateral securing any Tenant Financing Obligations, and (ii) nothing in this Agreement shall govern, apply to, or create any restrictions or limitations with respect to the Liens of the Tenant Financing Claimholders in the Tenant Financing Separate Collateral (other than the Related Property), it being understood and agreed that the Tenant Financing Claimholders may hold, exercise remedies in respect of, and otherwise deal with the Tenant Financing Separate Collateral (other than the Related Property) in any manner whatsoever (subject to the terms of the Tenant Financing Documents and, in the case of the Tenant Financing Leasehold Mortgage, the terms of the CPLV Lease) and without any restriction imposed by this Agreement and neither Landlord nor Landlord Financing Lender shall have any right to object to any action taken (or not taken) or any enforcement action or other exercise of remedies by the Tenant Financing Claimholders in respect of Tenant Financing Separate Collateral (other than the Related Property). Without limiting the generality of the foregoing, each of the Tenant Financing Collateral Agents and other Tenant Financing Claimholders shall have no obligation to segregate, hold in trust or pay over to Landlord any Tenant Financing Separate Collateral or any proceeds thereof.

(b) Notwithstanding anything to the contrary set forth in this Agreement, Landlord Financing Lender shall not take any Enforcement Action in respect of any or all of the CPLV Lease Collateral, except subject to the terms hereunder. Nothing in this Agreement shall govern, apply to, or create any restrictions or limitations with respect to the Liens of the Landlord Financing Lender in the Property, it being understood and agreed that the Landlord Financing Lender may hold, exercise remedies in respect of, and otherwise deal with the Landlord Financing Collateral (except that the CPLV Lease Collateral shall be subject to the terms hereunder) in any manner whatsoever (subject to the terms of the Loan Documents (as defined in the Landlord Financing Fee Mortgage)) and without any restriction imposed by this Agreement and neither Tenant nor any Tenant Financing Claimholder shall have any right to object to any action taken (or not taken) or any enforcement action or other exercise of remedies by the Landlord Financing Lender in respect of Landlord Financing Collateral (except that the CPLV Lease Collateral shall be subject to the terms hereunder). Without limiting the generality of the foregoing, the Landlord Financing Lender shall have no obligation to segregate, hold in trust or pay over to any party hereunder, any Landlord Financing Collateral or any proceeds thereof.

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2.5 Perfection of Liens. Except for the arrangements contemplated by Section 5.3 and subject to the terms and provisions thereof, Landlord shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the CPLV Lease Collateral for the benefit of the Tenant Financing Collateral Agents or the Tenant Financing Claimholders. This Agreement shall not impose on Landlord, the Landlord Financing Lender, the Tenant Financing Collateral Agents, the Tenant Financing Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any CPLV Lease Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.6 Nature of CPLV Lease Obligations. Landlord acknowledges that the terms of the Tenant Financing Documents and the Tenant Financing Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Tenant Financing Obligations may be increased or replaced, in each event, without notice to or consent by Landlord (except as set forth in the CPLV Lease) and without affecting the provisions hereof. None of the provisions of this Agreement shall be altered or otherwise affected by any amendment, modification, extension, repayment, increase or replacement of either the Tenant Financing Obligations, Landlord Financing Obligations or the CPLV Lease Obligations, or any portion thereof.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) Subject to Section 3.1(c) of this Agreement and Section 6.3(d) of the CPLV Lease, unless and until the earlier of (x) the Discharge of Tenant Financing Obligations has occurred or (y) the CPLV Lease Exercise Conditions have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, Landlord:

(1) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies (other than a Permitted CPLV Lease Reserve Account Collateral Application or as specifically set forth in the Trademark Security Agreement and Sections 3(k), 6 and 7 of the Landlord Financing SNDA) with respect to the CPLV Lease Collateral; provided that any exercise by Landlord prior to the CPLV Lease Termination Conditions shall be subject to the limitations in the CPLV Lease and Landlord may not complete any foreclosure prior to the satisfaction of the CPLV Lease Termination Conditions;

(2) except as set forth in Section 2.4 or 3.1(e), will not contest, protest, object to or take any other action that would hinder any foreclosure proceeding or action brought by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder or any other exercise by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of any rights and remedies relating to the CPLV Lease Collateral under the Tenant Financing Documents or otherwise

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(including any Enforcement Action initiated by or supported by any Tenant Financing Collateral Agent or any Tenant Financing Claimholder), provided that such Enforcement Action, foreclosure proceeding, action or other exercise of rights and remedies is in accordance with the provisions of the CPLV Lease and this Agreement; and

(3) will not bid for or purchase CPLV Lease Collateral at any public, private or judicial foreclosure upon such CPLV Lease Collateral initiated by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, or any sale of CPLV Lease Collateral during an Insolvency or Liquidation Proceeding, in each case in connection with a Tenant Financing Permitted Action.

(b) Subject to Section 2.4, Section 3.1 and Section 6 of this Agreement, the Trademark Security Agreement and Sections 3(k), 6 and 7 of the Landlord Financing SNDA, until the Discharge of Tenant Financing Obligations has occurred, so long as the CPLV Lease Exercise Conditions have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders shall have the exclusive right to commence and maintain an Enforcement Action (but excluding any Permitted CPLV Lease Reserve Account Collateral Application) and make determinations regarding the release, disposition or restrictions with respect to the CPLV Lease Collateral without any consultation with or the consent of Landlord; provided that (A) with respect to any CPLV Lease Collateral and any Related Property, such Enforcement Action is a Tenant Financing Permitted Action and provided any acquirer of such CPLV Lease Collateral and such Related Property expressly agrees in writing for the benefit of Landlord that such CPLV Lease Collateral and such Related Property that is transferred will be made available to the new tenant of the Leased Premises and will be utilized on the Tenant’s Leasehold Estate in connection with a New Lease or any transfer of Tenant’s Leasehold Estate to a Replacement Tenant under Section 17.1(e) and 22 of the CPLV Lease (but subject in each case to Section 6 of the CPLV Lease) and (B) notwithstanding any such Enforcement Action or other exercise of any such right or remedy, the CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord (which has been collaterally assigned to Landlord Financing Lender) and the Tenant Collateral Agent or its designee or assignee so acquiring the CPLV Lease Collateral (whether in connection with any credit bid, Enforcement Action or otherwise) shall expressly acknowledge in writing that it is acquiring the CPLV Lease Collateral subject to the first priority Lien of Landlord (which has been collaterally assigned to Landlord Financing Lender). It is the express intention of all the parties hereto that the CPLV Lease Collateral remain subject to the CPLV Lease (or any New Lease entered into in accordance with Section 17.1(f) of the CPLV Lease), the Trademark Security Agreement and Sections 3(k), 6 and 7 of the Landlord Financing SNDA, including after the exercise of any rights and remedies by any Tenant Financing Collateral Agent and/or any other Tenant Financing Claimholder. In commencing or maintaining any Enforcement Action

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or otherwise exercising rights and remedies with respect to the CPLV Lease Collateral, the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders may enforce the provisions of the Tenant Financing Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with Landlord, subject in all respects to the provisions of this Agreement.

(c) Notwithstanding the foregoing, prior to the Discharge of Tenant Financing Obligations or the occurrence of the CPLV Lease Termination Conditions, Landlord may:

(1) Subject to Section 6 hereof, take any and all actions and enforce any rights available to a secured creditor with respect to the CPLV Lease Collateral in any Insolvency or Liquidation Proceeding; provided that so long as any Tenant Financing Collateral Agent or any Tenant Financing Claimholder is pursuing a Tenant Financing Permitted Action, Landlord shall not take any action intended to frustrate such action and provided further than Landlord may not complete any foreclosure prior to the satisfaction of the CPLV Lease Termination Conditions;

(2) file a claim or statement of interest with respect to the CPLV Lease Obligations in any Insolvency or Liquidation Proceeding;

(3) take any action in order to create or perfect or, so long as not adverse to the rights of any Tenant Financing Collateral Agent or other Tenant Financing Claimholders hereunder, preserve or protect, its Lien on the CPLV Lease Collateral;

(4) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of Landlord, including any claims secured by the CPLV Lease Collateral, if any, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement;

(5) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions, in each case, in a manner that is not prohibited by, or inconsistent with, this Agreement, with respect to the CPLV Lease Obligations and the CPLV Lease Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by Landlord may be inconsistent with the provisions of this Agreement;

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(6) subject to the limitations in the CPLV Lease, commence an Enforcement Action with respect to the CPLV Lease Collateral; provided that Landlord shall not (i) complete any such Enforcement Action which results, or allow any such Enforcement Action to result, in a sale, lease, exchange, transfer or other disposition of CPLV Lease Collateral, in each case, prior to the occurrence of the CPLV Lease Termination Conditions or (ii) commence any such Enforcement Action prior to the occurrence of CPLV Lease Termination Conditions that would, or allow any such Enforcement Action to progress to a point at which it would be inconsistent with the terms of this Agreement, it being acknowledged that any Enforcement Action by Landlord (whether such Enforcement Action is commenced before or after the occurrence of the CPLV Lease Exercise Conditions) undertaken on or after the occurrence of the CPLV Lease Termination Conditions shall be permitted in accordance with Section 3.2;

(7) exercise any of its rights or remedies with respect to the CPLV Lease Collateral after the occurrence of the CPLV Lease Termination Conditions;

(8) exercise any and all its rights and remedies in its capacity as “landlord” under the CPLV Lease other than to institute Enforcement Actions that are expressly prohibited, restricted or otherwise limited by this Agreement or the CPLV Lease; and

(9) take any action pursuant to and in accordance with Section 6.3(d) of the CPLV Lease.

Landlord agrees that it will not take or receive any CPLV Lease Collateral or any proceeds of CPLV Lease Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any CPLV Lease Collateral in its capacity as a creditor, except to the extent that the CPLV Lease Termination Conditions have occurred. Without limiting the generality of the foregoing, unless and until the CPLV Lease Termination Conditions have occurred, except as expressly provided in Section 3.1(a) or this Section 3.1(c) or any other provision of this Agreement, the sole right of Landlord with respect to the CPLV Lease Collateral is to hold a Lien on the Collateral pursuant to the CPLV Lease Collateral Documents for the period and to the extent granted therein.

(d) Except as specifically prohibited by or limited by this Agreement, Landlord may exercise rights and remedies in its capacity as landlord under the CPLV Lease against Tenant in accordance with the terms of the CPLV Lease Documents and applicable law (it being understood and agreed that this agreement is intended to allocate rights, benefits and obligations as between Landlord and Tenant Financing Claimholders and that as between Landlord and Tenant nothing in this Agreement is intended to give either any greater rights and remedies against the other than as set forth in the CPLV Lease or to permit either

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to exercise such rights and remedies at a time or in a manner inconsistent with the CPLV Lease); provided that in the event that Landlord becomes a judgment Lien creditor in respect of CPLV Lease Collateral as a result of its enforcement of its rights as landlord under the CPLV Lease, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Tenant Financing Obligations) in the same manner as the other Liens securing the CPLV Lease Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by Landlord of the required payments of Rent and other amounts owed in respect of the CPLV Lease Obligations so long as such receipt is not the direct or indirect result of the exercise by Landlord of rights or remedies as a secured creditor against the CPLV Lease Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by Landlord or as a result of any other violation by Landlord of the express terms of this Agreement. Except as provided herein in respect of Related Property, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies that any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder may have with respect to the Tenant Financing Separate Collateral.

3.2 Exercise of Remedies after Occurrence of CPLV Lease Exercise Conditions.

(a) From and after the occurrence of the CPLV Lease Exercise Conditions, until the Discharge of CPLV Lease Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, as between Tenant Financing Claimholders and Landlord, Landlord shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set off, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the CPLV Lease Collateral without any consultation with or the consent of the Tenant Financing Claimholders and any Enforcement Action with respect to CPLV Lease Collateral then undertaken by any Tenant Financing Collateral Agent shall thereupon immediately cease; provided, that as between Landlord and Tenant the limitations in the CPLV Lease shall govern and control. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the CPLV Lease Collateral, Landlord may enforce the provisions of the CPLV Lease Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion in compliance with any applicable law and the terms of the CPLV Lease Documents and without consultation with the Tenant Financing Claimholders. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of CPLV Lease Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b) From and after the occurrence of the CPLV Lease Exercise Conditions, until the Discharge of CPLV Lease Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, the Tenant Financing Collateral Agents and the Tenant Financing Claimholders:

(1) will not commence, maintain or continue, or seek to commence, maintain or continue, any Enforcement Action or otherwise exercise any rights or remedies with respect to the CPLV Lease Collateral; and

(2) will not contest, protest, object to or take any other action that would hinder any foreclosure proceeding or action brought by Landlord or any other exercise by Landlord of any rights and remedies relating to the CPLV Lease Collateral under the CPLV Lease Documents or otherwise (including any Enforcement Action initiated by or supported by Landlord), and it is hereby acknowledged and agreed that Landlord may apply any proceeds of any exercise of rights and remedies with respect to the CPLV Lease Collateral received by it against the CPLV Lease Obligations regardless of the lien priorities set forth herein, and the Tenant Financing Claimholders hereby waive any right to such proceeds.

(c) Notwithstanding the foregoing, from and after the occurrence of the CPLV Lease Exercise Conditions and prior to the Discharge of CPLV Lease Obligations, any Tenant Financing Collateral Agent and any other Tenant Financing Claimholder may:

(1) file a claim or statement of interest with respect to the Tenant Financing Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Tenant;

(2) take any action not adverse to the rights of Landlord hereunder, in order to create, perfect, preserve or protect its Lien on the CPLV Lease Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Tenant Financing Claimholders, including any claims secured by the CPLV Lease Collateral, if any, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement;

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(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement, with respect to the Tenant Financing Obligations and the CPLV Lease Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder may be inconsistent with the provisions of this Agreement;

(5) except to the extent that such actions would adversely impact the right of Tenant, or any Replacement Tenant, to make full use of such property in the operation of the Leased Properties, bid for or purchase CPLV Lease Collateral at any public, private or judicial foreclosure upon such CPLV Lease Collateral initiated by any Landlord, or at any sale of CPLV Lease Collateral during an Insolvency or Liquidation Proceeding; and

(6) subject in all respects to Section 2.4 as to the Related Property, exercise any rights and remedies against any Tenant Financing Separate Collateral.

Each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, agrees that, from and after the occurrence of the CPLV Lease Exercise Conditions, it will not take or receive any CPLV Lease Collateral or any proceeds of CPLV Lease Collateral resulting from the exercise of any right or remedy (including set-off and recoupment) with respect to any CPLV Lease Collateral, unless and until the Discharge of CPLV Lease Obligations has occurred. Without limiting the generality of the foregoing, from and after the occurrence of the CPLV Lease Exercise Conditions, unless and until the Discharge of CPLV Lease Obligations has occurred, except as expressly provided in Section 6.4 and this Section 3.2(c), the sole right of the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders with respect to the CPLV Lease Collateral is to hold and maintain a Lien on the Collateral pursuant to the Tenant Financing Collateral Documents for the period and to the extent granted therein.

(d) Solely to the extent not inconsistent with this Agreement, the Tenant Financing Collateral Agents and other Tenant Financing Claimholders may exercise rights and remedies as unsecured creditors against Tenant in accordance with the terms of the Tenant Financing Documents and applicable law; provided that (i) in the event that any Tenant Financing Claimholder becomes a judgment Lien creditor in respect of CPLV Lease Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Tenant Financing Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the CPLV Lease Obligations) in the same manner as the other Liens securing the Tenant Financing Obligations are subject to this Agreement.

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(e) Nothing in this Agreement shall prohibit the receipt by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder of the required payments of principal, interest and other amounts owed in respect of the Tenant Financing Obligations so long as such receipt is not the direct or indirect result of the exercise by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of rights or remedies as a secured creditor with respect to the CPLV Lease Collateral (including set-off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the CPLV Lease Collateral held by any of them or as a result of any other violation by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of the terms of this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by any Landlord Financing Lender of the required payments of principal, interest and other amounts owed in respect of the Landlord Financing Obligations in accordance with the Landlord Financing Documents so long as such receipt is not the direct or indirect result of the exercise by any Landlord Financing Lender of rights or remedies as a secured creditor with respect to the CPLV Lease Collateral (including set off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the CPLV Lease Collateral held by any of them or as a result of any other violation by any Landlord Financing Lender of the terms of this Agreement.

(g) Nothing in this Agreement shall prohibit the receipt by Landlord of the required payments of principal, interest and other amounts owed in respect of the CLPV Lease Obligations so long as such receipt is not the direct or indirect result of the exercise by Landlord of rights or remedies as a secured creditor with respect to the CPLV Lease Collateral (including set off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the CPLV Lease Collateral held by any of them or as a result of any other violation by Landlord of the terms of this Agreement and so long as the Landlord has acted in accordance with the Lease and the CPLV Lease Documents.

3.3 Actions Upon Breach; Specific Performance. The parties hereto acknowledge and agree that if any Tenant Financing Claimholder or Landlord in any way takes, attempts to or threatens to take any action in contravention of the terms of the Agreement (including any attempt to realize upon or enforce any remedy with respect to this Agreement), (i) Landlord’s damages or the Tenant Financing Claimholders’ damages, as applicable, from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Tenant Financing Claimholder or Landlord, as applicable, waives any defense that Landlord or the Tenant Financing Claimholders, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages. Each of Landlord and any Tenant Financing Collateral Agent may demand

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injunctive relief and/or specific performance of this Agreement. Landlord and each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of injunctive relief and/or specific performance in any action which may be brought by Landlord or any Tenant Financing Collateral Agent or other Tenant Financing Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by Landlord or any Tenant Financing Collateral Agent on behalf of itself and each other Tenant Financing Claimholder represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds.

(a) So long as the Discharge of Tenant Financing Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, unless the CPLV Lease Exercise Conditions have occurred, upon the entry and consummation of (i) any New Lease pursuant to and in accordance with Section 17.1(f) of the CPLV Lease, or (ii) any transfer of Tenant’s Leasehold Estate to a Replacement Tenant pursuant to and in accordance with Section 17.1 (d) of the CPLV Lease, Section 17.1(e) of the CPLV Lease and/or Section 22 of the CPLV Lease, in each case in a manner consistent with this Agreement, any proceeds from such transaction received by the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders shall be applied by the applicable Tenant Financing Collateral Agent to the Tenant Financing Obligations in such order as specified in the relevant Tenant Financing Documents; provided that any CPLV Lease Collateral (but not the proceeds thereof) and, solely to the extent that such Tenant Financing Collateral Agent is reasonably capable of causing such property to be so transferred, the Related Property shall be transferred by the applicable Tenant Financing Collateral Agent to the new Tenant under the CPLV Lease (or New Lease) in accordance with the terms of Section 17.1(e) or 17.(f) of the CPLV Lease. Upon the Discharge of Tenant Financing Obligations, the applicable Tenant Financing Collateral Agent shall deliver such proceeds of such CPLV Lease Collateral to Tenant, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

(b) From and after the earlier to occur of the Discharge of Tenant Financing Obligations and the CPLV Lease Exercise Conditions, so long as the Discharge of CPLV Lease Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, any CPLV Lease Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by Landlord shall be transferred to any new Tenant to the extent required by the CPLV Lease subject to a lien in favor of Landlord. Upon the Discharge of CPLV Lease Obligations,

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Landlord shall, in the following order, (x) unless a Discharge of Tenant Financing Obligations has already occurred, deliver any remaining proceeds of CPLV Lease Collateral held by it to the Designated Tenant Financing Collateral Agent to be applied by the Tenant Financing Collateral Agents to the Tenant Financing Obligations in such order as specified in the Tenant Financing Documents until a Discharge of Tenant Financing Obligations and (y) if a Discharge of Tenant Financing Obligations has already occurred, deliver such proceeds of CPLV Lease Collateral to Tenant, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2 Future Liens. Any Lien encumbering the CPLV Lease Collateral received by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder in respect of any of the Tenant Financing Obligations in any Insolvency or Liquidation Proceeding and (y) any Lien encumbering the CPLV Lease Collateral received by Landlord in respect of the CPLV Lease Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

4.3 Release of Liens. Upon any sale or disposition of CPLV Lease Collateral by Landlord pursuant to an Enforcement Action not prohibited by the terms of this Agreement that results in the release of the Lien securing the CPLV Lease Obligations, on all or any portion of any CPLV Lease Collateral, the Lien securing the Tenant Financing Obligations on such CPLV Lease Collateral shall be automatically and unconditionally released with no further consent or action of any Person. The Tenant Financing Collateral Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Landlord shall request to evidence any release of the Liens securing the Tenant Financing Obligations described in this Section 4.3; provided that Landlord shall have delivered to the Tenant Financing Collateral Agent a written request therefor and a certificate of the Landlord to the effect that the release of such CPLV Lease Collateral is in compliance with this Agreement.

SECTION 5. Other Agreements.

5.1 Insurance

The rights of any party hereto in or with respect to insurance policies and proceeds thereof covering the CPLV Lease Collateral shall be governed by the terms of the CPLV Lease and the Landlord Financing SNDA.

5.2 Intercreditor Legend.

(a) Tenant agrees that each Tenant Financing Collateral Document relating to the CPLV Lease Collateral shall include the following language (or language to similar effect approved by Landlord):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent] pursuant to this Agreement in the CPLV Lease Collateral and the exercise of any right or remedy by the [Collateral Agent] hereunder against the CPLV Lease Collateral are

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subject to the provisions of the Intercreditor Agreement, dated as of [ • ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CPLV LLC, as the holder of the CPLV Lease Obligations, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Collateral Agent, DESERT PALACE LLC[ and CEOC, LLC], [collectively,] as Tenant, Landlord Financing Lender and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement with respect to the CPLV Lease Collateral and the Related Property and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b) Landlord and Tenant agree that each CPLV Lease Collateral Document shall include the following language (or language to similar effect approved by each Tenant Financing Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to Landlord pursuant to this Agreement in the CPLV Lease Collateral] and the exercise of any right or remedy by Landlord hereunder against the [CPLV Lease Collateral] are subject to the provisions of the Intercreditor Agreement, dated as of [ • ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CPLV LLC, as the holder of the CPLV Lease Obligations, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Collateral Agent, DESERT PALACE LLC[ and CEOC, LLC], [collectively,] as Tenant, Landlord Financing Lender and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement with respect to the CPLV Lease Collateral and the Related Property and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.3 Bailee/Agent for Perfection.

(a) (i) Solely with respect to any deposit accounts and securities accounts constituting CPLV Lease Collateral (the “Pledged Collateral”) under the control (within the meaning of Section 9-104 or 9-106 of the UCC) of Landlord or Landlord Financing Lender, Landlord and Landlord Financing Lender agree to also hold such deposit accounts in accordance with the terms and conditions hereof and the Landlord Financing SNDA.

(ii) Solely with respect to any deposit accounts and securities accounts constituting CPLV Lease Collateral (the “Pledged Collateral”) under the control (within the meaning of Section 9-104 or 9-106 of the UCC) of any Tenant Financing Collateral Agent or any Tenant Financing Claimholder, such Tenant Financing Collateral Agent and such Tenant Financing Claimholder agree to also hold control over such deposit accounts for the Landlord (or, if applicable, Landlord Financing Lender), subject to the terms and conditions of this Section 5.3.

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(b) Neither Landlord nor Landlord Financing Lender shall have any obligation whatsoever to any Tenant Financing Collateral Agent or any Tenant Financing Claimholder to ensure that the Pledged Collateral is genuine or owned by Tenant, to perfect the security interest of the Tenant Financing Collateral Agents or other Tenant Financing Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.3. The duties or responsibilities of Landlord and Landlord Financing Lender under this Section 5.3 shall be limited solely to holding such deposit accounts and securities accounts in accordance with this Section 5.3.

(c) [Reserved].

(d) Upon the Discharge of CPLV Lease Obligations, Landlord or Landlord Financing Lender, as applicable, shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), in the following order: (x) if a Discharge of Tenant Financing Obligations has not already occurred, to the Designated Tenant Financing Collateral Agent and (y) if a Discharge of Tenant Financing Obligations has already occurred, to Tenant or to whomever may be lawfully entitled to receive the same. Following the Discharge of CPLV Lease Obligations, each of Landlord and Landlord Financing Lender further agrees to take all other action reasonably requested by any Tenant Financing Collateral Agent at the expense of Tenant in connection with such Tenant Financing Collateral Agent obtaining a first-priority security interest in the Pledged Collateral. After the Discharge of CPLV Lease Obligations has occurred, upon the Discharge of Tenant Financing Obligations, the applicable Tenant Financing Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty) to Tenant or to whomever may be lawfully entitled to receive the same.

5.4 When Discharge of Obligations Deemed to Not Have Occurred.

(a) If, at any time after the termination of the CPLV Lease has occurred or contemporaneously therewith, a New Lease is entered into in accordance with the CPLV Lease, then such New Lease shall automatically be treated as the CPLV Lease for all purposes of this Agreement and the obligations under such New Lease shall automatically be treated as CPLV Lease Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of CPLV Lease Collateral set forth herein. In such event, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the

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obligations of the parties hereto from such date of reinstatement, and (i) the tenant under such New Lease shall become party hereto as Tenant and shall be treated for all purposes hereunder as Tenant and (ii) such tenant, Landlord, each Tenant Financing Collateral Agent, Landlord Financing Lender and each other party hereto shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as any Tenant Financing Collateral Agent, Landlord or Landlord Financing Lender shall reasonably request in order to provide it the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. This Section 5.4(a) shall survive termination of this Agreement.

(b) If, at any time after the Discharge of Tenant Financing Obligations has occurred, Tenant enters into any Additional Tenant Financing Loan Document evidencing any Additional Tenant Financing Obligations, so long as the Tenant Financing Collateral Agent and the Tenant Financing Claimholders are Permitted Leasehold Mortgagees (as defined in the CPLV Lease) then Landlord and Landlord Financing Lender, at the cost and expense of Tenant, shall, upon the request of Tenant, promptly enter into a new intercreditor agreement, in substantially the same form as this Agreement, with the Tenant Financing Collateral Agent in respect of such Additional Tenant Financing Obligations and the Tenant. This Section 5.4(b) shall survive termination of this Agreement.

5.5 Amendments to Tenant Financing Documents. Each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, agrees that it shall not at any time execute or deliver any amendment, restatement, or modification to any Tenant Financing Document that would violate the terms and provisions of this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Relief from Automatic Stay. Prior to the occurrence of the CPLV Lease Exercise Conditions, Landlord agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of the CPLV Lease Collateral, without the prior written consent of the Tenant Financing Collateral Agent (acting upon the written instruction of the Tenant Financing Claimholders) so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee. At all times thereafter, none of the Credit Agreement Collateral Agent or any Credit Agreement Claimholder will seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case solely in respect of the CPLV Lease Collateral and the Related Property, without the prior written consent of Landlord.

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6.2 Finance and Sale Issues. Prior to the occurrence of the CPLV Lease Exercise Conditions, if Tenant shall be subject to any Insolvency or Liquidation Proceeding and any Tenant Financing Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Tenant Financing Collateral Agent or any other creditor has a Lien, or to permit Tenant to obtain financing, whether from the Tenant Financing Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), in each case in a manner not inconsistent with the terms of this Agreement, then Landlord will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to such Tenant Financing Collateral Agent), so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee and so long as (a) any Liens on the CPLV Lease Collateral securing such DIP Financing are subordinated to the Liens on the CPLV Lease Collateral securing the CPLV Lease Obligations in accordance with the terms of this Agreement and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the CPLV Lease that may arise prior to any rejection of the CPLV Lease. Prior to the occurrence of the CPLV Lease Exercise Conditions, Landlord shall not provide any DIP Financing to Tenant without the prior written consent of the Tenant Financing Collateral Agents so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee. Landlord agrees that, unless the CPLV Lease Exercise Conditions have occurred, it will (including, without limitation, in an Insolvency or Liquidation Proceeding) (i) not seek consultation rights in connection with, and will not object to or oppose, any sale, liquidation or other disposition of any assets of Tenant, including the CPLV Lease Collateral, that is supported by the Tenant Financing Collateral Agents so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee and (ii) be deemed to have consented to such sale, liquidation or other disposition, provided that (A) such sale, liquidation or other disposition shall be made pursuant to a Tenant Financing Permitted Action to the same Person who acquires Tenant’s Leasehold Estate (as defined in the CPLV Lease) in accordance with the CPLV Lease and the Person so acquiring the CPLV Lease Collateral shall expressly acknowledge in writing that it is acquiring the CPLV Lease Collateral subject to the continuing first priority lien of Landlord, and (B) notwithstanding any such sale, liquidation or other disposition, the CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord. Landlord further agrees that, unless the CPLV Lease Exercise Conditions have occurred, it will not directly or indirectly oppose or impede any such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the Tenant Financing Collateral Agents are each a Permitted Leasehold Mortgagee and have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event Landlord will be deemed to have consented to the sale or disposition of CPLV Lease Collateral, and provided that (A) such sale, liquidation or other disposition shall be made pursuant to a Tenant Financing Permitted Action to the same Person who acquires Tenant’s Leasehold Estate (as defined in the CPLV Lease) in accordance with the CPLV Lease and (B) notwithstanding any such sale, liquidation or other disposition, the CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord and the Person so acquiring the CPLV Lease Collateral shall expressly acknowledge in writing that it is acquiring the CPLV Lease Collateral subject to the lien of Landlord.

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No Tenant Financing Claimholder may participate, directly or indirectly, in, or support any other Person that is seeking approval of, any DIP Financing secured by CPLV Lease Collateral unless (a) any Liens on the CPLV Lease Collateral securing such DIP Financing are subordinated to the Liens on the CPLV Lease Collateral securing the CPLV Lease Obligations in accordance with the terms of this Agreement and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the CPLV Lease that may arise prior to any rejection of the CPLV Lease.

For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, prior to the occurrence of the CPLV Lease Exercise Conditions, neither Landlord nor Landlord Financing Lender may participate, directly or indirectly, in, or support any other Person that is seeking approval of, any DIP Financing secured by Tenant Financing Separate Collateral unless (a) any Liens on the Tenant Financing Separate Collateral securing such DIP Financing are subordinated to the Liens on the Tenant Financing Separate Collateral securing the Tenant Financing Obligations and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the Tenant Financing Documents on Tenant Financing Separate Collateral.

After the occurrence of the CPLV Lease Exercise Conditions, each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, (including, without limitation, in an Insolvency or Liquidation Proceeding) (i) shall not seek consultation rights in connection with, and shall not object to or oppose, any sale, liquidation or other disposition of any CPLV Lease Collateral or Related Property, that is supported by the Landlord and (ii) shall be deemed to have consented to such sale, liquidation or other disposition. Each Tenant Financing Representative further agrees that, after the occurrence of the CPLV Lease Exercise Condition, it will not directly or indirectly oppose or impede any such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the Landlord has consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event each Tenant Financing Representative, on behalf of itself and the Tennant Financing Claimholders, agrees will be deemed to have consented to the sale or disposition of CPLV Lease Collateral.

6.3 Adequate Protection.

(a) Landlord agrees that it shall not object to or contest, or support any other Person objecting to or contesting, in each case to the extent that such actions are not inconsistent with this Agreement, (i) any request by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder for adequate protection under Bankruptcy Law; (ii) any objection by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder to any motion,

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relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to any Tenant Financing Collateral Agent or other Tenant Financing Claimholder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided, in each case, that (a) such adequate protection does not result in any Tenant Financing Claimholders receiving any Lien on CPLV Lease Collateral that is not subordinated to the Liens on the CPLV Lease Collateral securing the CPLV Lease Obligations in accordance with the terms of this Agreement, (b) no amounts owed by Tenant with respect to such adequate protection take priority over any claims under the CPLV Lease that may arise prior to any rejection of the CPLV Lease and (c) Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee.

(b) Each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, agrees that it shall not object to or contest, or support any other Person objecting to or contesting, in each case to the extent that such actions are not inconsistent with this Agreement, (i) any request by Landlord for adequate protection under Bankruptcy Law; or (ii) any objection by Landlord to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Landlord under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

6.4 Avoidance Issues. If Landlord is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Tenant any amount paid in respect of CPLV Lease Obligations (a “Landlord Recovery”), then Landlord shall be entitled to a reinstatement of its CPLV Lease Obligations with respect to all such recovered amounts on the date of such Landlord Recovery, and from and after the date of such reinstatement the Discharge of CPLV Lease Obligations shall be deemed not to have occurred for all purposes hereunder. If any Tenant Financing Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Tenant any amount paid in respect of Tenant Financing Obligations (a “Tenant Financing Recovery” and, together with a Landlord Recovery, a “Recovery”), then such Tenant Financing Claimholder shall be entitled to a reinstatement of its Tenant Financing Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Tenant Financing Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. The parties hereto agree that they shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. This Section 6.4 shall survive termination of this Agreement.

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6.5 Post-Petition Interest.

(a) No Tenant Financing Collateral Agent or other Tenant Financing Claimholder shall oppose or seek to challenge any claim by Landlord for allowance in any Insolvency or Liquidation Proceeding of CPLV Lease Obligations consisting of Post-Petition Interest to the extent of the value of Landlord’s Lien on the CPLV Lease Collateral, without regard to the existence of the Liens of the Tenant Financing Collateral Agents or the other Tenant Financing Claimholders on the CPLV Collateral.

(b) Landlord shall not oppose or seek to challenge any claim by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder for allowance in any Insolvency or Liquidation Proceeding of Tenant Financing Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Tenant Financing Collateral Agents, on behalf of the Tenant Financing Claimholders, on the Tenant Financing Collateral (after taking into account the amount of the CPLV Lease Obligations and the provisions of this Agreement).

6.6 Separate Grants of Security and Separate Classification. Each of the Tenant Financing Collateral Agents, on behalf of itself and each other Tenant Financing Claimholder represented by it, and Landlord acknowledges and agrees that:

(a) the grants of Liens pursuant to the CPLV Lease Collateral Documents and the Tenant Financing Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the CPLV Lease Collateral, the Tenant Financing Obligations are fundamentally different from the CPLV Lease Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Landlord and the Tenant Financing Claimholders in respect of the CPLV Lease Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as contemplated hereunder as if there were separate classes of secured claims against Tenant in respect of the CPLV Lease Collateral.

6.7 Effectiveness in Insolvency or Liquidation Proceedings. Each party hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to Tenant will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

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6.8 Unsecured Creditor/DIP Financing Lender. Each Tenant Financing Representative, on behalf of itself and each Tenant Financing Claimholder, and Landlord further agree that it shall not take any action or exercise any rights or remedies prohibited by this Agreement, including this Section 6 in its capacity as an unsecured creditor or creditor under a DIP Financing.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, Landlord acknowledges that it has independently and without reliance on any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the CPLV Lease Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the CPLV Lease Documents or this Agreement. Other than reliance on the terms of this Agreement, each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, acknowledges that it and such other Tenant Financing Claimholders have, independently and without reliance on Landlord, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Tenant Financing Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Tenant Financing Documents or this Agreement.

7.2 No Warranties or Liability. Landlord acknowledges and agrees that no Tenant Financing Collateral Agent or other Tenant Financing Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Tenant Financing Documents, the ownership of any CPLV Lease Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Tenant Financing Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Tenant Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder, acknowledges and agrees that Landlord has not made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the CPLV Lease Documents, the ownership of any CPLV Lease Collateral or the perfection or priority of any Liens thereon.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of Landlord, Landlord Financing Lender and the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

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(a) any lack of validity or enforceability of any CPLV Lease Documents and Landlord Financing Documents or any Tenant Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the CPLV Lease Obligations, Landlord Financing Documents or Tenant Financing Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any CPLV Lease Document, any Landlord Financing Document or any Tenant Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any CPLV Lease Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the CPLV Lease Obligations or Tenant Financing Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Tenant; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Tenant in respect of Landlord, the CPLV Lease Obligations, any Tenant Financing Collateral Agent, any Tenant Financing Claimholder or the Tenant Financing Obligations in respect of this Agreement.

SECTION 8. Landlord Financing SNDAs.

8.1 Tenant Financing Claimholder. Landlord Financing Lender and Landlord acknowledge and agree that any Tenant Financing Collateral Agent or any other Person who acquires any portion of Tenant’s leasehold interest in the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or any successor owner of the such leasehold interest Leased Property shall be entitled, upon an assumption of Tenant’s rights and obligations under the CPLV Lease, to exercise and enforce all rights and benefits of Tenant under, and subject to, the Landlord Financing SNDA or any other any subordination, nondisclosure and attornment agreement or similar agreement entered into between Landlord Financing Lender or any related party and Tenant. If a New Lease is entered into pursuant to Section 17.1(f) of the CPLV Lease, Landlord Financing Lender , at the cost and expense of Tenant, shall enter into new subordination, nondisclosure and attornment agreements or similar agreements with the tenant under such New Lease in substantially the same forms and substance as the corresponding agreement that were entered into with respect to the CPLV Lease.

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SECTION 9. Miscellaneous.

9.1 Integration. This Agreement, the CPLV Lease Documents, the Tenant Financing Documents, the Trademark Security Agreement (as defined in the Landlord Financing Agreement), and, to the extent expressly set forth herein, the Landlord Financing SNDA represent the entire agreement of Tenant, Landlord, the Tenant Financing Claimholders and, as between the Landlord and Landlord Financing Lender, the Landlord Financing Documents with respect to the CPLV Lease Collateral, and supersede any and all previous agreements and understandings, oral or written, relating to the CPLV Lease Collateral. There are no promises, undertakings, representations or warranties by Tenant, Landlord, the Tenant Financing Claimholders or Landlord Financing Lender relative to the CPLV Lease Collateral not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the CPLV Lease Documents or the Tenant Financing Documents with respect to the CPLV Lease Collateral and Related Property, the provisions of this Agreement shall govern and control; provided that the foregoing shall not be construed to limit the relative rights and obligations as among the Tenant Financing Claimholders, which may be governed by separate intercreditor arrangements among them and provided further that notwithstanding the foregoing nothing in this agreement shall be construed to permit Landlord to exercise any rights or remedies against Tenant in contravention of the first sentence of Section 6.3(d) of the CPLV Lease.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. Each of Landlord and each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to Tenant shall include Tenant as debtor and debtor-in-possession and any receiver, trustee or similar person for Tenant in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (x) the date on which there has been a Discharge of CPLV Lease Obligations and (y) the date on which there has been a Discharge of Tenant Financing Obligations, in each case, subject to Section 5.4 and Section 6.4; provided, however, that no termination shall relieve any party of its obligations incurred hereunder prior to the date of termination.

9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any party hereto shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

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9.4 Information Concerning Financial Condition of Tenant and its Subsidiaries. Landlord, on the one hand, and the Tenant Financing Claimholders and the Tenant Financing Collateral Agents, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Tenant and all endorsers and/or guarantors of the CPLV Lease Obligations or the Tenant Financing Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the CPLV Lease Obligations or the Tenant Financing Obligations. Subject to Article XVII of the CPLV Lease, neither Landlord, on the one hand, nor any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, on the other hand, shall have any duty to advise the others of information known to it regarding such condition or any such circumstances or otherwise.

9.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Tenant Financing Claimholders or Tenant Financing Collateral Agents pays over to Landlord under the terms of this Agreement, such Tenant Financing Claimholders and Tenant Financing Collateral Agents shall be subrogated to the rights of Landlord; provided that each such Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of CPLV Lease Obligations has occurred. Tenant acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Tenant Financing Collateral Agents or the Tenant Financing Claimholders that are paid over to Landlord pursuant to this Agreement shall not reduce any of the Tenant Financing Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that Landlord pays over to any Tenant Financing Claimholders under the terms of this Agreement, Landlord shall be subrogated to the rights of such Tenant Financing Claimholders; provided that Landlord hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the earlier of (i) the date on which the CPLV Lease Conditions have occurred and (ii) the Discharge of Tenant Financing Obligations has occurred. Tenant acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by Landlord that are paid over to Tenant Financing Claimholders pursuant to this Agreement shall not reduce any of the CPLV Lease Obligations.

9.6 Additional Debt Facilities.

(a) Subject to the terms of the CPLV Lease, Tenant may incur (or issue and sell), secure and guarantee one or more series or classes of Indebtedness that Tenant designates as Additional Tenant Financing Debt. Such Additional Tenant Financing Debt may be in addition to the Credit Agreement and/or may refinance the Credit Agreement in full or in part.

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Subject to the terms of the CPLV Lease, any such series or class of Additional Tenant Financing Debt may be secured by a Lien on the CPLV Lease Collateral that is junior in priority to the Lien upon such CPLV Lease Collateral securing the CPLV Lease Obligations in accordance with the terms hereof, in each case under and pursuant to the relevant Tenant Financing Collateral Documents for such Series of Additional Tenant Financing Debt; provided, however, that unless such Indebtedness is part of an existing Series of Additional Tenant Financing Debt represented by a Tenant Financing Collateral Agent already party to this Agreement, the Additional Tenant Financing Collateral Agent of any such Additional Tenant Financing Debt becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) and (2) of Section 9.6(b). Upon any Additional Tenant Financing Collateral Agent so becoming a party hereto, all Additional Tenant Financing Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the CPLV Lease Collateral in accordance with the terms hereof and thereof.

(b) In order for an Additional Tenant Financing Collateral Agent to become a party to this Agreement:

(1) each such Additional Tenant Financing Collateral Agent must qualify as a Permitted Leasehold Mortgagee (as defined in the Lease);

(2) such Additional Tenant Financing Collateral Agent shall have executed and delivered to each other then-existing Tenant Financing Collateral Agent and Landlord a Joinder Agreement substantially in the form of Exhibit A hereto (with such changes as may be reasonably approved by such Persons and such Additional Tenant Financing Collateral Agent) pursuant to which such Additional Tenant Financing Collateral Agent becomes a Tenant Financing Collateral Agent hereunder and the related Tenant Financing Claimholders, as applicable, become subject hereto and bound hereby; and

(3) Tenant shall have delivered a Designation to each other then-existing Tenant Financing Collateral Agent and Landlord substantially in the form of Exhibit B hereto, pursuant to which Tenant shall (A) identify the Indebtedness to be designated as Additional Tenant Financing Obligations, (B) specify the name and address of the applicable Additional Tenant Financing Collateral Agent, and (C) certify that the conditions set forth in this Section 9.6 are satisfied with respect to such Additional Tenant Financing Debt; provided that, in the case of a replacement or refinancing of the Credit Agreement, the Tenant may identify in such Designation a particular Tenant Financing Collateral Agent as the new Credit Agreement Collateral Agent, and in such case, such Tenant Financing Collateral Agent shall be deemed to be the Credit Agreement Collateral Agent for all purposes hereunder and the Tenant Financing Documents to which such Credit Agreement Collateral Agent is party shall be deemed to the Credit Agreement Loan Documents for all purposes hereunder.

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(c) The Additional Tenant Financing Loan Documents relating to such Additional Tenant Financing Obligations shall provide that each of the applicable Additional Tenant Financing Claimholders with respect to such Additional Tenant Financing Obligations will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Tenant Financing Obligations and the Tenant Financing Obligations related thereto shall be subject to the terms and provisions of this Agreement.

(d) Upon the execution and delivery of a Joinder Agreement by an Additional Tenant Financing Collateral Agent in accordance with this Section 9.6, each other Tenant Financing Collateral Agent and Landlord shall acknowledge receipt thereof by countersigning a copy thereof and returning the same to such Additional Tenant Financing Collateral Agent; provided that the failure of any Tenant Financing Collateral Agent or Landlord to so acknowledge or return the same shall not affect the status of such Additional Tenant Financing Obligations as Tenant Financing Obligations, if the other requirements of this Section 9.6 are complied with.

(e) With respect to any incurrence, issuance or sale of Indebtedness after the date hereof under the Credit Agreement or the Additional Tenant Financing Loan Documents of a Series of Additional Tenant Financing Debt whose Tenant Financing Collateral Agent is already a party to this Agreement, the requirements of Section 9.6(b) shall not be applicable and such Indebtedness shall automatically constitute Additional Tenant Financing Debt subject to the provisions of this Agreement.

(f) Landlord shall cause the Fee Mortgagee under any Fee Mortgage entered into after the date of this Agreement to become party to this Agreement as a Landlord Financing Lender by executing and delivering to each party hereto a joinder agreement in form and substance reasonably satisfactory to the Tenant Financing Collateral Agents pursuant to which such Fee Mortgagee agrees to be subject to and bound by the terms of this Agreement, including Section 2.1(c), as a Landlord Financing Lender.

9.7 Submission to Jurisdiction; Certain Waivers. Each of Tenant, Landlord, each Tenant Financing Collateral Agent on behalf of itself and each Tenant Financing Claimholder represented by it, and Landlord Financing Lender hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and any bankruptcy court having jurisdiction over any Insolvency or Liquidation Proceeding, and appellate courts from any of the foregoing;

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(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court, bankruptcy court or, to the fullest extent permitted by applicable law, in such federal court, and that any such court, including any bankruptcy court having jurisdiction over any Insolvency or Liquidation Proceeding, shall have the authority to enforce the terms of this Agreement (including by specific performance) in any such proceeding;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other CPLV Lease Document or Tenant Financing Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other CPLV Lease Document or Tenant Financing Document against Tenant or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Documents in any court referred to in Section 9.7(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 9.9 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 9.7(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

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9.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.9 Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All notices to the Tenant Financing Claimholders permitted or required under this Agreement shall be sent to the applicable Tenant Financing Collateral Agent(s).

9.10 Further Assurances. Landlord, each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder under the Tenant Financing Documents represented by it, and Tenant, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Landlord or any Tenant Financing Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.11 APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE CPLV LEASE COLLATERAL).

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9.12 Binding on Successors and Assigns. This Agreement shall be binding upon Landlord, the Tenant Financing Collateral Agents, the other Tenant Financing Claimholders, Tenant and Landlord Financing Lender and their respective successors and assigns from time to time. If any Tenant Financing Collateral Agent resigns or is replaced pursuant to the Tenant Financing Documents, its successor and/or assign shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of Tenant, including where any such bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing CPLV Lease Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

9.13 Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

9.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.15 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of Landlord, Tenant, Landlord Financing Lender and the Tenant Financing Claimholders and their respective successors and assigns from time to time; provided that, with respect to the rights of Landlord expressly referred to in Section 2.1(c)(ii) of this Agreement, Landlord Financing Lender shall be an express and intended third party beneficiary of such rights of Landlord under such Section 2.1(c)(ii). Other than as set forth in Section 9.3 and Section 9.6, none of Tenant, Lease Guarantor, Manager or any other creditor shall have any rights hereunder and none of Tenant, Lease Guarantor, Manager or any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Tenant, which are absolute and unconditional, to pay the CPLV Lease Obligations and perform obligations under the CPLV Lease and the Tenant Financing Obligations as and when the same shall become due and payable in accordance with their terms.

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9.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

9.18 Consent Agreement. For avoidance of doubt, and notwithstanding anything otherwise set forth herein, the parties hereto agree that any foreclosure or realization by any Tenant Secured Party under or pursuant to a Tenant Financing Document or upon Tenant’s interest under the CPLV Lease or that would result in a transfer of all or any portion of the Tenant’s interest in (i) any of the Managed Facilities or any portion thereof, (ii) the Leased Property or any portion thereof, or (iii) the CPLV Lease, the MLSA or Tenant’s rights or Manager’s obligations under the MLSA, shall in any case be subject to the applicable provisions, terms and conditions of Article XI of the MLSA, and of the CPLV Lease, including Article 17 and Article 22 thereof.

9.19 Acknowledgment of CPLV Lease as True Lease. Each Tenant Financing Representative, on behalf of itself and the related Tenant Financing Claimholders, agrees and acknowledges that it will not take any action, directly or indirectly, whether under this Agreement, the Tenant Financing Documents or otherwise, and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant or Guarantor, (i) to challenge any assertion by any party that the CPLV Lease is a true lease, or (ii) to contend that the CPLV Lease is not a true lease or to support any such contention.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

CPLV PROPERTY OWNER LLC, as Landlord,

By:
Name:
Title:

[NOTICE ADDRESS]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Credit Agreement Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[NOTICE ADDRESS]

Acknowledged and Agreed to by:

DESERT PALACE LLC,
as Tenant

By:
Name:
Title:

CEOC, LLC,
as Tenant

By:
Name:
Title:

[NOTICE ADDRESS]

[CMBS LENDER],
as Landlord Financing Lender

By:
Name:
Title:

[NOTICE ADDRESS]

Exhibit A

Form of Joinder Agreement

[FORM OF] TENANT FINANCING JOINDER AGREEMENT NO. [     ] dated as of [     ], 20[     ] to the INTERCREDITOR AGREEMENT dated as of [             ], 2017 (the “Intercreditor Agreement”), among [INSERT NAME], as Landlord, [INSERT NAME], as Credit Agreement Collateral Agent, and the additional Tenant Financing Collateral Agents from time to time a party thereto, and [TENANT], a [ ] (the “Tenant”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

As a condition to the ability of the Tenant to incur Additional Tenant Financing Debt after the date of the Intercreditor Agreement and to secure such Additional Tenant Financing Debt and related Additional Tenant Financing Obligations with a lien on the CPLV Lease Collateral, in each case under and pursuant to the applicable Additional Tenant Financing Documents, the Additional Tenant Financing Collateral Agent in respect of such Additional Tenant Financing Debt and related Additional Tenant Financing Obligations is required to become a Tenant Financing Collateral Agent under, and the Additional Tenant Financing Claimholders in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 9.6 of the Intercreditor Agreement provides that such Additional Tenant Financing Collateral Agent may become a Tenant Financing Collateral Agent under, and such Additional Tenant Financing Claimholders may become subject to and bound by, the Intercreditor Agreement pursuant to the execution and delivery by the Additional Tenant Financing Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 9.6 of the Intercreditor Agreement. The undersigned Additional Tenant Financing Collateral Agent (the “New Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the New Collateral Agent agrees as follows:

1. Accession to the Intercreditor Agreement. In accordance with Section 9.6 of the Intercreditor Agreement, the New Collateral Agent by its signatures below becomes a Tenant Financing Collateral Agent under, and the related Additional Tenant Financing Claimholders represented by it become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Tenant Financing Collateral Agent, and the New Collateral Agent, on behalf of itself and each other Additional Tenant Financing Claimholder represented by it, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Tenant Financing Collateral Agent and to the Additional Tenant Financing Claimholders represented by it as Tenant Financing Claimholders. Each reference to a “Tenant Financing Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Collateral Agent and each reference to “Tenant Financing Claimholders” shall include the Additional Tenant Financing Claimholders represented by such New Collateral Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

Exhibit A

Form of Joinder Agreement

2. Representations and Warranties. New Collateral Agent represents and warrants to Landlord and the other Tenant Financing Collateral Agents and that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Intercreditor Agreement and (iii) the Tenant Financing Documents relating to such Additional Tenant Financing Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Additional Tenant Financing Claimholders in respect of such Additional Tenant Financing Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Tenant Financing Claimholders.

3. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

4. Full Force and Effect. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

5. Section Headings. Section heading used in this Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

6. Governing Law. THIS JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

7. Severability. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

Exhibit A

Form of Joinder Agreement

8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.9 of the Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

9. Miscellaneous. The provisions of Section 9 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.

[Remainder of this page intentionally left blank]

Exhibit A

Form of Joinder Agreement

IN WITNESS WHEREOF, the New Collateral Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

Receipt of the foregoing acknowledged:
[NAME OF APPLICABLE COLLATERAL AGENT], as [Insert title of Collateral Agent]

By:
Name:
Title:

Exhibit B

Form of Designation

[FORM OF] DEBT DESIGNATION NO. [ ] (this “Designation”) dated as of [                ], 20[ ] with respect to the INTERCREDITOR AGREEMENT dated as of [                ], 2017 (the “Intercreditor Agreement”), among [INSERT NAME], Landlord, [                ], as Credit Agreement Collateral Agent, and the additional Tenant Financing Collateral Agents from time to time a party thereto, and [TENANT] (“Tenant”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of Tenant as Additional Tenant Financing Debt entitled to the benefit of and subject to the terms of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title of signing officer] of Tenant hereby certifies on behalf of Tenant that:

1.	Tenant intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement, indenture or other agreement giving rise to Additional Tenant Financing Debt] (the “Designated Agreement”) which will be Additional Tenant Financing Obligations.

2.	The incurrence of the Designated Obligations is permitted by each applicable CPLV Lease Document and Tenant Financing Document.

3.	Pursuant to and for the purposes of Section 9.6 of the Intercreditor Agreement, (i) the Designated Agreement is hereby designated as an “Additional Tenant Financing Loan Document” and (ii) the Designated Obligations are hereby designated as “Additional Tenant Financing Obligations”.

4.	The name and address of the Tenant Financing Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:

5.	Attached hereto are true and complete copies of each of the Tenant Financing Loan Documents relating to such Additional Tenant Financing Debt.

Exhibit B

Form of Designation

[Remainder of this page intentionally left blank]

Exhibit B

Form of Designation

IN WITNESS WHEREOF, Tenant has caused this Designation to be duly executed by the undersigned as of the day and year first above written.

[TENANT]

By:
Name:
Title:

Exhibit V

to Credit Agreement

[FORM OF]

MASTER LEASE INTERCREDITOR AGREEMENT (NON-CPLV)

[See Attached]

Exhibit V

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of October 6, 2017

among

Each Landlord referred to herein,

as Landlord,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Credit Agreement Collateral Agent,

each additional Tenant Financing Collateral Agent from time to time party hereto,

The Tenants referred to herein,

and each additional person from time to time serving as tenant under the lease that hereafter becomes a party hereto, as Tenant,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

and

UMB, NATIONAL ASSOCIATION,

collectively, as Landlord Financing Lenders

i

7.3	Obligations Unconditional	39

SECTION 8.	Intentionally Deleted	40

SECTION 9.	Miscellaneous	40

9.1	Integration	40
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	40
9.3	Amendments; Waivers	41
9.4	Information Concerning Financial Condition of Tenant and its Subsidiaries	41
9.5	Subrogation	41
9.6	Additional Debt Facilities	42
9.7	Submission to Jurisdiction; Certain Waivers	44
9.8	WAIVER OF JURY TRIAL	45
9.9	Notices	45
9.10	Further Assurances	46
9.11	APPLICABLE LAW	46
9.12	Binding on Successors and Assigns	46
9.13	Section Headings	46
9.14	Counterparts	46
9.15	Authorization	46
9.16	No Third Party Beneficiaries	47
9.17	No Indirect Actions	47
9.18	Consent Agreement	47
9.19	Acknowledgment of Non-CPLV Lease as True Lease	47

EXHIBITS

Exhibit A - Joinder Agreement (Additional Tenant Financing Debt)

Exhibit B - Additional Tenant Financing Debt Designation

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of October 6, 2017, and entered into by and among each of the persons listed on Schedule A attached hereto, each as a landlord under the Non-CPLV Lease referred to below and the holder of the Non-CPLV Lease Obligations (as defined below) (collectively, in such capacity and together with their respective successors and assigns from time to time, the “Landlord”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the holders of the Credit Agreement Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Credit Agreement Collateral Agent”), each additional Tenant Financing Collateral Agent that from time to time becomes a party hereto pursuant to Section 9.6, each of the persons listed on Schedule B attached hereto (collectively, and together with any additional person that hereafter becomes the Tenant (under and as defined in the Non-CPLV Lease) and becomes a party hereto, “Tenant”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402; and UMB, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 120 South Sixth Street, Suite 1400, Minneapolis, MN 55402, collectively, as collateral agents under the Landlord Financing Agreements referred to below (in such capacity and together with their respective successors and assigns from time to time, collectively, the “Landlord Financing Lender”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A. Tenant, as tenant, and Landlord, as landlord, have entered into the Non-CPLV Lease;

B. To secure the performance of Tenant’s obligations under the Non-CPLV Lease, Tenant granted to Landlord a first priority security interest in all of Tenant’s right, title and interest in and to the Non-CPLV Lease Collateral;

C. Caesars Entertainment Operating Company, Inc., a Delaware corporation (“CEOC Inc.”), CEOC, LLC, a Delaware limited liability company (“CEOC”), collectively, as borrower, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

D. Pursuant to the Credit Agreement, Desert Palace LLC, a Nevada limited liability company (“Desert Palace”), and the tenants under the Non-CPLV Lease, unconditionally guaranteed the Credit Agreement Obligations by executing and delivering that certain Subsidiary Guarantee Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time, the “Subsidiary Guarantee”), by Tenant and each other Subsidiary Loan Party (as defined in the Credit Agreement) party thereto in favor of the Credit Agreement Collateral Agent;

E. Pursuant to the Credit Agreement and certain collateral documents executed in connection therewith, to secure the Credit Agreement Obligations, Tenant and each other Subsidiary Loan Party granted to the Credit Agreement Collateral Agent (for the benefit of the Credit Agreement Claimholders) a subordinate and second priority security interest in and to the Non-CPLV Lease Collateral, and a first priority security interest in all or substantially all of Tenant’s and such Subsidiary Loan Parties’ other personal property, by executing and delivering that certain Collateral Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, otherwise modified or replaced from time to time, the “Credit Agreement Collateral Agreement”), by and among CEOC Inc., CEOC, Desert Palace, each other Subsidiary Loan Party party thereto and the Credit Agreement Collateral Agent;

F. In connection with the Credit Agreement, Tenant is required to grant leasehold mortgages and deeds of trust in respect of Tenant’s interest in the Non-CPLV Lease and the Leased Property (as defined in the Non-CPLV Lease) to the Credit Agreement Collateral Agent (for the benefit of the Credit Agreement Claimholders) to secure Tenant’s obligations under the Credit Agreement Loan Documents (as such leasehold deeds of trust and mortgages may be amended, restated, amended and restated, supplemented, otherwise modified from time to time, the “Credit Agreement Leasehold Mortgage”);

G. Subject to the terms and conditions of the Non-CPLV Lease, Tenant and its Affiliates may at any time or from time to time enter into additional financings or refinancings of their Indebtedness and Tenant and its Subsidiaries may guarantee and pledge their assets to secure such financings or refinancings;

H. VICI Properties 1 LLC, a Delaware limited liability company (the “Borrower”), as borrower, the lenders party thereto from time to time and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders (the “Landlord Credit Lender”), have entered into that certain First Lien Loan Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Credit Agreement”);

I. Borrower and VICI FC Inc., each as an issuer (collectively, the “Issuers”), the Landlord, as subsidiary guarantors, the other subsidiary guarantors party thereto from time to time and UMB Bank, National Association, as trustee, have entered into that certain Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord First Lien Indenture”) pursuant to which the Issuers shall issue First Priority Senior Secured Floating Rate Notes due 2022;

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J. The Issuers, the Landlord, as subsidiary guarantors, the other subsidiary guarantors party thereto from time to time and UMB Bank, National Association, as trustee (the “Landlord Note Lender”), have entered into that certain Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Second Lien Indenture” and, together with the Landlord First Lien Indenture and Landlord Credit Agreement, collectively, the “Landlord Financing Agreements”) pursuant to which the Issuers shall issue 8.0% Second Priority Secured Notes due 2023;

K. In connection with the Landlord Financing Agreements, each Landlord granted to the Landlord Financing Lenders a security interest in all or substantially all of such Landlord’s personal property, including a collateral assignment of its security interest in Tenant’s personal property granted to Landlord under the Non-CPLV Lease, by executing and delivering (i) that certain Collateral Agreement (First Lien), dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Collateral Agreement”), by each Landlord to the Landlord Credit Lender and (ii) that certain Collateral Agreement (Second Lien), dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Collateral Agreement” and together with the First Lien Collateral Agreement, collectively, the “Landlord Financing Collateral Agreements”), by each Landlord to the Landlord Note Lender;

L. In connection with the Landlord Financing Agreements, each Landlord is required to grant a Fee Mortgage (as defined in the Non-CPLV Lease) in respect of such Landlord’s interest in the Leased Property (as defined in the Non-CPLV Lease) and all other property referenced therein (collectively, the “Landlord Financing Collateral”) to each of the Landlord Credit Lender and Landlord Note Lender to secure such Landlord’s guarantee of the Borrower’s and Issuers’ respective obligations under the Landlord Credit Agreement, Landlord First Lien Indenture and Landlord Second Lien Indenture, as applicable, pursuant to those certain (i) First Lien Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filings and (ii) Second Lien Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filings, entered into from time to time, in each case, in substantially the forms attached as Exhibits to the Landlord Credit Agreement with such changes thereto as the Landlord Credit Lender shall agree (collectively, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Landlord Financing Fee Mortgages”) by such Landlord in favor of the Landlord Credit Lender and Landlord Note Lender, as applicable;

M. The parties hereto are entering into this Agreement and Landlord, Tenant and Manager are contemporaneously entering into the Non-CPLV Lease Documents as part of an integrated transaction; and

N. In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of Landlord, the Credit Agreement Collateral Agent (for itself and on behalf of each Credit Agreement Claimholder), each Additional Tenant Financing Collateral Agent (for itself and on behalf of each Additional Tenant Financing Claimholder represented by it), Tenant and each Landlord Financing Lender intending to be legally bound, hereby agrees as follows:

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AGREEMENT

SECTION 1. Definitions.

1.1 Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Non-CPLV Lease and used herein shall have the meanings given to them in the Non-CPLV Lease.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Additional Tenant Financing Claimholders” means, with respect to any Series of Additional Tenant Financing Debt, the holders of such Indebtedness, the Tenant Financing Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Tenant Financing Loan Documents and the beneficiaries of each indemnification obligation undertaken by the Tenant under any related Additional Tenant Financing Loan Documents and the holders of any other Additional Tenant Financing Obligations secured by the Tenant Financing Collateral Documents for such Series of Additional Tenant Financing Debt.

“Additional Tenant Financing Collateral Agent” has the meaning set forth in the definition of “Tenant Financing Collateral Agent”.

“Additional Tenant Financing Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by Tenant or any of its Affiliates other than the Credit Agreement Debt, which Indebtedness and guarantees are secured by the Tenant Financing Collateral (or a portion thereof); provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred and secured on the basis so secured by the Non-CPLV Lease, (ii) unless already a party with respect to that Series of Additional Tenant Financing Debt, the Tenant Financing Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.6 and (iii) each of the other requirements of Section 9.6 shall have been complied with.

“Additional Tenant Financing Loan Documents” means, with respect to any Series of Additional Tenant Financing Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Tenant Financing Loan Documents and the Tenant Financing Collateral Documents securing such Series of Additional Tenant Financing Debt.

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“Additional Tenant Financing Obligations” means, with respect to any Series of Additional Tenant Financing Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Tenant Financing Debt, (b) all other amounts payable to the related Additional Tenant Financing Claimholders under the related Additional Tenant Financing Loan Documents (other than in respect of any Indebtedness not constituting Additional Tenant Financing Debt), (c) any Hedging Obligations and Bank Product Obligations secured under the Tenant Financing Collateral Documents securing such Series of Additional Tenant Financing Debt and (d) any renewals or extensions of the foregoing.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of Tenant, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Tenant Financing Loan Documents.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Las Vegas, Nevada or in New York, New York are authorized, or obligated, by law or executive order, to close.

“CEOC” has the meaning set forth in the Recitals to this Agreement.

“CEOC Inc.” has the meaning set forth in the Recitals to this Agreement.

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“Collateral” means any Non-CPLV Lease Collateral and any Tenant Financing Separate Collateral.

“Collateral Documents” means the Non-CPLV Lease Collateral Documents and the Tenant Financing Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or any other Equity Interests or by contract, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Claimholders” means, at any relevant time, the Secured Parties (as defined in the Credit Agreement).

“Credit Agreement Collateral Agent” has the meaning set forth in the Preamble of this Agreement.

“Credit Agreement Collateral Agreement” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Collateral Documents” means the Security Documents (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is (or is purported to be) granted to secure any Credit Agreement Obligations or pursuant to which any such Lien is (or is purported to be) perfected.

“Credit Agreement Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Credit Agreement Loan Documents.

“Credit Agreement Leasehold Mortgage” has the meaning set forth in the Recitals to this Agreement.

“Credit Agreement Loan Documents” means the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Credit Agreement Obligations, and any other document or instrument executed or delivered at any time in connection with any Credit Agreement Obligations, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Credit Agreement Obligations” means all “Obligations” or similar term as defined in the Credit Agreement and all “Guaranteed Obligations” or similar term as defined in the Subsidiary Guarantee.

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“Desert Palace” has the meaning set forth in the Recitals to this Agreement.

“Designated Tenant Financing Collateral Agent” means (i) prior to a Discharge of the Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) thereafter the Tenant Financing Collateral Agent for the Series of Tenant Financing Obligations with the largest outstanding principal amount.

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge” means, except to the extent otherwise expressly provided in Section 5.4, with respect to any Series of Tenant Financing Obligations, each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the applicable Tenant Financing Documents and constituting Tenant Financing Obligations of such Series;

(b) to the extent required under the Tenant Financing Collateral Documents of such Series in order for the liens granted thereunder to be released, payment in full in cash of all Hedging Obligations and all Bank Product Obligations constituting Tenant Financing Obligations of such Series secured by Tenant Financing Collateral Documents or the cash collateralization of all such applicable Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c) payment in full in cash of all other Tenant Financing Obligations under the applicable Tenant Financing Documents of such Series that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute Tenant Financing Obligations of such Series; and

(e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer) or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable Tenant Financing Documents constituting Tenant Financing Obligations of such Series.

The term “Discharged” shall have a corresponding meaning.

“Discharge of Landlord Financing Obligations” means, with respect to all Landlord Financing Obligations, each of the following has occurred:

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(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the applicable Landlord Financing Documents;

(b) payment in full in cash of all Hedging Obligations and all Bank Product Obligations constituting Landlord Financing Obligations of such Series secured by Landlord Financing Collateral Documents or the cash collateralization of all such applicable Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c) payment in full in cash of all other Landlord Financing Obligations under the applicable Landlord Financing Documents that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute Landlord Financing Obligations; and

(e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer) or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable Landlord Financing Documents.

“Discharge of Non-CPLV Lease Obligations” means, except to the extent otherwise expressly provided in Section 5.4, that the Non-CPLV Lease has terminated (whether upon its Stated Expiration Date or otherwise) and Tenant (or Lease Guarantor or any other Person acting on behalf of Tenant) shall have paid in full all Non-CPLV Lease Obligations (including any such obligations accruing by reason of any breach or default by Tenant under the Non-CPLV Lease); provided, that the Discharge of Non-CPLV Lease Obligations shall be deemed not to have occurred if a New Lease (as defined in the Non-CPLV Lease) has been entered into in accordance with Section 17.1(f) of the Non-CPLV Lease and such New Lease is then in effect.

“Discharge of Tenant Financing Obligations” means, except to the extent otherwise provided in Section 5.4, the Discharge of each Series of Tenant Financing Obligations has occurred; provided, that the Discharge of Tenant Financing Obligations shall be deemed not to have occurred if Tenant incurs, issues, secures or guaranties any Additional Tenant Financing Obligations substantially concurrently with the Discharge of the applicable Series of Tenant Financing Obligations and such Additional Tenant Financing Obligations have not themselves been Discharged.

“Enforcement Action” means any action to:

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(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Non-CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof), or otherwise exercise or enforce remedial rights with respect to Non-CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) under the Non-CPLV Lease Documents or the Tenant Financing Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors or notification to depositary banks under deposit account control agreements, if applicable);

(b) receive a transfer of Non-CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) in satisfaction of Indebtedness or any other Obligation secured thereby;

(c) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Non-CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) at law, in equity, or pursuant to the Non-CPLV Lease Documents or Tenant Financing Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Non-CPLV Lease Collateral or any Related Property to facilitate the actions described in the preceding clauses); or

(d) effectuate or cause a sale, lease, exchange, transfer or other disposition of Non-CPLV Lease Collateral (or any portion thereof) or any Related Property (or any portion thereof) by Tenant after the occurrence and during the continuation of an event of default under the Non-CPLV Lease Documents or the Tenant Financing Documents;

provided, any Permitted Non-CPLV Lease Reserve Account Collateral Application shall not constitute an Enforcement Action.

“Equity Interests”: With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profit, and losses of, or distributions of assets of, such partnership.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Hedge Agreement” means a Swap Contract entered into by Tenant or an Affiliate of Tenant with a counterparty as permitted under the Tenant Financing Loan Documents.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

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“Indebtedness” means and includes all indebtedness for borrowed money.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Tenant;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Tenant;

(c) any liquidation, dissolution, reorganization or winding up of any Tenant whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Tenant.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A required to be delivered by an Additional Tenant Financing Collateral Agent to each other then-existing Tenant Financing Collateral Agent and Landlord pursuant to Section 9.6 in order to include Additional Tenant Financing Debt hereunder and to become the Tenant Financing Collateral Agent hereunder in respect thereof for the applicable Additional Tenant Financing Claimholders under such Additional Tenant Financing Debt.

“Landlord” has the meaning set forth in the Preamble to this Agreement.

“Landlord Financing Agreements” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Collateral Agreements” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Documents” means the Landlord Financing Agreements, the Landlord Financing Collateral Agreements, any and all Landlord Financing Fee Mortgage and each of the other agreements, documents and instruments entered into for the purpose of evidencing, guaranteeing, governing, securing, creating or perfecting the Landlord Financing Obligations, and any other document or instrument executed or delivered at any time in connection with any Landlord Financing Obligations, as each may be amended, restated, amended and restated, supplemented or replaced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Landlord Financing Fee Mortgages” has the meaning set forth in the Recitals to this Agreement.

“Landlord Financing Lenders” has the meaning set forth in the Preamble.

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“Landlord Financing Obligations” means all “Obligations”, “Guaranteed Obligations” or similar term as each such term is defined in any and all Landlord Financing Agreements.

“Landlord Recovery” has the meaning set forth in Section 6.4.

“Lease Guarantor” means Caesars Entertainment Corporation, a Delaware corporation, in its capacity as guarantor under the Non-CPLV MLSA.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien (unless in either case, a Lien is otherwise granted thereunder).

“Manager” means Non-CPLV Manager, LLC, in its capacity as property manager under the Non-CPLV MLSA.

“Non-CPLV Lease” means that certain Lease (Non-CPLV), dated as of the date hereof, by and between Tenant, as tenant, and Landlord, as landlord, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and shall include, in all contexts and for all purposes, any New Lease entered into between a Tenant Financing Collateral Agent (or its designee) and Landlord pursuant to Section 17.1(f) of the Non-CPLV Lease. Any reference herein to any terms defined in, or section of, the Non-CPLV Lease shall include any corresponding definitions or sections in any New Lease.

“Non-CPLV Lease Collateral” means “Tenant’s Pledged Property” as defined in the Non-CPLV Lease as in effect on the date hereof and the Non-CPLV Lease Reserve Account Collateral and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of Landlord, provided that such replacement Liens or adequate protection Liens, as the case may be, are subject to the provisions of this Agreement; provided that any proceeds or products of the Non-CPLV Lease Collateral, other than any such proceeds or products thereof that (i) arise from an Enforcement Action by Landlord with respect to the Non-CPLV Lease Collateral (but for avoidance of doubt, not Related Property) or (ii) would otherwise independently constitute “Tenant’s Pledged Property” (as defined above), shall, in each case, constitute Tenant Financing Separate Collateral and shall not constitute Non-CPLV Lease Collateral.

“Non-CPLV Lease Collateral Documents” means the Non-CPLV Lease and any document or instrument pursuant to which any Lien granted under the Non-CPLV Lease is (or is purported to be) created, granted or perfected (and to include, without limitation, that certain Security Agreement (Non-CPLV Lease) dated as of October 6, 2017, by Tenant in favor of Landlord (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

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“Non-CPLV Lease Documents” means the Non-CPLV Lease, the Non-CPLV MLSA, the Non-CPLV Lease Collateral Documents and each of the documents and instruments entered into for the purpose of evidencing or securing the Non-CPLV Lease Obligations and any other document or instrument executed or delivered at any time in connection with any Non-CPLV Lease Obligations, as each may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions of this Agreement, the Non-CPLV Lease, or the MLSA.

“Non-CPLV Lease Exercise Conditions” means that either (i) there are no Permitted Leasehold Mortgagees (as defined in the Non-CPLV Lease) or (ii) Landlord has delivered to each Permitted Leasehold Mortgagee for which notice to Landlord has been properly provided pursuant to Section 17.1(b)(i) of the Non-CPLV Lease, a copy of the applicable notice of default pursuant to Section 17.1(c) of the Non-CPLV Lease and the Right to Terminate Notice pursuant to Section 17.1(d) of the Non-CPLV Lease, and (solely for purposes of this clause (ii)) either of the following occurred:

(a) Either (1) no Permitted Leasehold Mortgagee has satisfied the requirements in Section 17.1(d) of the Non-CPLV Lease within the thirty (30) or ninety (90) day periods as applicable, described therein, or (2) a Permitted Leasehold Mortgagee satisfied the requirements in Section 17.1(d) of the Non-CPLV Lease prior to the expiration of the applicable period, but did not cure a default that is required to be so cured by such Permitted Leasehold Mortgagee and such Permitted Leasehold Mortgagee discontinued efforts to cure the applicable default(s) thereby failing to satisfy the conditions for extending the termination date as provided in Section 17.1(e) of the Non-CPLV Lease or otherwise failed at any time to satisfy the conditions for extending the termination date as provided in Section 17.1(e)(i) of the Non-CPLV Lease; or

(b) Both (1) the Non-CPLV Lease is rejected in any bankruptcy, insolvency or dissolution proceeding or is terminated by Landlord following a Tenant Event of Default (as defined in the Non-CPLV Lease) and (2) no Permitted Leasehold Mortgagee has acted in accordance with Section 17.1(f) of the Non-CPLV Lease to obtain a New Lease (as defined in the Non-CPLV Lease) prior to the expiration of the period described therein.

“Non-CPLV Lease Obligations” means Tenant’s obligations under the Non-CPLV Lease, including, without limitation, Tenant’s obligation to pay Rent and all other sums due thereunder, including all Post-Petition Interest, whether or not any of such obligations are allowed or allowable under the Bankruptcy Law or in any Insolvency or Liquidation Proceeding.

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“Non-CPLV Lease Reserve Account Collateral” means any funds, cash, cash equivalents or investment property (including any deposit accounts or securities accounts holding such items or to which such items are credited) pledged by Tenant to Landlord pursuant to the Non-CPLV Lease, including any “Eligible Accounts” holding “Alteration Security”, any “Alteration Security”, any “Cap Ex Reserve”, any “Cap Ex Reserve Funds”, any “Fee Mortgage Reserve Accounts” and any funds held in any “Fee Mortgagee Reserve Accounts” (each as defined in the Non-CPLV Lease as in effect on the date hereof).

“Non-CPLV Lease Termination Conditions” means that both (x) the Non-CPLV Lease has been either (i) rejected in bankruptcy (and no Permitted Leasehold Mortgagee (as defined in the Non-CPLV Lease) is entitled to obtain a New Lease (as defined in the Non-CPLV Lease) in accordance with Section 17.1(f) thereof or (ii) terminated by Landlord pursuant to Section 16.2(x) of the Non-CPLV Lease, and (y) the Non-CPLV Lease Exercise Conditions have occurred.

“Non-CPLV MLSA” means that certain Management and Lease Support Agreement (Non-CPLV), dated as of the date hereof, by and among Tenant, as tenant, the Manager, the Lease Guarantor, Landlord, as landlord, and certain other parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and shall include any replacement thereof entered into in accordance with the Non-CPLV Lease and, if applicable, the then existing Non-CPLV MLSA.

“Obligations” means all obligations of every nature of Tenant from time to time owed to Landlord, the Tenant Financing Claimholders or any of them or their respective Affiliates, in each case, under the Non-CPLV Lease Documents, the Tenant Financing Documents, any Hedge Agreements or any Bank Product Obligations, whether for principal, interest, payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest, rent and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Permitted Non-CPLV Lease Reserve Account Collateral Application” means any application of Non-CPLV Lease Reserve Account Collateral in accordance with the terms of the Non-CPLV Lease.

“Pledged Collateral” has the meaning set forth in Section 5.3.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Non-CPLV Lease Documents or the Tenant Financing Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

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“Recovery” has the meaning set forth in Section 6.4.

“Related Property” shall mean (i) all of Tenant’s Pledged Property (as defined in the Non-CPLV Lease) that is not subject to a valid, perfected, first priority lien in favor of Landlord, (ii) any and all gaming licenses and other licenses necessary for or used in connection with the operation of the Leased Properties and the operations and businesses related thereto, and (iii) all Equity Interests (whether shares of stock, limited liability company interests or otherwise) of any Person that holds, owns or otherwise is the beneficiary or beneficial owner of any such gaming licenses or other licenses, but specifically excluding any cash (other than cash (including all cage cash) located on-site at the Leased Properties), securities or investments.

“Series” means, (x) with respect to Tenant Financing Debt, all Tenant Financing Debt represented by the same Tenant Financing Collateral Agent acting in the same capacity and (y) with respect to Tenant Financing Obligations, all such obligations secured by the same Tenant Financing Collateral Documents.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Tenant” has the meaning set forth in the Preamble to this Agreement.

“Tenant Financing Claimholders” means the Credit Agreement Claimholders and any Additional Tenant Financing Claimholders.

“Tenant Financing Collateral” means any “Collateral,” “Pledged Collateral” or similar term as defined in any Tenant Financing Document or any other assets with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Tenant Financing Document as security for any Tenant Financing Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Tenant Financing Claimholder, provided such replacement Liens or adequate protection Liens, as the case may be, are subject to the provisions of this Agreement.

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“Tenant Financing Collateral Agent” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Claimholders, the Credit Agreement Collateral Agent and (ii) in the case of any Additional Tenant Financing Obligations and the Additional Tenant Financing Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Tenant Financing Obligations and that is named as the Tenant Financing Collateral Agent in respect of such Additional Tenant Financing Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Tenant Financing Collateral Agent”).

“Tenant Financing Collateral Documents” means the Credit Agreement Collateral Documents, the “Security Documents” or “Collateral Documents” (as defined in the applicable Tenant Financing Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Tenant Financing Obligations or pursuant to which any such Lien is perfected and shall also include any other intercreditor agreement among Tenant Financing Collateral Agents.

“Tenant Financing Debt” means the Credit Agreement Debt and any Additional Tenant Financing Debt.

“Tenant Financing Documents” means the Credit Agreement Loan Documents and any Additional Tenant Financing Loan Documents.

“Tenant Financing Enforcement Action” means any Enforcement Action taken by any Credit Agreement Collateral Agent or any Credit Agreement Claimholder pursuant to any Tenant Financing Documents.

“Tenant Financing Leasehold Mortgage” means the Credit Agreement Leasehold Mortgage and any other leasehold mortgage or other document or instrument under which any Lien on real property leased by Tenant under the Non-CPLV Lease is granted to secure any Tenant Financing Obligations or under which rights or remedies with respect to any such Liens are governed.

“Tenant Financing Obligations” means all Credit Agreement Obligations and any Additional Tenant Financing Obligations.

“Tenant Financing Permitted Action” means any action taken pursuant to and in accordance with the terms of (i) Section 17.1(f) of the Non-CPLV Lease to obtain a New Lease (as defined in the Non-CPLV Lease), or (ii) Section 17.1(d) of the Non-CPLV Lease, Section 17.1(e) of the Non-CPLV Lease and/or Section 22 of the Non-CPLV Lease to transfer Tenant’s Leasehold Estate to a Replacement Tenant, provided that in each case any such action is taken in accordance with the Non-CPLV Lease by a Tenant Financing Collateral Agent that is a Permitted Leasehold Mortgagee.

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“Tenant Financing Recovery” has the meaning set forth in Section 6.4.

“Tenant Financing Separate Collateral” means all Tenant Financing Collateral that does not constitute Non-CPLV Lease Collateral.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Non-CPLV Lease Collateral.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Acknowledgements; Lien Priorities.

2.1 Non-CPLV Lease Acknowledgement. Each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, Landlord, Tenant and Landlord Financing Lender hereby agrees that:

(a) (i) the Credit Agreement Leasehold Mortgage (as in effect on the date hereof) constitutes a Permitted Leasehold Mortgage (as defined in the Non-CPLV Lease) for all purposes under the Non-CPLV Lease and (ii) the Credit

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Agreement Collateral Agent as in existence on the date hereof (on behalf of the Credit Agreement Claimholders) constitutes a Permitted Leasehold Mortgagee (as defined in the Non-CPLV Lease) for all purposes under the Non-CPLV Lease, with respect to Tenant’s initial financing under the Credit Agreement as in effect on the date of this Agreement and shall be entitled to exercise and enforce all rights and benefits of a Permitted Leasehold Mortgagee under the Non-CPLV Lease (subject to the terms and provisions of this Agreement) so long as it is a Permitted Leasehold Mortgagee as of the date of such exercise. Landlord hereby acknowledges (A) its receipt and the sufficiency of all notices and documents required to be delivered by Tenant to Landlord with respect thereto pursuant to Section 17.1(b) of the Non-CPLV Lease and (B) any Tenant Financing Claimholder or any other Person who acquires any portion of Tenant’s interest in the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or any successor owner of the Leased Property shall be bound by all obligations of Tenant hereunder and the other terms and conditions hereof applicable to Tenant and the terms and conditions of the Non-CPLV Lease (and, concurrently with such acquisition, Tenant Financing Claimholder shall, or shall cause such other Person to, become party to this Agreement as Tenant by executing the joinder attached hereto) (for the avoidance of doubt, the obligations under this clause (B) shall be applicable regardless of whether Landlord Financing Lender sends the notice referred to in clause (A) above);

(b) (i) each Landlord Financing Fee Mortgage constitutes a Fee Mortgage (as defined in the Non-CPLV Lease) for all purposes under the Non-CPLV Lease, (ii) the Landlord Financing Documents executed on the date hereof constitute Fee Mortgage Documents for all purposes under the Non-CPLV Lease,, and (iii) each Landlord Financing Lender constitutes a Fee Mortgagee (as defined in the Non-CPLV Lease) for all purposes under the Non-CPLV Lease, and shall be entitled to exercise and enforce all rights and benefits of a Fee Mortgagee under the Non-CPLV Lease and any and all other rights and benefits it may have pursuant to contract, at law or in equity to the extent not limited by the Non-CPLV Lease; and

(c) (i) Landlord has collaterally assigned to each Landlord Financing Lender its security interest in the Non-CPLV Lease Collateral granted by Tenant to Landlord under the Non-CPLV Lease in order to secure the Landlord Financing Obligations, (ii) prior to the Discharge of Landlord Financing Obligations, upon written notice to the other parties hereto, Landlord Credit Lender and Landlord Note Lender, as applicable, shall be entitled to exercise and enforce all rights and benefits of Landlord hereunder to the extent Landlord Credit Lender and/or Landlord Note Lender has rights to do so under such Landlord Financing Fee Mortgage or pursuant to contract, at law or in equity, provided that such Landlord Financing Lender agrees to be bound by all of the obligations of Landlord hereunder and the other terms and conditions hereof applicable to Landlord and the terms and conditions of the Non-CPLV Lease (and each of the other parties hereto may accept any such exercise and enforcement by such Landlord Financing Lender as if it had been made by Landlord without subjecting

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itself to any liability for doing so) and (iii) any Landlord Financing Lender or any other Person who acquires any portion of Landlord’s interest in the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or any successor owner of the Leased Property shall be bound by all obligations of Landlord hereunder and the other terms and conditions hereof applicable to Landlord and the terms and conditions of the Non-CPLV Lease (and, concurrently with such acquisition, such Landlord Financing Lender shall, or shall cause such other Person to, become party to this Agreement as Landlord by executing a joinder hereto in form and substance reasonably satisfactory to the Tenant Financing Collateral Agents) (for the avoidance of doubt, the obligations under this clause (iii) shall be applicable regardless of whether any Landlord Financing Lender sends the notice referred to in clause (ii) above). Notwithstanding anything to the contrary herein or in any Landlord Financing Document, any Enforcement Action or other action by, or on behalf of or for the benefit of, Landlord Financing Lender with respect to the Non-CPLV Lease Collateral shall be subject to the terms and conditions of this Agreement and the Non-CPLV Lease that would be applicable to such Enforcement Action or other action if it was taken by Landlord.

2.2 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Tenant Financing Obligations granted on the Non-CPLV Lease Collateral or of any Liens securing the Non-CPLV Lease Obligations granted on the Non-CPLV Lease Collateral and notwithstanding any provision of the UCC or any other applicable law or the Tenant Financing Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens on the Non-CPLV Lease Collateral securing the Non-CPLV Lease Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, hereby agrees that:

(a) any Lien on the Non-CPLV Lease Collateral securing any Non-CPLV Lease Obligations now or hereafter held by or on behalf of Landlord or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, and regardless of whether or when such Lien is perfected, shall be senior and prior to any Lien on the Non-CPLV Lease Collateral securing any Tenant Financing Obligations, subject to, and in accordance with, the terms of this Agreement; and

(b) any Lien on the Non-CPLV Lease Collateral securing any Tenant Financing Obligations now or hereafter held by or on behalf of any Tenant Financing Collateral Agent, any Tenant Financing Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, and regardless of whether or when such Lien is perfected, shall be junior and subordinate to all Liens on the Non-CPLV Lease Collateral securing any Non-CPLV Lease Obligations, subject to, and in accordance with, the terms of this Agreement.

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2.3 Prohibition on Contesting Liens. Each Tenant Financing Collateral Agent, for itself and on behalf of each other Tenant Financing Claimholder represented by it, and Landlord and each Landlord Financing Lender agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of Landlord in the Non-CPLV Lease Collateral or by or on behalf of any of the Tenant Financing Claimholders in the Tenant Financing Collateral, as the case may be, or the amount, nature or extent of the Non-CPLV Lease Obligations or Tenant Financing Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of Landlord or any Tenant Financing Collateral Agent to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Non-CPLV Lease Obligations as provided in Section 2.2 and Section 3.1.

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2.4 Tenant Financing Separate Collateral. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Tenant Financing Collateral Agent and no Tenant Financing Claimholder shall take any Enforcement Action in respect of any or all of the Non-CPLV Lease Collateral or any or all of the Related Property, except in each case in connection with a Tenant Financing Permitted Action, and provided that any such Enforcement Action is taken with respect to substantially all of the Non-CPLV Lease Collateral and, solely to the extent that such Tenant Financing Collateral Agent is reasonably capable of causing such property to be so transferred, the Related Property. Except with respect to Related Property, (i) Landlord (and each Landlord Financing Lender) shall not have any claims in or rights with respect to, and shall not be entitled to any benefit of, any Liens on any Tenant Financing Separate Collateral securing any Tenant Financing Obligations, and (ii) nothing in this Agreement shall govern, apply to, or create any restrictions or limitations with respect to the Liens of the Tenant Financing Claimholders in the Tenant Financing Separate Collateral (other than the Related Property), it being understood and agreed that the Tenant Financing Claimholders may hold, exercise remedies in respect of, and otherwise deal with the Tenant Financing Separate Collateral (other than the Related Property) in any manner whatsoever (subject to the terms of the Tenant Financing Documents and, in the case of the Tenant Financing Leasehold Mortgage, the terms of the Non-CPLV Lease) and without any restriction imposed by this Agreement and neither Landlord nor any Landlord Financing Lender shall have any right to object to any action taken (or not taken) or any enforcement action or other exercise of remedies by the Tenant Financing Claimholders in respect of Tenant Financing Separate Collateral (other than the Related Property). Without limiting the generality of the foregoing, each of the Tenant Financing Collateral Agents and other Tenant Financing Claimholders shall have no obligation to segregate, hold in trust or pay over to Landlord any Tenant Financing Separate Collateral or any proceeds thereof.

(b) Notwithstanding anything to the contrary set forth in this Agreement, Landlord Financing Lenders shall not take any Enforcement Action in respect of any or all of the Non-CPLV Lease Collateral, except subject to the terms hereunder. Nothing in this Agreement shall govern, apply to, or create any restrictions or limitations with respect to the Liens of the Landlord Financing Lenders in the Landlord Financing Collateral (including the Non-CPLV Lease Collateral), it being understood and agreed that the Landlord Financing Lenders may hold, exercise remedies in respect of, and otherwise deal with the Landlord Financing Collateral (except that the Non-CPLV Lease Collateral shall be subject to the terms hereunder) in any manner whatsoever (subject to the terms of the Loan Documents (as defined in the Landlord Financing Fee Mortgage)) and without any restriction imposed by this Agreement and neither Tenant nor any Tenant Financing Claimholder shall have any right to object to any action taken (or not taken) or any enforcement action or other exercise of remedies by the Landlord Financing Lender in respect of Landlord Financing Collateral (except that the Non-CPLV Lease Collateral shall be subject to the terms hereunder). Without limiting the generality of the foregoing, the Landlord Financing Lenders shall have no obligation to segregate, hold in trust or pay over to any party hereunder, any Landlord Financing Collateral or any proceeds thereof.

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2.5 Perfection of Liens. Except for the arrangements contemplated by Section 5.3 and subject to the terms and provisions thereof, Landlord shall not be responsible for perfecting and maintaining the perfection of Liens with respect to the Non-CPLV Lease Collateral for the benefit of the Tenant Financing Collateral Agents or the Tenant Financing Claimholders. This Agreement shall not impose on Landlord, the any Landlord Financing Lender, the Tenant Financing Collateral Agents, the Tenant Financing Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Non-CPLV Lease Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.6 Nature of Non-CPLV Lease Obligations. Landlord acknowledges that the terms of the Tenant Financing Documents and the Tenant Financing Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Tenant Financing Obligations may be increased or replaced, in each event, without notice to or consent by Landlord (except as set forth in the Non-CPLV Lease) and without affecting the provisions hereof. None of the provisions of this Agreement shall be altered or otherwise affected by any amendment, modification, extension, repayment, increase or replacement of either the Tenant Financing Obligations, Landlord Financing Obligations or the Non-CPLV Lease Obligations, or any portion thereof.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) Subject to Section 3.1(c) of this Agreement and Section 6.3(d) of the Non-CPLV Lease, unless and until the earlier of (x) the Discharge of Tenant Financing Obligations has occurred or (y) the Non-CPLV Lease Exercise Conditions have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, Landlord:

(1) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies (other than a Permitted Non-CPLV Lease Reserve Account Collateral Application) with respect to the Non-CPLV Lease Collateral; provided that any exercise by Landlord prior to the Non-CPLV Lease Termination Conditions shall be subject to the limitations in the Non-CPLV Lease and Landlord may not complete any foreclosure prior to the satisfaction of the Non-CPLV Lease Termination Conditions;

(2) except as set forth in Section 2.4 or 3.1(e), will not contest, protest, object to or take any other action that would hinder any foreclosure proceeding or action brought by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder or any other exercise by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of any rights and remedies relating to the Non-CPLV Lease Collateral under the Tenant Financing Documents or

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otherwise (including any Enforcement Action initiated by or supported by any Tenant Financing Collateral Agent or any Tenant Financing Claimholder), provided that such Enforcement Action, foreclosure proceeding, action or other exercise of rights and remedies is in accordance with the provisions of the Non-CPLV Lease and this Agreement; and

(3) will not bid for or purchase Non-CPLV Lease Collateral at any public, private or judicial foreclosure upon such Non-CPLV Lease Collateral initiated by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, or any sale of Non-CPLV Lease Collateral during an Insolvency or Liquidation Proceeding, in each case in connection with a Tenant Financing Permitted Action.

(b) Subject to Section 2.4, Section 3.1 and Section 6 of this Agreement, until the Discharge of Tenant Financing Obligations has occurred, so long as the Non-CPLV Lease Exercise Conditions have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders shall have the exclusive right to commence and maintain an Enforcement Action (but excluding any Permitted Non-CPLV Lease Reserve Account Collateral Application) and make determinations regarding the release, disposition or restrictions with respect to the Non-CPLV Lease Collateral without any consultation with or the consent of Landlord; provided that (A) with respect to any Non-CPLV Lease Collateral and any Related Property, such Enforcement Action is a Tenant Financing Permitted Action and provided any acquirer of such Non-CPLV Lease Collateral and such Related Property expressly agrees in writing for the benefit of Landlord that such Non-CPLV Lease Collateral and such Related Property that is transferred will be made available to the new tenant of the Leased Premises and will be utilized on the Tenant’s Leasehold Estate in connection with a New Lease or any transfer of Tenant’s Leasehold Estate to a Replacement Tenant under Section 17.1(e) and 22 of the Non-CPLV Lease (but subject in each case to Section 6 of the Non-CPLV Lease) and (B) notwithstanding any such Enforcement Action or other exercise of any such right or remedy, the Non-CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord (which has been collaterally assigned to the Landlord Financing Lenders) and the Tenant Collateral Agent or its designee or assignee so acquiring the Non-CPLV Lease Collateral (whether in connection with any credit bid, Enforcement Action or otherwise) shall expressly acknowledge in writing that it is acquiring the Non-CPLV Lease Collateral subject to the first priority Lien of Landlord (which has been collaterally assigned to Landlord Financing Lenders). It is the express intention of all the parties hereto that the Non-CPLV Lease Collateral remain subject to the Non-CPLV Lease (or any New Lease entered into in accordance with Section 17.1(f) of the Non-CPLV Lease), including after the exercise of any rights and remedies by any Tenant Financing Collateral Agent and/or any other Tenant Financing Claimholder. In commencing or maintaining any Enforcement Action or

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otherwise exercising rights and remedies with respect to the Non-CPLV Lease Collateral, the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders may enforce the provisions of the Tenant Financing Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with Landlord, subject in all respects to the provisions of this Agreement.

(c) Notwithstanding the foregoing, prior to the Discharge of Tenant Financing Obligations or the occurrence of the Non-CPLV Lease Termination Conditions, Landlord may:

(1) Subject to Section 6 hereof, take any and all actions and enforce any rights available to a secured creditor with respect to the Non-CPLV Lease Collateral in any Insolvency or Liquidation Proceeding; provided that so long as any Tenant Financing Collateral Agent or any Tenant Financing Claimholder is pursuing a Tenant Financing Permitted Action, Landlord shall not take any action intended to frustrate such action and provided further than Landlord may not complete any foreclosure prior to the satisfaction of the Non-CPLV Lease Termination Conditions;

(2) file a claim or statement of interest with respect to the Non-CPLV Lease Obligations in any Insolvency or Liquidation Proceeding;

(3) take any action in order to create or perfect or, so long as not adverse to the rights of any Tenant Financing Collateral Agent or other Tenant Financing Claimholders hereunder, preserve or protect, its Lien on the Non-CPLV Lease Collateral;

(4) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of Landlord, including any claims secured by the Non-CPLV Lease Collateral, if any, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement;

(5) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions, in each case, in a manner that is not prohibited by, or inconsistent with, this Agreement, with respect to the Non-CPLV Lease Obligations and the Non-CPLV Lease Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by Landlord may be inconsistent with the provisions of this Agreement;

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(6) subject to the limitations in the Non-CPLV Lease, commence an Enforcement Action with respect to the Non-CPLV Lease Collateral; provided that Landlord shall not (i) complete any such Enforcement Action which results, or allow any such Enforcement Action to result, in a sale, lease, exchange, transfer or other disposition of Non-CPLV Lease Collateral, in each case, prior to the occurrence of the Non-CPLV Lease Termination Conditions or (ii) commence any such Enforcement Action prior to the occurrence of Non-CPLV Lease Termination Conditions that would, or allow any such Enforcement Action to progress to a point at which it would be inconsistent with the terms of this Agreement, it being acknowledged that any Enforcement Action by Landlord (whether such Enforcement Action is commenced before or after the occurrence of the Non-CPLV Lease Exercise Conditions) undertaken on or after the occurrence of the Non-CPLV Lease Termination Conditions shall be permitted in accordance with Section 3.2;

(7) exercise any of its rights or remedies with respect to the Non-CPLV Lease Collateral after the occurrence of the Non-CPLV Lease Termination Conditions;

(8) exercise any and all its rights and remedies in its capacity as “landlord” under the Non-CPLV Lease other than to institute Enforcement Actions that are expressly prohibited, restricted or otherwise limited by this Agreement or the Non-CPLV Lease; and

(9) take any action pursuant to and in accordance with Section 6.3(d) of the Non-CPLV Lease.

Landlord agrees that it will not take or receive any Non-CPLV Lease Collateral or any proceeds of Non-CPLV Lease Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Non-CPLV Lease Collateral in its capacity as a creditor, except to the extent that the Non-CPLV Lease Termination Conditions have occurred. Without limiting the generality of the foregoing, unless and until the Non-CPLV Lease Termination Conditions have occurred, except as expressly provided in Section 3.1(a) or this Section 3.1(c) or any other provision of this Agreement, the sole right of Landlord with respect to the Non-CPLV Lease Collateral is to hold a Lien on the Collateral pursuant to the Non-CPLV Lease Collateral Documents for the period and to the extent granted therein.

(d) Except as specifically prohibited by or limited by this Agreement, Landlord may exercise rights and remedies in its capacity as landlord under the Non-CPLV Lease against Tenant in accordance with the terms of the Non-CPLV Lease Documents and applicable law (it being understood and agreed that this agreement is intended to allocate rights, benefits and obligations as between Landlord and Tenant Financing Claimholders and that as between Landlord and Tenant nothing in this Agreement is intended to give either any greater rights and remedies against the other than as set forth in the Non-CPLV

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Lease or to permit either to exercise such rights and remedies at a time or in a manner inconsistent with the Non-CPLV Lease); provided that in the event that Landlord becomes a judgment Lien creditor in respect of Non-CPLV Lease Collateral as a result of its enforcement of its rights as landlord under the Non-CPLV Lease, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Tenant Financing Obligations) in the same manner as the other Liens securing the Non-CPLV Lease Obligations are subject to this Agreement.

(e) Nothing in this Agreement shall prohibit the receipt by Landlord of the required payments of Rent and other amounts owed in respect of the Non-CPLV Lease Obligations so long as such receipt is not the direct or indirect result of the exercise by Landlord of rights or remedies as a secured creditor against the Non-CPLV Lease Collateral (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by Landlord or as a result of any other violation by Landlord of the express terms of this Agreement. Except as provided herein in respect of Related Property, nothing in this Agreement impairs or otherwise adversely affects any rights or remedies that any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder may have with respect to the Tenant Financing Separate Collateral.

3.2 Exercise of Remedies after Occurrence of Non-CPLV Lease Exercise Conditions.

(a) From and after the occurrence of the Non-CPLV Lease Exercise Conditions, until the Discharge of Non-CPLV Lease Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, as between Tenant Financing Claimholders and Landlord, Landlord shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Non-CPLV Lease Collateral without any consultation with or the consent of the Tenant Financing Claimholders and any Enforcement Action with respect to Non-CPLV Lease Collateral then undertaken by any Tenant Financing Collateral Agent shall thereupon immediately cease; provided, that as between Landlord and Tenant the limitations in the Non-CPLV Lease shall govern and control. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Non-CPLV Lease Collateral, Landlord may enforce the provisions of the Non-CPLV Lease Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion in compliance with any applicable law and the terms of the Non-CPLV Lease Documents and without consultation with the Tenant Financing Claimholders. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Non-CPLV Lease Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b) From and after the occurrence of the Non-CPLV Lease Exercise Conditions, until the Discharge of Non-CPLV Lease Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, the Tenant Financing Collateral Agents and the Tenant Financing Claimholders:

(1) will not commence, maintain or continue, or seek to commence, maintain or continue, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Non-CPLV Lease Collateral; and

(2) will not contest, protest, object to or take any other action that would hinder any foreclosure proceeding or action brought by Landlord or any other exercise by Landlord of any rights and remedies relating to the Non-CPLV Lease Collateral under the Non-CPLV Lease Documents or otherwise (including any Enforcement Action initiated by or supported by Landlord), and it is hereby acknowledged and agreed that Landlord may apply any proceeds of any exercise of rights and remedies with respect to the Non-CPLV Lease Collateral received by it against the Non-CPLV Lease Obligations regardless of the lien priorities set forth herein, and the Tenant Financing Claimholders hereby waive any right to such proceeds.

(c) Notwithstanding the foregoing, from and after the occurrence of the Non-CPLV Lease Exercise Conditions and prior to the Discharge of Non-CPLV Lease Obligations, any Tenant Financing Collateral Agent and any other Tenant Financing Claimholder may:

(1) file a claim or statement of interest with respect to the Tenant Financing Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Tenant;

(2) take any action not adverse to the rights of Landlord hereunder, in order to create, perfect, preserve or protect its Lien on the Non-CPLV Lease Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Tenant Financing Claimholders, including any claims secured by the Non-CPLV Lease Collateral, if any, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement;

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(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case in a manner that is not prohibited by, or inconsistent with, this Agreement, with respect to the Tenant Financing Obligations and the Non-CPLV Lease Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder may be inconsistent with the provisions of this Agreement;

(5) except to the extent that such actions would adversely impact the right of Tenant, or any Replacement Tenant, to make full use of such property in the operation of the Leased Properties, bid for or purchase Non-CPLV Lease Collateral at any public, private or judicial foreclosure upon such Non-CPLV Lease Collateral initiated by any Landlord, or at any sale of Non-CPLV Lease Collateral during an Insolvency or Liquidation Proceeding; and

(6) subject in all respects to Section 2.4 as to the Related Property, exercise any rights and remedies against any Tenant Financing Separate Collateral.

Each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, agrees that, from and after the occurrence of the Non-CPLV Lease Exercise Conditions, it will not take or receive any Non-CPLV Lease Collateral or any proceeds of Non-CPLV Lease Collateral resulting from the exercise of any right or remedy (including set-off and recoupment) with respect to any Non-CPLV Lease Collateral, unless and until the Discharge of Non-CPLV Lease Obligations has occurred. Without limiting the generality of the foregoing, from and after the occurrence of the Non-CPLV Lease Exercise Conditions, unless and until the Discharge of Non-CPLV Lease Obligations has occurred, except as expressly provided in Section 6.4 and this Section 3.2(c), the sole right of the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders with respect to the Non-CPLV Lease Collateral is to hold and maintain a Lien on the Collateral pursuant to the Tenant Financing Collateral Documents for the period and to the extent granted therein.

(d) Solely to the extent not inconsistent with this Agreement, the Tenant Financing Collateral Agents and other Tenant Financing Claimholders may exercise rights and remedies as unsecured creditors against Tenant in accordance with the terms of the Tenant Financing Documents and applicable law; provided that (i) in the event that any Tenant Financing Claimholder becomes a judgment Lien creditor in respect of Non-CPLV Lease Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Tenant Financing Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Non-CPLV Lease Obligations) in the same manner as the other Liens securing the Tenant Financing Obligations are subject to this Agreement.

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(e) Nothing in this Agreement shall prohibit the receipt by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder of the required payments of principal, interest and other amounts owed in respect of the Tenant Financing Obligations so long as such receipt is not the direct or indirect result of the exercise by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of rights or remedies as a secured creditor with respect to the Non-CPLV Lease Collateral (including set-off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the Non-CPLV Lease Collateral held by any of them or as a result of any other violation by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder of the terms of this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by any Landlord Financing Lender of the required payments of principal, interest and other amounts owed in respect of the Landlord Financing Obligations in accordance with the Landlord Financing Documents so long as such receipt is not the direct or indirect result of the exercise by any Landlord Financing Lender of rights or remedies as a secured creditor with respect to the Non-CPLV Lease Collateral (including set off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the Non-CPLV Lease Collateral held by any of them or as a result of any other violation by any Landlord Financing Lender of the terms of this Agreement.

(g) Nothing in this Agreement shall prohibit the receipt by Landlord of the required payments of principal, interest and other amounts owed in respect of the Non-CLPV Lease Obligations so long as such receipt is not the direct or indirect result of the exercise by Landlord of rights or remedies as a secured creditor with respect to the Non-CPLV Lease Collateral (including set off and recoupment) in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien on the Non-CPLV Lease Collateral held by any of them or as a result of any other violation by Landlord of the terms of this Agreement and so long as the Landlord has acted in accordance with the Lease and the Non-CPLV Lease Documents.

3.3 Actions Upon Breach; Specific Performance. The parties hereto acknowledge and agree that if any Tenant Financing Claimholder or Landlord in any way takes, attempts to or threatens to take any action in contravention of the terms of the Agreement (including any attempt to realize upon or enforce any remedy with respect to this Agreement), (i) Landlord’s damages or the Tenant Financing Claimholders’ damages, as applicable, from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Tenant Financing Claimholder or Landlord, as applicable, waives any defense that Landlord or the Tenant Financing Claimholders, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages. Each of Landlord and any Tenant Financing Collateral Agent may demand

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injunctive relief and/or specific performance of this Agreement. Landlord and each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of injunctive relief and/or specific performance in any action which may be brought by Landlord or any Tenant Financing Collateral Agent or other Tenant Financing Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by Landlord or any Tenant Financing Collateral Agent on behalf of itself and each other Tenant Financing Claimholder represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds.

(a) So long as the Discharge of Tenant Financing Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, unless the Non-CPLV Lease Exercise Conditions have occurred, upon the entry and consummation of (i) any New Lease pursuant to and in accordance with Section 17.1(f) of the Non-CPLV Lease, or (ii) any transfer of Tenant’s Leasehold Estate to a Replacement Tenant pursuant to and in accordance with Section 17.1(d) of the Non-CPLV Lease, Section 17.1(e) of the Non-CPLV Lease and/or Section 22 of the Non-CPLV Lease, in each case in a manner consistent with this Agreement, any proceeds from such transaction received by the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders shall be applied by the applicable Tenant Financing Collateral Agent to the Tenant Financing Obligations in such order as specified in the relevant Tenant Financing Documents; provided that any Non-CPLV Lease Collateral (but not the proceeds thereof) and, solely to the extent that such Tenant Financing Collateral Agent is reasonably capable of causing such property to be so transferred, the Related Property shall be transferred by the applicable Tenant Financing Collateral Agent to the new Tenant under the Non-CPLV Lease (or New Lease) in accordance with the terms of Section 17.1(e) or 17.(f) of the Non-CPLV Lease. Upon the Discharge of Tenant Financing Obligations, the applicable Tenant Financing Collateral Agent shall deliver such proceeds of such Non-CPLV Lease Collateral to Tenant, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

(b) From and after the earlier to occur of the Discharge of Tenant Financing Obligations and the Non-CPLV Lease Exercise Conditions, so long as the Discharge of Non-CPLV Lease Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant, any Non-CPLV Lease Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by Landlord shall be transferred to any new Tenant to the extent required by the Non-CPLV Lease subject to a lien in favor of Landlord. Upon the Discharge of

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Non-CPLV Lease Obligations, Landlord shall, in the following order, (x) unless a Discharge of Tenant Financing Obligations has already occurred, deliver any remaining proceeds of Non-CPLV Lease Collateral held by it to the Designated Tenant Financing Collateral Agent to be applied by the Tenant Financing Collateral Agents to the Tenant Financing Obligations in such order as specified in the Tenant Financing Documents until a Discharge of Tenant Financing Obligations and (y) if a Discharge of Tenant Financing Obligations has already occurred, deliver such proceeds of Non-CPLV Lease Collateral to Tenant, its successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2 Future Liens. Any Lien encumbering the Non-CPLV Lease Collateral received by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder in respect of any of the Tenant Financing Obligations in any Insolvency or Liquidation Proceeding and (y) any Lien encumbering the Non-CPLV Lease Collateral received by Landlord in respect of the Non-CPLV Lease Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

4.3 Release of Liens. Upon any sale or disposition of Non-CPLV Lease Collateral by Landlord pursuant to an Enforcement Action not prohibited by the terms of this Agreement that results in the release of the Lien securing the Non-CPLV Lease Obligations, on all or any portion of any Non-CPLV Lease Collateral, the Lien securing the Tenant Financing Obligations on such Non-CPLV Lease Collateral shall be automatically and unconditionally released with no further consent or action of any Person. The Tenant Financing Collateral Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Landlord shall request to evidence any release of the Liens securing the Tenant Financing Obligations described in this Section 4.3; provided that Landlord shall have delivered to the Tenant Financing Collateral Agent a written request therefor and a certificate of the Landlord to the effect that the release of such Non-CPLV Lease Collateral is in compliance with this Agreement.

SECTION 5. Other Agreements.

5.1 Insurance

The rights of any party hereto in or with respect to insurance policies and proceeds thereof covering the Non-CPLV Lease Collateral shall be governed by the terms of the Non-CPLV Lease.

5.2 Intercreditor Legend.

(a) Tenant agrees that each Tenant Financing Collateral Document relating to the Non-CPLV Lease Collateral shall include the following language (or language to similar effect approved by Landlord):

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“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent] pursuant to this Agreement in the Non-CPLV Lease Collateral and the exercise of any right or remedy by the [Collateral Agent] hereunder against the Non-CPLV Lease Collateral are subject to the provisions of the Intercreditor Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the persons party thereto as Landlord, as the holders of the Non-CPLV Lease Obligations, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Collateral Agent, the persons party thereto from time to time as tenants, collectively, as Tenant, each Landlord Financing Lender and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement with respect to the Non-CPLV Lease Collateral and the Related Property and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(b) Landlord and Tenant agree that each Non-CPLV Lease Collateral Document shall include the following language (or language to similar effect approved by each Tenant Financing Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to Landlord pursuant to this Agreement in the Non-CPLV Lease Collateral] and the exercise of any right or remedy by Landlord hereunder against the [Non-CPLV Lease Collateral] are subject to the provisions of the Intercreditor Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the persons party thereto as Landlord, as the holders of the Non-CPLV Lease Obligations, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Credit Agreement Collateral Agent, the persons party thereto from time to time as tenants, collectively, as Tenant, each Landlord Financing Lender and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement with respect to the Non-CPLV Lease Collateral and the Related Property and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.3 Gratuitous Bailee/Agent for Perfection.

(a) (i) Solely with respect to any deposit accounts and securities accounts constituting Non-CPLV Lease Collateral (the “Pledged Collateral”) under the control (within the meaning of Section 9-104 or 9-106 of the UCC) of Landlord or any Landlord Financing Lender, Landlord and such Landlord Financing Lender agree to also hold control over such deposit accounts for the Tenant Financing Collateral Agents, subject to the terms and conditions of this Section 5.3.

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(ii) Solely with respect to any deposit accounts and securities accounts constituting Non-CPLV Lease Collateral (the “Pledged Collateral”) under the control (within the meaning of Section 9-104 or 9-106 of the UCC) of any Tenant Financing Collateral Agent or any Tenant Financing Claimholder, such Tenant Financing Collateral Agent and such Tenant Financing Claimholder agree to also hold control over such deposit accounts for the Landlord (or, if applicable, each Landlord Financing Lender), subject to the terms and conditions of this Section 5.3.

(b) Neither Landlord nor any Landlord Financing Lender shall have any obligation whatsoever to any Tenant Financing Collateral Agent or any Tenant Financing Claimholder to ensure that the Pledged Collateral is genuine or owned by Tenant, to perfect the security interest of the Tenant Financing Collateral Agents or other Tenant Financing Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.3. The duties or responsibilities of Landlord and each Landlord Financing Lender under this Section 5.3 shall be limited solely to holding such deposit accounts and securities accounts, as agent in accordance with this Section 5.3.

(c) Neither Landlord nor any Landlord Financing Lender shall have by reason of the Non-CPLV Lease Collateral Documents, the Tenant Financing Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder and the Tenant Financing Collateral Agents and the Tenant Financing Claimholders hereby waive and release Landlord and Landlord Financing Lender from all claims and liabilities arising pursuant to Landlord’s role under this Section 5.3 with respect to the Pledged Collateral. Subject to the terms of this Agreement, it is understood and agreed that the interests of Landlord and each Landlord Financing Lender, on the one hand, and the Tenant Financing Collateral Agents and the Tenant Financing Claimholders on the other hand with respect to the Non-CPLV Lease Collateral, may differ and each of Landlord and each Landlord Financing Lender shall be fully entitled to act in its own interest without taking into account the interests of the Tenant Financing Collateral Agents or the Tenant Financing Claimholders except as otherwise provided in this Agreement.

(d) Upon the Discharge of Non-CPLV Lease Obligations, Landlord or the applicable Landlord Financing Lender (provided that such Landlord Financing Lender shall have received a written instruction from Tenant and Landlord instructing it to do so), as applicable, shall, deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), in the following order: (x) if a Discharge of Tenant Financing Obligations has not already occurred, to the Designated Tenant Financing Collateral Agent and (y) if a Discharge of Tenant Financing Obligations has already occurred, to Tenant or to whomever may be lawfully

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entitled to receive the same. Following the Discharge of Non-CPLV Lease Obligations, each of Landlord and each Landlord Financing Lender further agrees to take all other action reasonably requested by any Tenant Financing Collateral Agent at the expense of Tenant in connection with such Tenant Financing Collateral Agent obtaining a first-priority security interest in the Pledged Collateral. After the Discharge of Non-CPLV Lease Obligations has occurred, upon the Discharge of Tenant Financing Obligations, the applicable Tenant Financing Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty) to Tenant or to whomever may be lawfully entitled to receive the same.

5.4 When Discharge of Obligations Deemed to Not Have Occurred.

(a) If, at any time after the termination of the Non-CPLV Lease has occurred or contemporaneously therewith, a New Lease is entered into in accordance with the Non-CPLV Lease, then such New Lease shall automatically be treated as the Non-CPLV Lease for all purposes of this Agreement and the obligations under such New Lease shall automatically be treated as Non-CPLV Lease Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Non-CPLV Lease Collateral set forth herein. In such event, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement, and (i) the tenant under such New Lease shall become party hereto as Tenant and shall be treated for all purposes hereunder as Tenant and (ii) such tenant, Landlord, each Tenant Financing Collateral Agent, Landlord Financing Lender and each other party hereto shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as any Tenant Financing Collateral Agent, Landlord or each Landlord Financing Lender shall reasonably request in order to provide it the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. This Section 5.4(a) shall survive termination of this Agreement.

(b) If, at any time after the Discharge of Tenant Financing Obligations has occurred, Tenant enters into any Additional Tenant Financing Loan Document evidencing any Additional Tenant Financing Obligations, so long as the Tenant Financing Collateral Agent and the Tenant Financing Claimholders are Permitted Leasehold Mortgagees (as defined in the Non-CPLV Lease) then Landlord and each Landlord Financing Lender, at the cost and expense of Tenant, shall, upon the request of Tenant, promptly enter into a new intercreditor agreement, in substantially the same form as this Agreement, with the Tenant Financing Collateral Agent in respect of such Additional Tenant Financing Obligations and the Tenant. This Section 5.4(b) shall survive termination of this Agreement.

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5.5 Amendments to Tenant Financing Documents. Each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, agrees that it shall not at any time execute or deliver any amendment, restatement, or modification to any Tenant Financing Document that would violate the terms and provisions of this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Relief from Automatic Stay. Prior to the occurrence of the Non-CPLV Lease Exercise Conditions, Landlord agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of the Non-CPLV Lease Collateral, without the prior written consent of the Tenant Financing Collateral Agent (acting upon the written instruction of the Tenant Financing Claimholders) so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee. At all times thereafter, none of the Credit Agreement Collateral Agent or any Credit Agreement Claimholder will seek relief from the automatic stay or from any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case solely in respect of the Non-CPLV Lease Collateral and the Related Property, without the prior written consent of Landlord.

6.2 Finance and Sale Issues. Prior to the occurrence of the Non-CPLV Lease Exercise Conditions, if Tenant shall be subject to any Insolvency or Liquidation Proceeding and any Tenant Financing Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Tenant Financing Collateral Agent or any other creditor has a Lien, or to permit Tenant to obtain financing, whether from the Tenant Financing Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), in each case in a manner not inconsistent with the terms of this Agreement, then Landlord will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to such Tenant Financing Collateral Agent), so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee and so long as (a) any Liens on the Non-CPLV Lease Collateral securing such DIP Financing are subordinated to the Liens on the Non-CPLV Lease Collateral securing the Non-CPLV Lease Obligations in accordance with the terms of this Agreement and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the Non-CPLV Lease that may arise prior to any rejection of the Non-CPLV Lease. Prior to the occurrence of the Non-CPLV Lease Exercise Conditions, Landlord shall not provide any DIP Financing to Tenant without the prior written consent of the Tenant Financing Collateral Agents so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee. Landlord agrees that, unless the Non-CPLV Lease Exercise Conditions have occurred, it will (including, without limitation, in an Insolvency or Liquidation Proceeding) (i) not seek consultation rights in connection with, and will not object to or oppose, any sale, liquidation or other disposition of any assets of Tenant, including the Non-CPLV Lease Collateral, that is supported by the Tenant Financing Collateral Agents so long as Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee and (ii) be deemed to

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have consented to such sale, liquidation or other disposition, provided that (A) such sale, liquidation or other disposition shall be made pursuant to a Tenant Financing Permitted Action to the same Person who acquires Tenant’s Leasehold Estate (as defined in the Non-CPLV Lease) in accordance with the Non-CPLV Lease and the Person so acquiring the Non-CPLV Lease Collateral shall expressly acknowledge in writing that it is acquiring the Non-CPLV Lease Collateral subject to the continuing first priority lien of Landlord, and (B) notwithstanding any such sale, liquidation or other disposition, the Non-CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord. Landlord further agrees that, unless the Non-CPLV Lease Exercise Conditions have occurred, it will not directly or indirectly oppose or impede any such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the Tenant Financing Collateral Agents are each a Permitted Leasehold Mortgagee and have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event Landlord will be deemed to have consented to the sale or disposition of Non-CPLV Lease Collateral, and provided that (A) such sale, liquidation or other disposition shall be made pursuant to a Tenant Financing Permitted Action to the same Person who acquires Tenant’s Leasehold Estate (as defined in the Non-CPLV Lease) in accordance with the Non-CPLV Lease and (B) notwithstanding any such sale, liquidation or other disposition, the Non-CPLV Lease Collateral shall remain subject to the continuing first priority lien of Landlord and the Person so acquiring the Non-CPLV Lease Collateral shall expressly acknowledge in writing that it is acquiring the Non-CPLV Lease Collateral subject to the lien of Landlord.

No Tenant Financing Claimholder may participate, directly or indirectly, in, or support any other Person that is seeking approval of, any DIP Financing secured by Non-CPLV Lease Collateral unless (a) any Liens on the Non-CPLV Lease Collateral securing such DIP Financing are subordinated to the Liens on the Non-CPLV Lease Collateral securing the Non-CPLV Lease Obligations in accordance with the terms of this Agreement and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the Non-CPLV Lease that may arise prior to any rejection of the Non-CPLV Lease.

For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, prior to the occurrence of the Non-CPLV Lease Exercise Conditions, neither Landlord nor Landlord Financing Lender may participate, directly or indirectly, in, or support any other Person that is seeking approval of, any DIP Financing secured by Tenant Financing Separate Collateral unless (a) any Liens on the Tenant Financing Separate Collateral securing such DIP Financing are subordinated to the Liens on the Tenant Financing Separate Collateral securing the Tenant Financing Obligations and (b) no amounts owed by Tenant under such DIP Financing take priority over any claims under the Tenant Financing Documents on Tenant Financing Separate Collateral.

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After the occurrence of the Non-CPLV Lease Exercise Conditions, each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, (including, without limitation, in an Insolvency or Liquidation Proceeding) (i) shall not seek consultation rights in connection with, and shall not object to or oppose, any sale, liquidation or other disposition of any Non-CPLV Lease Collateral or Related Property, that is supported by the Landlord and (ii) shall be deemed to have consented to such sale, liquidation or other disposition. Each Tenant Financing Representative further agrees that, after the occurrence of the Non-CPLV Lease Exercise Condition, it will not directly or indirectly oppose or impede any such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the Landlord has consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event each Tenant Financing Representative, on behalf of itself and the Tennant Financing Claimholders, agrees will be deemed to have consented to the sale or disposition of Non-CPLV Lease Collateral.

6.3 Adequate Protection.

(a) Landlord agrees that it shall not object to or contest, or support any other Person objecting to or contesting, in each case to the extent that such actions are not inconsistent with this Agreement, (i) any request by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder for adequate protection under Bankruptcy Law; (ii) any objection by any Tenant Financing Collateral Agent or other Tenant Financing Claimholder to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to any Tenant Financing Collateral Agent or other Tenant Financing Claimholder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided, in each case, that (a) such adequate protection does not result in any Tenant Financing Claimholders receiving any Lien on Non-CPLV Lease Collateral that is not subordinated to the Liens on the Non-CPLV Lease Collateral securing the Non-CPLV Lease Obligations in accordance with the terms of this Agreement, (b) no amounts owed by Tenant with respect to such adequate protection take priority over any claims under the Non-CPLV Lease that may arise prior to any rejection of the Non-CPLV Lease and (c) Tenant Financing Collateral Agent is a Permitted Leasehold Mortgagee.

(b) Each Tenant Financing Representative, on behalf of itself and the Tenant Financing Claimholders, agrees that it shall not object to or contest, or support any other Person objecting to or contesting, in each case to the extent that such actions are not inconsistent with this Agreement, (i) any request by Landlord for adequate protection under Bankruptcy Law; or (ii) any objection by Landlord to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Landlord under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

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6.4 Avoidance Issues. If Landlord is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Tenant any amount paid in respect of Non-CPLV Lease Obligations (a “Landlord Recovery”), then Landlord shall be entitled to a reinstatement of its Non-CPLV Lease Obligations with respect to all such recovered amounts on the date of such Landlord Recovery, and from and after the date of such reinstatement the Discharge of Non-CPLV Lease Obligations shall be deemed not to have occurred for all purposes hereunder. If any Tenant Financing Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Tenant any amount paid in respect of Tenant Financing Obligations (a “Tenant Financing Recovery” and, together with a Landlord Recovery, a “Recovery”), then such Tenant Financing Claimholder shall be entitled to a reinstatement of its Tenant Financing Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Tenant Financing Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. The parties hereto agree that they shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. This Section 6.4 shall survive termination of this Agreement.

6.5 Post-Petition Interest.

(a) No Tenant Financing Collateral Agent or other Tenant Financing Claimholder shall oppose or seek to challenge any claim by Landlord for allowance in any Insolvency or Liquidation Proceeding of Non-CPLV Lease Obligations consisting of Post-Petition Interest to the extent of the value of Landlord’s Lien on the Non-CPLV Lease Collateral, without regard to the existence of the Liens of the Tenant Financing Collateral Agents or the other Tenant Financing Claimholders on the Non-CPLV Collateral.

(b) Landlord shall not oppose or seek to challenge any claim by any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder for allowance in any Insolvency or Liquidation Proceeding of Tenant Financing Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Tenant Financing Collateral Agents, on behalf of the Tenant Financing Claimholders, on the Tenant Financing Collateral (after taking into account the amount of the Non-CPLV Lease Obligations and the provisions of this Agreement).

6.6 Separate Grants of Security and Separate Classification. Each of the Tenant Financing Collateral Agents, on behalf of itself and each other Tenant Financing Claimholder represented by it, and Landlord acknowledges and agrees that:

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(a) the grants of Liens pursuant to the Non-CPLV Lease Collateral Documents and the Tenant Financing Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Non-CPLV Lease Collateral, the Tenant Financing Obligations are fundamentally different from the Non-CPLV Lease Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Landlord and the Tenant Financing Claimholders in respect of the Non-CPLV Lease Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as contemplated hereunder as if there were separate classes of secured claims against Tenant in respect of the Non-CPLV Lease Collateral.

6.7 Effectiveness in Insolvency or Liquidation Proceedings. Each party hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to Tenant will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

6.8 Unsecured Creditor/DIP Financing Lender. Each Tenant Financing Representative, on behalf of itself and each Tenant Financing Claimholder, and Landlord further agree that it shall not take any action or exercise any rights or remedies prohibited by this Agreement, including this Section 6 in its capacity as an unsecured creditor or creditor under a DIP Financing.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, Landlord acknowledges that it has independently and without reliance on any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Non-CPLV Lease Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Non-CPLV Lease Documents or this Agreement. Other than reliance on the terms of this Agreement, each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, acknowledges that it and such other Tenant Financing Claimholders have, independently and without reliance on Landlord, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Tenant Financing Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Tenant Financing Documents or this Agreement.

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7.2 No Warranties or Liability. Landlord acknowledges and agrees that no Tenant Financing Collateral Agent or other Tenant Financing Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Tenant Financing Documents, the ownership of any Non-CPLV Lease Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Tenant Financing Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Tenant Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder, acknowledges and agrees that Landlord has not made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Non-CPLV Lease Documents, the ownership of any Non-CPLV Lease Collateral or the perfection or priority of any Liens thereon.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of Landlord, each Landlord Financing Lender and the Tenant Financing Collateral Agents and the other Tenant Financing Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Non-CPLV Lease Documents and Landlord Financing Documents or any Tenant Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Non-CPLV Lease Obligations, Landlord Financing Documents or Tenant Financing Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Non-CPLV Lease Document, any Landlord Financing Document or any Tenant Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Non-CPLV Lease Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Non-CPLV Lease Obligations or Tenant Financing Obligations or any guarantee thereof;

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(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Tenant; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Tenant in respect of Landlord, the Non-CPLV Lease Obligations, any Tenant Financing Collateral Agent, any Tenant Financing Claimholder or the Tenant Financing Obligations in respect of this Agreement.

SECTION 8. Intentionally Deleted.

SECTION 9. Miscellaneous.

9.1 Integration. This Agreement, the Non-CPLV Lease Documents and the Tenant Financing Documents represent the entire agreement of Tenant, Landlord, the Tenant Financing Claimholders and, as between the Landlord and the Landlord Financing Lenders, the Landlord Financing Documents, with respect to the Non-CPLV Lease Collateral, and supersede any and all previous agreements and understandings, oral or written, relating to the Non-CPLV Lease Collateral. There are no promises, undertakings, representations or warranties by Tenant, Landlord, the Tenant Financing Claimholders or Landlord Financing Lender relative to the Non-CPLV Lease Collateral not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Non-CPLV Lease Documents or the Tenant Financing Documents with respect to the Non-CPLV Lease Collateral and Related Property, the provisions of this Agreement shall govern and control; provided that the foregoing shall not be construed to limit the relative rights and obligations as among the Tenant Financing Claimholders, which may be governed by separate intercreditor arrangements among them and provided further that notwithstanding the foregoing nothing in this agreement shall be construed to permit Landlord to exercise any rights or remedies against Tenant in contravention of the first sentence of Section 6.3(d) of the Non-CPLV Lease. The exercise of any right or remedy by the Landlord Note Lender hereunder is subject to the limitations of the Second Lien Intercreditor Agreement, dated as of October 6, 2017, by and among Wilmington Trust, National Association in its capacity as “First Lien Agent”, UMB Bank, National Association, as “Initial Other First Priority Lien Obligations Agent”, and UMB Bank, National Association, as “Trustee”.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. Each of Landlord and each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to Tenant shall include Tenant

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as debtor and debtor-in-possession and any receiver, trustee or similar person for Tenant in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (x) the date on which there has been a Discharge of Non-CPLV Lease Obligations and (y) the date on which there has been a Discharge of Tenant Financing Obligations, in each case, subject to Section 5.4 and Section 6.4; provided, however, that no termination shall relieve any party of its obligations incurred hereunder prior to the date of termination.

9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any party hereto shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4 Information Concerning Financial Condition of Tenant and its Subsidiaries. Landlord, on the one hand, and the Tenant Financing Claimholders and the Tenant Financing Collateral Agents, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Tenant and all endorsers and/or guarantors of the Non-CPLV Lease Obligations or the Tenant Financing Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Non-CPLV Lease Obligations or the Tenant Financing Obligations. Subject to Article XVII of the Non-CPLV Lease, neither Landlord, on the one hand, nor any Tenant Financing Collateral Agent or any other Tenant Financing Claimholder, on the other hand, shall have any duty to advise the others of information known to it regarding such condition or any such circumstances or otherwise.

9.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Tenant Financing Claimholders or Tenant Financing Collateral Agents pays over to Landlord under the terms of this Agreement, such Tenant Financing Claimholders and Tenant Financing Collateral Agents shall be subrogated to the rights of Landlord; provided that each such Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Non-CPLV Lease Obligations has occurred. Tenant acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Tenant Financing Collateral Agents or the Tenant Financing Claimholders that are paid over to Landlord pursuant to this Agreement shall not reduce any of the Tenant Financing Obligations.

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(b) With respect to the value of any payments or distributions in cash, property or other assets that Landlord pays over to any Tenant Financing Claimholders under the terms of this Agreement, Landlord shall be subrogated to the rights of such Tenant Financing Claimholders; provided that Landlord hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the earlier of (i) the date on which the Non-CPLV Lease Conditions have occurred and (ii) the Discharge of Tenant Financing Obligations has occurred. Tenant acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by Landlord that are paid over to Tenant Financing Claimholders pursuant to this Agreement shall not reduce any of the Non-CPLV Lease Obligations.

9.6 Additional Debt Facilities.

(a) Subject to the terms of the Non-CPLV Lease, Tenant may incur (or issue and sell), secure and guarantee one or more series or classes of Indebtedness that Tenant designates as Additional Tenant Financing Debt. Such Additional Tenant Financing Debt may be in addition to the Credit Agreement and/or may refinance the Credit Agreement in full or in part.

Subject to the terms of the Non-CPLV Lease, any such series or class of Additional Tenant Financing Debt may be secured by a Lien on the Non-CPLV Lease Collateral that is junior in priority to the Lien upon such Non-CPLV Lease Collateral securing the Non-CPLV Lease Obligations in accordance with the terms hereof, in each case under and pursuant to the relevant Tenant Financing Collateral Documents for such Series of Additional Tenant Financing Debt; provided, however, that unless such Indebtedness is part of an existing Series of Additional Tenant Financing Debt represented by a Tenant Financing Collateral Agent already party to this Agreement, the Additional Tenant Financing Collateral Agent of any such Additional Tenant Financing Debt becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) and (2) of Section 9.6(b). Upon any Additional Tenant Financing Collateral Agent so becoming a party hereto, all Additional Tenant Financing Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Non-CPLV Lease Collateral in accordance with the terms hereof and thereof.

(b) In order for an Additional Tenant Financing Collateral Agent to become a party to this Agreement:

(1) each such Additional Tenant Financing Collateral Agent must qualify as a Permitted Leasehold Mortgagee (as defined in the Lease);

(2) such Additional Tenant Financing Collateral Agent shall have executed and delivered to each other then-existing Tenant Financing Collateral Agent and Landlord a Joinder Agreement substantially in the form of Exhibit A hereto (with such changes as may be reasonably approved by such Persons and such Additional Tenant Financing Collateral Agent) pursuant to which such Additional Tenant Financing Collateral Agent becomes a Tenant Financing Collateral Agent hereunder and the related Tenant Financing Claimholders, as applicable, become subject hereto and bound hereby; and

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(3) Tenant shall have delivered a Designation to each other then-existing Tenant Financing Collateral Agent and Landlord substantially in the form of Exhibit B hereto, pursuant to which Tenant shall (A) identify the Indebtedness to be designated as Additional Tenant Financing Obligations, (B) specify the name and address of the applicable Additional Tenant Financing Collateral Agent, and (C) certify that the conditions set forth in this Section 9.6 are satisfied with respect to such Additional Tenant Financing Debt; provided that, in the case of a replacement or refinancing of the Credit Agreement, the Tenant may identify in such Designation a particular Tenant Financing Collateral Agent as the new Credit Agreement Collateral Agent, and in such case, such Tenant Financing Collateral Agent shall be deemed to be the Credit Agreement Collateral Agent for all purposes hereunder and the Tenant Financing Documents to which such Credit Agreement Collateral Agent is party shall be deemed to the Credit Agreement Loan Documents for all purposes hereunder.

(c) The Additional Tenant Financing Loan Documents relating to such Additional Tenant Financing Obligations shall provide that each of the applicable Additional Tenant Financing Claimholders with respect to such Additional Tenant Financing Obligations will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Tenant Financing Obligations and the Tenant Financing Obligations related thereto shall be subject to the terms and provisions of this Agreement.

(d) Upon the execution and delivery of a Joinder Agreement by an Additional Tenant Financing Collateral Agent in accordance with this Section 9.6, each other Tenant Financing Collateral Agent and Landlord shall acknowledge receipt thereof by countersigning a copy thereof and returning the same to such Additional Tenant Financing Collateral Agent; provided that the failure of any Tenant Financing Collateral Agent or Landlord to so acknowledge or return the same shall not affect the status of such Additional Tenant Financing Obligations as Tenant Financing Obligations, if the other requirements of this Section 9.6 are complied with.

(e) With respect to any incurrence, issuance or sale of Indebtedness after the date hereof under the Credit Agreement or the Additional Tenant Financing Loan Documents of a Series of Additional Tenant Financing Debt whose Tenant Financing Collateral Agent is already a party to this Agreement, the requirements of Section 9.6(b) shall not be applicable and such Indebtedness shall automatically constitute Additional Tenant Financing Debt subject to the provisions of this Agreement.

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(f) Landlord shall cause the Fee Mortgagee under any Fee Mortgage entered into after the date of this Agreement to become party to this Agreement as a Landlord Financing Lender by executing and delivering to each party hereto a joinder agreement in form and substance reasonably satisfactory to the Tenant Financing Collateral Agents pursuant to which such Fee Mortgagee agrees to be subject to and bound by the terms of this Agreement, including Section 2.1(c), as a Landlord Financing Lender.

9.7 Submission to Jurisdiction; Certain Waivers. Each of Tenant, Landlord, each Tenant Financing Collateral Agent on behalf of itself and each Tenant Financing Claimholder represented by it, and each Landlord Financing Lender hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and any bankruptcy court having jurisdiction over any Insolvency or Liquidation Proceeding, and appellate courts from any of the foregoing;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court, bankruptcy court or, to the fullest extent permitted by applicable law, in such federal court, and that any such court, including any bankruptcy court having jurisdiction over any Insolvency or Liquidation Proceeding, shall have the authority to enforce the terms of this Agreement (including by specific performance) in any such proceeding;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Non-CPLV Lease Document or Tenant Financing Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Non-CPLV Lease Document or Tenant Financing Document against Tenant or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Documents in any court referred to in Section 9.7(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

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(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 9.9 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 9.7(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

9.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.9 Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All notices to the Tenant Financing Claimholders permitted or required under this Agreement shall be sent to the applicable Tenant Financing Collateral Agent(s).

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9.10 Further Assurances. Landlord, each Tenant Financing Collateral Agent, on behalf of itself and each other Tenant Financing Claimholder under the Tenant Financing Documents represented by it, and Tenant, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Landlord or any Tenant Financing Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.11 APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE NON-CPLV LEASE COLLATERAL).

9.12 Binding on Successors and Assigns. This Agreement shall be binding upon Landlord, the Tenant Financing Collateral Agents, the other Tenant Financing Claimholders, Tenant and each Landlord Financing Lender and their respective successors and assigns from time to time. If any Tenant Financing Collateral Agent resigns or is replaced pursuant to the Tenant Financing Documents, its successor and/or assign shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of Tenant, including where any such bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Non-CPLV Lease Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

9.13 Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

9.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

9.15 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

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9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of Landlord, Tenant, each Landlord Financing Lender and the Tenant Financing Claimholders and their respective successors and assigns from time to time; provided that, with respect to the rights of Landlord expressly referred to in Section 2.1(c)(ii) of this Agreement, Landlord Financing Lender shall be an express and intended third party beneficiary of such rights of Landlord under such Section 2.1(c)(ii). Other than as set forth in Section 9.3 and Section 9.6, none of Tenant, Lease Guarantor, Manager or any other creditor shall have any rights hereunder and none of Tenant, Lease Guarantor, Manager or any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Tenant, which are absolute and unconditional, to pay the Non-CPLV Lease Obligations and perform obligations under the Non-CPLV Lease and the Tenant Financing Obligations as and when the same shall become due and payable in accordance with their terms.

9.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

9.18 Consent Agreement. For avoidance of doubt, and notwithstanding anything otherwise set forth herein, the parties hereto agree that any foreclosure or realization by any Tenant Secured Party under or pursuant to a Tenant Financing Document or upon Tenant’s interest under the Non-CPLV Lease or that would result in a transfer of all or any portion of the Tenant’s interest in (i) any of the Managed Facilities or any portion thereof, (ii) the Leased Property or any portion thereof, or (iii) the Non-CPLV Lease, the MLSA or Tenant’s rights or Manager’s obligations under the MLSA, shall in any case be subject to the applicable provisions, terms and conditions of Article XI of the MLSA, and of the Non-CPLV Lease, including Article 17 and Article 22 thereof.

9.19 Acknowledgment of Non-CPLV Lease as True Lease. Each Tenant Financing Representative, on behalf of itself and the related Tenant Financing Claimholders, agrees and acknowledges that it will not take any action, directly or indirectly, whether under this Agreement, the Tenant Financing Documents or otherwise, and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Tenant or Guarantor, (i) to challenge any assertion by any party that the Non-CPLV Lease is a true lease, or (ii) to contend that the Non-CPLV Lease is not a true lease or to support any such contention.

[Signature Pages Follow]

47

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

LANDLORD:

HORSESHOE COUNCIL BLUFFS LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HARRAH’S COUNCIL BLUFFS LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HARRAH’S METROPOLIS LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HORSESHOE SOUTHERN INDIANA LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

[Signatures continue on following pages]

NEW HORSESHOE HAMMOND LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HORSESHOE BOSSIER CITY PROP LLC,
a Louisiana limited liability company

By:
Name: John Payne
Title: President

HARRAH’S BOSSIER CITY LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

NEW HARRAH’S NORTH KANSAS CITY LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

[Signatures continue on following pages]

GRAND BILOXI LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HORSESHOE TUNICA LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

NEW TUNICA ROADHOUSE LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

CAESARS ATLANTIC CITY LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

BALLY’S ATLANTIC CITY LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

[Signatures continue on following pages]

HARRAH’S LAKE TAHOE LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HARVEY’S LAKE TAHOE LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

HARRAH’S RENO LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

BLUEGRASS DOWNS PROPERTY OWNER LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

[Signatures continue on following pages]

VEGAS DEVELOPMENT LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

VEGAS OPERATING PROPERTY LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

MISCELLANEOUS LAND LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

PROPCO GULFPORT LLC,
a Delaware limited liability company

By:
Name: John Payne
Title: President

Notice Address for the Landlords:

c/o VICI Properties Inc.

8329 West Sunset Road, Suite 210

Las Vegas, NV 89113

Attention: General Counsel

Email: corplaw@viciproperties.com

[Signatures continue on following pages]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Credit Agreement Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[NOTICE ADDRESS]

[Signatures continue on following pages]

Acknowledged and Agreed to by:

TENANT:

HBR REALTY COMPANY LLC,
a Nevada limited liability company

By:
Name:
Title:

HARVEYS IOWA MANAGEMENT
COMPANY LLC,
a Nevada limited liability company

By:
Name:
Title:

CAESARS ENTERTAINMENT
OPERATING COMPANY, INC.,
a Delaware corporation

By:
Name:
Title:

[Signatures continue on following pages]

SOUTHERN ILLINOIS RIVERBOAT/CASINO
CRUISES LLC,
an Illinois limited liability company

By:
Name:
Title:

CAESARS RIVERBOAT CASINO, LLC,
an Indiana limited liability company

By:
Name:
Title:

ROMAN HOLDING COMPANY
OF INDIANA LLC,
an Indiana limited liability company

By:
Name:
Title:

HORSESHOE HAMMOND, LLC,
an Indiana limited liability company

By:
Name:
Title:

[Signatures continue on following pages]

HORSESHOE ENTERTAINMENT,
a Louisiana limited partnership

By:	New Gaming Capital Partnership, a Nevada limited partnership
Its general partner

	By:	Horseshoe GP, LLC, a Nevada limited liability company
Its general partner

By:
Name:
Title:

HARRAH’S BOSSIER CITY
INVESTMENT COMPANY, L.L.C.,
a Louisiana limited liability company

By:
Name:
Title:

HARRAH’S NORTH KANSAS CITY LLC,
a Missouri limited liability company

By:
Name:
Title:

GRAND CASINOS OF BILOXI, LLC,
a Minnesota limited liability company

By:
Name:
Title:

[Signatures continue on following pages]

ROBINSON PROPERTY GROUP LLC,
a Mississippi limited liability company

By:
Name:
Title:

TUNICA ROADHOUSE LLC,
a Delaware limited liability company

By:
Name:
Title:

BOARDWALK REGENCY LLC,
a New Jersey limited liability company

By:
Name:
Title:

[Signatures continue on following pages]

CAESARS NEW JERSEY LLC,
a New Jersey limited liability company

By:
Name:
Title:

BALLY’S PARK PLACE LLC,
a New Jersey limited liability company

By:
Name:
Title:

HARVEYS TAHOE MANAGEMENT COMPANY LLC,
a Nevada limited liability company

By:
Name:
Title:

PLAYERS BLUEGRASS DOWNS LLC,
a Kentucky limited liability company

By:
Name:
Title:

HOLE IN THE WALL, LLC,
a Nevada limited liability company

By:
Name:
Title:

[Signatures continue on following pages]

CASINO COMPUTER
PROGRAMMING, INC.,
an Indiana corporation

By:
Name:
Title:

HARVEYS BR MANAGEMENT
COMPANY, INC.,
a Nevada corporation

By:
Name:
Title:

[Signatures continue on following pages]

CEOC, LLC,
a Delaware limited liability company

By:
Name:
Title:

Notice Address for the Tenants:

c/o CEOC, LLC

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: General Counsel

Email: corplaw@caesars.com

[Signatures continue on following pages]

WILMINGTON TRUST,
NATIONAL ASSOCIATION,
as a Landlord Financing Lender

By:
Name:
Title:

[NOTICE ADDRESS]

UMB BANK,
NATIONAL ASSOCIATION,
as a Landlord Financing Lender

By:
Name:
Title:

[NOTICE ADDRESS]